As filed with the SEC on January 18, 2006
Registration No. 333-130776

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________

AMENDMENT NO. 1

TO

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________

GOAMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	4812	22-3693371
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	I.R.S. Employer Identification Number)

433 Hackensack Avenue
Hackensack, New Jersey 07601
(201) 996-1717

 (Address, including ZIP Code, and telephone number, including area code, of registrant’s principal executive offices)

Wayne D. Smith, Esq.
Executive Vice President and General Counsel
GoAmerica, Inc
433 Hackensack Avenue
Hackensack, New Jersey 07601
(201) 996-1717

(Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

Copies to:

Laura R. Kuntz, Esq. Lowenstein Sandler PC 65 Livingston Avenue Roseland, New Jersey 07068 (973) 597-2500	Scott W. Pink, Esq. DLA Piper Rudnick Gray Cary US LLP 400 Capital Mall, Suite 2400 Sacramento, CA 95814 (916) 930-3200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement and upon completion of the mergers of Hands On Video Relay Services, Inc. and Hands On Sign Language Services, Inc. with two newly formed subsidiaries of the registrant.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (1,2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common stock, par value $0.01 per share	2,338,451	N/A	$ 87,691,913	$ 9,383 (3)

(1)
Based on the maximum number of shares of the registrant’s common stock that may be issued in connection with the proposed mergers described herein. This number is based on the number of shares of Hands On Video Relay Services, Inc. (“VRS”) and Hands On Sign Language Services, Inc. (“SLS”) common stock outstanding and reserved for issuance upon the exercise of options and warrants to purchase VRS common stock as of December 15, 2005 and the exchange of shares of VRS and SLS common stock for shares of GoAmerica common stock pursuant to the Agreement and Plan of Reorganization, dated as of July 6, 2005, as amended, among the registrant, VRS, SLS and the other parties thereto (assuming the issuance of all shares of VRS common stock reserved for issuance upon exercise of options and warrants to purchase VRS common stock and the conversion of all outstanding VRS convertible notes into shares of the registrant’s common stock in connection with the mergers). In accordance with Rule 416, this registration statement shall also register any additional shares of the registrant’s common stock which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions, as provided by the merger agreement.

(2)
Estimated solely for the purpose of calculating the registration fee for the filing on Form S-4 pursuant to Rule 457(f)(2) under the Securities Act based on the book value of  SLS common stock (the securities to be cancelled in the mergers) as of  September 30, 2005, the most recent practicable date prior to the filing of this Registration Statement.  (The book value per share of SLS common stock is used in this calculation since it is a positive number, while the book value per share of VRS common stock as of September 30, 2005 is a negative number.)

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to such Section 8(a), may determine.

[HANDS ON LOGO]

MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

Dear Stockholder of Hands On Video Relay Services, Inc. and Hands On Sign Language Services, Inc.:

The boards of directors of Hands On Video Relay Services, Inc., which we call VRS, and Hands On Sign Language Services, Inc., which we call SLS, have approved the mergers of VRS and SLS with two newly formed subsidiaries of GoAmerica, Inc. In the mergers, stockholders of VRS and SLS will receive shares of GoAmerica common stock in exchange for their shares of VRS and SLS common stock. The exact number of shares to be issued to the stockholders of VRS and SLS in the merger will be determined in accordance with the formula described in the merger agreement attached as Annex A to this joint proxy statement and prospectus. For an example of how the number of GoAmerica shares to be issued in the mergers will be determined, see “THE MERGERS -- Terms of the Mergers -- Determination of Number of GoAmerica Shares to be Issued in the Mergers”. After the mergers, the former stockholders of VRS and SLS will own collectively approximately 40% of the outstanding shares of GoAmerica.

GoAmerica’s common stock is quoted on the Nasdaq Capital Market under the symbol “GOAM”. On January 17, 2006, the closing sale price of a share of GoAmerica common stock on the Nasdaq Capital Market was $4.31.

The mergers cannot be completed unless the stockholders of VRS and SLS approve it. You will be asked to vote on the mergers at our special meetings. The boards of directors of VRS and SLS unanimously recommend that their respective stockholders vote to approve the mergers. Denise Obray and I, as the principal stockholders of VRS and SLS, have agreed to vote our shares in favor of the merger agreement and the mergers. Our votes are sufficient to approve the merger agreement and the mergers.

The date, time and place of the VRS and SLS stockholder meetings are as follows:
Wednesday, February 22, 2006
9:00 a.m.
595 Menlo Drive
Rocklin, CA 95765-3708

Only shareholders of record of VRS and SLS as of January 13, 2006 are entitled to attend and vote at the respective meetings.

Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the merger agreement and the applicable merger.

Sincerely,

Ronald E. Obray

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the common stock of GoAmerica involves risks that are described in “RISK FACTORS” beginning on page 18.

This joint proxy statement and prospectus is dated January 18, 2006, and is first being mailed to stockholders of VRS and SLS on or about January 24, 2006.

[HANDS ON LOGO]

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be Held Wednesday, February 22, 2006

To The Stockholders of Hands On Video Relay Services, Inc.:

A special meeting of stockholders of Hands On Video Relay Services, Inc. (“VRS”) will be held at VRS' offices, 595 Menlo Drive, Rocklin, CA 95765-3708 at 9:00 a.m. on Wednesday, February 22, 2006 to consider and vote on the following matters:

1. To approve an Agreement and Plan of Reorganization, dated as of July 6, 2005, as amended, by and among GoAmerica, Inc., HOVRS Acquisition Corporation (a wholly-owned subsidiary of GoAmerica formed to effect the merger) (“VRS Merger Sub”), HOSLS Acquisition Corporation (a wholly-owned subsidiary of GoAmerica formed to effect the merger) (“SLS Merger Sub”), VRS, Hands On Sign Language Services, Inc. (“SLS”), Ronald E. Obray and Denise E. Obray, providing for:

•	the merger of VRS Merger Sub with and into VRS;

•	the merger of SLS Merger Sub with and into SLS; and

•
the automatic conversion of all of the outstanding capital stock of VRS and SLS into shares of GoAmerica, Inc. common stock. The exact number of shares to be issued to the stockholders of VRS and SLS in the mergers will be determined in accordance with the formula described in the merger agreement attached as Annex A to this joint proxy statement and prospectus. For an example of how the number of GoAmerica shares to be issued in the mergers will be determined, see “THE MERGERS -- Terms of the Mergers -- Determination of Number of GoAmerica Shares to be Issued in the Mergers”. After the mergers, the former stockholders of VRS and SLS will own collectively approximately 40% of the outstanding shares of GoAmerica.

2. Such other business as shall properly come before the special meeting.

Stockholders of record of VRS as of the close of business on January 13, 2006 are entitled to notice of and to vote at the meeting. Whether or not you contemplate attending the special meeting, please execute the enclosed proxy and return it to us. You may revoke your proxy at any time prior to its exercise by delivering to us a later-dated proxy or by delivering a written notice of revocation to us prior to or at the special meeting.

This meeting involves a matter of major importance to all stockholders. You are urged to read and carefully consider the attached joint proxy statement and prospectus, as well as the annexes.

The VRS board of directors unanimously recommends that stockholders vote “FOR” approval of the merger.

By order of the board of directors,

Ronald E. Obray
President

January 18, 2006

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

[HANDS ON LOGO]

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be Held Wednesday, February 22, 2006

To The Stockholders of Hands On Sign Language Services, Inc.:

A special meeting of stockholders of Hands On Sign Language Services, Inc. will be held at SLS’ offices, 595 Menlo Drive, Rocklin, CA 95765-3708 at 9:00 a.m. on Wednesday, February 22, 2006 to consider and vote on the following matters:

1. To approve an Agreement and Plan of Reorganization, dated as of July 6, 2005 as amended, by and among GoAmerica, Inc., HOVRS Acquisition Corporation (a wholly-owned subsidiary of GoAmerica formed to effect the merger) (“VRS Merger Sub”), HOSLS Acquisition Corporation (a wholly-owned subsidiary of GoAmerica formed to effect the merger) (“SLS Merger Sub”), Hands On Video Relay Services, Inc. (“VRS”), SLS, Ronald E. Obray and Denise E. Obray, providing for:

•	the merger of SLS Merger Sub with and into SLS;

•	the merger of VRS Merger Sub with an into VRS; and

•
the automatic conversion of all of the outstanding capital stock of SLS and VRS into shares of GoAmerica, Inc. common stock. The exact number of shares to be issued to the stockholders of VRS and SLS in the mergers will be determined in accordance with the formula described in the merger agreement attached as Annex A to this joint proxy statement and prospectus. For an example of how the number of GoAmerica shares to be issued in the mergers will be determined, see “THE MERGERS -- Terms of the Mergers -- Determination of Number of GoAmerica Shares to be Issued in the Mergers”. After the mergers, the former stockholders of VRS and SLS will own collectively approximately 40% of the outstanding shares of GoAmerica.

2. Such other business as shall properly come before the special meeting.

Stockholders of record of SLS as of the close of business on January 13, 2006 are entitled to notice of and to vote at the meeting. Whether or not you contemplate attending the special meeting, please execute the enclosed proxy and return it to us. You may revoke your proxy at any time prior to its exercise by delivering to us a later-dated proxy or by delivering a written notice of revocation to us prior to or at the special meeting.

This meeting involves a matter of major importance to all stockholders. You are urged to read and carefully consider the attached joint proxy statement and prospectus, as well as the annexes.

The SLS board of directors unanimously recommends that stockholders vote “FOR” approval of the merger.

By order of the board of directors,

Ronald E. Obray
President

January 18, 2006

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

[GoAmerica logo]

MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

Dear GoAmerica Stockholder:

You are invited to attend the special meeting of stockholders of GoAmerica, Inc. to be held at Continental Plaza, 411 Hackensack Avenue, Lower Level, Hackensack, New Jersey 07601 at 11:00 a.m. on Monday, February 27, 2006. At the meeting, you will be asked to consider the approval of a proposal to authorize the issuance of shares of GoAmerica, Inc. common stock issuable upon consummation of the proposed mergers of Hands On Video Relay Services, Inc., which we call VRS, and Hands On Sign Language Services, Inc., which we call SLS, with two newly formed wholly-owned subsidiaries of GoAmerica. In the mergers:

•	GoAmerica stockholders will retain their shares of GoAmerica common stock; and

•
Stockholders of VRS and SLS will receive shares of GoAmerica common stock in exchange for their shares of VRS and SLS common stock. The exact number of shares to be issued to the stockholders of VRS and SLS in the mergers will be determined in accordance with the formula described in the merger agreement attached as Annex A to this joint proxy statement and prospectus. For an example of how the number of GoAmerica shares to be issued in the mergers will be determined, see “THE MERGERS -- Terms of the Mergers -- Determination of Number of GoAmerica Shares to be Issued in the Mergers”. After the mergers, the former stockholders of VRS and SLS will own collectively approximately 40% of the outstanding shares of GoAmerica.

GoAmerica common stock is traded on the Nasdaq Capital Market under the symbol “GOAM.”

Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us.

The attached joint proxy statement and prospectus gives you detailed information about the proposed mergers and the special meeting. We suggest that you pay special attention to the section entitled “RISK FACTORS” beginning on page 18.

I join with the other members of our board of directors in recommending that you vote in favor of the proposed mergers.

Sincerely,

Daniel R. Luis
Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This joint proxy statement and prospectus is dated January 18, 2006, and is first being mailed to GoAmerica stockholders on or about January 24, 2006.

GOAMERICA, INC.
433 Hackensack Avenue
Hackensack, New Jersey 07601

Notice of Special Meeting of Stockholders
To be Held Monday, February 27, 2006

To the Stockholders of GoAmerica, Inc.:

              A special meeting of stockholders of GoAmerica, Inc. will be held at Continental Plaza, 411 Hackensack Avenue, Lower Level, Hackensack, New Jersey 07601, on Monday, February 27, 2006, at 11:00 a.m., for the following purposes:

1.
to vote on a proposal to authorize the issuance of the shares of GoAmerica common stock issuable upon consummation of the proposed mergers of Hands On Video Relay Services, Inc. (“VRS”) and Hands On Sign Language Services, Inc. (“SLS”) with two wholly-owned subsidiaries of GoAmerica formed to effect the mergers (including shares of GoAmerica common stock issuable upon exercise of stock options, warrants and convertible notes to be assumed by GoAmerica pursuant to the merger agreement); and

2.	adjournment or adjournments thereof.

Only stockholders of record on January 13, 2006 are entitled to receive notice of, and to vote at, the special meeting.

Information regarding the mergers and other matters to be considered are contained in the accompanying joint proxy statement and prospectus and its annexes.

Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. It is important that your interests be represented at the meeting.

By order of the board of directors,

Wayne D. Smith
Executive Vice President, General Counsel and Secretary

Hackensack, New Jersey

January 18, 2006

REFERENCES TO ADDITIONAL INFORMATION

This joint proxy statement and prospectus provides you with detailed information about the merger agreement and the mergers that are being submitted for stockholder approval and about the shares of GoAmerica common stock issuable in the proposed mergers. We encourage you to read this entire document carefully.

This joint proxy statement and prospectus incorporates by reference important business and financial information about GoAmerica, Inc. that is not included in or delivered with this document. You can obtain free copies of this information by writing or calling:

Wayne D. Smith, Esq.
Executive Vice President and General Counsel
GoAmerica, Inc.
433 Hackensack Avenue
Hackensack, New Jersey 07601
Telephone: (201) 996-1717

In order to obtain timely delivery of these documents, you should request the information by February 14, 2006. See “WHERE YOU CAN FIND MORE INFORMATION” at page 139 for additional information.

We have not authorized anyone to provide you with any information other than the information included in this document and the documents to which we refer you. If someone provides you with other information, please do not rely on it as being authorized by us.

This joint proxy statement and prospectus offers only the shares of GoAmerica common stock offered in the mergers, and offers such shares only where it is legal to do so.

This joint proxy statement and prospectus has been prepared as of January 18, 2006. Changes that may have occurred in the affairs of GoAmerica, VRS and SLS since that date are not reflected in this document.

All GoAmerica share information contained in this document has been adjusted for both of GoAmerica’s reverse stock splits that were effectuated in 2004.

-i-

-ii-

ANNEXES

A.	Agreement and Plan of Merger, dated as of July 6, 2005, as amended by Waiver and Supplemental Agreement, dated as of October 28, 2005
B.	Opinion of Orchard Partners
C.	Section 262 of the Delaware General Corporation Law
D.	Chapter 13 of the California Corporations Code

-iii-

QUESTIONS AND ANSWERS ABOUT THE MERGERS

Q: WHAT IS THE PURPOSE OF THIS DOCUMENT?

A: This document serves as both a proxy statement of Hands On Video Relay Services, Inc., a Delaware corporation, which we refer to as VRS, and Hands On Sign Language Services, Inc., a California corporation, which we refer to as SLS, and as a proxy statement and prospectus of GoAmerica. VRS and SLS are sometimes referred to in this document collectively as “Hands On”. As a joint proxy statement, it is being provided to:

•
The stockholders of VRS and SLS by their respective boards of directors in connection with each board’s solicitation of proxies for the special meetings of VRS and SLS at which the stockholders of VRS and SLS will consider and vote on the merger agreement with GoAmerica; and

•
GoAmerica’s stockholders by GoAmerica’s board of directors in connection with that board’s solicitation of proxies for the GoAmerica special meeting at which GoAmerica stockholders will consider and vote upon a proposal to authorize the issuance of the shares of GoAmerica common stock issuable pursuant to the merger agreement.

As a prospectus, this document is being provided to the stockholders of VRS and SLS because GoAmerica is offering to exchange shares of its common stock for shares of VRS and SLS common stock upon completion of the mergers.

Q: WHY ARE GOAMERICA AND HANDS ON PROPOSING TO MERGE?

A: The boards of directors of Hands On and of GoAmerica believe that combining the strengths of our companies is in the best interests of both Hands On and GoAmerica, our respective stockholders and our respective customers. Please see “THE MERGERS - Hands On’s Reasons for the Mergers” and “THE MERGERS - Recommendation of the Hands On boards of directors” at pages 38 to 39 for the various factors considered by the boards of directors in recommending that the stockholders of VRS and SLS vote FOR the proposal to approve the merger agreement and the mergers. Please see “THE MERGERS - GoAmerica’s Reasons for the Merger” and “THE MERGERS - Recommendation of GoAmerica’s board of directors” at pages 39 to 40 for the various factors considered by the GoAmerica board of directors in recommending that GoAmerica stockholders vote FOR the proposal to authorize the issuance of the shares of GoAmerica common stock issuable pursuant to the merger agreement.

Q: WHAT WILL STOCKHOLDERS OF HANDS ON RECEIVE IN THE MERGERS?

A: Upon completion of the mergers, the stockholders of VRS and SLS will receive a specified number of shares of GoAmerica common stock for each share of VRS and SLS common stock that they owned immediately prior to the mergers. The exact number of shares to be issued to the stockholders of VRS and SLS in the mergers will be determined in accordance with the formula described in the merger agreement attached as Annex A to this joint proxy statement and prospectus. For an example of how the number of GoAmerica shares to be issued in the mergers will be determined, see “THE MERGERS - Terms of the Mergers - Determination of Number of GoAmerica Shares to be Issued in the Mergers”. After the mergers, the former stockholders of Hands On will own collectively approximately 40% of the outstanding shares of GoAmerica.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGERS TO THE HANDS ON STOCKHOLDERS?

A: We have structured the mergers so that, in general, Hands On stockholders will recognize no gain or loss for federal income tax purposes on the exchange of the common stock of VRS and SLS (on one hand) for GoAmerica common stock (on the other hand). However, Hands On stockholders will recognize gain for U.S. federal income tax purposes on any cash received in lieu of fractional shares. GoAmerica and Hands On will have no obligation to complete the mergers unless tax counsel provides a legal opinion confirming such tax treatment of the mergers. The legal opinion will not bind the Internal Revenue Service, however, and the Internal Revenue Service could take a different view of the mergers.

We urge you to consult your tax advisor to gain a full understanding of the tax consequences of the mergers to you. Tax matters are very complicated, and, in many cases, the tax consequences of the mergers will depend on your particular facts and circumstances. See “THE MERGERS - Material Federal Income Tax Consequences,” beginning at page 55.

Q: DO I HAVE RIGHTS TO DISSENT FROM THE MERGER?

A: Stockholders of VRS and SLS (but not of GoAmerica) have the right to dissent from the mergers. Stockholders of VRS are entitled to exercise dissenters’ appraisal rights under Delaware law and receive the fair market value for their shares of VRS common stock instead of the GoAmerica common stock to be issued in the merger. Stockholders of SLS are entitled, and stockholders of VRS may also be entitled, to exercise dissenters’ appraisal rights under California law and receive the fair market value for their shares of common stock of SLS and VRS, respectively, instead of the GoAmerica common stock to be issued in the mergers. See “APPRAISAL RIGHTS APPLICABLE TO HANDS ON STOCKHOLDERS,” beginning at page 85.

Q: ARE THERE ANY CONDITIONS TO THE MERGERS OCCURRING?

A: Yes. The merger of VRS must be approved by the holders of at least a majority of the outstanding shares of common stock of VRS and the merger of SLS must be approved by the holders of at least a majority of the outstanding shares of common stock of SLS. Ronald E. Obray and Denise E. Obray, the principal stockholders and directors of VRS and SLS, have agreed to vote their shares of VRS and SLS in favor of the merger agreement and the mergers. Their votes are sufficient to approve the merger agreement and the mergers.

The proposal to authorize the issuance of the shares of GoAmerica common stock issuable pursuant to the mergers and the merger agreement must be approved by the holders of at least a majority of the shares of common stock present, in person or by proxy, at the special meeting of GoAmerica.

Completion of the mergers is also subject to certain other conditions. See “THE MERGERS - Conditions to the Mergers,” beginning at page 51.

Q: WHAT DO THE RESPECTIVE BOARDS OF DIRECTORS RECOMMEND?

A: The boards of directors of VRS and SLS have unanimously approved the mergers and the merger agreement and believe that the proposed mergers are in the best interests of their respective stockholders. Accordingly, the boards of directors of VRS and SLS unanimously recommend that the stockholders of the respective corporations vote FOR approval of the merger agreement and the mergers. Similarly, GoAmerica’s board of directors has unanimously approved the merger agreement and the authorization of the shares of common stock issuable pursuant to the merger agreement and believes that such action is in the best interests of GoAmerica and its stockholders. Accordingly, the GoAmerica board of directors unanimously recommends that GoAmerica stockholders vote FOR approval of the authorization to issue shares of GoAmerica common stock issuable pursuant to the merger agreement and the mergers.

Q: ARE THERE RISKS ASSOCIATED WITH GOAMERICA’S COMMON STOCK OR THE MERGERS?

A: Yes. For a description of some of the risks, see “RISK FACTORS,” beginning at page 18.

Q: WHAT DO I NEED TO DO NOW?

A: After you have carefully read this joint proxy statement and prospectus, you should indicate on your proxy card how you want your shares to be voted, then sign, date and mail the proxy card in the enclosed postage-paid envelope as soon as possible so that your shares may be represented and voted at the applicable meeting. In addition, you may attend the meeting in person and vote, whether or not you have signed and mailed your proxy card. If you sign, date and return your proxy but do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger agreement and the mergers if you are a stockholder of VRS and SLS and in favor of the authorization to issue the shares of common stock issuable pursuant to the mergers if you are a GoAmerica stockholder.

Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. There are two ways for you to revoke your proxy and change your vote. First, you may send a later-dated, signed proxy card before your stockholder meeting. Second, you may revoke your proxy by written notice (which you could personally deliver at the meeting) to the Secretary of VRS or SLS or the secretary of GoAmerica, as the case may be, at any time prior to the vote being taken at the applicable meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote. If you deliver such a notice or if you do not submit a proxy, you may vote your shares at the meeting.

Q: IF I AM A STOCKHOLDER OF VRS AND SLS, SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. GoAmerica will mail to you instructions for exchanging your stock certificates promptly after the mergers are consummated.

Q: HOW MANY SHARES OF GOAMERICA COMMON STOCK ARE ISSUABLE PURSUANT TO THE MERGERS?

A: The former stockholders of Hands On will own collectively approximately 40% of the outstanding shares of GoAmerica common stock after the mergers. The exact number of shares to be issued to the stockholders of VRS and SLS in the mergers will be determined in accordance with the formula described in the merger agreement attached as Annex A to this joint proxy statement and prospectus. For an example of how the number of GoAmerica shares to be issued in the mergers will be determined, see “THE MERGERS -- Terms of the Mergers -- Determination of Number of GoAmerica Shares to be Issued in the Mergers”.

Q: IS THERE OTHER INFORMATION I SHOULD CONSIDER?

A: Yes. Much of the business and financial information about GoAmerica that may be important to you is not included in this document. Instead, that information is incorporated by reference to documents separately filed by GoAmerica with the Securities and Exchange Commission. This means that GoAmerica may satisfy its disclosure obligations to you by referring you to one or more documents separately filed by it with the SEC. See “WHERE YOU CAN FIND MORE INFORMATION” beginning at page 139, for a list of documents that GoAmerica has incorporated by reference into this joint proxy statement and prospectus and for instructions on how to obtain copies of those documents. The documents are available to you without charge. In addition, GoAmerica’s latest annual report on Form 10-K and quarterly report on Form 10-Q are being sent to you along with this joint proxy statement and prospectus.

Q: WHAT IF THERE IS A CONFLICT BETWEEN DOCUMENTS?

A: You should rely on the later filed document. Information in this joint proxy statement and prospectus may update information contained in one or more of the GoAmerica documents incorporated by reference. Similarly, information in documents that GoAmerica may file after the date of this joint proxy statement and prospectus may update information contained in this joint proxy statement and prospectus or information contained in previously filed documents.

Q: WHEN DO YOU EXPECT THE MERGES TO TAKE PLACE?

A: We are working toward completing the mergers as quickly as possible. We cannot close the mergers until after the stockholders of Hands On and GoAmerica take the actions proposed by their respective boards and the conditions set forth in the merger agreement are satisfied or waived by the respective parties. Although we cannot be sure when, or if, all of the conditions of the mergers will be satisfied or waived, we expect to complete the mergers during the first quarter of 2006.

Q: WHOM SHOULD I CALL WITH QUESTIONS OR TO OBTAIN ADDITIONAL COPIES OF THIS JOINT PROXY STATEMENT AND PROSPECTUS?

A: If you are a stockholder of VRS or SLS and you have questions about the special meetings or if you need additional copies of this joint proxy statement and prospectus, you should contact:

Ronald E. Obray
President
Hands On Video Relay Services, Inc.
Hands On Sign Language Services, Inc.
595 Menlo Drive
Rocklin, CA 95765-3708
Telephone: (916) 435-3337

If you are a GoAmerica stockholder and you have questions about the GoAmerica special meeting or if you need additional copies of this joint proxy statement and prospectus, you should contact:

Wayne D. Smith, Esq.
Executive Vice President and General Counsel
GoAmerica, Inc.
433 Hackensack Avenue
Hackensack, New Jersey 07601
Telephone: (201) 996-1717

SUMMARY

This summary highlights selected information from this joint proxy statement and prospectus. Because this is a summary, it does not contain all of the information that may be important to you. You should carefully read this entire document and the other documents we refer to in this document before you decide how to vote. These references will give you a more complete description of the transaction we are proposing. We have included page references in this summary to direct you to more complete descriptions of the topics provided elsewhere in this joint proxy statement and prospectus.

The Companies (See page 60)

Hands On Video Relay Services, Inc.
Hands On Sign Language Services, Inc.
595 Menlo Drive
Rocklin, CA 95765-3708
Telephone: (916) 435-3337

Hands On is a leader in providing sign language interpreting and video relay services to people who are deaf or hard-of-hearing. The company has been serving the needs of the deaf and hard-of-hearing community since 1992. Hands On’s business is conducted through two companies: VRS and SLS.

VRS was founded in 2002 by Ronald E. Obray, who is also the founder of SLS. VRS is headquartered in Rocklin, California, and currently maintains call centers in California in the cities of Rocklin, Oakland and Temecula, and a call center in Vancouver, Washington. VRS has leased space for a call center in Rochester, New York, which it expects to be operational by the second quarter of 2006. Historically, the significant majority of VRS video relay services are provided directly to VRS customers. Virtually all of VRS’ revenue is derived from reimbursement by NECA for the provision of video relay services.

SLS was founded by Ronald E. Obray in the San Francisco bay area in 1990. SLS currently concentrates its services in the Northern California region, but can provide nationwide, 24-hour a day, sign language interpreting services through its network of interpreters. All of SLS’ revenue is received from customers using SLS to provide sign language interpreting services.

GoAmerica, Inc.
433 Hackensack Avenue
Hackensack, New Jersey 07601
Telephone: (201) 996-1717
TTY or TDD (text telephone or teletypewriter): (201) 527-1520

GoAmerica® is a communications service provider, offering wireless data solutions primarily for consumers who are deaf, hard of hearing and/or speech-impaired and telecommunication services in the form of prepaid calling cards. We currently develop, market and support most wireless data solutions through Wynd Communications Corporation, a wholly owned subsidiary of GoAmerica. Wynd Communications offers enhanced services known as WyndTell® and WyndPower™, which assist our deaf or hard of hearing customers in communicating from most major metropolitan areas in the continental United States and parts of Canada. WyndTell and WyndPower allow customers to send and receive email messages to and from any email service, provide for delivery and acknowledgments of sent messages that are read, send and receive TTY/TDD (text telephone or teletypewriter) messages, faxes and text-to-speech messages, and access the Internet using such wireless computing devices as Research in Motion, or RIM, wireless handheld devices, certain Motorola paging devices and the T-Mobile Sidekick, Fido hiptop, and SunCom hiptop devices running on Danger Inc.’s hiptop platform. Additionally, GoAmerica continues to support customers who use our proprietary software technology called Go.Web™. By utilizing Go.Web, businesses can improve the productivity of employees by enabling secure wireless access to corporate data on many wireless computing devices and over many wireless data networks. Our Go.Web technology can be hosted and supported in a secure network operations center maintained by GoAmerica or its third party outsourcing provider or installed behind an enterprise’s network security system, commonly known as the firewall. Customers who opt to install the software do so by purchasing our proprietary Go.Web Enterprise Server, formally known as Go.Web OnPrem™, technology. The Wynd Communications and Go.Web services transmit over most major wireless data networks in North America. During the fourth quarter of 2004, we commenced selling prepaid calling card services. We sell prepaid calling cards via two methods: (1) as a distributor, in which we have no future obligation to provide the usage embedded in the card and (2) as a Company branded card, in which we are obligated to provide usage service utilizing our own infrastructure until the obligation to provide the service is either completed or the card expires. Commencing in the later part of March 2005, we began offering our i711.com™branded Internet service, which uses Nordia, Inc.’s technology platform and relay operators (also referred to as Communication Assistants or “CA’s”) to facilitate calls.

Our wireless data solutions revenues are derived principally from subscription to our value-added wireless data services, for which customers typically pay monthly recurring fees. We derive additional wireless data solutions revenue from the sale of wireless communications devices. Additionally, the Company derives other revenues from commissions received through the acquisition of subscribers on behalf of various network providers with which we do not have reseller agreements. We continue to engineer our technology to operate with new versions of wireless devices as they emerge.

The Mergers (See page 36)

VRS Merger Sub will merge with and into VRS and SLS Merger Sub will merge with and into SLS. VRS Merger Sub and SLS Merger Sub are each newly formed, wholly-owned subsidiaries of GoAmerica. In the mergers, the former stockholders of VRS and SLS will receive shares of GoAmerica common stock. After the mergers, the surviving corporations, VRS and SLS, will be subsidiaries of GoAmerica.

A copy of the merger agreement is attached to this joint proxy statement and prospectus as Annex A.

As a result of the mergers, the former stockholders of VRS and SLS will own collectively approximately 40% of the outstanding shares of GoAmerica. The exact number of shares to be issued to the stockholders of VRS and SLS in the mergers will be determined in accordance with the formula described in the merger agreement attached as Annex A to this joint proxy statement and prospectus. For an example of how the number of GoAmerica shares to be issued in the mergers will be determined, see “THE MERGERS - Terms of the Mergers - Determination of Number of GoAmerica Shares to be Issued in the Mergers”.

The number of shares of GoAmerica common stock to be issued in the mergers will be adjusted proportionately if GoAmerica makes any stock splits, stock dividends or similar distributions prior to the consummation of the mergers.

GoAmerica will not issue any fractions of a share of common stock. Rather, GoAmerica will pay cash (without interest) for any fractional share interest any stockholder of VRS or SLS would otherwise receive in the mergers.

Tax Consequences (See page 55)

We expect that for federal income tax purposes, Hands On stockholders will recognize no gain or loss for federal income tax purposes on the exchange of the common stock of VRS and SLS (on one hand) for GoAmerica common stock (on the other hand). However, we urge you to consult your tax advisor to gain a full understanding of the tax consequences of the mergers to you. Tax matters are very complicated, and in many cases, the tax consequences of the mergers will depend on your particular facts and circumstances.

Reasons for Proposing the Mergers (See page 38 for Hands On and page 39 for GoAmerica)

In unanimously approving the merger agreement, the boards of VRS and SLS considered, among other things, the terms of the merger agreement, including the financial terms, the income tax consequences of the transaction, the greater resources of GoAmerica, the fact that GoAmerica’s common stock is publicly traded while the common stock of VRS and SLS is not, the competitive environment facing Hands On and the business and prospects of GoAmerica and Hands On as combined entities.

In unanimously approving the merger agreement, GoAmerica’s board of directors considered, among other things, the strategic importance to GoAmerica of Hands On’s relay and interpreting services, which the board believes complement GoAmerica’s business, the terms of the merger agreement, including the financial terms, and the shared focus of both companies in serving the needs of the deaf and hard of hearing community.

Board Recommendations (See page 39 for Hands On and page 40 for GoAmerica)

The board of directors of VRS unanimously approved the merger agreement and the merger of VRS Merger Sub with and into VRS, and unanimously recommends that its stockholders vote “FOR” approval of these matters. The board of directors of SLS unanimously approved the merger agreement and the merger of SLS Merger Sub with and into SLS, and unanimously recommends that its stockholders vote “FOR” approval of these matters. The board of directors of GoAmerica unanimously approved the merger agreement and the mergers, and unanimously recommends that GoAmerica stockholders vote “FOR” the proposal to authorize the issuance of the shares of GoAmerica common stock issuable pursuant to the mergers.

GoAmerica’s Financial Advisor has Concluded that the Merger Agreement is Fair to the Stockholders of GoAmerica from a Financial Point of View (See page 40)

Orchard Partners, Inc., financial advisor to GoAmerica, has provided a written fairness opinion dated July 6, 2005 to GoAmerica’s board of directors to the effect that, as of that date, the merger agreement is fair to GoAmerica’s stockholders from a financial point of view. A copy of the fairness opinion is attached to this joint proxy statement and prospectus as Annex B.

You should read the fairness opinion in its entirety.

GoAmerica has paid Orchard Partners, Inc. $50,000 for rendering the written fairness opinion. Orchard Partners, Inc. has been reimbursed approximately $1,000 for reasonable out of pocket expenses incurred in rendering its written fairness opinion.

Special Meetings of Stockholders of VRS and SLS to be Held February 22, 2006 (See page 29)

The special meeting of stockholders of VRS will be held at VRS’ offices, 595 Menlo Drive, Rocklin, CA 95765-3708 on Wednesday, February 22, 2006, at 9:00 a.m., local time. At VRS’ special meeting, VRS will ask its stockholders to approve the merger agreement, which will approve the merger of VRS Merger Sub into VRS.

The special meetings of stockholders of SLS will be held at SLS’ offices, 595 Menlo Drive, Rocklin, CA 95765-3708 on Wednesday, February 22, 2006, at 9:00 a.m., local time. At SLS’s special meeting, SLS will ask its stockholders to approve the merger agreement, which will approve the merger of SLS Merger Sub into SLS.

Special Meeting of GoAmerica’s Stockholders to be Held February 27, 2006 (See page 29)

The special meeting of GoAmerica’s stockholders will be held at Continental Plaza, 411 Hackensack Avenue, Lower Level, Hackensack, New Jersey 07601 on Monday, February 27, 2006, at 11:00 a.m., local time. At the special meeting, GoAmerica will ask its stockholders to authorize the issuance of the shares of GoAmerica common stock issuable pursuant to the merger agreement and the mergers, including the shares of GoAmerica common stock issuable upon exercise of stock options, warrants and convertible notes to be assumed by GoAmerica pursuant to the merger agreement.

Who Can Vote (See page 30)

You are entitled to vote at the special meetings of VRS and SLS if you owned shares of the common stock of VRS or SLS at the close of business on the record date of January 13, 2006 and at the GoAmerica special meeting if you owned shares of GoAmerica common stock at the close of business on the record date of January 13, 2006. You will have one vote for each share of VRS, SLS or GoAmerica common stock that you owned on the applicable record date. On the record date for the VRS and SLS special meetings, there were 4,088,000 shares of VRS common stock outstanding and 400 shares of SLS common stock outstanding. On GoAmerica’s record date, there were 2,338,451 shares of GoAmerica common stock outstanding.

You may vote either by attending the meetings and voting your shares in person, or by completing the enclosed proxy card and mailing it in the enclosed envelope. If you are a stockholder of GoAmerica, you may also vote by phone or via the Internet.

The boards of directors of VRS, SLS and GoAmerica are seeking your proxy to use at the meetings. We have prepared this joint proxy statement and prospectus to assist you in deciding how to vote and whether or not to grant your proxy. Please indicate on your proxy card how you want to vote. Then sign, date and mail the proxy card as soon as possible so that your shares will be represented at the applicable meeting. If you are a stockholder of VRS or SLS and you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote FOR approval of the merger agreement and the mergers. If you are a GoAmerica stockholder and you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote FOR authorization of the issuance of the shares of GoAmerica common stock issuable pursuant to the merger. If you sign a proxy, you may revoke it by written notice to the Secretary of the applicable meeting at any time before it is voted at the applicable meeting.

You cannot directly vote shares of GoAmerica held by your broker in “street name.” Only your broker can vote those shares, with your instructions. If you do not provide your broker with instructions on how to vote your shares, your broker will not be permitted to vote them.

Voting Matters (See pages 30-32)

The approval of the merger agreement and the mergers will require the affirmative vote, in person or by proxy, of the holders of at least a majority of the shares of common stock of each of VRS and SLS outstanding on the record date. Each holder of shares of VRS or SLS common stock outstanding on the record date will be entitled to one vote for each share held of record. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present and will have the same effect as a vote against the merger agreement and the mergers.

The approval of the proposal to authorize the issuance of the shares of GoAmerica common stock issuable pursuant to the mergers will require the affirmative vote of the holders of at least a majority of the shares of common stock present, in person or by proxy, at the special meeting and entitled to vote. Each holder of shares of GoAmerica common stock outstanding on the record date will be entitled to one vote for each share held of record. Broker non-votes are not deemed to be present and represented and are not entitled to vote, and therefore will have no effect on the outcome of the vote on the proposal to authorize the issuance of the GoAmerica common stock pursuant to the merger agreement. Abstentions are treated as shares present or represented and entitled to vote and have the same effect as a vote against this proposal.

Shares Owned by Hands On Directors and Executive Officers (See pages 33-34)

On the record date for the VRS special meeting, directors and officers of VRS beneficially owned 3,200,000 shares of VRS, representing about 78% of the outstanding VRS shares. On the record date for the SLS special meeting, directors and officers of SLS beneficially owned 316 shares of SLS, representing about 79% of the outstanding SLS shares.

Ronald E. Obray and Denise E. Obray, the principal stockholders, officers and directors of each of VRS and SLS, who own the shares of VRS and SLS described in the preceding paragraph, have agreed to vote all of their shares of VRS and SLS “FOR” approval of the merger agreement and the mergers. Their votes are sufficient to approve the merger agreement and the mergers.

On GoAmerica’s record date, GoAmerica’s directors and executive officers, together with their affiliates, beneficially owned 352,804 shares of GoAmerica common stock, or approximately 14.7% of the shares of GoAmerica common stock outstanding on the record date.

To the best knowledge of Hands On and GoAmerica:

•	GoAmerica holds no shares of the common stock of VRS or SLS.

•	VRS and SLS hold no shares of GoAmerica common stock.

•	As of December 15, 2005, none of GoAmerica’s directors and executive officers, together with their affiliates, beneficially owned any shares of VRS or SLS common stock.

•	As of December 15, 2005, none of the directors or executive officers of VRS or SLS, together with their affiliates, beneficially owned any shares of GoAmerica common stock.

Interests of Hands On Directors and Management in the Merger (See page 53)

The directors and executive officers of Hands On have interests in the mergers that are different from, or in addition to, the interests of the other stockholders of VRS and SLS. These interests include, among others:

•	Ronald E. Obray and three persons designated by him will be appointed to GoAmerica’s board of directors effective upon completion of the mergers.

•	One additional person designated by Ronald E. Obray and GoAmerica will also be appointed to GoAmerica’s board of directors effective upon completion of the mergers.

•	Ronald E. Obray has entered into an employment agreement with GoAmerica which will become effective upon completion of the mergers.

•
GoAmerica has agreed to take commercially reasonable efforts to cause the release of certain personal guarantees of Ronald E. Obray and Denise E. Obray for certain Hands On debt and other contractual obligations as soon as practicable after the mergers are completed.

•
GoAmerica will assume all stock options, warrants and convertible notes of VRS outstanding immediately prior to the effective time of the mergers (except for convertible notes the holders of which have consented to convert such notes into GoAmerica common stock effective upon completion of the mergers).

•
A total of 10% of the GoAmerica shares to be issued in the mergers, all of which will come from the shares that would otherwise be deliverable to Ronald E. Obray and Denise E. Obray, will be placed in escrow and available to compensate GoAmerica pursuant to the indemnification obligations of Hands On’s stockholders. A total of 25% of the shares of GoAmerica common stock to be issued to the Obrays in the mergers will be held in escrow until any working capital deficit adjustment is determined in accordance with the procedures described in the merger agreement (these escrowed shares are in addition to the shares to be placed in escrow by the Obrays for indemnification purposes).

•	Ronald E. Obray and Denise E. Obray have the right to have the shares of GoAmerica common stock they receive in the mergers registered for resale by GoAmerica in certain circumstances.

See also “Waiver and Supplemental Agreement”.

The boards of directors of VRS, SLS and GoAmerica were aware of these interests and considered them in approving and recommending the mergers. For additional information on the benefits of the merger to Hands On’s management, see page 53.

Mergers Expected to Occur in the First Quarter of 2006 (See page 46)

The mergers will become final when certificates of merger are filed under applicable Delaware and California law. These certificates may not be filed until all conditions set forth in the merger agreement are satisfied or waived by the parties, including VRS and SLS stockholder approval of the mergers and GoAmerica stockholder authorization of the issuance of the GoAmerica shares issuable pursuant to the mergers (which approvals are non-waivable) and the holders of not more that 5% of the capital stock of Hands On outstanding immediately prior to the closing of the mergers having perfected their appraisal rights as dissenting stockholders. Although we cannot be sure when, or if, all of the conditions in the merger agreement will be satisfied or waived, we currently anticipate that the mergers will be completed in the first quarter of 2006, although delays could occur.

We cannot assure you that we can obtain the necessary stockholder approvals or that the other conditions precedent to the mergers can or will be satisfied.

Conditions Must be Satisfied Before the Mergers Will be Completed (See pages 51-52)

Our obligations to complete the mergers are subject to various conditions that are usual and customary for this kind of transaction, including the following:

•	The stockholders of VRS and SLS must approve the mergers and the GoAmerica stockholders must authorize the issuance of the shares of GoAmerica common stock issuable pursuant to the mergers.

•	Each of Hands On and GoAmerica must receive an opinion of counsel with respect to certain tax matters.

•	Hands On and GoAmerica must not have breached any of their respective representations or obligations under the merger agreement, subject to certain materiality qualifications.

The merger agreement attached to this joint proxy statement and prospectus as Annex A describes other conditions that must be met or waived before the mergers may be completed.

Amendment or Termination of the Merger Agreement is Possible (See page 52)

The merger agreement may be amended by the written agreement of Hands On and GoAmerica. We can amend the agreement to a certain extent without stockholder approval, even if stockholders have already approved the mergers.

Hands On and Go America may agree collectively to terminate the merger agreement and not complete the mergers at any time before the mergers are completed. Hands On and GoAmerica can unilaterally terminate the merger agreement in certain circumstances. These include a failure to complete the mergers by January 31, 2006, unless the terminating party’s breach is the reason that the mergers have not been completed.

See “THE MERGER - Termination” for additional information regarding the other bases for terminating the merger agreement.

Rights of GoAmerica Stockholders Differ from those of Hands On’s Stockholders (See pages 76-84)

When the mergers are completed, each stockholder of VRS and SLS will automatically become a GoAmerica stockholder. Both VRS and GoAmerica are Delaware corporations, and their rights as stockholders are similar. However, SLS is a California corporation, and the rights of a stockholder of a California corporation and of a stockholder in a Delaware corporation are different in certain ways.

Appraisal Rights (See page 85)

Under applicable law, the stockholders of VRS and SLS will have dissenters’ appraisal rights in connection with the respective mergers.

Stock Certificates to be Submitted After the Mergers are Completed (See page 53)

After the mergers are completed, the stockholders of VRS and SLS will receive a letter and instructions on how to surrender their stock certificates in exchange for GoAmerica stock certificates.

MARKET PRICE AND DIVIDEND INFORMATION

Hands On

The shares of common stock of VRS and SLS are not publicly traded, and, accordingly, market price information is not available. Neither VRS nor SLS has ever declared a dividend.

As of December 15, 2005, there were 4,088,000 shares of VRS common stock outstanding, held of record by eleven stockholders. As of December 15, 2005, there were 400 shares of SLS common stock outstanding, held of record by three stockholders. As of December 15, 2005, there were stock options, warrants and convertible notes outstanding that were convertible or exercisable for additional shares of VRS common stock.

GoAmerica

The shares of GoAmerica common stock are traded on the Nasdaq Capital Market. The following table sets forth the high and low closing sale prices for shares of GoAmerica common stock for the periods indicated:

	High	Low
Year Ended December 31, 2004:
Quarter ended March 31	$56.80	$14.40
Quarter ended June 30	20.00	20.00
Quarter ended September 30	6.88	2.56
Quarter ended December 31	14.50	2.48

Year Ending December 31, 2005:
Quarter ended March 31	9.92	5.13
Quarter ended June 30	7.29	5.41
Quarter ended September 30	6.68	3.64
Quarter ended December 31	7.20	3.85

Year Ending December 31, 2006:
Quarter ending March 31 (through January 17)	4.88	3.81

On July 5, 2005, the last full trading day prior to the announcement of the execution of the initial merger agreement, the reported high and low sales prices and the last sale price of GoAmerica common stock on the Nasdaq Capital Market were as follows:

	July 5, 2005
	High	Low	Last Sale Price
GoAmerica	$6.32	$6.14	$6.16

On January 17, 2006, the last full trading day prior to the date of this joint proxy statement and prospectus, the reported high and low sales prices and the last sale price of GoAmerica common stock on the Nasdaq Capital Market were as follows:

	January 17, 2006
	High	Low	Last Sale Price
GoAmerica	$4.49	$4.27	$4.31

Stockholders are urged to obtain current market quotations for shares of GoAmerica common stock.

As of December 15, 2005, there were 2,338,451 shares of GoAmerica common stock outstanding, held of record by approximately 100 stockholders, and outstanding stock options that were exercisable on that date, or within 60 days after that date, for 201,285 additional shares of GoAmerica common stock. As of December 15, 2005, there were outstanding warrants to purchase 84,320 additional shares of GoAmerica common stock.

The market price of GoAmerica’s common stock has fluctuated since the date of its initial public offering in April 2000 and is likely to fluctuate in the future. Changes in the market price of GoAmerica common stock and other securities may result from, among other things:

•	Quarter-to quarter variations in operating results

•	Operating results being less than analysts’ estimates

•	Announcements of new technologies

•	Products and services or pricing policies by us or our competitors

•	Announcements of acquisitions or strategic partnerships by us or our competitors

•	Developments in existing customer or strategic relationships

•	Actual or perceived changes in our business strategy

•	Developments in pending litigation and claims

•	Regulatory developments

•	Sales or purchases of large amounts of our common stock

•	Changes in market conditions in wireless technology and wireless telecommunication

•	Changes in general economic conditions

•	Fluctuations in securities markets in general

On August 27, 2003, GoAmerica received a letter from the Nasdaq Stock Market (“Nasdaq”) Staff stating that GoAmerica’s common stock was scheduled to be delisted from the Nasdaq Capital Market due to the common stock’s non-compliance with the $1.00 minimum bid price per share requirement as set forth in Nasdaq Marketplace Rule 4310 (C) (4). GoAmerica appealed the Nasdaq Staff Determination and subsequently the Nasdaq Listings Qualifications Panel granted GoAmerica a series of temporary exceptions, until May 31, 2004, to regain compliance with the minimum price requirement since GoAmerica continued to meet all of the other listing requirements. On May 14, 2004, GoAmerica filed an amendment to its Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio of one-for-ten that had been previously authorized by GoAmerica’s stockholders at a Special Meeting of Stockholders on March 10, 2004. The closing bid price per share of GoAmerica’s common stock did not close at or above $1.00 during the entire compliance period and on June 3, 2004, the Nasdaq Staff sent a letter to GoAmerica stating that GoAmerica’s common stock was scheduled to be delisted from the Nasdaq Capital Market due to the common stock’s non-compliance with the $1.00 minimum bid price per share requirement as set forth in Nasdaq Marketplace Rule 4310 (C) (4). GoAmerica appealed the Nasdaq Staff Determination and, on August 18, 2004, the Nasdaq Listing Qualifications Panel granted GoAmerica a temporary exception through October 4, 2004, with interim deadlines for certain actions GoAmerica needed to complete as part of the process of remedying its bid price deficiency. On October 1, 2004, GoAmerica filed an amendment to its Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio of one-for-eight that had been authorized by GoAmerica’s stockholders at a Special Meeting of Stockholders on September 30, 2004. On October 20, 2004, the Nasdaq Listing Qualifications Panel notified GoAmerica that its bid price deficiency had been remedied and that the Company’s common stock would continue to be listed on the Nasdaq Capital Market.

GoAmerica has never declared or paid any cash dividends on its common stock. GoAmerica intends to retain earnings, if any, to fund future growth and the operation of its business.

SUMMARY FINANCIAL DATA

GoAmerica Summary Historical Consolidated Financial Information

The selected consolidated financial data set forth below is derived from and qualified by reference to our audited and unaudited consolidated financial statements and related notes thereto.

	Nine Months Ended September 30,		YEARS ENDED DECEMBER 31,
	2005	2004	2004	2003	2002	2001	2000
	(IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues:
Subscriber	$1,967	$4,596	$5,588	$10,108	$29,017	$28,308	$8,535
Prepaid services	2,452	—	—	—	—	—	—
Relay services	774	—	—	—	—	—	—
Equipment	361	156	181	1,042	6,560	10,088	5,097
Other	676	163	453	728	335	618	242

	6,230	4,915	6,222	11,878	35,912	39,014	13,874

Costs & Expenses:
Cost of subscriber airtime	$727	$2,117	2,539	2,669	20,434	22,578	7,194
Cost of equipment revenue	436	149	260	1,152	8,537	20,665	6,090
Cost of network operations	243	580	733	1,828	3,074	3,264	623
Cost of prepaid services	2,663	—	—	—	—	—	—
Cost of other revenue	—	56	201	—	—	—	—
Sales and marketing, net	773	543	597	1,072	8,038	24,700	35,807
General and administrative	3,336	4,050	5,625	9,617	29,082	40,685	26,853
Research and development	255	434	507	1,209	3,456	4,174	762
Depreciation and amortization	375	664	804	1,912	4,342	2,987	994
Amortization of other intangibles	564	534	682	1,081	1,483	18,398	7,247
Impairment of goodwill	—	—	—	193	8,400	12,991	—
Impairment of other intangible assets	—	—	—	—	—	12,423	—
Impairment of other long-lived assets	—	—	—	1,202	5,582	97	—

Total costs and expenses	9,372	9,127	11,948	21,935	92,428	162,962	85,570

Loss from operations	(3,142)	(4,212)	(5,726)	(10,057)	(56,516)	(123,948)	(71,696)

Other Income:
Gain on sale of subscribers	—	—	—	1,756	—	—	—
Settlement gains, net	—	1,481	1,494	85	—	—	—
Interest income (expense), net	105	(991)	(944)	(275)	191	3,099	6,944

Total other income	105	490	550	1,566	191	3,099	6,944

Net loss before benefit from income taxes	(3,037)	(3,722)	(5,176)	(8,491)	(56,325)	(120,849)	(64,752)
Income tax benefit	—	—	732	284	436	578	—

Net loss	(3,037)	(3,722)	(4,444)	(8,207)	(55,889)	(120,271)	(64,752)
Beneficial conversion feature and accretion of redemption value of mandatorily redeemable convertible preferred stock	—	—	—	—	—	—	(30,547)

Net loss applicable to common stockholders	$(3,037)	$(3,722)	$(4,444)	$(8,207)	$(55,889)	$(120,271)	$(95,299)

Basic net loss per share applicable to common stockholders	$(1.45)	$(2.19)	$(2.49)	$(12.10)	$(83.04)	$(181.45)	$(175.56)

Diluted net loss per share applicable to common stockholders	$(1.45)	$(2.19)	$(2.49)	$(12.10)	$(83.00)	$(181.33)	$(174.55)

Weighted average shares used in computation of basic net loss per share applicable to common stockholders	2,093,445	1,695,766	1,785,403	678,240	673,072	662,840	542,831

Weighted average shares used in computation of diluted net loss per share applicable to common stockholders	2,093,445	1,695,766	1,785,403	678,240	673,365	666,942	545,974

	AS OF DECEMBER 31,
	As of September 30, 2005	2004	2003	2002	2001	2000
BALANCE SHEET DATA:	(IN THOUSANDS)
Cash and cash equivalents	$4,937	$7,098	$568	$4,982	$34,977	$114,411
Working capital (deficit)	6,058	8,530	(2,656)	(1,037)	33,292	113,530
Total assets	14,908	17,986	12,965	26,765	87,785	207,746
Total stockholders’ equity	13,779	16,814	7,142	13,017	66,413	181,530

Hands On Summary Historical Consolidated Financial Information

Hands On Sign Language Services, Inc.

	Nine Months Ended September 30,		YEARS ENDED DECEMBER 31,
	2005	2004	2004	2003	2002	2001	2000
	(IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues:
Interpreting services	$1,187	$1,145	$1,478	$1,679	$2,212	$2,001	$1,834

Costs & Expenses:
Cost of Interpreting services revenue	756	774	910	964	1,409	1,216	1,079
Wages	252	282	465	322	456	466	327
Outside Services (Legal, etc.)	23	20	42	27	29	37	27
Travel	1	9	17	19	13	57	44
Marketing	11	5	5	14	4	26	20
Network	20	34	50	42	39	43	30
Depreciation and amortization	2	7	4	9	14	38	30
General & administrative expenses	119	60	75	153	106	107	69
Total costs and expenses	1,184	1,191	1,568	1,550	2,070	1,990	1,626

Income (loss) from operations	3	(46)	(90)	129	142	11	208

Other Income:
Disposal of assets	—	—	(33)	—	—	—	—
Interest (expense) income, net	—	—	-	(3)	(9)	1	—

Total other income	—	—	(33)	126	(9)	1	—

Net income (loss) before benefit from income taxes	3	(46)	(123)	126	133	12	208
Income tax expense	—	—	2	—	—	—	—

Net income (loss)	3	(46)	(125)	126	133	12	208

Net income (loss) applicable to common stockholders	3	(46)	(125)	126	133	12	208

Basic net income (loss) per share applicable to common stockholders	7.50	(115.00)	(312.50)	0.03	0.03	N/A	N/A

Diluted net income (loss) per share applicable to common stockholders	7.50	(115.00)	(312.50)	0.03	0.03	N/A	N/A

Weighted average shares used in computation of basic net income (loss) per share applicable to common stockholders	400	400	400	400	400	N/A	N/A

Weighted average shares used in computation of diluted net income (loss) per share applicable to common stockholders	400	400	400	400	400	N/A	N/A

	AS OF DECEMBER 31,
	As of September 30, 2005	2004	2003	2002	2001	2000
BALANCE SHEET DATA:	(IN THOUSANDS)
Cash and cash equivalents	4	49	1	225	61	(1)
Working capital (deficit)	9	9	38	(153)	(6)	45
Total assets	296	304	251	414	277	238
Total stockholders’ equity	15	13	138	17	41	61

Hands On Video Relay Services, Inc.

	Nine Months Ended September 30,		YEARS ENDED DECEMBER 31,
	2005	2004	2004	2003	2002(A)	2001(A)	2000(A)
	(IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues:
Video Relay Services	$8,144	$5,851	$8,442	$4,519	$51

Costs & Expenses:
Cost of VRS revenue	3,240	1,943	959	526	74
Wages	2,837	1,495	3,766	2,146	18
Outside Services (Legal, etc.)	387	792	1,154	941	143
Travel	296	148	233	149	14
Marketing	825	442	321	43	—
Network	289	213	400	301	43
Depreciation and amortization	262	173	231	91	8
General & administrative expense	351	202	775	457	407

Total costs and expenses	8,487	5,408	7,839	4,654	707

Income (loss) from operations	(343)	443	603	(135)	(656)

Other Income:
Disposal of assets	—	—	(10)	—	—
Interest (expense) income, net	(211)	(152)	(130)	(82)	(2)

Total other income	(211)	(152)	(140)	(82)	(2)

Net income (loss) before benefit from income taxes	(554)	291	463	(217)	(658)
Income tax benefit	—	—	1	—	—

Net income (loss)	(554)	291	462	(217)	(658)

Net income (loss) applicable to common stockholders	(554)	291	462	(217)	(658)

Basic net income (loss) per share applicable to common stockholders	(0.13)	0.07	0.11	(0.05)	(0.16)

Diluted net income (loss) per share applicable to common stockholders	(0.13)	0.07	0.11	(0.05)	(0.16)

Weighted average shares used in computation of basic net income (loss) per share applicable to common stockholders	4,121,333	4,088,000	4,088,000	4,070,000	4,105,000

Weighted average shares used in computation of diluted net income (loss) per share applicable to common stockholders	4,121,333	4,088,000	4,088,000	4,070,000	4,105,000

____________
(A) VRS was not formed until November 2002.

	AS OF DECEMBER 31,
	As of September 30, 2005	2004	2003	2002	2001(A)	2000(A)
BALANCE SHEET DATA:	(IN THOUSANDS)
Cash and cash equivalents	$-	$110	$159	$-
Working capital (deficit)	(1,482)	(801)	(793)	(460)
Total assets	2,362	2,147	977	540
Total stockholders’ equity (deficit)	(952)	(400)	(871)	(315)

_____________
(A) VRS was not formed until November 2002.

Summary Pro Forma Financial Information

The following summary pro forma financial data should be read in conjunction with the pro forma information set forth under “UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION”. The data set forth below is not necessarily indicative of the operating results or financial condition that would have been reported had the mergers been consummated previously nor is it indicative of future operating results or financial position of the combined enterprise. The following summary pro forma financial data does not reflect any adjustments to conform accounting practices or to reflect any cost savings or other synergies which may occur as a result of the mergers or any merger-related expenses.

	As of and for the
	nine months ended	For the year ended
	September 30, 2005	December 31, 2004
	(in thousands except per share data)

Pro forma combined income statement data:
Total revenue	$15,561	$16,142
Total costs and expenses	19,985	22,611
Loss from operations	(4,424)	(6,469)
Total other income (expense)	(106)	377
Net loss before benefit from income taxes	(4,530)	(6,092)
Income tax benefit	—	729
Net loss	(4,530)	(5,363)

Pro forma per share data:
Basic net loss	$(1.46)	$(1.92)
Diluted net loss	(1.25)	(1.61)

Pro forma combined balance sheet data:
Total assets	$26,433
Total stockholders’ equity	22,059

COMPARATIVE PER SHARE INFORMATION

We have set forth below information concerning earnings (loss), cash dividends declared and book value per share for VRS, SLS and GoAmerica on both historical and pro forma combined bases and on a per share equivalent pro forma basis for VRS and SLS. We have derived the pro forma combined earnings (loss) per share from the “UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION” presented elsewhere in this document. Book value (deficit) per share for the pro forma combined presentation is based upon outstanding shares of GoAmerica common stock, adjusted to include an estimated 1,539,933 number of shares of GoAmerica common stock to be issued in the mergers for outstanding shares of VRS and SLS common stock at the time the mergers are completed. The per share equivalent pro forma combined data for shares of VRS and SLS common stock is also based on the estimated issuance of 1,539,933 shares of GoAmerica common stock in the mergers. The pro forma and pro forma equivalent data does not take into account any cost savings or synergies that may be achieved as a result of the mergers. You should read the information set forth below in conjunction with the respective audited and unaudited financial statements of GoAmerica, VRS and SLS included or incorporated by reference in this document and the “UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION” and the notes thereto presented elsewhere in this document. See “WHERE YOU CAN FIND MORE INFORMATION.”

	Nine Months Ended September 30, 2005	Year Ended December 31, 2004
GOAMERICA HISTORICAL
Earnings (loss) per share--diluted	$(1.45)	$(2.49)
Cash dividends declared per share	—	—
Book value per share	6.59	8.04

VRS--HISTORICAL
Earnings (loss) per share--diluted	(0.15)	0.10
Cash dividends paid per share	—	—
Book value (deficit) per share	(0.20)	(0.15)

SLS--HISTORICAL
Earnings (loss) per share--diluted	7.50	(312.50)
Cash dividends paid per share	—	—
Book value per share	37.50	345.00

GOAMERICA, VRS and SLS--PRO FORMA COMBINED
Earnings (loss) per share--diluted	(1.27)	(1.61)
Cash dividends paid per share	—	—
Book value per share	6.07	7.05

EQUIVALENT PRO FORMA COMBINED PER SHARE OF VRS COMMON STOCK
Earnings (loss) per share--diluted	(0.36)	0.30
Cash dividends declared per share	—	—
Book value (deficit) per share	(0.62)	(0.26)

EQUIVALENT PRO FORMA COMBINED PER SHARE OF SLS COMMON STOCK
Earnings (loss) per share--diluted	—	(0.08)
Cash dividends declared per share	—	—
Book value (deficit) per share	—	0.01

EQUIVALENT PRO FORMA COMBINED PER SHARE OF VRS and SLS COMMON STOCK
Earnings (loss) per share--diluted	(0.36)	0.22
Cash dividends declared per share	—	—
Book value (deficit) per share	(0.61)	(0.25)

RISK FACTORS

By approving the mergers, stockholders of Hands On will receive GoAmerica common stock and thus will be investing in GoAmerica common stock. An investment in GoAmerica’s common stock involves a degree of risk. In addition to the other information included in this document, including the matters addressed in “FORWARD-LOOKING INFORMATION” immediately following this section, you should carefully consider the matters described below in determining whether to approve the merger agreement and the mergers.

RISKS RELATED TO THE MERGERS

Since The Number Of Shares Of GoAmerica To Be Issued In The Mergers Is Based on the Number of Outstanding Shares of GoAmerica And The Market Price Of GoAmerica’s Shares Will Continue To Fluctuate Prior To Completion Of The Mergers, We Cannot Tell You What The Value Of The GoAmerica Stock Will Be When The Mergers Are Completed.

The determination of the number of GoAmerica shares to be issued in the mergers is based, among other things, on the number of GoAmerica shares outstanding at the time of the mergers and not on a particular market value of those shares. The market value of the GoAmerica shares at the time the mergers are closed may vary significantly from the market value of GoAmerica shares on the date the merger agreement was signed, the date of this joint proxy statement and prospectus and the date on which Hands On stockholders vote to approve the mergers. Since the number of shares of GoAmerica common stock to be issued in the mergers will not be adjusted to reflect any change in the market value of GoAmerica shares, the market value of the GoAmerica shares issued in the mergers may be higher or lower than the value on earlier dates. Changes in the price of GoAmerica’s shares may result from a variety of factors that are beyond the control of Hands On or GoAmerica, including changes in GoAmerica’s business, operations and prospects, regulatory considerations and general and industry-specific market and economic conditions.

GoAmerica May Be Unable To Successfully Integrate Hands On’s Operations And Fail To Realize The Anticipated Benefits Of The Mergers, Which Could Have A Material Adverse Effect On GoAmerica’s Business, Financial Condition And Operating Results.

The mergers involve the integration of businesses that previously operated independently. Although the businesses of the companies are complementary, the integration of the departments, systems, business units, operating procedures and information technologies of GoAmerica and Hands On will present a significant challenge to management. We cannot assure you that GoAmerica will be able to integrate and manage these operations effectively or improve the historical financial performances of GoAmerica and Hands On. The failure to successfully integrate these systems and procedures could have a material adverse effect on the results of operations and financial condition of the combined company. The difficulties of combining the companies’ operations include:

•	the necessity of coordinating geographically separated organizations, as Hands On will continue to be operated primarily in California and GoAmerica will continue to be headquartered in New Jersey;
•	integrating personnel with diverse business backgrounds;
•	integrating Hands On’s technology and products;
•	combining different corporate cultures;
•	the fact that VRS and SLS have been privately held companies and will now become subsidiaries of a public company;
•	retaining key employees;
•	retaining existing customers;
•	maintaining product development schedules;
•	creating uniform standards, controls, procedures, policies and information systems;
•	integrating sales and business development operations; and
•	preserving important distribution relationships.

The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of the combined company’s businesses. The diversion of management’s attention and any delays or difficulties encountered in connection with the mergers and the integration of the companies’ operations could have a material adverse effect on the business and results of operation of the combined company.

GoAmerica May Be Unable To Realize The Expected Revenue Enhancements And Other Synergies From The Mergers.

Even if GoAmerica is able to integrate the operations of Hands On successfully, we do not assure you that this integration will result in the realization of the increased revenue and other benefits that GoAmerica expects to result from the mergers or that these benefits will be achieved within the time frame that GoAmerica expects. The synergies from the mergers may be offset by costs incurred in integrating Hands On’s operations, by operating losses, by regulatory issues or by problems with GoAmerica’s or Hands On’s businesses unrelated to the mergers.

The Parties Intend That The Mergers Will Constitute Tax-Free Reorganizations, But A Successful Assertion By The Internal Revenue Service That The Mergers Do Not Qualify As Tax-Free Reorganizations Would Result In The Mergers Being Fully Taxable To Hands On’s Stockholders.

The parties intend that the mergers will qualify as “reorganizations” pursuant to Section 368(a) of the Internal Revenue Code. If the Internal Revenue Service were to successfully assert that the mergers do not qualify as reorganizations within the meaning of Section 368(a) of the Code, then Hands On’s stockholders would recognize taxable gain for U.S. federal income tax purposes on the exchange of the common stock of VRS and SLS (on one hand) for GoAmerica common stock (on the other hand).

Hands On’s Officers And Directors Have Conflicts Of Interest That Are Different From, Or In Addition To, The Interests Of Other Hands On Stockholders.

The officers and directors of VRS who hold stock options, warrants or convertible notes will receive, or be entitled to receive, shares of GoAmerica common stock as a result of the mergers in addition to the shares of GoAmerica common stock that will be issued to all stockholders of Hands On in the mergers. In addition, Ronald E. Obray, the principal stockholder, a director and the president of VRS and SLS, has entered into an employment agreement with GoAmerica that will become effective upon the completion of the mergers. Pursuant to the merger agreement, Ronald E. Obray and Denise E. Obray have the right to have the shares of GoAmerica common stock they receive in the mergers registered for resale by GoAmerica in certain circumstances. Hands On stockholders should consider whether these interests might have influenced these directors and officers to support or recommend the adoption of the merger agreement and the approval of the mergers.

Uncertainty Regarding The Mergers May Cause Customers And Suppliers To Delay Or Defer Decisions Concerning Hands On And GoAmerica.

The mergers will occur only if stated conditions are met, including the approval of the merger agreement and the mergers by the stockholders of VRS and SLS and the approval of the issuance of the GoAmerica shares to be issued in the mergers by the GoAmerica stockholders, and the absence of any material adverse effect in the businesses of GoAmerica or Hands On. Many of these conditions are outside the control of Hands On and GoAmerica. In addition, both parties also have the right to terminate the merger agreement in certain circumstances. Accordingly, there may be uncertainty regarding the completion of the mergers. This uncertainty may cause customers and suppliers to delay or defer decisions concerning Hands On or GoAmerica, which could negatively affect their respective businesses. Customers and suppliers who dealt with either GoAmerica or Hands On in the past may choose not to continue to do business with the combined company. Any delay or deferral of those decisions or changes in existing relationships could have a material adverse effect on the respective businesses of Hands On and GoAmerica, regardless of whether the mergers are ultimately completed.

RISKS RELATED TO GOAMERICA’S BUSINESS

 We Have Historically Incurred Losses And These Losses Will Continue In The Foreseeable Future.

We have never earned a profit. We had net losses of $4.4 million, $8.2 million, and $55.9 million for the years ended December 31, 2004, 2003 and 2002, respectively. Since our inception, we have invested significant capital to build our network operations and e-commerce systems as well as our billing system. We also have provided mobile devices made by third parties to our customers at prices below our costs for such devices. In addition, although we have reduced our exposure to subscriber-related costs through our relationship with EarthLink, our costs of subscriber revenue, consisting principally of our purchase of wireless airtime from network carriers, have historically exceeded our subscriber revenue. Further, we have experienced negative overall gross margins, which consist of margins on our subscriber revenues, equipment sales and other revenue, and may experience negative overall gross margins again in the future. We will need to generate increased revenue to become profitable and sustain profitability on a quarterly and annual basis.

We may not achieve or sustain our revenue or profit goals, and our ability to do so depends on the factors specified elsewhere in “Risk Factors,” as well as on a number of factors outside of our control, including the extent to which:

•	our competitors announce and develop, or lower the prices of, competing services;

•
wireless network carriers, data providers and manufacturers of mobile devices dedicate resources to selling our services or increase the costs of, or limit the use of, services or devices that we purchase from them; and

•	prices for our services decrease as a result of reduced demand or competitive pressures.

As a result, we may not be able to increase revenue or achieve profitability on a quarterly or annual basis.

 We May Be Unable To Execute Our Business Strategy.

Our business strategy is centered on the pursuit of certain priorities, centered on the offering of services to deaf or hard of hearing customers. These priorities and the principal risks associated with each priority include:

•
Growth of our wireless business. We cannot assure you that we will be able to grow our wireless business. For us to grow this business internally, we will need to improve our margins and demonstrate an ability to operate profitably. For us to grow by means of product or service acquisitions, we will require additional capital to fund acquisitions and we will confront the risks, described below, inherent in an acquisition strategy.

•
Development and marketing of new communications services, including branded Internet protocol and video relay services. To remain competitive in our primary marketing areas, we must continue to offer innovative products and services. We will be limited in the extent to which we can focus upon technological development by capital constraints, by the time that it takes to commercialize product and service concepts and by the steps that may be taken by our competitors. In our rapidly changing environment, developments that appear to present significant advantages may become obsolete before we are able to benefit from our development efforts. In recent years, our shortage of liquidity has required us to reduce the amount of resources devoted to marketing. We expect that capital constraints will continue to limit our marketing efforts.

•
Development and marketing of new prepaid calling card services. The market for prepaid calling cards is highly competitive and operates on low profit margins. Capital constraints may impede our ability to promote our brands or negotiate the most favorable rates with our suppliers.

•
Streamlining of operations to enable superior customer support. Our business model will be materially adversely affected if we are unable to offer superior customer support to customers. In the past, capital constraints have limited our customer support functions. We cannot assure you that our efforts in this area will be successful in improving the quality of the interaction our customers have with us.

If we do not respond effectively to these risks, our business could be significantly and adversely affected.

We may need additional funds after the mergers with Hands On which, if available, could result in increased interest expenses or additional dilution to our stockholders. If additional funds are needed and are not available, our business could be negatively impacted.

Our strategy is centered on the pursuit of the following: (a) growth of our wireless services business, (b) development and marketing of new communications services, including branded Internet protocol and video relay services and (c) development and marketing of new prepaid calling card services. If we continue to operate unprofitably, if unanticipated contingencies arise or if new business opportunities are presented to us, it will be necessary for us to raise additional capital either through public or private equity or debt financing to primarily finance the execution of our anticipated strategic initiatives. At this time, we do not have any bank credit facility or other working capital credit line under which we may borrow funds for working capital or other general corporate purposes. If our plans or assumptions change or are inaccurate regarding new lines of business within our target market, timeliness and effectiveness of implementation of new services we expect to offer, and/or weakness or lack of appreciable growth in our core business, we may be required to seek additional capital.

If funds are raised through the issuance of equity securities, the percentage ownership of our then-current stockholders will be reduced and the holders of new equity securities may have rights, preferences or privileges senior to those of the holders of our common stock. If additional funds are raised through a bank credit facility or the issuance of debt securities, the holder of such indebtedness would have rights senior to the rights of common stockholders and the terms of such indebtedness could impose restrictions on our operations. If we need to raise additional funds, we may not be able to do so on terms favorable to us, or at all.

If additional capital is required but is not available on acceptable terms or at all, we may be required to sell or otherwise dispose of portions of our business in order to sustain our operations and implement our new business plan. We may not be able to effect such sales on satisfactory terms or at all.

 Our Limited Cash Resources Will Likely Restrict Our Flexibility And Overall Operations.

In order for us to execute our business plan, it will be necessary for us to continue to operate under significant budgetary constraints. These constraints limit our ability to respond to business opportunities or issues as they arise. Since the telecommunications industry is dynamic, our budgetary constraints may adversely affect our ability to respond to market demands and our ability to compete.

We Have Only A Limited Operating History, Which Makes It Difficult To Evaluate An Investment In Our Common Stock.

We have only a limited operating history on which you can evaluate our business, financial condition and operating results. We face a number of risks encountered by early stage technology companies that participate in new technology markets, including our ability to:

•	manage our dependence on newly developed services which have only limited market acceptance to date;

•	maintain our engineering and support organizations, as well as our distribution channels;

•	negotiate and maintain favorable usage rates with telecommunications carriers;

•	retain and expand our user base at profitable rates;

•	recoup our expenses associated with the wireless devices we resell to subscribers;

•	manage expanding operations, including our ability to expand our systems if our subscriber base grows substantially;

•	attract and retain management and technical personnel; and

•	anticipate and respond to market competition and changes in technologies.

We may not be successful in addressing or mitigating these risks and uncertainties, and if we are not successful our business could be significantly and adversely affected.

We May Acquire Or Make Investments In Companies Or Technologies That Could Cause Loss Of Value To Our Stockholders And Disruption Of Our Business.

Subject to our capital constraints, we intend to continue to explore opportunities to acquire companies or technologies in the future, principally as enhancements to our offerings of products and services to our deaf and hard of hearing customers. Entering into an acquisition entails many risks, any of which could adversely affect our business, including:

•	failure to integrate the acquired assets and/or companies with our current business;

•	the price we pay may exceed the value we eventually realize;

•	loss of share value to our existing stockholders as a result of issuing equity securities as part or all of the purchase price;

•	potential loss of key employees from either our current business or the acquired business;

•	entering into markets in which we have little or no prior experience;

•	diversion of management’s attention from other business concerns;

•	assumption of unanticipated liabilities related to the acquired assets; and

•	the business or technologies we acquire or in which we invest may have limited operating histories, may require substantial working capital, and may be subject to many of the same risks we are.

Steps We Have Taken In The Past Few Years To Respond To Our Diminished Liquidity May Negatively Impact Our Ability To Do Business In The Future.

We have taken many steps since 2002 that we may not have taken had we had substantial additional liquidity. In addition to our relationship with EarthLink, we have implemented substantial cost-cutting measures in order to survive. Among other things, we:

•	reduced our headcount from 225 employees at December 31, 2001 to 35 employees at December 31, 2004;

•	reduced our expenditures on development from approximately $4,174,000 in 2001 to approximately $507,000 in 2004;

•	reduced our expenditures on advertising from approximately $4,900,000 in 2001 to approximately $17,000 in 2004; and

•	reduced our office space under lease from approximately 66,000 total square feet at December 31, 2001 to approximately 10,000 total square feet at December 31, 2004.

We understand that our capacity to do business may have been damaged by the cutbacks which we were forced to implement. If we are unable to restore our capacity, our business could be significantly and adversely affected.

We Have Limited Resources And We May Be Unable To Support Effectively Our Operations.

We must continue to develop and expand our systems and operations in order to remain competitive. Our need to continually innovate has placed, and we expect it to continue to place, significant strain on our managerial, operational and financial resources. We may be unable to develop and expand our systems and operations or implement our business plan for one or more of the following reasons:

•	we may not be able to retain at reasonable compensation rates qualified engineers and other employees necessary to expand our capacity on a timely basis;

•	we may not be able to dedicate the capital necessary to effectively develop and expand our systems and operations; and

•	we may not be able to expand our customer service, billing and other related support systems.

If we cannot manage our operations effectively, our business and operating results will suffer. Additionally, any failure on our part to develop and maintain our services if we experience rapid growth could significantly adversely affect our reputation and brand name which could reduce demand for our services and adversely affect our business, financial condition and operating results.

Our Business Prospects Depend In Part On Our Ability To Maintain And Improve Our Services As Well As To Develop New Services.

We believe that our business prospects depend in part on our ability to maintain and improve our current services and to develop new services. Our services will have to achieve market acceptance, maintain technological competitiveness and meet an expanding range of customer requirements. As a result of the complexities inherent in our service offerings, major new wireless data services and service enhancements require long development and testing periods. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of new services and service enhancements. Additionally, our new services and service enhancements may not achieve market acceptance.

If We Do Not Respond Effectively And On A Timely Basis To Rapid Technological Change, Our Business Could Suffer.

The communications industry is characterized by rapidly changing technologies, industry standards, customer needs and competition, as well as by frequent new product and service introductions. We must respond to technological changes affecting both our customers and suppliers. We may not be successful in developing and marketing, on a timely and cost-effective basis, new services that respond to technological changes, evolving industry standards or changing customer requirements. Our success will depend, in part, on our ability to accomplish all of the following in a timely and cost-effective manner:

•	effectively use and integrate new technologies;

•	continue to develop our technical expertise;

•	enhance our engineering and system design services;

•	develop applications for new networks and services;

•	develop services that meet changing customer needs;

•	influence and respond to emerging industry standards and other changes; and

•	advertise and market our services.

We Depend Upon Carriers’ Networks. If We Do Not Have Continued Access To Sufficient Capacity On Reliable Networks, Our Business Will Suffer.

Our success partly depends on our ability to buy sufficient capacity on or offer our services over the networks of carriers and on the reliability and security of their systems. We depend on these companies to provide uninterrupted and “bug free” service and would be adversely affected if they failed to provide the required capacity or needed level of service. In recent years, certain carriers experienced financial difficulties and sought protection under the bankruptcy laws. We cannot assure you that these companies will emerge from bankruptcy or that others will not seek similar protection. Such bankruptcies may result in discontinued or interrupted service and fewer network alternatives. In addition, although we have some forward price protection in our existing agreements with certain carriers, we could be adversely affected if carriers were to increase the prices of their services. Our existing agreements with the carriers generally have one-to-three year terms. Some of these carriers are, or could become, our competitors.

We Depend On Third Parties For Sales Of Certain Of Our Products And Services Which Could Result In Variable And Unpredictable Revenues.

We rely substantially on the efforts of others to sell many of our communications products and services. Should our relationships with distribution parties cease or be less successful than anticipated, our business, results of operations, and financial conditions would be materially adversely affected. While we monitor the activities of our distributors and resellers, we cannot control how those who sell and market our products and services perform and we cannot be certain that their performance will be satisfactory. If the number of customers we obtain through these efforts is substantially lower than we expect for any reason, this would have a material adverse effect on our business, operating results and financial condition.

We Depend On Retaining Key Personnel. The Loss Of Our Key Employees And The Inability To Recruit Talented New Personnel Could Materially Adversely Affect Our Business.

Due to the technical nature of our services and the dynamic market in which we compete, our performance depends on retaining and hiring certain key employees, including technically proficient personnel. Competitors and others have recruited our employees in recent years as we have found it necessary to implement cost controls that have reduced the attractiveness of employment with us. A major part of our compensation to our key employees is in the form of stock option grants. The prolonged depression in our stock price may make it difficult for us to attract and retain qualified personnel.

Systems Failures Could Harm Our Business By Injuring Our Reputation Or Lead To Claims Of Liability For Delayed, Improper Or Unsecured Transmission Of Data.

A significant barrier to the growth of electronic commerce has been the need for secure and reliable transmission of confidential information. Our existing network services are dependent on near immediate, continuous feeds from various sources. The ability of our subscribers to quickly access data requires timely and uninterrupted connections with our network carriers. Any significant disruption from our backup landline feeds could result in delays in our subscribers’ ability to receive such information. In addition, our systems could be disrupted by unauthorized access, computer viruses and other accidental or intentional actions. We may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by such breaches. If a third party were able to misappropriate our subscribers’ personal or proprietary information or credit card information, we could be subject to claims, litigation or other potential liabilities that could materially adversely impact our business. There can be no assurance that our systems will operate appropriately if we experience a hardware or software failure. A failure in our systems could cause delays in transmitting data and, as a result, we may lose customers or face litigation that could materially adversely affect our business.

An Interruption In The Supply Of Products And Services That We Obtain From Third Parties Could Cause A Decline In Sales Of Our Services.

In designing, developing and supporting our services, we rely on carriers, mobile device manufacturers, content providers and software providers. These suppliers may experience difficulty in supplying us products or services sufficient to meet our needs or they may terminate or fail to renew contracts for supplying us these products or services on terms we find acceptable. Any significant interruption in the supply of any of these products or services could cause a decline in sales of our services, unless and until we are able to replace the functionality provided by these products and services. We also depend on third parties to deliver and support reliable products, enhance their current products, develop new products on a timely and cost-effective basis and respond to emerging industry standards and other technological changes.

We May Face Increased Competition Which May Negatively Impact Our Prices For Our Services Or Cause Us To Lose Business Opportunities.

The market for our services is becoming increasingly competitive. The widespread adoption of industry standards may make it easier for new market entrants and existing competitors to introduce services that compete against ours. We developed our solutions using standard industry development tools. Many of our agreements with carriers, device manufacturers and data providers are non-exclusive. Our competitors may use the same products and services in competition with us. With time and capital, it would be possible for competitors to replicate our services and offer similar services at a lower price. We expect that we will compete primarily on the basis of the functionality, breadth, quality and price of our services. Our current and potential competitors include:

•	wireless carriers, such as Cingular, Verizon Wireless, Velocita, Sprint PCS, T-Mobile and Nextel Communications, Inc., and distributors such as RACO, WirelessRain and Venecom.;

•	relay providers such as AT&T, Sprint, MCI, Sorenson, Hamilton and Communications Services for the Deaf; and

•	prepaid providers such as IDT, STI, VCG, Tricom and Codetel.

Many of our existing and potential competitors have substantially greater financial, technical, marketing and distribution resources than we do. Additionally, many of these companies have greater name recognition and more established relationships with our target customers. Furthermore, these competitors may be able to adopt more aggressive pricing policies and offer customers more attractive terms than we can. In addition, we have established strategic relationships with many of our potential competitors. In the event such companies decide to compete directly with us, such relationships would likely be terminated, which could have a material adverse effect on our business and reduce our market share or force us to lower prices to unprofitable levels.

Our Intellectual Property Rights May Not Be Adequately Protected Under The Current State Of The Law.

We rely primarily on trade secret laws, copyright law, trademark law, unfair competition law and confidentiality agreements to protect our intellectual property. To the extent that our technology is not adequately protected by intellectual property law, other companies could develop and market similar products or services which could materially adversely affect our business.

We May Be Sued By Third Parties For Infringement Of Their Proprietary Rights And We May Incur Defense Costs And Possibly Royalty Obligations Or Lose The Right To Use Technology Important To Our Business.

The telecommunications and software industries are characterized by protection and vigorous enforcement of applicable intellectual property rights. As the number of participants in our market increases, the possibility of an intellectual property claim against us increases. Any intellectual property claims, with or without merit, could be time consuming and expensive to litigate or settle and could divert management attention from administering our business. A third party asserting infringement claims against us or our customers with respect to our current or future products may materially adversely affect us by, for example, causing us to enter into costly royalty arrangements or forcing us to incur settlement or litigation costs.

We May Be Subject To Liability For Transmitting Certain Information, And Our Insurance Coverage May Be Inadequate To Protect Us From This Liability.

We may be subject to claims relating to information transmitted over systems we develop or operate. These claims could take the form of lawsuits for defamation, negligence, copyright or trademark infringement or other actions based on the nature and content of the materials. Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify us for all liability that may be imposed.

Our Quarterly Operating Results Are Subject To Significant Fluctuations And, As A Result, Period-To-Period Comparisons Of Our Results Of Operations Are Not Necessarily Meaningful.

Our quarterly operating results may fluctuate significantly in the future as a result of a variety of factors. These factors include:

•	the demand for and market acceptance of our services;

•	downward price adjustments by our competitors on services they offer that are similar to ours;

•	changes in the mix of services sold by our competitors;

•	technical difficulties or network downtime;

•	the ability to meet any increased technological demands of our customers; and

•	economic conditions specific to our industry.

Therefore, our operating results for any particular quarter may differ materially from our expectations or those of security analysts and may not be indicative of future operating results. The failure to meet expectations may cause the price of our common stock to decline.

If We Fail To Manage Growth Effectively, Our Business Could Be Disrupted Which Could Harm Our Operating Results.

If we are successful in implementing our business plan, we may experience growth in our business. In that event, it will be necessary for us to expand our workforce and to train, motivate and manage additional employees as the need for additional personnel arises. Our personnel, systems, procedures and controls may not be adequate to support our future operations. Any failure to effectively manage future growth could have a material adverse effect on our business.

We Are Vulnerable To Circumstances Outside Of Our Control Which Could Seriously Disrupt Our Business.

Our software, as well as any ancillary hardware, is vulnerable to damage or interruption from:

•	fire, flood, and other natural disasters;

•
power loss, computer systems failures, Internet and telecommunications or data network failure, operator negligence, improper operation by or supervision of employees, physical and electronic loss of data or security breaches, misappropriation, and similar events; and

•	computer viruses.

Any disruption in the operation of our software, the loss of employees knowledgeable about such software, or our failure to continue to effectively modify and upgrade such software could interrupt our operations or interfere with our ability to provide service to our customers, which could result in reduced sales and affect our operations and financial performance.

RISKS PARTICULAR TO OUR INDUSTRY

 The Market For Our Services Is Highly Uncertain.

The market for communications services has grown rapidly in recent years and the number and variety of competitive services is significant. Current barriers to market acceptance of these services include cost, reliability, functionality and ease of use. Based on these factors and competitive aspects of the market, we cannot be certain of initial or continuing market acceptance of our services. If the market for our services does not grow or grows slower than we currently anticipate, our business, financial condition and operating results could be materially adversely affected.

 New Laws And Regulations That Impact Our Industry Could Materially Adversely Affect Our Business.

Aspects of our relay and prepaid business are subject to direct regulation by the Federal Communications Commission and decisions by the FCC could materially adversely affect our business. In addition, the carriers who supply us with network access are subject to regulation by the FCC and regulations that affect them could materially adversely affect our business. Our business could suffer significantly depending on the extent to which our activities or those of our customers or suppliers are regulated.

RISKS PARTICULAR TO STOCK PRICE

 Our Stock Price, Like That Of Many Technology Companies, Has Been And May Continue To Be Volatile.

We expect that the market price of our common stock will fluctuate as a result of variations in our quarterly operating results and other factors beyond our control. These fluctuations may be exaggerated if the trading volume of our common stock is low. In addition, due to the technology-intensive and emerging nature of our business, the market price of our common stock may rise and fall in response to a variety of factors, including:

•	announcements of technological or competitive developments;

•	acquisitions or strategic alliances by us or our competitors;

•	the gain or loss of a significant customer or order;

•	changes in estimates of our financial performance or changes in recommendations by securities analysts regarding us or our industry; or

•	general market or economic conditions.

This risk may be heightened because our industry is new and evolving, characterized by rapid technological change and susceptible to the introduction of new competing technologies or competitors.

In addition, equity securities of many technology companies have experienced significant price and volume fluctuations. These price and volume fluctuations often have been unrelated to the operating performance of the affected companies. Volatility in the market price of our common stock could result in securities class action litigation. This type of litigation, regardless of the outcome, could result in substantial costs and a diversion of management’s attention and resources.

We Have Issued A Substantial Number Of Warrants That Enable Their Holders To Purchase Our Common Stock At A Price Of $12.00 Per Share, Which Could Adversely Affect The Market Price Of Our Common Stock.

As a result of our 2004 private placement, we issued warrants to purchase 144,731 shares of our common stock at a price of $12.00 per share (splits-adjusted), of which 71,820 remain outstanding as of December 15, 2005.

The issuance in the future of additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock. In addition, the existence of authorized, but unissued, shares of our common stock may be construed as having an anti-takeover effect. We could, subject to the board’s fiduciary duties and applicable law, issue such authorized shares to purchasers who might oppose a hostile takeover bid or any efforts to amend or repeal certain provisions of our restated certificate of incorporation or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of us through a transaction opposed by the board.

We Have Anti-Takeover Defenses That Could Delay Or Prevent An Acquisition And Could Adversely Affect The Price Of Our Common Stock.

Provisions of our certificate of incorporation and bylaws and provisions of Delaware law could delay or prevent an acquisition or change of control of GoAmerica or otherwise adversely affect the price of our common stock. For example, our certificate of incorporation authorizes undesignated preferred stock which our board of directors can designate and issue without further action by our stockholders, establishes a classified board of directors, eliminates the rights of stockholders to call a special meeting of stockholders, eliminates the ability of stockholders to take action by written consent, and requires stockholders to comply with advance notice requirements before raising a matter at a stockholders’ meeting. As a Delaware corporation, we are also subject to the Delaware anti-takeover statute contained in Section 203 of the Delaware General Corporation Law.

We Do Not Intend To Pay Dividends On Our Common Stock.

We have never paid or declared any cash dividends on our common stock or other securities and intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

FORWARD-LOOKING INFORMATION

This joint proxy statement and prospectus contains forward-looking statements with respect to the consolidated financial condition, results of operations and business of GoAmerica and Hands On. These include statements relating to revenues, cost savings and anticipated benefits resulting from the mergers. You can find many of these statements by looking for words such as “believes,”“expects,”“anticipates,”“estimates,”“projects” or similar words or expressions.

These forward-looking statements involve substantial risks and uncertainties. There are many factors that may cause actual results to differ materially from those contemplated by such forward-looking statements. In addition to the factors disclosed by us under the caption “RISK FACTORS” and elsewhere in this document, the following factors concerning GoAmerica, among others, could cause our actual results to differ materially and adversely from our forward-looking statements: (i) our limited operating history; (ii) our ability to successfully manage our strategic alliance with EarthLink; (iii) our dependence on EarthLink to provide billing, customer and technical support to certain of our subscribers; (iv) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (v) our dependence on wireless carrier networks; (vi) our ability to respond to increased competition in the wireless data industry; (vii) our ability to integrate acquired businesses and technologies, including Hands On (if the mergers are completed); (viii) our ability to generate revenue growth; (ix) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; (x) difficulties inherent in predicting the outcome of regulatory processes; (xi) our limited experience in offering prepaid calling cards; and (xii) difficulties in predicting the consequences of our entering into a merger agreement with Hands On. Such risks and others are more fully described under “RISK FACTORS” in this joint proxy statement and prospectus and in our other filings with the Securities and Exchange Commission. Since forward-looking statements are subject to risks and uncertainties, our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. We caution Hands On stockholders not to place undue reliance on these statements. These statements speak only as of the date of this joint proxy statement and prospectus. GoAmerica is not obligated to update and does not undertake to update any of its forward looking statements made in this joint proxy statement and prospectus to reflect events or circumstances after the date of this joint proxy statement and prospectus or to reflect the occurrence of unanticipated events. Each reference in this joint proxy statement and prospectus to “GoAmerica”, the “Company” or “We”, or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries, unless the context indicates otherwise. “GoAmerica” and “WyndTell” are registered trademarks of GoAmerica. “i711”, “i711.com”, and “Clear Mobile” are trademarks, and “Relay and Beyond” is a service mark of GoAmerica. Other names may be trademarks of their respective owners.

THE MEETINGS

When and Where the Meetings of Stockholders will be Held

VRS and SLS will hold their special meetings of stockholders at 595 Menlo Drive, Rocklin, CA 95765-3708, commencing at 9:00 a.m., local time, on Wednesday, February 22, 2006.

GoAmerica will hold its special meeting of stockholders at Continental Plaza, 411 Hackensack Avenue, Lower Level, Hackensack, New Jersey 07601, commencing at 11:00 a.m., local time, on Monday, February 27, 2006.

What Will be Voted on at the Stockholder Meetings

At the VRS special meeting, the stockholders of VRS will consider and vote on proposals to do the following:

•	To approve the merger agreement and the merger of VRS Merger Sub into VRS; and

•
To act on any other matters that properly may be put to a vote at the special meeting. At the date of this joint proxy statement and prospectus, management of VRS does not know of any such other matters.

At the SLS special meeting, the stockholders of SLS will consider and vote on proposals to do the following:

•	To approve the merger agreement and the merger of SLS Merger Sub into SLS; and

•
To act on any other matters that properly may be put to a vote at the special meeting. At the date of this joint proxy statement and prospectus, management of SLS does not know of any such other matters.

The principal stockholders of VRS and SLS have agreed in the merger agreement to vote all of the shares of VRS and SLS that they own in favor of the merger agreement and the mergers. These stockholders own approximately 78% of the outstanding shares of VRS and approximately 79% of the outstanding shares of SLS.

At the GoAmerica special meeting, GoAmerica stockholders will consider and vote on a proposal to authorize the issuance of the shares of GoAmerica common stock issuable pursuant to the merger agreement and the mergers.

Stockholders Entitled to Vote

Each of VRS and SLS has set January 13, 2006 as the record date to determine which stockholders of each corporation will be entitled to vote at their respective special meetings. Only stockholders of VRS and SLS at the close of business on this record date will be entitled to vote at the special meetings. As of the record date, there were 4,088,000 shares of VRS common stock outstanding and entitled to be voted at the special meetings, held by approximately eleven stockholders of record and 400 shares of SLS common stock outstanding and entitled to be voted at the special meetings, held by approximately three stockholders of record. Each holder of shares of VRS and SLS common stock outstanding on the record date will be entitled to one vote for each share held of record.

GoAmerica has set January 13, 2006 as the record date to determine which GoAmerica stockholders will be entitled to vote at the special meeting. Only GoAmerica stockholders at the close of business on this record date will be entitled to vote at the special meeting. As of the record date, there were 2,338,451 shares of GoAmerica common stock outstanding and entitled to be voted at the special meeting, held by approximately 100 stockholders of record. Each holder of shares of GoAmerica common stock outstanding on the record date will be entitled to one vote for each share held of record.

Number of Shares that Must be Represented for a Vote to be Taken

In order to have a quorum at each of the stockholder meetings, a majority of the total outstanding shares of common stock entitled to vote at the meeting must be represented at the meeting in person or by proxy.

We will count as present at each of the stockholder meetings, for purposes of determining the presence or absence of a quorum:

•	shares of common stock held by persons attending the stockholder meeting, whether or not they are voting, and

•	shares of common stock for which the applicable company has received proxies, including proxies with respect to which holders of those shares have abstained from voting.

Vote Required; Agreements as to Voting

The approval of the merger agreement and the VRS merger will require the affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of VRS common stock. Abstentions and broker non-votes will be counted in determining whether a quorum is present and will have the same effect as a negative vote on the merger and merger agreement. Approval of the merger agreement and the SLS merger require the affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of SLS common stock. Abstentions and broker non-votes will be counted in determining whether a quorum is present and will have the same effect as a negative vote on the merger and merger agreement.

The principal stockholders of VRS and SLS have agreed with GoAmerica to vote all shares of VRS common stock for which they have voting power on the record date in favor of the approval of the merger agreement and the mergers. On the record date, these stockholders had sole or shared voting power over 3,200,000 shares of VRS common stock, or approximately 78% of the shares of VRS common stock outstanding on the record date and 316 shares of SLS common stock, or approximately 79% of the shares of SLS common stock outstanding on the record date. The votes of these stockholders are sufficient to approve the merger agreement and the mergers.

The authorization by GoAmerica’s stockholders of the issuance of the shares of GoAmerica common stock issuable pursuant to the merger agreement will require the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the meeting and entitled to vote. Broker non-votes are not deemed to be present and represented and are not entitled to vote, and therefore will have no effect on the outcome of the vote on the proposal to authorize the issuance of the GoAmerica common stock pursuant to the merger agreement. Abstentions are treated as shares present or represented and entitled to vote and have the same effect as a vote against the proposal.

Voting Your Shares

The VRS board of directors is soliciting proxies from the VRS stockholders, the SLS board of directors is soliciting proxies from the SLS stockholders and the GoAmerica board of directors is soliciting proxies from the GoAmerica shareholders. This will give you an opportunity to vote at the applicable stockholder meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted by a named agent in accordance with your instructions. If you vote by proxy but make no specification on your proxy card that you have otherwise properly executed, the agent will vote the shares FOR approval of the merger agreement and the mergers if you are a VRS stockholder or a SLS stockholder, and FOR authorization of the issuance of the shares of GoAmerica common stock issuable pursuant to the merger agreement if you are a GoAmerica stockholder.

Stockholders of VRS, SLS and GoAmerica may vote by proxy or in person at the applicable stockholder meeting. GoAmerica stockholders whose stock is registered in their own names may vote by phone, or through the Internet, by following the instructions included with their proxy card. If your GoAmerica shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote by phone or the Internet. If so, the voting form your nominee sent you will provide phone and Internet voting instructions. The last vote you submit chronologically by any means will supersede your prior vote(s). Also, if you vote by phone or the Internet, and later decide to attend the GoAmerica meeting, you may cancel your previous vote and vote in person at the meeting.

The deadline for voting by phone or through the Internet as a GoAmerica stockholder of record is 11:59 a.m., EST, on February 26, 2006. For stockholders whose shares are registered in the name of a broker or other nominee, please consult the voting instructions provided by your broker for information about the deadline for voting by phone or through the Internet.

Changing your Vote

Any VRS stockholder may revoke a proxy at any time before or at the VRS special meeting in one or more of the following ways:

•	Delivering a written notice of revocation, bearing a later date than the proxy, at any time prior to the vote at the special meeting to Ronald E. Obray, President of VRS; or

•	Submitting a later-dated proxy.

A VRS stockholder should send any written notice of revocation or subsequent proxy to VRS, Attention: Ronald E. Obray, 595 Menlo Drive, Rocklin, California 95765-3708, or hand deliver the notice of revocation or subsequent proxy to Mr. Obray before the taking of the vote at the VRS special meeting. Attendance at the VRS special meeting will not by itself constitute a revocation of a proxy.

Any SLS stockholder may revoke a proxy at any time before or at the SLS special meeting in one or more of the following ways:

•	Delivering a written notice of revocation, bearing a later date than the proxy, at any time prior to the vote at the special meeting to Ronald E. Obray, President of SLS; or

•	Submitting a later-dated proxy.

A SLS stockholder should send any written notice of revocation or subsequent proxy to SLS, Attention: Ronald E. Obray, 595 Menlo Drive, Rocklin, California 95765-3708, or hand deliver the notice of revocation or subsequent proxy to Mr. Obray before the taking of the vote at the SLS special meeting. Attendance at the SLS special meeting will not by itself constitute a revocation of a proxy.

Any GoAmerica stockholder may revoke a proxy at any time before or at the GoAmerica special meeting in one or more of the following ways:

•
Delivering a written notice of revocation, bearing a later date than the proxy, at any time prior to the vote at the special meeting to Wayne D. Smith, Executive Vice President and General Counsel of GoAmerica; or

•	Submitting a later-dated proxy.

A GoAmerica stockholder should send any written notice of revocation or subsequent proxy to GoAmerica, Inc., Attention: Wayne D. Smith, 433 Hackensack Avenue, Hackensack, New Jersey 07601 or hand deliver the notice of revocation or subsequent proxy to Mr. Smith before the taking of the vote at the special meeting. Attendance at the GoAmerica special meeting will not by itself constitute a revocation of a proxy.

Solicitation of Proxies and Costs

VRS, SLS and GoAmerica will each pay the costs of soliciting proxies with respect to their separate meetings. GoAmerica has retained Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies from GoAmerica stockholders.  GoAmerica estimates that the fees to be paid to Georgeson Shareholder Communications, Inc. for its role as a proxy solicitor will be approximately $6,500, plus the reimbursement of reasonable out-of-pocket expenses.  In addition to solicitation by mail, directors, officers and employees acting on behalf of VRS, SLS or GoAmerica may solicit proxies for their respective meetings in person or by telephone, telegraph, facsimile or other means of communication. Neither VRS, SLS nor GoAmerica will pay any additional compensation to these directors, officers or employees for these activities, but may reimburse them for reasonable out-of-pocket expenses. GoAmerica will make arrangements with brokerage houses, custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by these brokerage houses, custodians, nominees and fiduciaries, and GoAmerica will reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with the solicitation.

Stock Ownership of Certain Beneficial Owners and Management

The following tables indicate the amounts and percentages of holdings of VRS common stock and SLS common stock as of December 15, 2005, owned by (i) the holders of more than 5% of the issued and outstanding common stock, (ii) each director and (iii) all directors and officers as a group.

Holdings of VRS Common Stock

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of Class
Common Stock	Ronald E. Obray Director, President, Chief Financial Officer and Treasurer 595 Menlo Drive Rocklin, CA 95765	3,200,000(1)	78.2%

Common Stock	Denise E. Obray Director 595 Menlo Drive Rocklin, CA 95767	3,200,000(2)	78.2%

Common Stock	Frank J. Pedersen 1760 Arroyo Vista El Dorado, CA 95762	270,000	6.6%

Common Stock	Mark Bella 1618 Cambridge Court Roseville, CA 95661	250,000	6.1%

Common Stock	Scott Pink Secretary 5017 Castle Combes Ct. Granite Bay, CA 95746	35,000(3)	*

Common Stock	All officers and directors as a group (3 persons)	3,235,000(3)	78.5%(3)

*less than 1%.

(1)	Includes 1,600,000 shares of VRS common stock held in the name of Mr. Obray’s spouse, Denise E. Obray.
(2)	Includes 1,600,000 shares of VRS common stock held in the name of Ms. Obray’s spouse, Ronald E. Obray.
(3)	Includes 35,000 shares of VRS common stock currently issuable upon exercise of stock options.

Holdings of SLS Common Stock

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of Class

Common Stock	Ronald E. Obray Director and President 595 Menlo Drive Rocklin, CA 95765	316(1)	79%

Common Stock	Denise E. Obray Director, Vice-President, Secretary and Chief Financial Officer 595 Menlo Drive Rocklin, CA 95765	316(2)	79%

Common Stock	Larry and Alice Obray 595 Menlo Drive Rocklin, CA 95765	84	21%

Common Stock	All officers and directors as a group (2 persons)	316	79%

(1)	Includes 116 shares of SLS common stock held in the name of Mr. Obray’s spouse, Denise E. Obray.
(2)	Includes 200 shares of SLS common stock held in the name of Ms. Obray’s spouse, Ronald E. Obray.

Ronald E. Obray and Denise E. Obray have agreed to vote all of the shares of VRS and SLS that they own in favor of the merger agreement and the mergers.

GoAmerica does not believe that any person beneficially owned more than 5% of the total number of shares of its common stock outstanding as of December 15, 2005, based on currently available Schedules 13D and 13G filed with the SEC. The following table sets forth certain information, as of December 15, 2005, with respect to holdings of our Common Stock by (i) each of our directors and executive officers, and (ii) all directors and current executive officers as a group. Unless otherwise indicated, the address for the individuals below is that of the Company: GoAmerica, Inc., 433 Hackensack Avenue, Hackensack, New Jersey 07601.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class (2)

Directors and Named Executives:

Donald Barnhart	59,367 (3)	2.5%

Aaron Dobrinsky	43,445 (4)	1.9%

Alan Docter	5,321 (5)	*

Joseph Korb	12,686 (6)	*

Mark Kristoff	6,718 (7)	*

King Lee	4,763 (8)	*

Daniel R. Luis	93,541 (9)	4.0%

David Lyons	5,000 (10)	*

Jesse Odom	63,577 (11)	2.7%

Wayne D. Smith	58,349 (12)	2.5%

All directors and officers as a group (10 persons)	352,804 (13)	14.7%

*	Less than one percent.

(1)
Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.

(2)
Applicable percentage of ownership is based on an aggregate of 2,338,451 shares of Common Stock outstanding on December 15, 2005, plus any then exercisable stock options held by each such holder, plus options which will become exercisable by such holder within 60 days after December 15, 2005.

(3)	Includes approximately 4,018 shares of Common Stock underlying options which are exercisable as of December 15, 2005, or within 60 days after such date.

(4)
Includes five shares held for the benefit of Mr. Dobrinsky’s minor children. Mr. Dobrinsky has voting and dispositive power with respect to such shares. Also includes approximately 7,117 shares of Common Stock underlying options which are exercisable as of December 15, 2005, or within 60 days after such date.

(5)	Represents approximate number of shares of Common Stock underlying options which are exercisable as of December 15, 2005, or within 60 days after such date.

(6)	Includes approximately 6,190 shares of Common Stock underlying options which are exercisable as of December 15, 2005, or within 60 days after such date.

(7)	Includes approximately 5,321 shares of Common Stock underlying options which are exercisable as of December 15, 2005, or within 60 days after such date.

(8)
Includes approximately 4,179 shares of Common Stock underlying options which are exercisable as of December 15, 2005, or within 60 days after such date. Also includes 584 shares held by the Lee Living Trust, of which Mr. Lee is a co-trustee, but not a beneficiary.

(9)	Includes approximately 13,513 shares of Common Stock underlying options which are exercisable as of December 15, 2005, or within 60 days after such date.

(10)	Represents approximate number of shares of Common Stock underlying options which are exercisable as of December 15, 2005, or within 60 days after such date.

(11)	Includes approximately 8,577 shares of Common Stock underlying options which are exercisable as of December 15, 2005, or within 60 days after such date.

(12)	Includes approximately 3,224 shares of Common Stock underlying options which are exercisable as of December 15, 2005, or within 60 days after such date.

(13)	Includes approximately 62,497 shares of Common Stock underlying options and warrants which are exercisable as of December 15, 2005, or within 60 days after such date.

THE MERGERS

The following information describes the material terms and provisions of the mergers. This description is not complete. We qualify this discussion in its entirety by reference to the merger agreement which we incorporate by reference in this joint proxy statement and prospectus. A copy of the merger agreement is attached to this joint proxy statement and prospectus as Annex A. We urge you to read the full text of the agreement carefully.

The merger agreement provides that:

•	GoAmerica stockholders will retain their shares of GoAmerica common stock; and

•
Stockholders of VRS and SLS will receive shares of GoAmerica common stock in exchange for their shares of VRS and SLS common stock. After the mergers are completed, the former stockholders of VRS and SLS will own collectively approximately 40% of the outstanding shares of GoAmerica. See “Terms of the Mergers - Determination of Number of GoAmerica Shares to be Issued in the Mergers” for more detailed information on how the number of GoAmerica shares to be issued to the stockholders of VRS and SLS will be calculated.

GoAmerica common stock is traded on the Nasdaq Capital Market under the symbol “GOAM.”

The boards of directors of VRS, SLS and GoAmerica have unanimously approved and adopted the merger agreement and believe that the mergers are in the best interests of their respective stockholders. The VRS and SLS boards of directors unanimously recommend that VRS and SLS stockholders vote FOR the merger agreement and the mergers and the GoAmerica board of directors unanimously recommends that GoAmerica stockholders vote FOR the proposal to authorize the issuance of the shares of common stock issuable pursuant to the merger agreement.

Since the number of GoAmerica shares to be issued in the mergers represents more than 20% of GoAmerica’s outstanding shares, Nasdaq rules required GoAmerica to condition the completion of the mergers on the receipt of authorization from GoAmerica’s stockholders to issue the shares of GoAmerica common stock issuable in the mergers.

VRS stock options and warrants that are outstanding when the mergers are completed will be converted into options and warrants to purchase the number of shares of GoAmerica common stock that the holder would have received had such options and warrants been exercised prior to the effective time of the mergers. GoAmerica will also assume certain convertible notes of VRS. See “Terms of the Mergers - Stock Options, Warrants and Convertible Notes of VRS”.

Certain of the officers and directors of VRS and SLS have interests in the mergers that are different from, or in addition to, the interests of the stockholders of VRS and SLS in general. See “Interests of Management and Others in the Mergers.” These interests were considered by the boards of directors of VRS, SLS and GoAmerica before approving and recommending the merger agreement and the mergers.

Background of the Mergers

Upon completion of its March 2004 financing, GoAmerica was in a position to begin executing the revised business strategy that it had previously announced in December 2003. This new strategy centered on the pursuit of three priorities, all relating to products and services serving primarily the deaf and hard of hearing markets, which had previously been a secondary business of GoAmerica: (a) growth of GoAmerica’s existing core wireless services business; (b) development and marketing of new communications services, including branded Internet protocol and video relay services; and (c) streamlined operations to enable superior customer support. GoAmerica’s board of directors authorized Daniel R. Luis, GoAmerica’s chief executive officer, to explore growth by a combination of organic development and acquisition.

Mr. Obray, a child of deaf parents, founded Hands On initially as a service providing interpreters to certain deaf and hard of hearing communities in California. He commenced operating VRS in 2002.

Messrs. Luis and Obray, who have each worked in various aspects of communications businesses serving the deaf and hard of hearing markets for over 10 years, first met in 2003 at an industry conference hosted by Telecommunications for the Deaf, Inc. No meaningful subsequent business discussions were held until Mr. Luis contacted Mr. Obray in April 2004 to discuss potential opportunities for their respective companies to work together as Sprint had just launched “Sprint Relay Wireless, Powered by GoAmerica™”, using a new relay client that GoAmerica had recently developed. Hands On and GoAmerica executed a mutual non-disclosure agreement and exchanged basic information concerning their respective businesses.

On two different occasions during 2004, GoAmerica and Hands On considered entering into either a licensing arrangement, joint venture or possible business combination. However, the parties could not agree on specific terms and conditions of any transaction.

GoAmerica retained an investment banker for a two month engagement in November 2004 to assist it in identifying other strategic growth initiatives.

In January 2005, GoAmerica entered into a services agreement with David Lyons, a member of its board of directors with extensive mergers and acquisitions experience, to explore acquisition opportunities.

On February 3, 2005, Mr. Luis contacted Mr. Obray to apprise him of Mr. Lyons’ new duties and to determine whether Hands On might be interested at this time in pursuing a potential merger as he expected GoAmerica’s board to be considering a number of potential acquisitions in the near future.

On February 22, 2005, Messrs. Luis and Lyons met with Mr. Obray and his financial and legal advisors at Hands On’s offices, with King Lee, another GoAmerica board member, participating telephonically. The parties exchanged some detailed operating information and discussed their respective growth plans as GoAmerica expected to, and did, launch its enhanced internet-based relay service, i711.com, in March 2005. The parties concluded that the uniquely complementary nature of each company’s products, services, staffs and other resources warranted deeper investigation. Messrs. Luis and Lyons also continued to research other potential acquisition candidates that they had visited during February 2005.

On February 25, 2005, GoAmerica’s board met telephonically to review certain of the companies, including Hands On, that Messrs. Luis and Lyons believed merited the board’s initial evaluation and qualification as potential targets.

On February 28, 2005, GoAmerica sent Hands On a general term sheet, proposing a stock-for-stock acquisition of Hands On, general employment terms and representation for Mr. Obray on GoAmerica’s board, and certain committed funding of VRS by GoAmerica. Messrs. Luis and Obray discussed the elements of such a transaction from time to time during the next few weeks in anticipation of a scheduled GoAmerica board meeting on March 16, 2005.

Messrs. Luis and Lyons continued to negotiate potential acquisitions with various other targets, while Hands On explored raising capital through private investment.

On March 14, 2005, Mr. Obray invited Mr. Luis to visit Hands On’s office to discuss more specific details of a possible transaction.

On March 16, 2005, Messrs. Luis and Lee met with Mr. Obray and his financial and legal advisors at Hands On’s offices to discuss various aspects of corporate governance, funding commitments and other details of a possible merger of GoAmerica and Hands On.

On March 16 and 17, 2005, GoAmerica’s Board met telephonically to discuss various aspects of a merger with Hands On.

On March 23, 2005, counsel for Hands On sent a draft term sheet to GoAmerica, proposing, in essence, a merger of equals, contingent upon certain funding commitments and GoAmerica’s assumption of certain Hands On liabilities.

On March 25, 2005, GoAmerica’s board met telephonically to review the March 23rd Hands On term sheet and discussed counterproposals.

Between March 27 and April 14, 2005, GoAmerica and Hands On exchanged several revised term sheets with various counterproposals. GoAmerica’s board met telephonically on April 4, April 6 and April 13, 2005 to review and discuss these term sheets.

On April 14, Hands On, GoAmerica and their respective counsel agreed that the current draft of the term sheet was sufficiently developed and agreed upon to warrant commencement of diligence and preparation and negotiation of no shop and loan agreements.

On May 2 and May 3, 2005, GoAmerica’s management team met at Hands On’s office and Hand On’s counsel’s office to conduct diligence, negotiate and execute no shop and loan agreements, and coordinate next steps. On May 2, 2005, GoAmerica entered into a short term loan agreement with Hands On. The Company may be required to loan Hands On up to an aggregate of $1,000,000 under the loan agreement under certain circumstances. All amounts that GoAmerica advances to Hands On pursuant to this agreement will be secured, initially, by the assets acquired with such funds and will bear interest at a defined prime rate. If Hands On breaches any material provision of the merger agreement, the balance of principal and accrued interest will become immediately due and payable and Hands On will be obligated to grant GoAmerica a broader security interest in substantially all of its assets until amounts due under the loan agreement are paid. As of September 30, 2005, GoAmerica had advanced $350,000 to Hands On under the loan agreement.

On May 5, 2005, GoAmerica’s board met telephonically for an operational review and discussion of a variety of topics, including an update on the Hands On transaction based on recent diligence activities.

On June 28, 2005, the FCC announced the NECA reimbursement rate for the period from July 1, 2005 through June 30, 2006. On June 30, 2005, GoAmerica’s board met to review drafts of various transaction documents relating to the Hands On transaction.

On July 5, 2005, GoAmerica’s board unanimously approved the merger agreement and the other transaction documents and authorized management to finalize and execute them. Also on July 5, 2005, the boards of directors of VRS and SLS unanimously approved the merger agreement and the related transaction documents.

The merger agreement was executed and delivered by the parties on July 6, 2005, and a joint press release announcing the execution of the merger agreement was issued on that date.

During August, September and October 2005, the parties had many discussions concerning Hands On’s cash flow situation. Hands On informed GoAmerica that it had approximately $1.4 million in liabilities, including expenses incurred in connection with the proposed mergers. In addition, during this period, GoAmerica was contacted by approximately four third parties, each of which wanted to hold discussions with GoAmerica concerning a possible business transaction. GoAmerica notified Hands On that it had been contacted by these parties in accordance with the provisions of the July 6, 2005 merger agreement. On October 28, 2005, GoAmerica, Hands On and Ronald and Denise Obray signed a waiver and supplemental agreement. For a description of the terms of the waiver and supplemental agreement, see “Waiver and Supplemental Agreement”.

Hands On’s Reasons for the Mergers

The boards of directors of both VRS and SLS believe that the mergers of their respective companies with GoAmerica is advisable, and fair to and in the best interest of their respective companies and each of their respective stockholders. Accordingly, the board of directors of each of VRS and SLS voted unanimously in favor of the respective mergers.

The VRS and SLS boards of directors each approved the merger agreement primarily because they believed that the combined company, as compared to VRS and SLS continuing to operate as separate companies, will provide significantly greater opportunities to expand the products and services of VRS and SLS and to serve the deaf and hard of hearing market that is the core mission of both VRS and SLS. The following are some of the other factors that the VRS and SLS boards of directors considered in concluding that the mergers are fair to and in the best interests of all their respective companies and stockholders:

•	GoAmerica has a similar mission to serve the deaf and hard of hearing market as VRS and SLS.

•	GoAmerica has products and services serving the deaf and hard of hearing market that are complementary to and not a substitute for the products and services offered by VRS and SLS.

•
VRS and SLS lack sufficient capital to fund the growth necessary to expand their products and services in order to compete against other providers of products and services to the deaf and hard of hearing market. GoAmerica has capital in the form of cash to fund the growth of the VRS and SLS businesses.

•
The combined company will be financially stronger than either VRS or SLS alone, which will strengthen the combined company's ability to obtain debt or equity financing, to work with vendors and to attract strategic investments and relationships from other key players in the industry.

•	The potential to raise additional capital to fund growth and operations through access to public markets.

•	The addition of an experienced, professional management team from GoAmerica to oversee and assist VRS and SLS management in managing their operations and growth.

•	The potential advantages to the VRS and SLS stockholders of having ownership of stock in a publicly traded company.

•	The anticipated difficulty of obtaining private equity or debt financing adequate to fund the expansion and growth of the businesses of VRS and SLS.

The VRS and SLS boards of directors also considered a number of potentially negative factors in their deliberations, including:

•	current and historical market prices, volatility and trading data for the GoAmerica stock.

•	historical information of GoAmerica's financial performance showing losses and decreasing revenues.

•	the potential dilution of VRS and SLS stockholders as a result of subsequent financings.

•	the risks, burdens and costs of operating a publicly traded company.

•	reduced control over the VRS and SLS businesses after the mergers.

However, the VRS and SLS boards of directors believes that, overall, the risks associated with the proposed mergers are outweighed by the potential benefits of the transaction.

Recommendation of Hands On’s Boards of Directors

The boards of directors of each of VRS and SLS have unanimously approved the mergers and the merger agreement, and believe that the proposed mergers are in the best interests of VRS and SLS and their respective stockholders. Accordingly, the boards of directors of VRS and SLS unanimously recommend that their stockholders vote “FOR” approval of the merger agreement and the mergers.

GoAmerica’s Reasons for the Merger

In determining whether to enter into the merger agreement, GoAmerica’s board of directors considered a number of factors, including the following:

•	the strategic importance to GoAmerica of Hands On’s relay and interpreting services, which the board and management of GoAmerica believe complement GoAmerica’s current business;

•	the fact that the primary focus of both companies is to serve the needs of the deaf and hard of hearing communities;

•	the terms of the merger agreement and the related terms, including the financial terms, of the transaction;

•	the financial condition, operating results and future prospects of GoAmerica and Hands On;

•	the fact that Ronald E. Obray, Hands On’s founder and president, has over 10 years experience in businesses designed to aid the deaf and hard of hearing communities;

•	the potential cross-marketing benefits and marketing efficiencies of a combined Hands On- GoAmerica company;

•	historical pro forma financial information on the mergers, including, among other things, pro forma book value and earnings per share information;

•
a review of comparable transactions, including a comparison of the price being paid in the mergers with the prices paid in other comparable mergers, expressed as, among other things, multiples of book value and earnings; and

•
management’s view, based on, among other things, such comparable transactions review and the opinion of Orchard Partners, GoAmerica’s financial advisor, that the merger consideration to be paid by GoAmerica is fair to GoAmerica and its stockholders from a financial point of view.

In approving the transaction, the GoAmerica board did not specifically identify any one factor or group of factors as being more significant than any other factor in the decision making process. Individual directors may have given one or more factors more weight than other factors.

Business combinations, including the mergers, typically include certain risks and disadvantages. The material potential risks and disadvantages to GoAmerica identified by GoAmerica’s board and management include the following material matters, the order of which does not necessarily reflect their relative significance:

•	there can be no assurance that the combined company will attain the type of revenue enhancements and cost savings necessary to justify the issuance of stock contemplated by the merger agreement; and

•
since the number of GoAmerica shares to be issued in the mergers generally is fixed, Hands On stockholders will receive the benefit of any appreciation in the market price of GoAmerica’s common stock between the signing of the merger agreement and the completion of the mergers.

The GoAmerica board determined that the anticipated benefits of the mergers outweighed the potential risks. There can be no certainty that the above benefits of the merger anticipated by the GoAmerica board will occur. Actual results may vary materially from those anticipated. For more information on the factors that could affect actual results, see “RISK FACTORS” at page 18 and “FORWARD-LOOKING INFORMATION” at page 29.

Recommendation of the GoAmerica board of directors

The GoAmerica board of directors has unanimously approved the mergers and the merger agreement, and believes that the proposed mergers are in the best interests of GoAmerica and its stockholders. Accordingly, the GoAmerica board of directors unanimously recommends that GoAmerica stockholders vote “FOR” the proposal to authorize the issuance of the shares of GoAmerica common stock issuable pursuant to the merger agreement.

Opinion of GoAmerica’s Financial Advisor

GoAmerica engaged Orchard Partners, Inc. to render an opinion to GoAmerica’s board as to the fairness, from a financial point of view, of the merger consideration offered by GoAmerica in its mergers with VRS and SLS. Orchard Partners delivered its written opinion dated July 6, 2005 to GoAmerica’s board. Orchard Partners’ opinion stated that, as of July 6, 2005, the consideration of approximately 1.9 million shares of GoAmerica’s common stock, subject to adjustments described in the merger agreement for notes, working capital, long term liabilities and stockholder options and warrants, was fair, from a financial point of view, to the holders of GoAmerica common stock. Except as discussed herein, no limitations were imposed by GoAmerica’s board upon Orchard Partners with respect to investigations made or procedures followed in rendering this opinion.

The full text of Orchard Partners’ written opinion is included in this document as Annex B and is incorporated in this document by reference. GoAmerica stockholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations of Orchard Partners’ analyses. The merger consideration was determined by negotiation between the stockholders of Hands On and the management of GoAmerica and was not determined by Orchard Partners.

ORCHARD PARTNERS’ OPINION IS DIRECTED ONLY TO GOAMERICA’S BOARD OF DIRECTORS REGARDING THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW. IT IS NOT A RECOMMENDATION ON HOW A STOCKHOLDER SHOULD VOTE AT THE STOCKHOLDER MEETINGS.

In rendering its opinion, Orchard Partners has, among other things:

-	Reviewed the financial terms and conditions of a draft, dated June 22, 2005, of the merger agreement;
-	Conducted discussions with members of senior management of GoAmerica, VRS, and SLS concerning their respective businesses, operations, assets, financial condition and prospects;
-	Visited the business offices of VRS and SLS in Rocklin, CA;
-	Reviewed certain historical publicly available business and financial information related to GoAmerica;
-	Reviewed the audited financial statements for VRS for the years ending December 31, 2003 and 2004;
-	Reviewed the audited financial statements for SLS for the years ending December 31, 2003 and 2004;
-	Reviewed the audited financial statements for VRS for the period November 1, 2002 (date of inception) to December 31, 2002;
-	Reviewed the reviewed financial statements for SLS for the year ending December 31, 2002;
-	Reviewed various financial forecasts, year-to-date results and other data provided to Orchard by GoAmerica, VRS and SLS related to their businesses;
-	Reviewed historical market prices and trading volume for GoAmerica’s publicly traded stock;
-	Reviewed the results of operations of VRS and SLS and compared them with those of certain publicly traded companies that Orchard deemed to be relevant;
-	Considered, to the extent publicly available, the financial terms of certain other business combinations and transactions which have recently been effected or announced;
-	Undertaken such other studies, analyses and investigations as Orchard deemed appropriate.

Orchard Partners’ opinion is necessarily based upon conditions as they existed and could be evaluated on the respective dates thereof and the information made available to Orchard Partners through the respective dates thereof. Orchard Partners relied upon the accuracy and completeness of all of the financial and other information reviewed and/or discussed for the purposes of its opinion. Orchard Partners assumed that financial forecasts provided by Hands On and GoAmerica for their respective institutions were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective senior managements. Any estimates contained in the analyses performed by Orchard Partners are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Orchard Partners did not make any independent evaluation or appraisals of the assets or liabilities of Hands On and GoAmerica nor was it furnished with any such appraisals.

On July 5, 2005, Orchard Partners rendered a written fairness opinion to GoAmerica’s board. The summary set forth below does not purport to be a complete description of the analyses performed by Orchard Partners in connection with the mergers. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, the opinion is not readily susceptible to summary description. Orchard Partners believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the opinion. No one component of the analyses performed by Orchard Partners was assigned a greater significance than another component. Taken as a whole, Orchard Partners believes these analyses support the conclusion that the consideration to be paid by GoAmerica shareholders is fair, from a financial point of view.

Contribution Analysis -Orchard Partners reviewed the contribution made by each of GoAmerica and Hands On to various income statement items based on the trailing four quarters ended March 31, 2005 and management’s forecasted results for the year ending December 31, 2006. In this analysis, earnings before interest taxes depreciation and amortization (“EBITDA”) was calculated by adding depreciation and amortization expenses to reported operating income. For the trailing four quarters ended March 31, 2005, Orchard noted that GoAmerica reported negative EBITDA and Hands On reported positive EBITDA. The analysis also showed that:

-	GoAmerica shareholders would own approximately 52% of the combined companies;
-	GoAmerica would contribute 36% of trailing four quarters revenues of the combined companies;
-	GoAmerica would contribute 33% of the projected 2006 revenues of the combined companies;
-	GoAmerica would contribute 11% of the projected 2006 EBITDA of the combined companies.

Comparable Public Companies Analysis - Orchard Partners compared selected financial data of Hands On with similar publicly available data for selected publicly traded companies engaged in businesses which Orchard Partners judged to be comparable to Hands On’s business, although no company is identical to Hands On. The names of the publicly traded companies selected by Orchard are listed below, grouped by market focus:

Deaf telephony
-	GoAmerica, Inc.

Audio, video, web & data conferencing
-	WebEx Communications, Inc.
-	Glowpoint, Inc.
-	West Corporation
-	Raindance Communications, Inc.
-	Genesys Conferencing
-	Act Teleconferencing, Inc.

Contact center services
-	NCO Group, Inc.
-	StarTek, Inc.
-	Sykes Enterprises Inc.
-	TeleTech Holdings, Inc.

Video phone technology
-	Polycom, Inc.

Voice over IP services
-	8X8, Inc.
-	Net2Phone, Inc.

Orchard Partners calculated equity values for the selected companies based on an average of the closing stock prices for the five trading days ending June 28, 2005. Orchard Partners compared enterprise values, calculated as equity value plus debt, less cash and cash equivalents, as multiples of revenues and EBITDA for the trailing four quarters reported prior to June 28, 2005.

Orchard Partners calculated the following trading multiples for the selected companies, grouped by market focus:

	High	Low	Median
Enterprise value / revenues

Deaf telephony	1.0x	1.0x	1.0x
Conferencing	4.0x	0.5x	1.6x
Contact center	1.0x	0.5x	0.7x
Video phone technology	2.6x	2.6x	2.6x
VOIP service	4.4x	0.1x	2.3x

Enterprise value / EBITDA

Deaf telephony	NM	NM	NM
Conferencing	13x	4x	9x
Contact center	7x	5x	5x
Video phone technology	15x	15x	15x
VOIP service	NM	NM	NM

“NM” is “not meaningful.”

Orchard calculated the enterprise value indicated for Hands On based on the merger consideration of 1.9 million shares of GoAmerica common stock and the average of the closing prices for GoAmerica’s stock for the 20 trading days ending June 28, 2005. Orchard calculated the following multiples for Hands On for the trailing four quarters ending March 31, 2005:

Enterprise value / revenues: 1.2x
Enterprise value / EBITDA 17x.

Precedent Transaction Analysis - Orchard Partners reviewed and analyzed selected precedent merger and acquisition transactions involving companies providing conferencing, call center or over-the-phone interpretation services. The precedent transactions were (listed by acquirer followed by the acquired company and the year these transactions were announced):

-	West Corporation / Sprint Conferencing - 2005
-	vCustomer Corporation / MCI’s Directory Assistance and General Operator Services call centers and Telerelay Services - 2005
-	Rainmaker Systems, Inc. / Quarter End dba Sunset Direct - 2005
-	ABRY Partners / Language Line Services - 2004
-	West Corporation / ECI Conference Call Services - 2004
-	West Corporation / ConferenceCall.com - 2003
-	West Corporation / InterCall - 2003
-	Raindance Communications, Inc. / InterAct Conferencing - 2002
-	Act Teleconferencing, Inc. / Proximity - 2002
-	Genesys Conferencing / Vialog - 2001

Orchard Partners calculated the following multiples for the precedent transactions listed above:

	High	Low	Median

Enterprise value / revenues	3.2x	0.5x	1.7x
Enterprise value / EBITDA	10.5x	4.5x	10.0x

No company or transaction in the preceding analyses is identical to Hands On, GoAmerica, or the contemplated transaction. Accordingly, an analysis of the results of the foregoing is not mathematically precise; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the values of the companies to which they are being compared. The ranges of valuation resulting from any particular analysis described above should not be taken to be Orchard Partners’ view of the actual value of GoAmerica or Hands On.

The above is only a summary description of the analyses and procedures performed by Orchard Partners in the course of arriving at its opinion. The text of Orchard Partners’ opinion dated July 6, 2005, which sets forth the assumptions made and matters considered, is attached to this joint proxy statement and prospectus as Annex B. Orchard Partners’ opinion is directed only to the "fairness" of the consideration received by GoAmerica shareholders and does not constitute a recommendation to any GoAmerica shareholder as to how such shareholder should vote with respect to the merger.

Founded in 1998, Orchard Partners, Inc. provides fairness opinions, business appraisal services and advice in mergers and acquisitions. Orchard is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for financial reporting, option pricing and other purposes. Orchard’s principal has more than twenty years of experience in investment banking and strategic planning, including experience as an underwriter of public offerings, as an advisor in the sale of companies, and as a representative of publicly traded acquirers. He has been designated an Accredited Senior Appraiser by the American Society of Appraisers. Orchard’s clients include public and private companies in a variety of industries.

GoAmerica selected Orchard Partners as its financial advisor because of Orchard’s expertise in rendering fairness opinions in connection with mergers and acquisitions and the fact that GoAmerica had worked with Orchard Partners in the past.

GoAmerica engaged Orchard Partners on May 26, 2005 to assist it in evaluating this potential transaction. GoAmerica paid Orchard Partners a fee of $50,000 for rendering its written fairness opinion. Orchard Partners has been reimbursed approximately $1,000 for reasonable out of pocket expenses incurred on behalf of GoAmerica. GoAmerica has agreed to indemnify Orchard Partners against certain liabilities.

In December 2003, Orchard provided a fairness opinion to GoAmerica with regard to its 2004 private placement. Orchard was paid $45,000 by GoAmerica for delivery of this opinion. No other contractual relationships exist between GoAmerica and Orchard.

Orchard does not make a market in GoAmerica’s stock or provide research coverage for the company. Neither Orchard nor its principal owns an equity interest in GoAmerica or Hands On.

Terms of the Mergers

  Effect of the Mergers

Upon completion of the mergers, VRS and SLS will become wholly-owned subsidiaries of GoAmerica.

  What Stockholders Will Receive in the Mergers

The stockholders of VRS and SLS, other than dissenting stockholders who perfect their rights to appraisal, which are described below, will receive shares of GoAmerica common stock in the mergers. The exact number of shares to be issued to the stockholders of VRS and SLS in the mergers will be determined in accordance with the formula described in the merger agreement attached as Annex A to this joint proxy statement and prospectus. An example of how the number of GoAmerica shares to be issued in the mergers will be determined is set forth below. After the mergers, the former stockholders of VRS and SLS will own collectively approximately 40% of the outstanding shares of GoAmerica.

  Determination of Number of GoAmerica Shares to be Issued in the Mergers.

The following is an example of how many shares of GoAmerica common stock will be issued in the mergers assuming the following facts:

•
The merger agreement provides that prior to any adjustments, which are described below, GoAmerica will issue in the mergers a number of shares of GoAmerica common stock that is equal to the number of GoAmerica shares outstanding at the effective time of the mergers: Assume this number is 2,338,451 (GoAmerica's outstanding shares as of December 15, 2005).

•
The merger agreement provides that the stockholders of VRS will receive 80% of the GoAmerica shares issued in the mergers and the stockholders of SLS will receive 20% of the GoAmerica shares issued in the mergers.

•	The merger agreement provides for adjustments to the number of shares to be issued to the holders of outstanding shares of VRS common stock for:

(1) the amount by which Hands On’s long term liabilities (excluding the VRS convertible notes described below) as of July 6, 2005, the date the merger agreement was signed, exceeded $500,000;

(2) the amount of Hands On’s working capital deficit (as defined in the merger agreement) as of the closing date;

(3) the aggregate amount of the principal and interest outstanding at the effective time of the mergers under the VRS convertible notes whose holders have not consented to convert such notes into shares of GoAmerica common stock at the time of the mergers. We refer to these notes as the non-converting notes. GoAmerica is not required to close the mergers if the aggregate principal amount outstanding under such notes at the time of the mergers exceeds $75,000, but GoAmerica may waive this condition; and

(4) the aggregate amount of Hands On’s transaction expenses as of the effective time of the mergers, which GoAmerica is required to assume by operation of law.

•
Hands On’s long term liabilities as of July 6, 2005 (excluding the convertible notes) did not exceed $500,000.  Assume that Hands On’s working capital deficit as of the closing date is $1,236,000, that the aggregate principal amount outstanding under the non-converting notes, plus accrued interest, is $435,000, that Hands On's transaction expenses as of the closing are $400,000 and that Hands On's vested options and warrants total 277,202 shares as of the closing;

•	Assume the average of GoAmerica’s closing prices during the last 20 trading days prior to July 6, 2005 is $5.16;

•	Assume the average of GoAmerica’s closing prices during the last 20 trading days prior to the effective time of the mergers is $5.16; and

•	Assume that no stockholders of VRS or SLS have perfected their appraisal rights under applicable law.

•	Under the formula agreed to by the parties in the merger agreement,

(1) the amount of Hands On’s working capital deficit is divided by the average price for the 20 trading days ending prior to the effective time--1,236,000 divided by 5.16 equals 239,668;

(2) the amount of the non-converting notes outstanding at the time of mergers is multiplied by 1.5 and then divided by the average of GoAmerica’s closing prices during the 20 trading days prior to the effective time of the mergers--435,000 times 1.5 divided by 5.16 equals 126,523; and

 (3) the amount of Hands On's transaction expenses as of the closing is multiplied by 2.0 and then divided by the average of GoAmerica's closing prices during the 20 trading days prior to the effective time of the mergers -- 400,000 times 2.0 divided by 5.16 equals 155,125.

In this example, the total number of GoAmerica shares issuable in the mergers is 1,539,933 shares (2,338,451 minus 126,523 (convertible note adjustment) minus 239,668 (working capital deficit adjustment) minus 155,125 (transaction expenses adjustment) minus 277,202 (vested option and warrant adjustment)).

Based on the actual number of shares of VRS, SLS and GoAmerica outstanding as of December 15, 2005 and the number of VRS options, warrants and convertible notes outstanding as of December 15, 2005, GoAmerica expects that it will issue between approximately 1,500,000 and 2,060,000 shares of its common stock in the mergers and that after the mergers, the former stockholders of VRS and SLS will own collectively approximately 40% of GoAmerica’s common stock. The actual number of shares to be issued will depend on the final amounts of the adjustments described above. The closing price of GoAmerica common stock on January 17, 2006, shortly before this joint proxy statement and prospectus was mailed to you, was $4.31.

Stockholders of VRS and SLS will not receive any fractional shares of GoAmerica common stock. Instead they will receive, without interest, cash equal to the fractional share interest they otherwise would have received, multiplied by the average of GoAmerica’s closing prices for the 20 trading days prior to the effective time of the mergers.

After the stockholders of VRS and SLS surrender their VRS and SLS stock certificates to the exchange agent and after the time the mergers take effect, former stockholders of VRS and SLS will receive certificates representing their shares of GoAmerica common stock and a cash payment for any fractional shares. No interest will be paid with respect to any cash payable in the merger. See “Exchange of VRS and SLS Stock Certificates and Payment of Consideration”.

  Stock Options, Warrants and Convertible Notes of VRS

As of the record date for the VRS special meeting, various directors, officers and employees of VRS held options to purchase a total of 626,333 shares of VRS common stock, all granted under VRS’ 2004 Stock Option Plan, warrants to purchase a total of 59,000 shares of VRS commons stock and convertible notes in the aggregate principal amount of $345,000, which were convertible into shares of VRS common stock. All VRS options and warrants that are outstanding at the effective time of the mergers will be converted into options and warrants to purchase shares of GoAmerica common stock upon consummation of the mergers. The terms of the new GoAmerica options and warrants will be the same as the terms of the old VRS stock options and warrants, except that:

•	upon exercise of the new options or warrants, optionees or warrant holders will acquire GoAmerica common stock rather than VRS common stock;

•
the number of shares covered by each new option or warrant will equal the number of shares covered by the corresponding old option or warrant multiplied by the number of shares of GoAmerica common stock to be issued for each VRS share outstanding immediately prior to the effective time;

•
the exercise price of each new option or warrant will equal the exercise price of the corresponding old option or warrant divided by the number of shares of GoAmerica common stock to be issued for each VRS share outstanding immediately prior to the effective time; and

•	the new options will be administered by the same committee that administers the options granted by GoAmerica to GoAmerica employees.

VRS has agreed to use reasonable best efforts to obtain, prior to the mergers, a binding written agreement, reasonably acceptable to GoAmerica, from each holder of VRS convertible notes whereby such holder agrees that each VRS note held by such holder will, at the effective time of the mergers, be converted into a number of shares of GoAmerica common stock equal to the aggregate principal and interest outstanding under such VRS note divided by the average of GoAmerica’s closing prices during the 20 trading days prior to the effective time of the mergers. GoAmerica will assume any VRS notes outstanding at the effective time (not to exceed $75,000 in aggregate principal amount unless GoAmerica waives this condition) with respect to those holders from whom consents have not been obtained.

  GoAmerica Common Stock

Each share of GoAmerica common stock outstanding immediately prior to completion of the mergers will remain outstanding and unchanged by the mergers.

Effective Date

The mergers will take effect when all conditions to the mergers, including obtaining all required stockholder approvals, have been fulfilled or waived or as soon as practicable thereafter as GoAmerica and Hands On mutually select. The approval of the stockholders of VRS, SLS and GoAmerica cannot be waived. We presently expect to close the mergers during the first quarter of 2006. See “Conditions to the Merger”.

Management and Directors of VRS And SLS After Consummation of the Mergers

At the effective time of the mergers, the directors and officers, except the president, of VRS Merger Sub immediately prior to the effective time will be the directors and officers of VRS, and the directors and officers, except the president, of SLS Merger Sub immediately prior to the effective time will be the directors and officers of SLS, to serve until their respective successors are duly elected or appointed and qualified. The current directors and officers of the VRS Merger Sub are: Daniel R. Luis, Donald Barnhart and Wayne D. Smith. The current directors and officers of the SLS Merger Sub are Daniel R. Luis, Donald Barnhart and Wayne D. Smith. At the effective time of the mergers, Ronald E. Obray will be the president of VRS and SLS.

Representations and Warranties

The merger agreement contains customary representations and warranties by each of Hands On and GoAmerica relating to, among other things:

•	Organization.

•	Capital structure.

•	Due authorization, execution, delivery, performance and enforceability of the merger agreement and the interrelationship with other agreements.

•	Consents or approvals of third parties necessary to complete the mergers.

•	Consistency of financial statements with generally accepted accounting principles.

•	Absence of material adverse changes, since December 31, 2004.

•	Absence of undisclosed liabilities.

•	Legal proceedings.

•	Intellectual property.

•	Filing of tax returns and payment of taxes.

•	Retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974.

•
Accuracy of information supplied by each party for inclusion in the registration statement filed under the Securities Act of 1933 in connection with the issuance of GoAmerica common stock in the mergers and this joint proxy statement and prospectus.

•	Compliance with applicable laws and regulations.

•	Disclosure of material contracts.

•	Inventory.

•	Accounts Receivable.

•	Customers.

•	Quality of title to assets and properties.

•	Maintenance of adequate insurance.

•	Brokers’ fees.

•	Absence of material environmental violations, actions or liabilities.

GoAmerica also has made representations and warranties concerning the accuracy of the periodic reports that it files with the Securities and Exchange Commission and the shares of common stock that it will issue in the mergers.

Conduct of Business Pending the Mergers and Other Agreements

In the merger agreement, Hands On and GoAmerica each agreed to use all reasonable efforts to maintain and preserve intact their respective business organizations, employees and advantageous business relationships.

In addition, Hands On and GoAmerica each agreed to conduct their businesses in the usual regular and ordinary course in substantially the same manner as previously conducted. Hands On and GoAmerica each agreed that without the consent of the other, they will not, except as described below under “Waiver and Supplemental Agreement”:

•	change their certificates or articles of incorporation or their bylaws;

•
declare or pay any dividends except that if either VRS or SLS have positive working capital, they may make distributions to their respective stockholders, provided that such distributions will not cause them to have a working capital deficit;

•	repurchase or otherwise acquire any of their capital stock;

•
issue any shares of their capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, except for the issuance of shares of stock upon the exercise of stock options (or, with respect to VRS, warrants) outstanding on the date of the merger agreement;

•	transfer any rights to intellectual property other than granting licenses in the ordinary course of business consistent with past practice;

•	incur any debt in excess of $25,000 in the aggregate;

•	enter into new agreements other than in the ordinary course of business;

•	make any non-scheduled capital expenditures;

•	acquire any business or any material assets outside of the ordinary course of business;

•	take any action designed to preclude the parties from satisfying the conditions to closing described in the merger agreement;

•	adopt or amend any employee benefit plan or grant any severance arrangements;

•	dispose of material assets, properties or other rights or agreements;

•	waive or terminate any material right other than in the ordinary course of business;

•	make any material tax election or settle any material tax claim other than in the ordinary course of business; or

•	agree to do any of the foregoing.

Each of Hands On and GoAmerica also has agreed not to solicit any proposal from a third party with respect to a merger, consolidation or similar transaction. We refer to any such proposal as an “acquisition proposal.”

Similarly, each party has agreed not to participate in any negotiations concerning, or provide any confidential information with respect to, an acquisition proposal. GoAmerica’s obligations are subject to certain exceptions in the merger agreement designed to assure that GoAmerica’s board of directors may exercise its fiduciary responsibilities in the event that a third party, acting on an unsolicited basis, makes an acquisition proposal prior to the consummation of the merger. In the event that GoAmerica receives any such proposal, GoAmerica is required to promptly disclose this fact to Hands On.

GoAmerica and Hands On agreed, among other things:

•	to cooperate in preparing all SEC and other filings to be made in connection with the mergers;

•	to provide access to each other and to each other’s representatives;

•
subject to applicable provisions of the merger agreement, to use reasonable best efforts to consummate the transactions contemplated by the merger agreement and to obtain any consent of any governmental entity or other third party which is required in connection with the mergers; and

•	to agree upon the form and substance of any press release or public disclosure related to the proposed mergers.

GoAmerica has agreed to use its reasonable best efforts to cause the GoAmerica common stock to be issued in the merger to be approved for listing for quotation on the Nasdaq Capital Market.

Ronald E. Obray and Denise E. Obray have agreed that until the effective time of the mergers, except as described below under “Waiver and Supplemental Agreement” they will not sell or transfer any shares of VRS or SLS that they owned on July 6, 2005 and that they will vote all of their shares of VRS and SLS in favor of the mergers. They own approximately 78% of the outstanding shares of VRS and approximately 79% of the outstanding shares of SLS.

GoAmerica agreed to timely file all reports with the SEC in a timely manner and not take any other action that would restrict or limit the ability of Ronald E. Obray and Denise E. Obray to sell the shares of GoAmerica common stock they obtain in the mergers pursuant to SEC Rules 144 and 145. Ronald E. Obray and Denise E. Obray agreed that they will not, in the aggregate, with respect to the GoAmerica common stock received by them in the mergers, (1) during each of the two successive one-year periods following completion of the mergers, sell, transfer or otherwise dispose of more than the greater of 1% of the largest number of shares of GoAmerica common stock outstanding at any time during each one year period and 10% of the number of shares Ronald E. Obray and Denise E. Obray receive in the mergers and (2) during each month in each of the eight quarters in the two one year periods immediately following the mergers, sell, transfer or otherwise dispose of more than one half of one percent of the largest number of shares of GoAmerica common stock outstanding at any time during such quarter. If at any time during the two year period following the mergers, Ronald E. Obray and Denise E. Obray are not able to sell the shares of GoAmerica common stock received by them in the mergers under the SEC’s Rules 144 and 145, GoAmerica has agreed to register with the SEC the shares of GoAmerica common stock received by them in the mergers which have not been previously sold or disposed of by them.

GoAmerica also agreed to take commercially reasonable efforts to cause the release of certain guaranties of Hands On debt as soon as practicable after the mergers are completed.

Waiver and Supplemental Agreement

On October 28, 2005, the parties amended the merger agreement by signing a waiver and supplemental agreement, which provides that:

•
Hands On and Ronald and Denise Obray may raise up to $2.0 million (or, if GoAmerica consents, more than $2.0 million) through the issuance of new Hands On securities or the sale of securities currently held by the Obrays, through December 31, 2005 (this date could have been extended if Hands On or the Obrays had a bona fide proposal for a sale of Hands On shares by December 31, 2005; however, Hands On and the Obrays had no such proposal by December 31, 2005);

•	Hands On and the Obrays may sell only Hands On common stock, or securities that convert automatically into common stock of Hands On, and then GoAmerica, upon closing of the mergers;

•
Any purchaser of securities from Hands On or the Obrays prior to the closing will be required as a condition to any sale to agree to vote in favor of the mergers and to waive any appraisal rights which they may have (so the Obrays and the purchasers will, in the aggregate, at all times hold sufficient shares of Hands On to ensure that the mergers will be approved by Hands On shareholders);

•
Any funds raised by Hands On or the Obrays through the sale of securities prior to the closing of the mergers will be used by them to pay transaction expenses incurred by them in connection with the mergers and to pay other liabilities of Hands On;

•
To the extent that any transaction expenses of Hands On and the Obrays remain outstanding as of the effective time of the mergers, by operation of law, GoAmerica will assume such transaction expenses on the closing date of the mergers, and the number of GoAmerica shares to be issued in the mergers will be reduced by a number of shares equal to (i) the product of multiplying the amount of such transaction expenses assumed by GoAmerica times 2.0, divided by (ii) the average closing price of GoAmerica’s common stock during the 20 trading days prior to closing;

•
The adjustment to the number of GoAmerica shares to be issued in the mergers for any working capital deficit of Hands On, which was contained in the original merger agreement, now will be calculated as of the closing date of the mergers (rather than as of June 30, 2005, as the original merger agreement provided);

•
A total of 25% of the shares of GoAmerica common stock to be issued to the Obrays in the mergers will be held in escrow until any working capital deficit adjustment is determined in accordance with the procedures described in the merger agreement (these escrowed shares are in addition to the shares to be placed in escrow by the Obrays for indemnification purposes);

•
GoAmerica may contact, negotiate with and provide information to (subject to a confidentiality agreement), certain third parties previously identified by GoAmerica to Hands On who have contacted GoAmerica since July 6, 2005 for the purpose of exploring possible business arrangements, provided that GoAmerica will apprise and involve Ronald Obray in good faith;

•
Hands On may contact, negotiate with and provide information to (subject to a confidentiality agreement), third parties (other than those referred to in the preceding bullet point) solely in connection with raising funds in accordance with the terms of the waiver and supplemental agreement, and will keep GoAmerica apprised of these discussions and all material terms;

•
GoAmerica will continue loaning funds to Hands On (up to an additional $650,000) solely for capital expenditures on the same terms as those set forth in the short term loan agreement previously entered into by the parties (GoAmerica issued about $100,000 in payments to various Hands On creditors and vendors specified by Hands On upon execution of the waiver and supplemental agreement and Hands On will discuss with GoAmerica any future capital expenditures in advance); and

•	The parties agreed to use their best efforts to close the mergers as soon as possible, and in any event prior to January 31, 2006.

See “Terms of the Mergers - What Stockholders Will Receive in the Mergers”.

Conditions to the Merger

The obligations of Hands On and GoAmerica to effect the mergers are subject to various conditions, including the following:

  Conditions Applicable to Hands On and GoAmerica.

•	VRS’ stockholders and SLS’ stockholders shall have approved the merger agreement and the transactions contemplated by that agreement;

•	GoAmerica’s stockholders shall have approved the issuance of all shares of GoAmerica common stock issuable pursuant to the merger agreement;

•
the registration statement of which this joint proxy statement and prospectus is a part shall not be subject to an order - typically referred to as a stop order - demanding that we cease using these documents;

•	no order shall be outstanding that would have the effect of preventing completion of the mergers;

•
no legal proceeding shall be pending or threatened by any governmental entity or pending in any court seeking to restrain or prohibit the mergers or obtain other relief that would be material to GoAmerica; and

•	GoAmerica and Hands On shall have agreed on a combined business plan.

  Additional Conditions Applicable to GoAmerica.

     GoAmerica’s obligations to close the mergers are also conditioned, among other things, on the following:

•
except for representations made as of a particular date (which shall be true as of such dates), the representations of VRS and SLS shall be true and correct in all respects at closing, except for failures to be so true and correct as could not reasonably be expected to have a material adverse effect on Hands On;

•	VRS and SLS shall have performed in all material respects the covenants which they are required to perform under the merger agreement as of the closing;

•
VRS and SLS shall have obtained all consents of any third parties which are necessary to permit the consummation of the mergers, except where the failure to obtain any consents could not be reasonably expected to have a material adverse effect on Hands On;

•
The aggregate principal amount of the convertible notes of VRS of which the holders have not consented to conversion of such notes into shares of GoAmerica common stock at the closing of the mergers shall not exceed $75,000;

•
there shall not have occurred any change in the financial condition, properties, assets, liabilities, business, operations or results of operations of Hands On, taken as a whole, that could reasonably be expected to have a material adverse effect on Hands On;

•	GoAmerica shall have received from its counsel the tax opinion described under “Material Federal Income Tax Consequences”; and

•	Holders of not more than five percent of the capital stock of Hands On shall have perfected their appraisal rights as dissenting stockholders.

  Additional Conditions Applicable to Hands On.

     Hands On’s obligations to close the mergers are also conditioned, among other things, on the following:

•
except for representations made as of a particular date (which shall be true as of such dates), GoAmerica’s representations shall be true and correct in all respects at closing, except for failures to be so true and correct as could not reasonably be expected to have a material adverse effect on GoAmerica;

•	GoAmerica shall have performed in all material respects the covenants which it is required to perform under the merger agreement as of the closing;

•
GoAmerica shall have obtained all consents of any third parties which are necessary to permit the consummation of the mergers, except where the failure to obtain any consents could not be reasonably expected to have a material adverse effect on GoAmerica;

•
there shall not have occurred any change in the financial condition, properties, assets, liabilities, business, operations or results of operations of GoAmerica that could reasonably be expected to have a material adverse effect on GoAmerica;

•	Hands On shall have received from its counsel the tax opinion described under “Material Federal Income Tax Consequences”; and

•	The GoAmerica common stock to be issued in the mergers shall have been authorized for listing on the Nasdaq Capital Market.

Except for the requirements of VRS, SLS and GoAmerica stockholder approval, each of Hands On and GoAmerica may waive each of the conditions described above. However, neither of us anticipates waiving the condition that a tax opinion be delivered by counsel.

Amendment; Waiver

Subject to applicable law, at any time prior to completion of the mergers, Hands On and GoAmerica may:

•	amend the merger agreement;

•	extend the time for the performance of any of the obligations or other acts of the other party required in the merger agreement;

•	waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement; or

•	waive compliance by the other party with any of the agreements or conditions contained in the merger agreement.

Termination

Subject to certain qualifications described in the merger agreement, the merger agreement may be terminated under the following circumstances:

•	by agreement of GoAmerica and Hands On;

•	by either GoAmerica or Hands On:

•	if the merger is not consummated on or before January 31, 2006;

•	if VRS’ or SLS’ stockholders fail to approve the mergers or if GoAmerica’s stockholders fail to approve the issuance of the shares of GoAmerica common stock issuable pursuant to the merger agreement;

•
if there is a breach of the other party’s representations in the merger agreement, and such breach is not cured within ten days following written notice to the party committing such breach; provided, however, that neither party can terminate the merger agreement unless the breach, together with all other such breaches, would constitute a failure to satisfy a condition of closing;

•	if a court issues a nonappealable final order having the effect of permanently prohibiting the mergers;

•
by GoAmerica, if it approves a definite agreement reflecting an acquisition proposal from another party, but only if GoAmerica’s board determines in good faith that approving that definitive agreement is necessary for the proper discharge of its fiduciary duties and that the transactions contemplated by that definitive agreement are reasonably likely to be consummated and would, if consummated, be more favorable to GoAmerica’s stockholders than the transactions described in the merger agreement.

Expenses

Subject to expense reimbursement in connection with certain types of termination, each of Hands On and GoAmerica will pay all costs and expenses that it incurs in connection with the transactions contemplated by the merger agreement, including fees and expenses of financial consultants, accountants and legal counsel.

Exchange of VRS and SLS Stock Certificates and Payment of Consideration

The conversion of VRS and SLS common stock into the right to receive GoAmerica common stock will occur automatically on the effective date of the mergers. As soon as possible after the effective date of the mergers, the Exchange Agent designated by GoAmerica will send to the VRS and SLS stockholders a transmittal form, along with instructions, to use in exchanging VRS and SLS stock certificates for GoAmerica stock certificates, as well as for cash in lieu of fractional shares. The exchange agent will mail certificates representing shares of GoAmerica common stock, and checks for cash in lieu of fractional share interests, to former stockholders of VRS and SLS as soon as reasonably possible following the effective time of the mergers and its receipt of certificates representing former shares of VRS or SLS common stock and other related documentation required by the exchange agent.

Hands On stockholders should not return their VRS or SLS stock certificates with the enclosed proxy card. They should not send their VRS and SLS stock certificates to the exchange agent until they receive the transmittal form.

Until the mergers have been completed and the certificates representing shares of VRS and SLS common stock are surrendered for exchange, holders of such certificates will not receive the merger consideration or any distributions or dividends on the GoAmerica common stock. When such certificates are surrendered, any unpaid dividends or other distributions will be paid without interest. For all other purposes, however, each certificate representing shares of VRS or SLS common stock outstanding at the effective date of the mergers will be deemed to evidence ownership of and the right to receive the shares of GoAmerica common stock (and cash in lieu of fractional shares) into which such shares have been converted.

None of the parties will be liable to any VRS or SLS stockholder for any amount paid in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

No fractional shares of GoAmerica common stock will be issued to any stockholder of VRS or SLS upon completion of the mergers. For each fractional share that would otherwise be issued, GoAmerica will pay by check an amount equal to the fractional share interest to which such holder would otherwise be entitled multiplied by the average of the closing prices of GoAmerica common stock as reported on the Nasdaq Capital Market during the 20 trading days ending one day prior to the date the mergers become effective. The fractional share interests of each stockholder of VRS and SLS will be aggregated so that no stockholder receives cash in respect of fractional share interests in an amount greater than the value of one full share of GoAmerica common stock.

Interests of Management and Others in the Mergers

In considering the recommendation of the VRS and SLS boards regarding the merger agreement, stockholders of VRS and SLS should know that certain directors and officers of VRS and SLS have interests in the mergers in addition to their interests as stockholders of VRS and SLS. All those additional interests are described below, to the extent they are material and are known to VRS and SLS. The VRS and SLS boards and the GoAmerica board were aware of these interests and considered them, among other matters, in approving the merger agreement:

 Stock Options, Warrants and Convertible Notes.

When the mergers become effective, each outstanding option and warrant to purchase VRS common stock will be converted into an option or warrant, as applicable, to purchase GoAmerica common stock, and each outstanding promissory note that is convertible into shares of VRS common stock either will be converted into shares of GoAmerica common stock or assumed by GoAmerica and thereafter convertible into shares of GoAmerica common stock. See “Stock Options, Warrants and Convertible Notes of VRS.”

Employment Agreement.

Ronald E. Obray, the president and a director of VRS and SLS, and a principal stockholder of both companies, has entered into an Employment Agreement with GoAmerica, which will become effective at the effective time of the mergers. The employment agreement provides that Mr. Obray will serve as president of VRS and SLS, which will then be subsidiaries of GoAmerica. The employment agreement is for a two year term, and provides that at the end of the two year period, it will automatically renew for successive one year periods unless terminated by either party. Mr. Obray will receive a base salary of $225,000 per year and be eligible to receive bonuses and other incentive awards. If Mr. Obray’s employment is terminated or not renewed by GoAmerica without cause, or, if Mr. Obray terminates his employment upon a change in control (as defined in the merger agreement) of GoAmerica, then Mr. Obray will be entitled to one year of severance pay and, in the event that he terminates his employment upon a change in control, the vesting of all options previously granted to Mr. Obray will accelerate and remain exercisable for one year after the termination date of his employment. Mr. Obray has agreed not to compete with GoAmerica for one year after the termination of his employment for any reason.

Share Ownership.

As of December 15, 2005, the common stock of VRS was held by eleven stockholders and the common stock of SLS was held by three stockholders. As of December 15, 2005, there were 4,088,000 shares of VRS common stock issued and outstanding and 400 shares of SLS common stock issued and outstanding. For information concerning the amounts and percentages of holdings of VRS’ common stock and SLS’ common stock by (i) the holders of more than 5% of the issued and outstanding common stock of each of VRS and SLS, (ii) each director of VRS and SLS and (iii) all directors and officers as a group of each of VRS and SLS, see “THE MEETINGS - Stock Ownership of Certain Beneficial Owners and Management”.

Ronald E. Obray and Denise E. Obray have agreed to vote all of the shares of VRS and SLS common stock that they own in favor of the merger agreement and the mergers. GoAmerica has agreed to register the shares of GoAmerica stock received by Ronald E. Obray and Denise E. Obray in the mergers for resale in certain circumstances. Ronald E. Obray and Denise E. Obray have agreed to limit the number of shares of GoAmerica common stock received in the mergers that they may sell during the two year period following the completion of the mergers. See “Conduct of Business Pending the Mergers and Other Agreements” and “Resale of GoAmerica Common Stock”.

Board of Directors.

GoAmerica has agreed that effective upon the completion of the mergers, GoAmerica will appoint to GoAmerica’s board of directors Ronald E. Obray and three other persons designated by Ronald E. Obray (which three persons will meet the director independence standards established by the Nasdaq Marketplace Rules) and one person designated jointly by Ronald E. Obray and GoAmerica, and all other directors then serving on GoAmerica’s board other than Daniel R. Luis, GoAmerica’s chief executive officer, and three other persons designated by GoAmerica will resign. It is currently anticipated that the post merger GoAmerica board of directors will consist of Mr. Obray, Mr. Luis, Aaron Dobrinsky, David Lyons, King Lee, three individuals designated by Mr. Obray and one individual designated jointly by Mr. Obray and GoAmerica. The parties intend that, subject to the exercise by GoAmerica’s board of its fiduciary duties, Ronald E. Obray and his three designees will be nominated for reelection at the annual meetings of stockholders of GoAmerica at which the terms of the newly appointed directors will expire.

Indemnification.

The merger agreement provides that as soon as practicable after the effective time of the mergers, GoAmerica will distribute to the escrow agent certificates representing 10% of the aggregate number of shares of GoAmerica common stock to be issued in the mergers, all of which will come from the shares that would otherwise be deliverable to Ronald E. Obray and Denise E. Obray. These shares will be available to compensate GoAmerica for certain damages pursuant to the indemnification obligations of Ronald E. Obray and Denise E. Obray. They have agreed to indemnify GoAmerica for all losses arising out of any misrepresentations or breaches of agreements made by VRS or SLS in the merger agreement. GoAmerica has agreed to indemnify the stockholders of VRS and SLS for all losses arising out of any misrepresentations or breaches of agreements made by GoAmerica in the merger agreement. No claim for damages may be made unless the aggregate damages exceed $25,000. All of these escrowed shares remaining in escrow after 12 months following the completion of the mergers will be released to Ronald E. Obray and Denise E. Obray.

Additional Escrow.

See “Waiver and Supplemental Agreement” for additional shares otherwise deliverable to the Obrays that will be delivered into escrow until Hands On’s working capital deficit (if any) as of the closing is determined.

Interests of Counsel.

DLA Piper Rudnick Gray Cary US LLP (“DLA”), counsel to Hands On, has been issued a warrant for 41,000 shares of VRS common stock. Scott Pink, special counsel with DLA, has been issued an option to purchase 35,000 shares of VRS common stock.

Accounting Treatment

GoAmerica will account for the mergers under the purchase method of accounting. GoAmerica will record, at fair value, the acquired assets and assumed liabilities of VRS and SLS. To the extent that the total purchase price exceeds the fair value of the assets acquired and liabilities assumed, GoAmerica may record intangible assets, which include goodwill. GoAmerica will include in its results of operations the results of operations of VRS and SLS after completion of the mergers.

Material Federal Income Tax Consequences

The following is a discussion of the material federal income tax consequences of the mergers to the VRS and SLS stockholders and VRS note holders that receive GoAmerica common stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed federal income tax regulations, and administrative and judicial interpretations of the Internal Revenue Code and those regulations, all as in effect as of the date of this joint proxy statement and prospectus and all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be applicable to VRS and SLS stockholders and note holders in light of their particular circumstances or to holders of VRS and SLS stock or notes subject to special treatment under United States federal income tax law, including, without limitation:

•	Partnerships and other pass-through entities;

•	Foreign persons who may be subject to tax under the provisions of the Foreign Investment in Real Property Tax Act of 1980;

•	Certain financial institutions;

•	Insurance companies;

•	Tax-exempt entities;

•	Dealers in securities or foreign currencies;

•	Traders in securities that elect to apply a mark-to-market method of accounting;

•	Certain United States expatriates;

•	Persons who hold their VRS or SLS stock or notes as part of a straddle, hedge, conversion transaction, or other integrated investment;

•	Persons whose functional currency is not the United States dollar; and

•	Persons who acquired their VRS or SLS stock upon the exercise of employee stock options or their VRS or SLS stock or notes otherwise as compensation.

Furthermore, this discussion does not address any aspect of state, local, or foreign taxation, or any aspect of United States federal tax laws other than the United States federal income tax. Because this discussion does not address tax consequences which may vary with your individual circumstances, we strongly urge you to consult your own tax advisor as to the specific United States federal, state, local or foreign income or other tax consequences of the mergers to you.

This discussion is limited to VRS and SLS stockholders and VRS note holders who hold their VRS and SLS stock and VRS notes as capital assets. A stockholder holds stock (and a noteholder holds a note) as a capital asset unless the holder holds the stock (or note) as stock in trade or other property of a kind that would be included in the holder’s inventory if on hand at the close of the taxable year, or primarily for sale to customers in the ordinary course of the holder’s trade or business.

The consummation of the mergers and exchange of stock is conditioned, in part, upon the receipt of an opinion from Lowenstein Sandler PC that the each of the mergers will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The tax opinion will be based upon law existing on the date of the opinion and upon certain facts, assumptions, limitations, representations and covenants including those contained in representation letters executed by officers of GoAmerica, VRS and SLS that, if incorrect in certain material respects, would jeopardize the conclusions reached by Lowenstein Sandler PC in its opinion. The tax opinion will not bind the Internal Revenue Service or prevent the Internal Revenue Service from successfully asserting a contrary opinion. No ruling will be requested from the Internal Revenue Service in connection with the mergers.

Subject to the limitations and qualifications set forth above and below, and the limitations and qualifications set forth in the opinions of counsel included as an exhibit to the registration statement of which this prospectus is a part, each of the mergers will qualify as a reorganization within the meaning of Section 368(a) of the Code, which will result in the following federal income tax consequences:

Tax consequences to GoAmerica, VRS Merger Sub, SLS Merger Sub, VRS, and SLS. For federal income tax purposes, no gain or loss will be recognized by GoAmerica, VRS Merger Sub, SLS Merger Sub, VRS, or SLS solely as a result of the mergers.

Tax consequences to VRS and SLS stockholders. For federal income tax purposes:

•
no gain or loss will be recognized by the stockholders of VRS or SLS upon the exchange of their shares of VRS or SLS common stock for shares of GoAmerica common stock pursuant to the mergers, except with respect to cash, if any, received in lieu of fractional shares of GoAmerica common stock;

•
the aggregate tax basis of the shares of GoAmerica common stock received in exchange for shares of VRS or SLS common stock pursuant to the mergers (including a fractional share of GoAmerica common stock for which cash is received) will be the same as the aggregate tax basis of such shares of VRS or SLS stock surrendered pursuant to the mergers;

•
the holding period of the shares of GoAmerica common stock received in exchange for shares of VRS or SLS common stock will include the holder’s holding period for such shares of VRS or SLS common stock; and

•
a stockholder of VRS or SLS who receives cash in lieu of a fractional share of GoAmerica common stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (determined under the second bullet above) and the amount of cash received.

Taxation of escrowed shares. Under the merger agreement, each VRS or SLS stockholder (other than a stockholder validly asserting appraisal rights) will be entitled to receive outright, upon due surrender of its certificate formerly representing shares of VRS or SLS stock, shares of GoAmerica common stock equal to 65% of the whole number of shares of GoAmerica common stock into which the shares of VRS or SLS stock surrendered by the stockholder are to be converted. The remaining 35% of the whole number of shares of GoAmerica common stock into which the shares of VRS or SLS stock are to be converted (all such shares to be shares that would otherwise be deliverable to the Obrays) will be placed in escrow as security for indemnification obligations (representing 10% of the escrowed shares) and until Hands On’s working capital deficit, if any, as of the closing is determined (representing 25% of the escrowed shares), pursuant to the merger agreement. The Obrays will be credited with the number of shares placed in escrow on their behalf. See “Indemnification” and “Waiver and Supplemental Agreement”.

Each VRS and SLS stockholder will allocate its basis in its shares of VRS or SLS stock among all of the shares of GoAmerica common stock received by or credited to the stockholder as a result of the mergers, including both shares of GoAmerica common stock received outright and shares of GoAmerica common stock placed in escrow on the stockholder's behalf. No gain or loss will be recognized by a VRS or SLS stockholder upon the distribution of escrowed shares to the stockholder upon termination of the escrow or upon the distribution of escrowed shares to GoAmerica in satisfaction of indemnification claims. In the event that some or all of the escrowed shares are distributed to GoAmerica in satisfaction of an indemnification claim, the tax basis of that stockholder’s allocable portion of the escrowed shares that have been returned to GoAmerica will be added to and allocated among the stockholder’s aggregate tax basis in the stockholder’s remaining shares of GoAmerica common stock (including any remaining escrowed shares allocable to the stockholder).

Each VRS and SLS stockholder will be required to include in gross income all amounts earned on property held in escrow and credited to that stockholder. Any dividends paid on the escrowed GoAmerica common stock will be distributed currently to the VRS and SLS stockholders, subject to limited exceptions.

THE TAXATION OF ESCROWS IS COMPLEX. EACH VRS AND SLS STOCKHOLDER IS ENCOURAGED TO CONSULT HIS, HER OR ITS TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE ESCROW, INCLUDING THE RETURN OF ANY ESCROWED SHARES TO GOAMERICA, THE SALE OF ANY SHARES HELD IN ESCROW AND THE RELEASE OF THE SHARES FROM THE ESCROW.

Tax consequences to VRS note holders that receive GoAmerica common stock in the merger.

For federal income tax purposes, if the VRS notes are treated as securities, no gain or loss will be recognized by the VRS note holders upon the exchange of their VRS notes for shares of GoAmerica common stock pursuant to the mergers, except with respect to shares of GoAmerica common stock received that are attributable to interest accrued but unpaid on the VRS notes exchanged therefor. To the extent that such accrued interest was not previously recognized as income for tax purposes, the VRS note holder will recognize ordinary income. If such accrued interest already has been recognized as income for tax purposes, the VRS note holder may recognize loss if the fair market value of the GoAmerica common stock received therefor is less than the accrued interest previously recognized. The aggregate tax basis of the shares of GoAmerica common stock received will be the same as the aggregate tax basis of such VRS notes surrendered therefor pursuant to the mergers, except that the basis of such shares of GoAmerica common stock attributable to accrued but unpaid interest will be equal to the fair market value of such GoAmerica common stock. The holding period of the shares of GoAmerica common stock received in exchange for VRS notes will include the holder’s holding period for such VRS notes, except that the holding period of such shares of GoAmerica common stock attributable to accrued but unpaid interest will begin on the day following the day of the exchange.

For federal income tax purposes, if the VRS notes are not treated as securities, VRS note holders will recognize gain or loss equal to the difference between the fair market value of the GoAmerica common stock exchanged therefor and the holder’s adjusted tax basis in the notes. Such gain or loss generally will be capital in nature; however, to the extent that GoAmerica common stock is attributable to accrued but unpaid interest that was not previously taken into income by the VRS note holder, the VRS note holder will be treated as receiving ordinary income. The aggregate tax basis of the shares of GoAmerica common stock received will be equal to the fair market value of such GoAmerica common stock. The holding period of the shares of GoAmerica common stock received in exchange for VRS notes will begin on the day following the day of the exchange.

Reporting requirements. VRS and SLS stockholders will be required to attach a statement to their tax returns for the year of the mergers describing the facts pertinent to the non-recognition of gain or loss upon the exchange of shares pursuant to the mergers. Such statement must include the holder’s tax basis in the holder’s VRS or SLS stock and a description of the GoAmerica common stock received therefor. VRS AND SLS STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY TAX REPORTING REQUIREMENTS.

Consequences to stockholders exercising appraisal rights. The above description does not apply to stockholders who exercise appraisal rights. A holder of VRS or SLS stock who exercises appraisal rights with respect to either of the mergers and receives cash in exchange for shares of VRS or SLS stock generally will recognize capital gain or loss equal to the difference between the amount of cash received and the stockholder's basis in those shares, unless the payment is treated as a dividend pursuant to Section 302 of the Code or otherwise. A sale of shares based on the exercise of appraisal rights generally will not be treated as a dividend if the stockholder exercising appraisal rights owns no shares of GoAmerica stock immediately after the mergers, after giving effect to the constructive ownership rules of the Code. The capital gain or loss will be long-term capital gain or loss if the holder’s holding period in the shares is more than one year. Any payment in respect of an exercise of appraisal rights may be subject to backup withholding where required by the Code.

Consequences if the mergers do not qualify as reorganizations. The opinions described above will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting positions contrary to those expressed above, and no assurance can be given that contrary positions will not be asserted successfully by the Internal Revenue Service or adopted by a court if the issues are litigated. GoAmerica, VRS and SLS do not intend to obtain a ruling from the Internal Revenue Service with respect to the tax consequences of the mergers.

If the IRS were to succeed in challenging the reorganization status of the mergers, each VRS and SLS stockholder would recognize capital gain or loss, equal to the difference between (1) the fair market value, as of the time of the mergers, of the GoAmerica common stock received pursuant to the mergers and (2) the stockholder’s tax basis in the VRS or SLS stock surrendered therefor pursuant to the mergers. The capital gain or loss would be long-term capital gain or loss if the holder’s holding period in the VRS or SLS stock is more than one year at the time of the mergers. In such event, a stockholder’s aggregate basis in the GoAmerica common stock so received would equal its fair market value as of the time of the mergers and the holding period for such stock would begin on the day after the mergers. VRS note holders receiving GoAmerica common stock would be treated in the manner described above for VRS notes not treated as securities.

Backup Withholding. Noncorporate stockholders of VRS or SLS may be subject to backup withholding on cash payments that they receive. Backup withholding can be avoided, however, if the stockholder:

•
furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on a substitute IRS Form W-9 or any successor form included in the letter of transmittal that is delivered following the completion of the mergers;

•	provides certification of foreign status on IRS Form W-8BEN or any successor form; or

•	is otherwise exempt from backup withholding.

Backup withholding is not an additional tax and any amounts withheld may be allowed as a refund or credit against a VRS or SLS stockholder's U.S. federal income tax liability provided that the required information is delivered to the IRS.

WE INTEND THIS DISCUSSION TO PROVIDE ONLY A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS. WE DO NOT INTEND THAT IT BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS. WE DO NOT ADDRESS CERTAIN CATEGORIES OF STOCKHOLDERS, AND WE DO NOT ADDRESS STATE, LOCAL OR FOREIGN TAX CONSEQUENCES. IN ADDITION, AS NOTED ABOVE, WE DO NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT UPON, INDIVIDUAL CIRCUMSTANCES. WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR TO DETERMINE YOUR PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES RESULTING FROM THE MERGERS, IN LIGHT OF YOUR INDIVIDUAL CIRCUMSTANCES.

Circular 230 Disclaimer:  Nothing contained in this discussion of certain federal income tax considerations is intended or written to be used, and cannot be used, for the purpose of (i) avoiding tax-related penalties under the Code or (ii) promoting, marketing, or recommending to another party any transactions or tax-related matters addressed herein.

Resale of GoAmerica Common Stock

The GoAmerica common stock issued in the merger will be freely transferable under the Securities Act, except for shares issued to any VRS or SLS stockholder who may be deemed to be:

•	an “affiliate” of VRS and SLS for purposes of Rule 145 under the Securities Act; or

•	an “affiliate” of GoAmerica for purposes of Rule 144 under the Securities Act.

Affiliates will include persons - generally executive officers, directors and 10% or more stockholders - who control, are controlled by, or are under common control with, GoAmerica, VRS or SLS at the time of the stockholder meetings, and with respect to GoAmerica, at or after the effective date of the mergers.

Affiliates of VRS and SLS will be subject to Rules 144 and 145. Those rules restrict the sale of shares of GoAmerica common stock received in the merger by affiliates and certain of their family members and related interests. Under those rules:

•
Generally, during the year following the effective date of the mergers, those persons who are affiliates of VRS and SLS at the time of the VRS and SLS special meetings, provided they are not affiliates of GoAmerica at or following the effective date of the mergers, may publicly resell any shares of GoAmerica common stock received by them in the mergers, subject to certain limitations and requirements. These limitations and requirements include the amount of GoAmerica common stock that may be sold by them in any three-month period, the manner of sale, and the adequacy of current public information about GoAmerica.

•	After the one-year period, such affiliates may resell their shares without such restrictions so long as there is adequate current public information with respect to GoAmerica as required by Rule 144.

•	After the two-year anniversary of the closing of the mergers, such affiliates will not be subject to any such restrictions.

Persons who are affiliates of GoAmerica after effective date of the mergers may publicly resell any shares of GoAmerica common stock received by them in the mergers, subject to the same limitations and requirements as apply to affiliates of VRS and SLS in the first year and subject to certain filing requirements specified in Rule 144.

The ability of affiliates to resell shares of GoAmerica common stock received in the mergers under Rule 144 or Rule 145, as summarized in this joint proxy statement and prospectus, generally will be subject to GoAmerica’s having satisfied its public reporting requirements under the Securities Exchange Act of 1934 for specified periods prior to the time of sale.

GoAmerica has agreed in the merger agreement to file all reports with the SEC in a timely manner to ensure compliance with the requirements of Rule 144(c) under the Securities Act and, for a period of 90 days after the effective time of the mergers, not to take any action that would restrict or limit, by contract or otherwise, the ability of the Ronald E. Obray and Denise E. Obray to sell the shares of GoAmerica common stock received by them in the mergers pursuant to Rule 144 and Rule 145 (in accordance with the other applicable provisions of the federal securities laws). Ronald E. Obray and Denise E. Obray have agreed that they will not, in the aggregate, with respect to the GoAmerica common stock received by them in the mergers, (1) during each of the two successive one-year periods immediately following completion of the mergers, sell, transfer or otherwise dispose of more than the greater of 1% of the largest number of shares of GoAmerica common stock outstanding at any time during each one year period and 10% of the number of shares of GoAmerica common stock received by Ronald E. Obray and Denise E. Obray in the mergers and (2) during each month in each of the eight quarters in the two one-year periods immediately following the mergers, sell, transfer or otherwise dispose of more than one half of one percent of the largest number of shares of GoAmerica common stock outstanding at any time during such quarter. If at any time during the two year period immediately following the effective time, Ronald E. Obray and Denise E. Obray are not permitted by applicable law or otherwise to sell the shares of GoAmerica common stock received by them in the mergers under Rule 144 and Rule 145, then GoAmerica will register for resale the shares of GoAmerica common stock received by them in the mergers which have not previously been sold or otherwise disposed of by them.

This joint proxy statement and prospectus does not cover any resales of shares of GoAmerica common stock received by persons who may be deemed to be affiliates of VRS, SLS or GoAmerica.

Dissenters’ Rights

Stockholders of VRS and SLS have the right to dissent from the mergers and receive the fair values of their shares. See “APPRAISAL RIGHTS APPLICABLE TO HANDS ON STOCKHOLDERS.” GoAmerica’s obligations to close the mergers are conditioned on the holders of not more than 5% of the capital stock of Hands On outstanding immediately prior to the closing of the mergers having perfected their appraisal rights as dissenting stockholders.

BUSINESS OF GOAMERICA

GoAmerica provides a wide range of wireless, relay and prepaid communications services, customized for people who are deaf, hard-of-hearing or speech impaired. GoAmerica’s vision is to improve the quality of life of its customers by being their premier provider of innovative communication services. For more information on GoAmerica, see “WHERE YOU CAN FIND MORE INFORMATION” at page 139 and GoAmerica’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, both of which are being sent to stockholders along with this joint proxy statement and prospectus.

BUSINESS OF HANDS ON

General

Hands On is a leader in providing sign language interpreting and video relay services to people who are deaf or hard-of-hearing. Hands On has been serving the needs of the deaf and hard-of-hearing community since 1992. Hands On’s business is conducted through two companies: VRS and SLS.

Business

VRS

VRS is a leading provider of video relay services to deaf and hard of hearing customers. VRS’ video relay services allow deaf and hard of hearing persons, using American Sign Language, or ASL, to have an interactive conversation over the telephone with a hearing person. The VRS customer communicates with a certified sign language interpreter at VRS through the Internet. Both the VRS customer and the VRS interpreter use personal computers equipped with web cameras or a video phone/TV which allow them to communicate visually over a high-speed Internet connection using ASL. The hearing person that the VRS customer wishes to communicate with is connected telephonically with the VRS interpreter. The VRS interpreter translates ASL from the VRS customer into English for the hearing person, and translates English from the hearing person into ASL for the VRS customer. VRS’ video relay services also includes the ability to send and receive audio as well as display video upstream and downstream simultaneously for those deaf and hard of hearing customers who have the ability to speak clearly and prefer to verbally express themselves. This system allows the deaf or hard of hearing VRS customer to have real-time, interactive conversations with hearing persons. Virtually all of VRS’ revenue is derived from reimbursement by NECA for the provision of video relay services.

The cost of video relay services is paid by the Telecommunications Relay Services Fund, or TRS Fund, rather than by the deaf and hard of hearing customers that use video relay services. The TRS Fund is managed by National Exchange Carrier Association, or NECA, an industry association that is under FCC oversight. Money for the TRS Fund originates from fees paid by interstate telephone providers. These fees are collected by telecommunications companies nationwide, and are then passed on to NECA. NECA uses the TRS Fund to reimburse companies that provide deaf and hard of hearing consumers with specialized telecommunications services, including video relay services. VRS, like other providers of video relay services, receives reimbursement from NECA based on the number of minutes of video relay services provided. The video relay services reimbursement rate for the period beginning July 1, 2005, and ending June 30, 2006 has been set by NECA at approximately $6.64 per minute. All providers of video relay services are reimbursed at the same rate, and NECA reevaluates this reimbursement rate annually. For the period beginning July 1, 2004 and ending June 30, 2005, the NECA reimbursement rate for video relay services was $7.75.

Historically, the significant majority of VRS video relay services are provided directly to VRS customers. The balance of VRS’ video relay services are provided to the customers of traditional telecommunications companies through subcontractor arrangements with those companies. When VRS is hired as a subcontractor for video relay services, the NECA reimbursement is allocated between VRS and the subcontracting telecommunications company pursuant to negotiated terms.

VRS was founded in 2002 by Ronald E. Obray and Denise E. Obray, who are also the founders of SLS. VRS is headquartered in Rocklin, California, and currently maintains call centers in California in the cities of Rocklin, Oakland, and Temecula, and a call center in Vancouver, Washington.

 SLS

SLS is a provider of traditional on-site sign language interpreting services on a contract basis. Typically, SLS customers contact SLS to schedule an interpreter and SLS will assign a qualified interpreter to meet the customer’s needs. SLS was founded by Ronald E. Obray and Denise E. Obray in the San Francisco bay area in 1990. SLS currently concentrates it services in the Northern California region, but can provide nationwide, 24-hour a day, sign language interpreting services through its network of interpreters. All of SLS’ revenue is received from customers using SLS to provide sign language interpreting services.

Competition

Hands On has a number of competitors that provide video relay services. The following are some of Hands On’s major competitors providing Internet protocol relay services: Sprint, Communication Service for the Deaf, Sorenson Media, AT&T, MCI, Communication Access Center (CAC), Hamilton and Nordia.

Employees

At December 15, 2005, Hands On employed 88 full-time equivalent employees. None of these employees is covered by a collective bargaining agreement and Hands On believes that its employee relations are good.

Management

The current directors and officers of VRS and SLS are Ronald E. Obray and Denise E. Obray. Effective upon the closing of the mergers, Ronald E. Obray will be appointed as a director of GoAmerica. Mr. Obray will designate three other individuals who will be appointed to GoAmerica’s board. An additional individual agreed jointly upon by Mr. Obray and GoAmerica also will be appointed to GoAmerica’s board, and all other directors then serving on GoAmerica’s board other than Daniel R. Luis, GoAmerica’s chief executive officer, and three other persons designated by GoAmerica, will resign. It currently is anticipated that GoAmerica’s post merger board of directors will consist of Mr. Obray, Mr. Luis, Aaron Dobrinsky, David Lyons, King Lee, three individuals designated by Mr. Obray and one individual designated jointly by Mr. Obray and GoAmerica (this individual has not been designated as of the date of this joint proxy statement and prospectus). Mr. Obray has entered in to an employment agreement with GoAmerica, which will become effective upon the completion of the mergers. See “THE MERGERS -- Interests of Management and Others in the Mergers.

The five year business experience of Mr. Obray and his three designees to the GoAmerica board, each of whom has consented to serve, is described below.

Ronald E. Obray (age 46) has been a director and president of SLS since the formation of SLS in 1992 and a director and president of VRS since the formation of VRS in 2002. Mr. Obray has over 40 years of first-hand knowledge of the deaf community. Mr. Obray grew up with deaf parents and has many friends and business acquaintances who are deaf. Mr. Obray worked at the California School for the Deaf as a supervising counselor and sports coach from 1979 to 1995. Mr. Obray also worked for an interpreting service as a scheduler and interpreter until he formed Hands On in 1992. Mr. Obray is a certified sign language interpreter (RID CI, CT/CAD IV).

John M. Gibbons (age 57) currently serves, since 2000, as a director and Audit Committee Chairman of Deckers Outdoor Corporation, a designer, producer and brand manager of specialty sport and lifestyle footwear listed on the American Stock Exchange, and as a director and Audit Committee Chairman of National Technical Systems, Inc., a provider of integrated testing, certification, quality registration, systems evaluation and staffing services listed on the Nasdaq National Market.  From June 2000 through February 2004, he was Vice Chairman of TMC Communications, a reseller of telecommunications services where he also served as CEO from August 2001 until February 2004, and held other senior management positions, including Chief Financial Officer, before that.  From March 2000 to December 2001, Mr. Gibbons was Vice Chairman of Assisted Living Concepts, Inc., a national provider of assisted living services listed on the American Stock Exchange.  Previously, Mr. Gibbons was employed by The Sports Club Company, an operator of sports and fitness facilities listed on the American Stock Exchange, where he was CEO and a director from July 1999 to February 2000 and was President and COO from July 1995 to July 1999.

 Janice L. Scites (age 55) is President of Scites Associates, Inc., a technology and business consulting firm serving the communications, financial services and energy industries, which she founded in January 2001.  Before that, since 1995 she held various management positions with AT&T Corp., most recently as Vice President, Broadband and Corporate Strategy from November 1997 to January 2001.  Ms. Scites currently serves since 1998 as a director of Central Vermont Public Service Corporation, a New York Stock Exchange listed company engaged in providing energy and energy-related services in Vermont, and, since 2000, a director of its affiliate, The Home Service Store, Inc., a national home maintenance and repair business.

David W. Warnes (age 59) is currently President and CEO of Best Direct Network Ltd., a United Kingdom company he founded in 2002 that provides voice over IP (VOIP) and other high bandwidth communications solutions as well as secure billing and authentication services.  Since 2002, he has also served as a director and Vice-Chairman of Kast Telecom S.A., a France-based integrator of voice, data and Internet telecommunications services, and as a director and Audit Committee
Chairman of OCP Inc., a California company that designs, manufactures and sells fiber optic subsystems and modules for metropolitan, local and storage area networks.  From 2000 to 2002, Mr. Warnes served as President and CEO of New World Network, a wholesale services provider of advanced, high-speed bandwidth capacity to telecommunications companies and Internet Service Providers based in Miami, Florida.

Related-Party Transactions Between Directors and Officers of Hands On and Hands On

Over the past years, Ronald Obray has taken personal loans from Hands On. As of December 15, 2005, the balance of these loans was $38,700. Prior to the effective time of the mergers, Hands On intends to forgive these loans, which will be treated as compensation.

Stock Ownership of Management and Controlling Stockholders

For information concerning the amounts and percentages of holdings of VRS’ common stock and SLS’ common stock by (i) the holders of more than 5% of the issued and outstanding common stock of each of VRS and SLS, (ii) each director of VRS and SLS and (iii) all directors and officers as a group of each of VRS and SLS, see “THE MEETINGS - Stock Ownership of Certain Beneficial Owners and Management”.

Executive Compensation

The following table sets forth a summary for the last three fiscal years of the cash and non-cash compensation awarded to, earned by, or paid to, Ronald E. Obray, the Chief Executive Officer of VRS and SLS, and each other officer of VRS and SLS who earned in excess of $100,000. Other than the officers disclosed, no officer of VRS or SLS received compensation in excess of $100,000 in 2004.

SUMMARY COMPENSATION TABLE
Cash and Cash Equivalent Forms of Remuneration

Name and Principal Position	Year	Annual Compensation			Long-Term Compensation
		Salary ($)(1)	Bonus ($)	Other Annual Compensation ($)(2)	Awards
					Securities Underlying Options/SARs (#)
Ronald E. Obray, President	2004	$255,902	—	—	—
	2003	$0	—	—	—
	2002	$0	—	—	—

_________________
(1)
Over the past years, Hands On has made certain loans to Mr. Obray which Hands On intends to treat as compensation to Mr. Obray and Mr. Obray will not be obligated to repay the loans. As of December 15, 2005, the total outstanding balance of the loans made to Mr. Obray was $38,700.

(2)	Hands On believes that the value of these perquisites and other benefits are less than 10% of the salary reported in the table above.

Employment Agreements

Ronald E. Obray has entered into an employment agreement with GoAmerica, which will become effective upon the closing of the mergers. See “THE MERGERS -- Interests of Management and Others in the Mergers”.

Securities Authorized for Issuance under Equity Compensation plans

The Board of Directors and stockholders of VRS have approved the Hands On Video Relay Services, Inc., 2004 Stock Option Plan (the “VRS Option Plan”). The following table provides information as of December 15, 2005, with respect to options outstanding and available under the VRS Option Plan. VRS and SLS do not have any other equity compensation plans.

Plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Hands On Video Relay Services, Inc., 2004 Stock Option Plan	626,333	$0.05942	368,667

Ronald E. Obray and Denise E. Obray did not own or exercise any stock options during 2004. In addition, they were not granted any stock options during 2004.

Director Compensation

The directors of VRS and SLS are not compensated for their service on the respective boards.

HANDS ON’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following presents Hand On’s management’s discussion and analysis of Hands On’s financial condition and results of operations and should be read in conjunction with Hand On’s consolidated financial statements and related notes included elsewhere in this joint proxy statement and prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Hands On’s actual results could differ significantly from those anticipated in these forward-looking statements as a result of various factors. See “RISK FACTORS” and “FORWARD-LOOKING INFORMATION.”

SLS

Overview

SLS’ revenue primarily consists of interpreting services revenue. SLS collects its revenue from businesses requiring interpreting services, and pays its interpreter subcontractors after each assignment is completed. SLS recognizes revenue immediately after an assignment is completed, as well as the corresponding expense associated with the interpreter subcontractor. Interpreting services consisted of 100% of the revenue generated by SLS in the years 2004, 2003 and 2002.

SLS’ cost of revenue consists primarily of interpreter subcontractor wages. The majority of the interpreters are subcontractors, and, therefore SLS is not responsible for payroll taxes, insurance or employee benefits. SLS employs staff interpreters who perform services for SLS. SLS is responsible for payroll taxes, insurance and benefits for these interpreters.

Salaries and wages expense consists primarily of scheduling and management personnel required to support the booking of new interpreting services, including employee benefits, payroll taxes and insurance.

Outside services expense consists primarily of accounting fees and building maintenance fees allocated to SLS from the VRS operation. SLS consumes approximately 5% of these services, which are paid by VRS and allocated to SLS across an intercompany charge account.

Travel expenses consist primarily of travel reimbursement for mileage and other travel-related charges of staff interpreters.

Marketing expenses consist primarily of advertising and promotional expenses and sponsorships incurred in connection with marketing SLS’ interpreter services business.

Network expenses consist primarily of computer equipment expenses, telecommunications expenses (including pagers), airtime, and mobile phone expenses related to the support of interpreting services operations.

Depreciation expense consists of depreciation associated with capitalized equipment. Depreciation is calculated on a double-declining method on an annual basis. Nearly all of SLS assets were fully depreciated as of December 31, 2004.

General and administrative costs consist of financing expenses, including receivables factoring fees, bad debts expense, liability insurance expenses, office supplies, licenses, utilities, rent, employee development programs and dues and subscriptions. Some of these costs, such as rent and utilities, are allocated to SLS on a 5% basis from VRS based on SLS’ estimated consumption of these expenses,.

Disposal of assets expense consists of those assets deemed to have exceeded their useful life, and/or assets that have been donated or retired.

Interest expense consists of interest paid on a line of credit for the years ended December 31, 2003 and December 31, 2002. VRS assumed this liability in 2003.

Critical Accounting Policies and Estimates

This Management’s Discussion and Analysis of Financial Condition and Results of Operations discusses SLS’ condensed financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management of SLS to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, allowance for doubtful accounts, and other general accruals. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Management of SLS believes the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of its financial statements. Historically, SLS has derived substantially all of its revenue primarily from interpreting services. Revenue is recognized on a daily basis as interpreting services are completed. Cost of goods sold is booked or accrued on a daily basis when invoices are received from interpreter subcontractors. SLS receivables are analyzed on a monthly basis, and are written off as SLS deems them uncollectible. A considerable amount of judgment is used by management in assessing the ultimate realization of these receivables, including analysis of historical collection rates and the current credit-worthiness of significant customers.

SLS currently holds no inventory or other significant intangible long-term assets.

Results of Operations

The following table sets forth for the periods indicated certain financial data as a percentage of revenue:

	YEARS ENDED DECEMBER 31,
	2004	2003	2002
PERCENTAGE OF REVENUE
Revenues:
SLS	100%	100%	100%

Total Revenue	100%	100%	100%

Costs & Expenses:
Cost of SLS revenue	62%	57%	64%
Wages	31%	19%	21%
Outside Services (Legal, etc.)	3%	2%	1%
Travel	1%	1%	1%
Marketing	0%	1%	0%
Network	3%	3%	2%
Depreciation and amortization	0%	1%	1%
General & administrative expenses	5%	9%	5%

Total costs and expenses	106%	92%	94%

Income (loss) from operations	-6%	8%	6%

Other Income:
Disposal of assets	-2%	0%	0%
Interest (expense) income, net	0%	0%	0%

Total other income	-2%	8%	0%

Net income (loss) before benefit from income taxes	-8%	8%	6%
Income tax benefit	0%	0%	0%

Net income (loss)	-8%	8%	6%

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

SLS Revenue. SLS revenue decreased to $1.5 million for the year ended December 31, 2004 from $1.7 million for the year ended December 31, 2003. This decrease was primarily due to the concentration of resources on the VRS business.

Cost of SLS Revenue. Cost of SLS revenue decreased to $0.9 million for the year ended December 31, 2004 from $1.0 million for the year ended December 31, 2003. The decrease was primarily due to the decrease in SLS revenue.

Wages. Wages increased to $0.5 million for the year ended December 31, 2004 from $0.3 million for the year ended December 31, 2003. The increase was primarily due to the addition of scheduling staff to establish better record keeping and handle the day-to-day transactional load of the SLS operation.

Outside Services Expense. Outside services expenses increased to $0.04 million for the year ended December 31, 2004 from $0.03 million for the year ended December 31, 2003. This increase was primarily due to costs related to business and CPA consulting services allocated to SLS from the VRS operation. These consultants provided services to streamline the financial reporting services of SLS.

Travel Expense. Travel expenses remained constant at $0.02 million for the year ended December 31, 2004 and the year ended December 31, 2003, as staff interpreter travel reimbursements for these periods remained unchanged.

Marketing Expense. Marketing expenses decreased to $0.005 million for the year ended December 31, 2004 from $0.01 million for the year ended December 31, 2003, primarily due to the concentration of resources on the VRS operation.

Network Expense. Network expenses remained constant at $0.05 million for the year ended December 31, 2004 and the year ended December 31, 2003. The SLS network is in place, and these costs are primarily due to the replacement of aging computer systems and other computer accessory requirements.

Depreciation and Amortization Expense. Depreciation and amortization expenses decreased to $0.004 million for the year ended December 31, 2004 from $0.009 million for the year ended December 31, 2003. This decrease was primarily due to the fact that substantially all of SLS assets were fully depreciated for the period ended December 31, 2004, and very limited purchases of new capital equipment. Amortization expense for both periods was zero.

General and Administrative Expense. General and administrative expenses decreased to $0.1 million for the year ended December 31, 2004 from $0.2 million for the year ended December 31, 2003. This decrease was primarily due to a lower allocation of overhead expenses such as rent and utilities to SLS from VRS during the period ended December 31, 2004 compared to the period ended December 31, 2003.

Interest Expense. Interest expense decreased to $0 for the year ended December 31, 2004 from $0.003 million for the year ended December 31, 2003. This decrease was primarily due to the transfer of the line of credit from SLS to VRS during 2003.

Year Ended December 31, 2003 Compared To Year Ended December 31, 2002

SLS Revenue. SLS revenue decreased to $1.7 million for the year ended December 31, 2003 from $2.2 million for the year ended December 31, 2002. This decrease was primarily due to the concentration of resources on the VRS business.

Cost of SLS Revenue. Cost of SLS revenue decreased to $1.0 million for the year ended December 31, 2003 from $1.4 million for the year ended December 31, 2002. The decrease was primarily due to the decrease in SLS revenue.

Wages. Wages decreased to $0.3 million for the year ended December 31, 2003 from $0.5 million for the year ended December 31, 2002. The decrease was primarily due to a reorganization of SLS during 2003 to reduce staffing costs.

Outside Services Expense. Outside services expense remained constant at $0.003 million for the year ended December 31, 2003 and the year ended December 31, 2002. Outside services consisted primarily of building maintenance and computer consulting fees.

Travel Expense. Travel expenses increased to $0.02 million for the year ended December 31, 2003 from $0.01 million for the year ended December 31, 2002. Staff interpreter travel reimbursements increased a small amount as staff interpreters were sent on more interpreting services jobs, and their travel was subsequently reimbursed.

Marketing Expense. Marketing expenses increased to $0.01 million for the year ended December 31, 2003 from $0.004 for the year ended December 31, 2002. Marketing efforts were primarily concentrated on advertising campaigns through direct mailings and sponsorships to deaf and hard-of-hearing organizations.

Network Expense. Network expenses remained constant at $0.04 million for the year ended December 31, 2003 and the year ended December 31, 2002. The SLS network is in place, and these costs are primarily due to the replacement of aging computer systems and other computer accessory requirements.

Depreciation and Amortization Expense. Depreciation and amortization expenses decreased to $0.009 million for the year ended December 31, 2003 from $0.014 million for the year ended December 31, 2002. This decrease was primarily due to the fact that substantially all of SLS’ assets are fully depreciated, and there were very limited purchases of new capital equipment. Amortization expense for the periods was zero.

General and Administrative Expense. General and administrative expenses increased to $0.2 million for the year ended December 31, 2003 from $0.1 million for the year ended December 31, 2002. This increase was primarily due to bad debts expense of $35,000 and bank credit card fees of $17,000 in the year ended December 31, 2003. These charges were significantly less for the year ended December 31, 2002.

Interest Expense. Interest expense decreased to $0.003 for the year ended December 31, 2003 from $0.009 million for the year ended December 31, 2002. This decrease was primarily due to the transfer of a line of credit from SLS to VRS during 2003.

NINE MONTHS ENDED SEPTEMBER 30, 2005 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2004

Results of Operations

The following table sets forth for the periods indicated certain financial data as a percentage of revenue:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004

PERCENTAGE OF REVENUE
Total revenue	100%	100%	100%	100%

Costs & Expenses:
Cost of interpreting services	60%	70%	64%	68%
Sales and marketing	0%	0%	1%	0%
General and administrative	32%	41%	35%	35%
Research and development	0%	0%	0%	0%
Depreciation and amortization	0%	1%	0%	1%

Total costs and expenses	92%	112%	100%	104%

Income (loss) from operations	8%	-12%	0%	4%

Other Income:
Disposal of assets	0%	0%	0%	0%
Interest (expense) income, net	0%	0%	0%	0%

Total other income	0%	0%	0%	0%

Net income (loss) before benefit from income taxes	8%	-12%	0%	4%
Income tax benefit	0%	0%	0%	0%

Net income (loss)	8%	-12%	0%	4%

Community Interpreting Service revenue. SLS revenue increased to $1.2 million for the nine months ended September 30, 2005 from $1.1 million for the nine months ended September 30, 2004. With the introduction of VRS, most Company resources have been focused on the VRS business, with little marketing and advertising being spent on the SLS business.

Cost of Community Interpreting Service revenue. Cost of community interpreting services revenue decreased to $756,000 for the nine months ended September 30, 2005 and $774,000 for the nine months ended September 30, 2004. SLS cost of revenue decreased slightly as a percentage of sales due to renegotiation of contracts with customers charging a higher rate for interpreting services.

Sales and marketing expense. Sales and marketing expenses increased to $11,000 for the nine months ended September 30, 2005 from $5,000 for the nine months ended September 30, 2004. This increase was primarily due to an advertising campaign to attempt to increase SLS revenue.

General and administrative expense. General and administrative expenses increased to $415,000 for the nine months ended September 30, 2005 from $404,000 for the nine months ended September 30, 2004. This increase was primarily due to the additional use of the outside CPA firm for the 2004 audit and for a consultant who assisted with the daily accounting operations for SLS.

Research and development expense. Research and development expense was $0 for the nine months ending September 30, 2005 and September 30, 2004.

Depreciation & amortization expense. Depreciation expenses decreased to $2,000 for the nine months ended September 30, 2005 from $7,000 for the nine months ended September 30, 2004. Nearly all SLS assets are fully depreciated by the period ending December 31, 2004. Amortization expense for SLS is zero, as no start-up costs or other intangibles are recorded on SLS’s books.

Interest expense. Interest expense was zero for the nine months ended September 30, 2005 and for the nine months ended September 30, 2004.

THREE MONTHS ENDED SEPTEMBER 30, 2005 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 2004

Community Interpreting Service revenue. SLS revenue increased to $399,000 for the three months ended September 30, 2005 from $352,000 for the three months ended September 30, 2004. This increase was primarily due to the effect of a marketing campaign.

Cost of Community Interpreting Service revenue. Cost of community interpreting services revenue decreased to $239,000 for the three months ended September 30, 2005 from $248,000 for the three months ended September 30, 2004. The decrease was due to the mix of revenues leaning towards higher margin clients during this period.

Sales and marketing expense. Sales and marketing expenses were $0 for the three months ended September 30, 2005 and for the three months ended September 30, 2004.

General and administrative expense. General and administrative expenses decreased to $126,000 for the three months ended September 30, 2005 from $145,000 for the three months ended September 30, 2004. The decrease was due primarily to increased efficiencies in the administration department resulting in a reduction in headcount.

Research and development expense. Research and development expense was $0 for the three months ending September 30, 2005 and September 30, 2004.

Depreciation & amortization expense. Depreciation and amortization expenses decreased to $1,000 for the three months ended September 30, 2005 from $2,000 for the three months ended September 30, 2004. This decrease was primarily due to the fact that substantially all of SLS assets are fully depreciated for the period ending December 31, 2004, and very limited purchases of new capital equipment. Amortization expense for the periods was zero.

Interest expense. Interest expense was $0 for the three months ended September 30, 2005 and September 30, 2004. We expect interest expenses to remain at zero.

LIQUIDITY AND CAPITAL RESOURCES

Since our inception, we financed our operations through income derived from operations. We have incurred a net operating income since our inception and as of September 30, 2005 have an accumulated net income of $15,000. During the nine months ended September 30, 2005 we incurred a net income of $3,000 and generated $41,000 of cash from operating activities. As of September 30, 2005 we had $4,000 of cash and cash equivalents. We anticipate continuing to generate revenues from one primary source, community interpreting services. This will be partially offset by increases in sales and marketing expenditures from levels incurred during 2004 as we introduce new products and services to the consumer marketplace. At this time, we do not have any bank credit facility or other working capital credit line under which we may borrow funds for working capital or other general corporate purposes.

Net cash used in operating activities was $41,000 for the nine months ended September 30, 2005. The principal use of cash for operating activities was to fund our increase in receivables and partial repayment of loans from the VRS operation.

Net cash used in investing activities was $3,000 for the nine months ended September 30, 2005. The primary use of cash in investing activities was for the acquisition of equipment to support the SLS operation.

Net cash generated from financing activities was $0 for the nine months ended September 30, 2005.

As of December 31, 2004, SLS had an accumulated net income of $18,000. During 2004, SLS incurred a net loss of $125,000. Net cash from operating activities was ($6,000), $20,000 and $229,000 for the years ended December 31, 2004, 2003 and 2002, respectively. The principal use of cash for the year ended December 31, 2004 was to fund losses from operations and accounts receivable, offset by a $179,000 intercompany loan from VRS. The principal source of cash for the year ended December 31, 2003 was from net income and a decrease in accounts receivable, partially offset by an accounts payable increase. For the year ended December 31, 2002, the primary source of cash was from net income and an increase in accounts payable.

Net cash used in investing activities was $58,000, $64,000 and ($131,000) for the years ended December 31, 2004, 2003 and 2002, respectively. For the year ended December 31, 2004, SLS created cash from investment activities by transferring the lease deposit to VRS and from a loan from VRS, partially offset by fixed asset acquisitions. For the year ended December 31, 2003, SLS created cash from investment activities by an increase in the loan to owner, partially offset by the payment of a security deposit for the building, partially offset by fixed asset acquisitions. For the year ended December 31, 2002, SLS used cash from investment activities by the acquisition of fixed assets, a decrease in the loan to owner and repayment of loans to VRS.

Net cash used for financing activities was ($5,000), ($62,000) and ($180,000) for the years ended December 31, 2004, 2003 and 2002, respectively. Net cash financing activities was ($6,000) for the year ended December 31, 2004, which resulted primarily from principal payments on the line of credit. Net cash used by financing activities was ($62,000) for the year ended December 31, 2003, which resulted primarily from principal payments on the line of credit. Net cash used by financing activities was ($180,000) for the year ended December 31, 2002, which resulted payments on the line of credit, a distribution to shareholder of $124,611, and principal payments to investors.

VRS

Overview

Since VRS’ inception, VRS has invested significant capital to build video relay service call centers.

VRS’ revenue primarily consists of reimbursable minutes of video relay service, which are recognized as revenue when VRS bills the NECA/FCC TRS fund on a monthly basis. In 2002 and 2003, VRS had agreements with MCI and AT&T by which MCI and AT&T offered video relay services on VRS’ behalf. AT&T and MCI billed the NECA/FCC TRS fund on VRS’ behalf, and transferred the revenue to VRS after a commission was taken. AT&T provided $1.4 of revenue in 2004, $3.1 in 2003, and all revenue in 2002 ($50,849). MCI provided $0.7 of revenue in 2004, $1.4 in 2003, and $0 in 2002. VRS itself provided the balance of the revenue; $6.3 in 2004, $0 in 2003 and $0 in 2002. VRS, AT&T, and MCI revenue accounted for substantially all of revenue during 2004, 2003 and 2002.

VRS’ cost of revenue consists primarily of call center overhead expenses, including rent and utilities, interpreter subcontractor costs and staff interpreter wages and payroll taxes and insurance.

Salaries and wages expense consist primarily of support personnel, general and administrative personnel, recruiting and engineering personnel, including employee benefits, payroll taxes and insurance.

Outside services expense consists primarily of legal fees, accounting fees, business consulting fees and building maintenance fees.

Travel expenses consist primarily of travel of support, engineering, recruiting, marketing, and management personnel between new and existing call centers, as well as travel to marketing and community conventions.

Marketing expenses consist primarily of equipment giveaways (including Drink units and PC cameras for use with the VRS service), marketing support personnel (including benefits, payroll taxes and insurance), and sponsorships to deaf community programs, universities and schools.

Network expenses consist primarily of computer equipment expenses, telecommunications expenses (including pagers), airtime, and mobile phone expenses related to support of call center operations.

Depreciation expense consists of depreciation associated with capitalized equipment and capitalized leased equipment. Depreciation is calculated on a double-declining method on an annual basis. Amortization expense consists of amortized start-up costs, both from the initial start-up of the VRS operation, and a certain portion of each new call center is capitalized until it begins to generate revenue. Start-up costs are amortized straight-line on a 60 month basis, beginning the month the call center begins operations.

General and administrative costs consist of financing expenses, including receivables factoring fees, company events expenses, liability insurance expenses, office supplies, licenses, utilities, rent (not including call centers), employee development programs, and dues and subscriptions.

Disposal of assets expense consists of those assets deemed to have exceeded their useful life, and/or assets that have been donated or retired.

Interest expense consists of interest accrued or paid to long-term individual note holders and interest expense associated with capitalized lease equipment. Each individual note holder has a specific interest rate and term, of which VRS accrues and/or pays monthly.

Critical Accounting Policies and Estimates

This Management’s Discussion and Analysis of Financial Condition and Results of Operations discusses VRS’ condensed financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management of VRS to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, allowance for doubtful accounts, and other general accruals. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Management of VRS believes the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of its financial statements. Historically, VRS has derived substantially all its revenue primarily from video relay services and interpreter services. VRS’ revenue consists primarily of reimbursable video relay service minutes provided and is recognized on a monthly basis by the filing of the official NECA/FCC TRS fund report as required by law. VRS estimates the collectibility of its receivables to be 100% for VRS, as the reimbursements come directly from the government agency. As such, no reserves are taken against the VRS receivables.

VRS currently holds no inventory or other significant intangible long-term assets.

Results of Operations

The following table sets forth for the periods indicated certain financial data as a percentage of revenue:

	YEARS ENDED DECEMBER 31,

	2004	2003	2002

PERCENTAGE OF REVENUE
Total revenue	100%	100%	100%

Costs & Expenses:
Cost of VRS revenue	11%	12%	145%
Wages	45%	47%	35%
Outside Services (Legal, etc.)	14%	21%	280%
Travel	3%	3%	27%
Marketing	4%	1%	0%
Network	5%	7%	84%
Depreciation and amortization	4%	4%	39%
General & administrative expenses	9%	10%	110%

Total costs and expenses	94%	105%	722%

Income (loss) from operations	6%	-5%	-622%

Other Income:
Disposal of assets	0%	0%	0%
Interest (expense) income, net	-2%	-2%	-4%

Total other income	-2%	-2%	-4%

Net income (loss) before benefit from income taxes	5%	-6%	-625%
Income tax benefit	0%	0%	0%

Net income (loss)	5%	-6%	-625%

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

VRS Revenue. VRS revenue increased to $8.4 million for the year ended December 31, 2004 from $4.5 million for the year ended December 31, 2003. This increase was primarily due to the opening of additional call centers and successful marketing campaigns. Minutes recorded in 2004 were 1.0 million, up from 0.5 million recorded in 2003. The reimbursement rate per minute dropped to $7.59 from $8.85 in July, 2004. The reimbursement rate dropped to $6.64 as of July, 2005.

Cost of VRS Revenue. Cost of VRS revenue increased to $1.0 million for the year ended December 31, 2004 from $0.5 million for the year ended December 31, 2003. The increase was primarily due to increased interpreter requirements for the additional two call centers opened in 2004.

Wages. Wages increased to $3.8 million for the year ended December 31, 2004 from $2.1 million for the year ended December 31, 2003. The increase was primarily due to the addition of support staff related to finance, human resources, marketing, and recruiting staff.

Outside Services Expense. Outside services expenses increased to $1.2 million for the year ended December 31, 2004 from $0.9 million for the year ended December 31, 2003. This increase was primarily due to costs related to the Sorenson litigation, legal fees related to the proposed merger, accounting/CPA fees and legal fees associated with the NECA budgeting process.

Travel Expense. Travel expenses increased to $0.2 million for the year ended December 31, 2004 from $0.1 million for the year ended December 31, 2003. This increase was primarily due to additional marketing travel and travel to new call centers by support staff.

Marketing Expense. Marketing expenses increased to $0.3 million for the year ended December 31, 2004 from less than $0.1 million for the year ended December 31, 2003. This increase was primarily due to new marketing programs, including $168,000 in brown bag rewards given and $60,000 worth of video appliances given away to prospective customers in 2004.

Network Expense. Network expenses increased to $0.4 million for the year ended December 31, 2004 from less than $0.3 million for the year ended December 31, 2003. This increase was primarily due to support staff telecommunications costs, including mobile phones, pagers and airtime, and computer and telecommunications expenses, including phone accessories and computer accessories.

Depreciation and Amortization Expense. Depreciation and amortization expenses increased to $0.3 million for the year ended December 31, 2004 from $0.2 million for the year ended December 31, 2003. This increase was primarily due to additional call center capitalized equipment purchases of $750,000 in 2004. Amortization expense remained constant in 2004, as no new call center costs were capitalized until 2005.

General and Administrative Expense. General and administrative expenses increased to $0.8 million for the year ended December 31, 2004 from $0.5 million for the year ended December 31, 2003. This increase was primarily due to higher financing costs associated with factoring receivables, higher revenue taxes associated with the Vancouver call center, and higher administrative expenses such as office supplies and company events.

Interest Expense. Interest expense increased to $0.13 million for the year ended December 31, 2004 from $0.08 million for the year ended December 31, 2003. This increase was primarily due to interest paid on the long-term notes and interest charges on the capitalized leases.

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

VRS was incorporated in November, 2002 and had only one month of limited operation in December, 2002. Thus, a comparison of 2003 and 2002 operating results is not meaningful and is omitted.

Nine Months Ended September 30, 2005 Compared To Nine Months Ended September 30, 2004

Results of Operations

The following table sets forth for the periods indicated certain financial data as a percentage of revenue:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004

PERCENTAGE OF REVENUE
Total revenue	100%	100%	100%	100%

Costs & Expenses:
Cost of VRS revenue	48%	35%	40%	33%
Sales and marketing	13%	11%	10%	8%
General and administrative	45%	44%	42%	40%
Research and development	11%	9%	9%	8%
Depreciation and amortization	4%	3%	3%	3%

Total costs and expenses	121%	102%	104%	92%

Income (loss) from operations	-20%	-2%	-4%	8%

Other Income:
Disposal of assets	0%	0%	0%	0%
Interest (expense) income, net	-3%	-3%	-3%	-3%

Total other income	-3%	-3%	-3%	-3%

Net income (loss) before benefit from income taxes	-23%	-5%	-7%	5%
Income tax benefit	0%	0%	0%	0%

Net income (loss)	-23%	-5%	-7%	5%

VRS Revenue. VRS revenue increased to $8.1 million for the nine months ended September 30, 2005 from $5.8 million for the nine months ended September 30, 2004. This increase was primarily due to the opening of additional call centers and successful marketing campaigns. Minutes recorded in the first nine months of 2005 were 1.1 million, up from 0.8 million recorded in the first nine months of 2004.

Cost of VRS Revenue. Cost of VRS revenue increased to $3.2 million for the nine months ended September 30, 2005 from $1.9 million for the nine months ended September 30, 2004. The increase was primarily due to increased interpreter requirements for the additional two call centers opened in 2004 and one additional call center opened in 2005.

Sales and Marketing Expense. Sales and marketing expense increased to $825,000 for the nine months ended September 30, 2005 from $442,000 for the nine months ended September 30, 2004. This increase was primarily due to new marketing programs, including $50,000 worth of video appliances given away to prospective customers in 2005, $50,000 in sponsorship expenses, partially offset by lower brown bag reward program payouts (this program was discontinued in 2005).

General and Administrative Expense. General and administrative expense increased to $3.4 million for the nine months ended September 30, 2005 from $2.4 million for the nine months ended September 30, 2004. This increase was primarily due to the addition of support staff related to engineering, finance, human resources, marketing, and recruiting staff, higher financing costs associated with factoring receivables, higher revenue taxes associated with the Vancouver call center, and higher administrative expenses such as office supplies and company events.

Depreciation and Amortization Expense. Depreciation and amortization expense increased to $262,000 for the nine months ended September 30, 2005 from $173,000 for the nine months ended September 30, 2004. This increase was primarily due to additional call center capitalized equipment purchases of $386,000 in 2004.

Interest Expense. Interest expense increased to $211,000 for the nine months ended September 30, 2005 from $152,000 for the nine months ended September 30, 2004. This increase was primarily due to interest paid on the long-term notes and interest charges on the capitalized leases.

Three Months Ended September 30, 2005 Compared To Three Months Ended September 30, 2004

VRS Revenue. VRS revenue increased to $2.3 million for the three months ended September 30, 2005 from $2.0 million for the three months ended September 30, 2004. This increase was primarily due to the opening of additional call centers and successful marketing campaigns. Minutes recorded for the three months ended September 30, 2005 were 0.4 million, up from 0.3 million for the three months ended September 30, 2004. The reimbursement rate per minute dropped to $7.59 from $8.85 in July, 2004 and to $6.64 as of July, 2005.

Cost of VRS Revenue. Cost of VRS revenue increased to $1.1 million for the three months ended September 30, 2005 from $714,000 for the three months ended September 30, 2004. The increase was primarily due to increased interpreter requirements for the additional two call centers opened in 2004.

Sales and Marketing Expense. Sales and marketing expense increased to $303,000 for the three months ended September 30, 2005 from $221,000 for the three months ended September 30, 2004. This increase was primarily due to additional marketing travel and new marketing programs.

General and Administrative Expense. General and administrative expense increased to $1.0 million for the three months ended September 30, 2005 from $880,000 for the three months ended September 30, 2004. This increase was primarily due to addition of support staff related to finance, human resources, marketing, and recruiting, higher financing costs associated with factoring receivables, higher revenue taxes associated with the Vancouver call center, and higher administrative expenses such as office supplies and company events.

Research and Development. Research and development expense increased to $249,000 for the three months ended September 30, 2005 from $174,000 for the three months ended September 30, 2004.

Depreciation and Amortization Expense. Depreciation expense remained constant at $0.1 million for the three months ended September 30, 2005 and for the three months ended September 30, 2004. This was primarily due to limited acquisition of new assets and older assets becoming fully depreciated.

Interest Expense. Interest expense remained constant at $0.1 million for the three months ended September 30, 2005 and for the three months ended September 30, 2004. This was primarily due to interest paid on the long-term notes and interest charges on the capitalized leases.

Liquidity and Capital Resources

Since our inception, we financed our operations through income derived from operations and borrowing from the VRS operation via an inter-company loan. We have incurred a net operating deficit since our inception and as of  September 30, 2005 have an accumulated net deficit of $967,000. During the nine months ended September 30, 2005, we incurred a net loss of $554,000 and generated $241,000 of cash from operating activities. As of September 30, 2005, we had $3,000 overdraft of cash and cash equivalents. In execution of our 2005 operating plan, we took steps to keep our annual revenues constant despite an overall higher use of Company resources to fund the VRS operation. We anticipate continuing to generate revenues from one primary source, video interpreting services. This will be partially offset by increases in sales and marketing expenditures from levels incurred during 2004 as we introduce new products and services to the consumer marketplace. At this time, we do not have any bank credit facility or other working capital credit line under which we may borrow funds for working capital or other general corporate purposes.

Net cash from operating activities was $241,000 for the nine months ended September 30, 2005. The principal use of cash for operating activities was to fund our losses from operations and higher legal fees, offset by a decrease in receivables and a $66,000 inter-company loan from SLS.

Net cash used in investing activities was $356,000 for the nine months ended September 30, 2005. The primary use of cash in investing activities was for the acquisition of property, plant and equipment to support the VRS operation.

Net cash generated from financing activities was $2,000 for the nine months ended September 30, 2005. Net cash from financing activities resulted from a paid-in-capital received from the exercise of common stock options and warrants.

As of September 30, 2005, our principal commitments consisted of obligations outstanding under operating leases. As of September 30, 2005, future minimum payments for non-cancelable operating leases having terms in excess of one year amounted to $1,572,000 of which approximately $556,000 is payable in the next twelve months.

The following table summarizes VRS’ contractual obligations at September 30, 2005, and the effect such obligations are expected to have on its liquidity and cash flow in future periods.

		Less than			After
September 30, (In thousands)	Total	1 Year	1-3 Years	4-5 Years	5 Years

Contractual Obligations:
Capital Lease Obligations	$305,000	$63,000	$242,000	$--	$--
Operating Lease Obligation	1,572,000	556,000	735,000	268,000	13,000
Total Contractual Cash Obligation	$1,877,000	$619,000	$977,000	$268,000	$13,000

As of December 31, 2004, VRS had an accumulated deficit of $0.2 million. During 2004, VRS incurred a net gain of $0.4 million and generated $0.8 million of cash from operating activities.

In 2002 and 2003, VRS issued convertible notes (with an outstanding principal balance of $345,000 as of September 30, 2005). These convertible notes are three-year term, fixed interest rate instruments with a conversion feature that allows for conversion into common stock at a pre-determined price and amount.

Net cash from operating activities was $0.8 million, $0.1 million and $(0.03) million for the years ended December 31, 2004, 2003 and 2002, respectively. The principal source of cash for the year ended December 31, 2004 was accounts payable and net income, offset by accounts receivable and a $179,000 loan to SLS. The principal source of cash for the year ended December 31, 2003 was from accounts payable and accrued payroll expenses, partially offset by accounts receivable and the net loss. For the year ended December 31, 2002 the primary use of cash was to fund losses from operations.

Net cash used in investing activities was $0.8 million, $0.2 million and $0.5 million for the years ended December 31, 2004, 2003 and 2002, respectively. For the year ended December 31, 2004, VRS used cash from investment activities by the acquisition of fixed assets and deposits on land/buildings for new call centers, as well as call center network support equipment. For the year ended December 31, 2003, VRS used cash from investment activities by the acquisition of fixed assets and deposits on land/buildings for new call centers, as well as call center network support equipment. For the year ended December 31, 2002, VRS used cash from investment activities by the acquisition of fixed assets and capitalization of $350,000 in startup costs.

Net cash provided by (used for) financing activities was $(0.07) million, $0.3 million and $0.5 million for the years ended December 31, 2004, 2003 and 2002, respectively. Net cash financing activities was $0.07 for the year ended December 31, 2004, which resulted primarily from principal payments on capital leases and cash used to pay off certain long-term notes, partially offset by proceeds from capital lease obligations. Net cash provided by financing activities was $0.3 million for the year ended December 31, 2003, which resulted primarily from issuance of long-term convertible notes, partially offset by shareholder loans and payments to the line of credit obligation. Net cash provided by financing activities was $0.5 million for the year ended December 31, 2002, which resulted primarily from drafts on the line of credit, proceeds from note payable to shareholder, proceeds from capital lease obligations and a loan from SLS.

Quantitative and Qualitative Disclosure About Market Risk

VRS and SLS believe they have limited exposure to financial market risks, including changes in interest rates. At September 30, 2005, virtually all of Hands On’s available excess funds were cash, which is not materially affected by changes in interests rates. Neither VRS nor SLS currently hold derivative instruments and do not earn foreign-source income.

DESCRIPTION OF GOAMERICA CAPITAL STOCK

The authorized capital stock of GoAmerica consists of 200,000,000 shares of common stock. As of September 30, 2005, there were 2,093,451 shares of GoAmerica common stock issued and outstanding.

As of September 30, 2005, GoAmerica had reserved 206,285 shares of its common stock for issuance pursuant to its then existing stock option plan, of which 196,285 shares were subject to outstanding unexercised options. (At GoAmerica’s 2005 annual meeting held in December 2005, stockholders approved a new equity compensation plan.) As of September 30, 2005, GoAmerica had outstanding warrants covering an additional 84,320 shares of common stock.

Common Stock

Dividends

The holders of GoAmerica common stock share ratably in dividends when and if declared by GoAmerica’s board of directors from legally available funds. GoAmerica has never paid a cash dividend and does not intend to do so for the foreseeable future.

Voting Rights

At meetings of stockholders, holders of GoAmerica common stock are entitled to one vote per share. There is no cumulative voting.

Pre-Emptive Rights; Redemption

Holders of GoAmerica common stock do not have pre-emptive rights to acquire any additional shares of GoAmerica common stock. GoAmerica common stock is not subject to redemption.

Liquidation Rights

In the event of GoAmerica’s liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of GoAmerica common stock will share in any of its assets or funds that are available for distribution to its stockholders after satisfaction, or adequate provision is made for satisfaction, of its liabilities.

COMPARISON OF STOCKHOLDERS’ RIGHTS

SLS is a California corporation subject to the provisions of California law. VRS is a Delaware corporation subject to the provisions of Delaware law. Upon completion of the mergers, SLS shareholders, whose rights are currently governed by the SLS Articles of Incorporation (“SLS Articles”), Bylaws (“SLS Bylaws”) and California law, and VRS stockholders, whose rights are currently governed by the VRS Certificate of Incorporation (“VRS Certificate”), Bylaws (“VRS Bylaws”) and Delaware law, will become shareholders of GoAmerica, whose rights will be governed by GoAmerica’s Certificate of Incorporation, Bylaws and Delaware law. The following is a summary of certain differences between the rights of holders of stock in a Delaware corporation and holders of stock in a California corporation, as applicable to VRS, SLS and GoAmerica.

Summary of Certain of the Key Differences between California Law and Delaware Law as They Pertain to VRS, SLS and GoAmerica

	California Law	Delaware Law
Voting for Directors	Under California law, cumulative voting in the election of directors is mandatory upon notice given by a shareholder at a shareholders’ meeting at which directors are to be elected.
Cumulative voting is not available under Delaware law unless so provided in the corporation’s certificate of incorporation. VRS’ certificate of incorporation and GoAmerica’s certificate of incorporation do not provide for cumulative voting.

Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes which equals the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as it chooses. Thus, a shareholder with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative.

To cumulate votes, a shareholder must give notice at the meeting, prior to the voting, of the shareholder’s intention to vote cumulatively. If any one shareholder gives such a notice, all shareholders may cumulate their votes. However, California law permits a company, by amending its articles of incorporation or bylaws, to eliminate cumulative voting when such company’s shares are listed on the New York Stock Exchange or the American Stock Exchange or qualified for trading on the NASDAQ National Market. SLS’ shares are not so listed or qualified. Therefore, SLS is not permitted to eliminate cumulative voting. The SLS Bylaws and California law provide that if a shareholder provides notice that the shareholder intends to cumulate votes, all shareholders will be permitted to cumulate votes at the applicable meeting.

	California Law	Delaware Law
Number of Directors
California law allows the number of persons constituting the board of directors of a corporation to be fixed by the bylaws or the articles of incorporation, or permits the bylaws to provide that the number of directors may vary within a specified range, the exact number to be determined by the board of directors. California law further provides that, in the case of a variable board, the maximum number of directors may not exceed two times the minimum number minus one.
California law also requires that any change in a fixed number of directors and any change in the range of a variable board of directors specified in the bylaws must be approved by a majority of the outstanding shares entitled to vote; provided that a change reducing the minimum number of directors to less than five cannot be adopted if votes cast against its adoption are equal to more than 16-2/3% of the outstanding shares entitled to vote.

Delaware law provides that the board of directors of a corporation shall consist of one or more members, each of whom shall be a natural person and that the number of directors shall be fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate.

GoAmerica’s certificate of incorporation does not set forth the number of directors or the manner of fixing the number of directors. GoAmerica’s board can change the authorized number of directors by amending GoAmerica’s bylaws.

The VRS Bylaws provide that the number of directors shall be determined by resolution of the board of directors, provided the board shall consist of at least one director. The board has determined by resolution that the size of the board shall be two (2) directors.

The SLS Bylaws provide that the authorized number or minimum number of directors shall not be less than three (3) nor more than five (5) and that the exact number of directors may be fixed within such limits by an amendment of the SLS Bylaws duly adopted by the shareholders or by resolution of the board of directors.

Removal of Directors
Under California law, a director may be removed without cause by a majority of the outstanding shares, provided that the shares voted against such removal would not be sufficient to elect the director under cumulative voting rules.

The SLS Bylaws provide that directors may be removed from their office prior to the expiration of their term in the manner and within the limitations provided by California law.

Under Delaware law, a classified board can be removed without cause only if the certificate of incorporation expressly so provides.

GoAmerica’s certificate of incorporation provides for a classified board, but it does not provide that its board can be removed without cause.

VRS does not have a classified board. The VRS Bylaws provide that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

	California Law	Delaware Law
Filling Vacancies on the Board of Directors
Under California law, shareholders have the right to fill vacancies not filled by the board of directors.

Any vacancy created by the removal of a director by the shareholders may only be filled by the affirmative vote of a majority of the shares represented at a duly held meeting or by the unanimous written consent of all the shares entitled to vote thereon.

If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office, then (i) any holder or holders of an aggregate of 5% or more of the total number of shares at the time outstanding having the right to vote for such directors may call a special meeting of shareholders, or (ii) the California Superior Court of the proper county shall, upon application of such shareholder or shareholders, summarily order a special meeting of shareholders to be held to elect the entire board of directors.

Unless otherwise provided in a corporation’s certificate of incorporation or bylaws, any vacancies and any newly created directorships of the board of directors may be filled only by a majority vote of the directors then in office. However, if at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire board of directors (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, under certain circumstances, order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

GoAmerica’s bylaws provide that vacancies may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.

The SLS Bylaws provide that vacancies in the board of directors may be filled by a majority of the remaining directors, or if the number of directors then in office is less than a quorum by (i) unanimous written consent of the directors then in office, (ii) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice, or (iii) a sole remaining director; however, a vacancy created by the removal of director by the vote or written consent of the shareholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum), or by the unanimous written consent of all shares entitled to vote thereon. The SLS Bylaws also provide that shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors and that any such election by written consent other than to fill a vacancy created by removal requires the consent of the holders of a majority of the outstanding shares entitled to vote.

The VRS Bylaws expressly provide for the same procedure for filling vacancies of the board of directors as provided by Delaware law.

	California Law	Delaware Law
Restrictions on Calling Special Shareholders Meetings
California law expressly provides that the holders of 10% of the outstanding shares of a corporation can call a special shareholder meeting.

The SLS Bylaws provide (in the same way as California law) that upon request by any person(s) entitled to call a special meeting, the chairman of the board, president, vice president or secretary shall within twenty (20) days after receipt of the request cause notice to be given to the shareholders entitled to vote that a special meeting will be held at a time requested by the person(s) calling the meeting, but not less than thirty-five (35) nor more than sixty (60) days after receipt of the request.

Special meetings of the stockholders may be called by the board of directors or such person(s) as may be authorized by the certificate of incorporation or bylaws. Therefore, under Delaware law, the certificate of incorporation or bylaws may limit those who can call a special meeting to just the board of directors.

GoAmerica’s certificate of incorporation provides that special meetings of the stockholders may be called at any time only by the president, the chairman of the board of directors (if any) or a majority of the board of directors.

Pursuant to the VRS Bylaws, if any person(s) other than the board of directors calls a special meeting the request shall (i) be in writing; (ii) specify the time of such meeting and the general nature of the business proposed to be transacted; and (iii) be delivered personally or sent by registered mail or by facsimile transmission to the chairperson of the board, the chief executive officer, the president (in the absence of a chief executive officer) or the secretary of the corporation.

Class Vote for Certain Reorganizations	With certain exceptions, California law requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding.
Delaware law generally does not require class voting for such transactions, except in certain situations involving an amendment to the certificate of incorporation that adversely affects a specific class of shares.

	California Law	Delaware Law
Appraisal Rights
Under California law a shareholder of a corporation participating in certain mergers and reorganizations may be entitled to receive cash in the amount of the “fair market value” of its shares, as determined by a court, in lieu of the consideration it would otherwise receive in the transaction.

Shareholders of a California corporation (or shareholders of a foreign corporation subject to Section 2115), the shares of which are listed on a national securities exchange or on the OTC margin stock list, generally do not have appraisal rights unless the holders of at least 5% of the class of outstanding shares assert the appraisal right. In any reorganization in which a corporation or the shareholders of one corporation own more than 5/6 of the voting power of the surviving or acquiring corporation, shareholders are denied appraisal rights under California law.

California law treats acquisitions of a business through the issuance of its stock, whether in exchange for assets or stock or in a merger with a subsidiary, in the same manner as a merger of the corporation directly with the business to be acquired and provides appraisal rights to the shareholders of the business acquired.

Under Delaware law a stockholder of a corporation participating in certain mergers and reorganizations may be entitled to receive cash in the amount of the “fair value” Delaware of its shares, as determined by a court, in lieu of the consideration it would otherwise receive in the transaction.

Under Delaware law, appraisal rights are not available to stockholders with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if the stockholders receive shares of the surviving corporation or shares of any other corporation that are similarly listed or widely held and the stockholders do not receive any other property in exchange for their shares except cash for fractional shares. Appraisal rights are also unavailable under Delaware law to stockholders of a corporation surviving a merger if no vote of those stockholders is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately before the merger and certain other conditions are met.

Generally, Delaware law does not provide stockholders with voting or appraisal rights when a corporation acquires another business through the issuance of its stock, whether in exchange for assets or stock or in a merger, with a subsidiary.

Inspection of Shareholder Lists
California law provides for an absolute right of inspection of the shareholder list for shareholders holding 5% or more of a corporation’s outstanding voting shares or shareholders holding 1% or more of such shares who have filed a Schedule 14A with the SEC. Additionally, California law permits any shareholder of record to inspect the shareholder list for any purpose reasonably related to that person’s interest as a shareholder.

Delaware law provides no absolute right of stockholder inspection, but permits any stockholder of record to inspect the shareholder list for any purpose reasonably related to that person’s interest as a stockholder. GoAmerica’s bylaws require that a stockholder list be prepared at least 10 days before every meeting of the stockholders, and that such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list of stockholders shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

	California Law	Delaware Law
Dividends
Under California law, any dividends or other distributions to shareholders, such as redemptions, are limited to the greater of (i) retained earnings or (ii) an amount which would leave the corporation with assets (excluding certain intangible assets) equal to at least 125% of its liabilities (excluding certain deferred items) and current assets equal to at least 100% (or, in certain circumstances, 125%) of its current liabilities.

Delaware law allows the payment of dividends and redemption of stock out of paid-in and earned surplus or out of net profits for the current and preceding fiscal years.

GoAmerica’s bylaws provide that, subject to the provisions of law, the board of directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders. The division of the whole or any part of such funds of the corporation shall rest wholly within the lawful discretion of the board of directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise. In addition, before payment of any dividend, the board of directors may set aside out of any funds of the corporation available for dividends, in its absolute discretion, such sum or sums as it thinks proper as a reserve or reserves to meet contingencies, or for repairing or maintaining any property of the corporation, or for such other purpose as the board of directors shall think conducive to the interest of the corporation. Such reserve may be modified or abolished by the board of directors in the manner in which it was created.

The VRS Bylaws provide that subject to Delaware law, the board of directors may declare and pay dividends upon the shares of its capital stock and that such dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

Loans to Directors, Officers and Employees
Under California law, loans to or guarantees of the obligations of a corporation’s officers or directors may be made only with approval by a majority of the shareholders entitled to act thereon, unless the corporation has more than 100 shareholders and there is a bylaw permitting such loans is approved by the shareholders.

Under Delaware law and the VRS Bylaws, a corporation may make loans to or guarantee the obligations of its officers or other employees and those of its subsidiaries when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

GoAmerica, as a public company, is subject to the Sarbanes Oxley Act of 2002 which prohibits loans by a corporation to its officers and directors.

	California Law	Delaware Law
Anti-Takeover Statute	None.
The Delaware General Corporation Law contains a provision intended to limit coercive takeovers of companies incorporated in that state. Section 203 of the Delaware General Corporation Law provides that a corporation may not engage in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless (i) prior to the date the stockholder became an interested stockholder, the board of directors approved the business combination or the transaction that resulted in the stockholder becoming an interested stockholder or (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding stock of the corporation or (iii) the business combination is approved by the board of directors and authorized by 66-2/3% of the outstanding stock that is not owned by the interested stockholder. An interested stockholder means any person or group of persons that is the owner of 15% or more of the outstanding stock; however, the statute provides certain exceptions for parties who otherwise would be designated interested stockholders. Any corporation may decide to opt out of the statute in its original certificate of incorporation or, at any time, by action of its stockholders. Neither GoAmerica nor VRS opted out of this statute in its original certificate of incorporation.

	California Law	Delaware Law
Limitations on Director Liability
California law provides that a corporation may include in its articles of incorporation provisions eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of a corporation for breach of certain duties as a director to the corporation and its shareholders, provided that the elimination of monetary liability is not permitted where such liability is based on: (i) intentional misconduct or knowing and culpable violation of law; (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (iii) receipt of an improper personal benefit; (iv) acts or omissions that show reckless disregard for the director’s duty to the corporation or its shareholders where the director in the ordinary course of performing a director’s duties should be aware of a risk of serious injury to the corporation or its shareholders; (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation and its shareholders; (vi) interested transactions between the corporation and a director in which a director has material financial interest; or (vii) liability for improper distributions, loans or guarantees.

The SLS Articles do not contain provisions eliminating or limiting the liability of its directors allowed by California law.

Delaware law permits companies to adopt provisions that may provide directors broader protection from liability than is permitted under California law, by allowing a company to eliminate the monetary liability of directors for breaches of the fiduciary duty as directors provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law; (iii) for unlawful payment of dividends or unlawful stock purchases or redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

GoAmerica’s certificate of incorporation provides that a director of the corporation shall not be liable either to the corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware (liability of directors for unlawful payment of dividend or unlawful stock purchase or redemption; exoneration from liability; contribution among directors; subrogation) or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit.

The VRS Certificate eliminates to the fullest extent permitted by Delaware law the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

	California Law	Delaware Law
Indemnification of Executive Officers and Directors
California law permits indemnification if the requisite standards of conduct are met, as determined by a majority vote of a disinterested quorum of the directors, a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party) or the court handling the action.

California law permits indemnification of expenses incurred in derivative or third-party actions, except that, with respect to derivative actions, (i) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless a court determines that such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine and (ii) no indemnification may be made under California law, without court approval, in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action which is settled or otherwise disposed of without court approval.

The SLS Bylaws provide that SLS shall provide indemnification to the fullest extent permitted by California law.

Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation.

GoAmerica’s bylaws provides that the corporation shall indemnify and hold harmless, to the fullest extent permitted by law, any person made party to or involved in an action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, employee or agent of the corporation, against all liability and loss suffered or paid by such person and expenses (including attorneys’ fees) reasonably incurred by such person.

The VRS Certificate authorizes VRS to provide indemnification of, and advancement of expenses, to the fullest extent permitted by applicable law, to directors, officers, employees, other agents of the corporation and any other persons to which Delaware law permits indemnification.

Dissolution	Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation’s dissolution and this right may not be modified by the articles of incorporation.
Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions. Without such a provision, Delaware law requires approval by a majority of the total voting power and approval by a majority of the board of directors, or approval of all of the stockholders to authorize dissolution.

GoAmerica’s certificate of incorporation does not include a supermajority voting requirement in connection with dissolutions.

The VRS Certificate does not include a supermajority voting requirement in connection with dissolution.

APPRAISAL RIGHTS APPLICABLE TO HANDS ON STOCKHOLDERS

 Dissenters’ Appraisal Rights of VRS Stockholders and SLS Shareholders

The VRS stockholders are entitled to exercise specified appraisal rights under Delaware law in connection with the merger. The VRS stockholders who elect to exercise their appraisal rights and perfect these rights in accordance with the procedures specified under Delaware law will be entitled to receive the fair value for their shares of VRS stock. Because VRS may be subject to Section 2115 of the California Corporations Code, the VRS stockholders may also be entitled to exercise specified dissenters’ rights under California law in connection with the mergers. SLS shareholders are entitled to exercise specified dissenter’s rights under California law in connection with the merger. The VRS stockholders and SLS shareholders who elect to exercise their dissenters’ rights and perfect these rights in accordance with the procedures specified under California law will be entitled to have their shares purchased for cash. In order to exercise appraisal and/or dissenters’ rights, the VRS stockholders and the SLS shareholders must fully and completely comply with all applicable statutory requirements.

Cash Received by Stockholders that Dissent

Any VRS stockholder and any SLS shareholder who perfects his or her dissenters’ and appraisal rights under Delaware law and/or California law (as applicable), will receive payment of the fair market value for his or her shares of the VRS capital stock and SLS capital stock, respectively, instead of GoAmerica’s common stock to be issued when the merger is consummated.

Rights of Dissenting VRS Stockholders and SLS Shareholders

  Appraisal Rights of VRS Stockholders Under Delaware Law

The Delaware General Corporation Law (“Delaware Law”) grants appraisal rights in the merger to the holders of the VRS capital stock who object to the merger and follow certain procedures. Under Delaware Law, the VRS stockholders may object to the merger and demand in writing that VRS pay the fair value of their shares. Fair value takes into account all relevant factors, but excludes any appreciation or depreciation in anticipation of the merger. VRS stockholders who elect to exercise appraisal rights must strictly comply with all of the applicable procedures to preserve those rights. These procedures are set forth in Section 262 of Delaware Law, which is set forth in Annex C attached to this joint proxy statement and prospectus.

Pursuant to Section 262(d)(1) of Delaware Law, if a proposed merger for which appraisal rights are provided under Delaware Law is to be submitted for approval of a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was a stockholder on the record date for such meeting that appraisal rights are available and must include in such notice a copy of Section 262 of the Delaware Law. Within 10 days after the effective date of such merger, the surviving or resulting corporation must notify each stockholder of a constituent corporation who has complied with the requirements of Section 262 of the Delaware Law and has not voted in favor of or consented to the merger of the date that the merger has become effective.

Failure to comply with the procedures set forth in Section 262 of the Delaware Law may cause a stockholder to lose his or her appraisal right. Making sure that you actually perfect your appraisal rights can be complicated. The procedural rules are specific and must be followed completely. Failure to comply with the procedure may cause a termination of your appraisal rights, and we are providing you with only a summary of your rights and the procedures. The following summary of appraisal rights and the related procedures is qualified in its entirety by the provisions of Section 262, which you should review for a complete description of the procedures. VRS or GoAmerica will not give any notice to its stockholders relating to appraisal rights other than as described herein and required by Delaware Law.

Dissenters’ Rights under California Law of SLS Shareholders and VRS Stockholders

The SLS shareholders are entitled to dissenters’ rights under Chapter 13 of the California Corporations Code (“California Law”) and those SLS shareholders who elect to exercise their dissenters’ rights and perfect these rights in accordance with the procedures specified under California Law will be entitled to have their shares purchased for cash. Section 2115 of the California Law makes certain portions of the California Law applicable, with limited exceptions, to a foreign corporation with more than half of its business conducted in the state and stockholdings held in the state, irrespective of the corporation’s state of incorporation. VRS may be subject to Section 2115 of the California Corporations Code. If so, Section 2115 invokes the application of Chapter 13 of the California Corporations Code to the merger with respect to VRS’ shareholders who elect to exercise dissenters’ rights. Therefore, dissenters’ rights under California Law may also be applicable to the VRS shareholders. SLS shareholders and VRS stockholders who properly perfect appraisal rights or dissenters’ rights and who do not subsequently withdraw such appraisal rights or dissenters’ rights will not be entitled to surrender their shares of SLS capital stock and VRS capital stock, respectively, for payment in the manner otherwise provided in the merger agreement and described herein. Please be cautioned, however, that in the event that VRS determines that it is not subject to Section 2115 at the time of the closing of the merger, any VRS stockholder who has purported to invoke the appraisal remedy under California Law may not be permitted to exercise that remedy and accordingly VRS stockholders should consider whether or not they elect to use the remedy under Delaware Law as well as, or instead of, under California Law since as a Delaware corporation, VRS is subject to the appraisal provisions of Delaware Law even if Section 2115 of the California Law does not apply to VRS.

California Law provides that shareholders may be entitled to receive cash equal to the fair market value of their capital stock. Shareholders who elect to exercise dissenters’ rights must comply with all of the procedures to preserve those rights.

Pursuant to Chapter 13 (“Chapter 13”) of the California Corporations Code, holders of dissenting shares may require SLS and VRS, respectively, to repurchase their dissenting shares at a price equal to the fair market value of such shares determined as of the day before the first announcement of the terms of the merger, excluding any appreciation or depreciation in consequence of the proposed merger, but adjusted for any stock split, reverse stock split or stock dividend which becomes effective thereafter.

Chapter 13 sets forth the required procedure a shareholder exercising dissenters’ rights must follow. Making sure that you actually perfect your dissenters’ rights can be complicated. The procedural rules are specific and must be followed completely. Failure to comply with the procedure may cause a termination of your dissenters’ rights, we are providing you with only a summary of your rights and the procedures. The following information is qualified in its entirety by the provisions of Chapter 13, a copy of which is attached as Annex D to this joint proxy statement and prospectus. Please review Chapter 13 for the complete procedure. VRS, SLS, and GoAmerica will not give any notice to stockholders relating to dissenters’ rights other than as described in this document and required by California Law.

Shares of capital stock of SLS and VRS, respectively, must satisfy each of the following requirements to qualify as dissenting shares under California Law: (i) the shares must have been outstanding on the record date for the determination of the holders of the SLS capital stock and VRS capital stock, respectively, entitled to vote on the merger (and therefore options or warrants to purchase the SLS capital stock or VRS capital stock, if any, exercised after the record date may not constitute dissenting shares); (ii) the shares must not have been voted in favor of the merger; (iii) the holder of such shares must make a written demand that SLS and VRS, respectively, repurchase the shares at fair market value and such demand must be received by SLS or VRS, respectively, not later than the date of the shareholders’ meeting to vote upon the merger; and (iv) the holder of such shares must submit certificates for endorsement (as described below).

Within 10 days following approval of the merger by the SLS shareholders and VRS stockholders, SLS and VRS, respectively, are required to mail each person who did not vote in favor of the merger a notice of the approval of the merger, a statement of the price determined by the boards of SLS and VRS, respectively to represent the fair market value of dissenting shares determined as of the day before the first announcement of the terms of the merger, a copy of sections 1300 through 1304 of the California Corporations Code, and a description of the procedures for such holders to exercise their rights as dissenting shareholders.

Appraisal Rights Procedures for VRS Stockholders Under Delaware Law

  Delaware

If you are a VRS stockholder and you wish to exercise your appraisal rights under Delaware law, you must comply with the provisions of Section 262 of the Delaware General Corporation Law. Stockholders of SLS are not entitled to appraisal rights under Delaware Law. Section 262 requires, in part, the following:

1. Written Demand for Appraisal. You must deliver a written demand for appraisal of your VRS shares to VRS before the taking of the vote on the merger. The written demand must be separate and apart from any vote against the merger. A proxy or vote against he merger will not constitute a written demand for appraisal.

•
A written demand for appraisal of VRS capital stock is only effective if it is delivered by, or for, the stockholder of record who owns such shares at the time the demand is made. The demand must be signed as the stockholder’s name appears on its stock certificate(s). If you are the beneficial owner of VRS capital stock but not the stockholder of record, you must have the stockholder of record deliver a written demand for appraisal.

•	If you own VRS capital stock in a fiduciary capacity, such as a trustee, guardian or custodian, you must disclose the fact that you are delivering the demand for appraisal in that capacity.

•
If you own VRS capital stock with more than one person, such as in a joint tenancy or tenancy in common, the demand for appraisal must be made by or on behalf of all record owners. An authorized agent, which could include one or more of the joint owners, may deliver the demand for appraisal for the stockholder of record; however, the agent must expressly identify the stockholders of record and state that the agent is delivering the demand as agent for these stockholders.

•
If you are a record owner, such as a broker, who holds VRS capital stock as a nominee for others, you may exercise a right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such a case, you should specify in the written demand the number of shares as to which you wish to demand appraisal and clearly identify the beneficial owners for whom you are demanding appraisal. If you do not expressly specify the number of shares, VRS will assume that your written demand covers all the shares that are held in your name.

•
You should address the written demand to Hands On Video Relay Services, Inc., 595 Menlo Drive, Rocklin, CA 95767 , Attention: Ronald E. Obray. As explained above, this written demand should be delivered by, or on behalf of, the stockholder of record. It should specify the stockholder’s name and mailing address, the number and class of shares of stock owned, and that the stockholder is demanding appraisal of such stockholder’s shares.

•	If you fail to comply with any of these conditions and the merger becomes effective, you will only be entitled to receive the merger consideration provided for in the merger agreement.

2. Refrain from Voting for the Merger. You must not consent to or vote for the merger agreement. If you vote for or consent to the merger agreement, your right to appraisal will terminate, even if you previously submitted a written demand for appraisal.

3. Continuously Hold the VRS Capital Stock. You must continuously hold your shares of VRS capital stock from the date you make the demand for appraisal through the effective date of the merger.

4. Petition in the Chancery Court. Within 120 days after the effective date of the merger, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 of Delaware Law may file a petition in the Delaware Court of Chancery requesting that the chancery court determine the value of the shares of VRS capital stock held by all of the stockholders who are entitled to appraisal rights under Delaware Law.

5. Withdrawal of Demand. If you change your mind and decide you no longer want appraisal rights, you may withdraw your demand for appraisal at any time within 60 days after the effective date of the merger. You may also withdraw your demand for appraisal more than 60 days after the effective date of the merger, but only with the surviving corporation’s written consent. If you effectively withdraw your demand for appraisal, you will receive the consideration, if any, as provided for in the merger agreement.

6. Request for Appraisal Rights Statement. If you have complied with the conditions of Section 262 of Delaware Law, you will be entitled to receive a statement from the surviving corporation that sets forth the number of shares that have demanded appraisal and the number of stockholders who own those shares. In order to receive this statement, you must send a written request to the surviving corporation within 120 days after the effective date of the merger. VRS must mail the statement within 10 days after it receives the request.

7. Chancery Court Procedures. If you or another stockholder properly files a petition for appraisal in the chancery court and delivers a copy to the surviving corporation, the surviving corporation will then have 20 days to provide the chancery court with a list of names and addresses of all stockholders who have demanded appraisal rights and have not reached an agreement with the surviving corporation as to the value of their shares. The chancery court will then send notice of the time and place fixed for the hearing of the petition to the surviving corporation and all of the stockholders in the list submitted to the chancery court. If the chancery court decides it is appropriate, it has the power to conduct a hearing to determine whether the stockholders have fully complied with Section 262 of Delaware Law and whether they are entitled to appraisal rights under that section. The chancery court may also require a dissenting stockholder to submit his or her stock certificate(s) to the Registry in Chancery so that it can note on the certificate(s) that an appraisal is pending. If you do not follow the chancery court’s directions, you may be dismissed from the proceeding.

8. Appraisal of Chancery Shares. After the chancery court determines which stockholders are entitled to appraisal rights, the chancery court will appraise the shares. To determine the fair value of the shares, the chancery court will consider all relevant factors except for any appreciation or depreciation due to the anticipation or accomplishment of the merger. After the chancery court determines the fair value of the shares, it will direct the surviving corporation to pay that value to the stockholders who are entitled to appraisal rights. The chancery court can also direct the surviving corporation to pay interest, simple or compound, on that value if the chancery court determines that interest is appropriate. In order to receive the fair value for your shares, you must surrender your company stock certificates to the surviving corporation.

The chancery court could determine that the fair value of the shares of stock is more than, the same as, or less than the consideration, if any, as provided for in the merger agreement. In other words, if you exercise appraisal rights, you could receive less consideration than you would under the merger agreement.

9. Costs and Expenses of Appraisal Proceeding. The costs and expenses of the appraisal proceeding may be assessed against the surviving corporation and the stockholders participating in the appraisal proceeding, as the chancery court deems equitable under the circumstances. You can request that the chancery court determine the amount of interest, if any, the surviving corporation should pay on the value of stock owned by stockholders entitled to the payment of interest. You may also request that the chancery court allocate the expense of the appraisal action incurred by any stockholder pro rata against the value of all of the VRS stock entitled to the appraisal.

10. Withdrawal of Demand for Appraisal. If you demand appraisal you will not receive payment of the merger consideration provided for in the merger agreement. However, you can regain such right, if no petition for an appraisal is filed within 120 days after the effective date of the merger, or if you deliver to the surviving corporation a written withdrawal of your demand for an appraisal and your acceptance of the merger, either within 60 days after the effective date of the merger or with the written approval of the surviving corporation. As explained above, these actions will also terminate your appraisal rights. An appraisal proceeding in the chancery court cannot be dismissed unless the chancery court approves. The chancery court may condition its approval of dismissal upon any terms that it deems just.

Appraisal Rights Procedures for SLS Shareholders and VRS Stockholders Exercising Appraisal Rights Under California Law

If you are a SLS shareholder or VRS stockholder and exercise your dissenters’ rights, if any, under California Law, you must comply with Sections 1300 through 1312 of the California Corporations Code. The procedures for exercising dissenters’ rights under California Law are different from the procedures required to be followed to exercise of appraisal rights under Delaware Law and the VRS stockholders considering exercising their rights under either of these sets of provisions should carefully read the applicable sections attached in Annex C and Annex D, respectively. The SLS shareholders are only entitled to dissenter’s rights under California Law, therefore SLS shareholders should carefully read the applicable sections attached in Annex D.

1. Written Demand for Appraisal. A holder of SLS capital stock or VRS capital stock, respectively, who wishes to be paid the full cash value of his, her or its dissenting shares must submit a written demand to SLS or VRS, respectively, that must be received by SLS or VRS, respectively, not later than the date of the shareholders/stockholders meeting to vote on the merger. The written demand for the purchase of dissenting shares consists of:

•	a statement concerning the number and class of dissenting shares held of record by such dissenting stockholder which the dissenting stockholder demands that SLS or VRS, respectively, purchase; and

•
a statement of what such dissenting stockholder claims to be the fair market value of the dissenting shares as of the day before the announcement of the proposed merger (the statement of fair market value constitutes an offer by the dissenting stockholder to sell the dissenting shares at such price).

Within 30 days after the date of the notice of approval of the merger is mailed by VRS and SLS, respectively, the stockholder must submit certificates representing any dissenting shares, which the dissenting stockholder demands that VRS or SLS, respectively, purchase, so that such dissenting shares may either be stamped or endorsed with the statement that the shares are dissenting shares or exchanged for certificates of appropriate denomination so stamped or endorsed. Please note that the 30-day time period begins on the date the notice of approval of the merger was mailed, not on the date you receive it.

If you elect to exercise your dissenters’ rights, if available, you should address the written demand (together with the certificates representing your dissenting shares) to Hands On Video Relay Services, Inc./Hands On Sign Language Services, Inc., 595 Menlo Drive, Rocklin, CA 95767, Attention: Ronald E. Obray.

2. Refrain from Voting For the Merger. You must not vote for or consent to the merger agreement. If you consent to or vote for the merger agreement, your right to appraisal will terminate.

3. Continuously Hold the SLS Shares or VRS Shares, Respectively. You must continuously hold your shares of SLS capital stock or VRS capital stock, respectively, from the date set by SLS or VRS to identify stockholders eligible to vote to approve the merger agreement until you submit the share certificates to be endorsed as dissenting shares.

4. Agreement on Price. If SLS or VRS, respectively and a dissenting stockholder agree upon the price to be paid for the dissenting shares, upon the dissenting stockholder’s surrender of the certificates representing the dissenting shares, such price is required by law to be paid to the dissenting stockholder within the later of 30 days after such agreement or 30 days after any statutory or contractual conditions to the consummation of the merger are satisfied or waived, subject to surrender of the certificates for the payment.

5. Action in California Superior Court. If SLS or VRS, respectively and a dissenting stockholder disagree as to the price for such dissenting shares or disagree as to whether such dissenting shares are entitled to be classified as dissenting shares, such holder has the right to bring an action in California Superior Court to resolve such dispute within six months after the date on which notice of approval of the merger is mailed. In such action, the court will determine whether the shares of SLS capital stock or VRS capital stock, respectively, held by such stockholder are dissenting shares, the fair market value of such shares of capital stock, or both.

You should be aware that if you seek appraisal of your shares, the fair value of your shares, as determined under California Law, could be more than, the same as or less than the amount that you would receive pursuant to the merger agreement. If the appraisal exceeds the price that was offered by the SLS and VRS, respectively, the costs and expenses of the appraisal proceeding will be assessed against SLS or VRS, respectively. Otherwise, the costs may be apportioned at the discretion of the court.

6. Withdrawal of Demand. The California Corporations Code provides, among other things, that a stockholder may not withdraw the demand for payment of the fair market value of dissenting shares unless SLS or VRS, respectively, consents to such request for withdrawal.

IF YOU FAIL TO COMPLY STRICTLY WITH THESE PROCEDURES YOU WILL LOSE YOUR APPRAISAL AND DISSENTERS’ RIGHTS. CONSEQUENTLY, IF YOU WISH TO EXERCISE YOUR APPRAISAL AND DISSENTERS’ RIGHTS, YOU ARE STRONGLY URGED TO CONSULT A LEGAL ADVISOR BEFORE YOU ATTEMPT TO DO SO.

INDEX TO VRS’ AND SLS’ CONSOLIDATED FINANCIAL STATEMENTS

		Page
•	Hands On Video Relay Services, Inc. Financial Statements and Supplemental Information-Years Ended December 31, 2004, 2003 and For the period November 1, 2002 (Date of Inception) to December 31, 2002	91
•	Hands On Sign Language Services, Inc. Financial Statements and Supplemental Information - Years Ended December 31, 2004, 2003 and 2002	109
•	Hands On Video Relay Services, Inc. Financial Statements - Nine Months Ended September 30, 2005 (Unaudited)	123
•	Hands On Sign Language Services, Inc. Financial Statements - Nine Months Ended September 30, 2005 (Unaudited)	128

HANDS ON VIDEO RELAY SERVICES, INC.

FINANCIAL STATEMENTS
AND SUPPLEMENTAL INFORMATION

YEARS ENDED DECEMBER 31, 2004, 2003
AND
FOR THE PERIOD
NOVEMBER 1, 2002 (DATE OF INCEPTION)
TO DECEMBER 31, 2002

HANDS ON VIDEO RELAY SERVICES, INC.

Independent Auditor’s Report

To the Board of Directors and Shareholders
of Hands on Video Relay Services, Inc.
Rocklin, CA

We have audited the accompanying balance sheets of Hands On Video Relay Services, Inc. (an S corporation) as of December 31, 2004 and 2003, and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2004, 2003 and for the period from inception, November 1, 2002 to December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hands On Video Relay Services, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended December 31, 2004, 2003 and the initial period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information listed in the table of contents is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

As discussed in Note 15 to the financial statements, certain errors resulting in an overstatement in assets and an understatement in net loss as of December 31, 2002, were discovered during the current year. These errors also affected the years ended December 31, 2003 and 2004. Accordingly, the 2002, 2003 and 2004 financial statements have been restated.

BARTIG, BASLER & RAY, CPAs, INC.
Roseville, CA
March 24, 2005
(except for Notes 11 and 16,
as to which the date is December 9, 2005)

1520 Eureka Road, Suite 100, Roseville, CA 95661 i www.bbr.neti (916) 784-7800 i FAX (916) 784-7850
1885 South Arlington Avenue, Suite 105, Reno, NV 89509-3370 i (775) 323-7122 i FAX (775) 323-1174
Member: American Institute of Certified Public Accountants, Private Companies Practice Section, California Society of Certified Public Accountants,
Nevada Society of Certified Public Accountants, PKF North American Network

HANDS ON VIDEO RELAY SERVICES, INC.

Balance Sheets - Assets
December 31, 2004 and 2003

	2004	2003
	As Restated	As Restated
ASSETS

Current Assets:
Cash	$110,205	$158,595
Accounts receivable	820,838	425,968
Employee loans receivable	1,500	—
Receivables from shareholders	9,870	870
Intercompany receivables	179,005	—
Prepaid expenses	38,074	24,148

Total Current Assets	1,159,492	609,581

Fixed Assets, net of accumulated depreciation of $308,975 in 2004 and $97,736 in 2003	783,419	240,594

Other Assets:
Deposits	47,886	2,220
Loan to shareholder	156,497	125,062

Total Other Assets	204,383	127,282

Total Assets	$2,147,294	$977,457

HANDS ON VIDEO RELAY SERVICES, INC.
Balance Sheets - Liabilities and Stockholders' Deficit
December 31, 2004 and 2003
	2004	2003
	As Restated	As Restated
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Wells Fargo lines of credit	$166,667	$229,167
Capital Leases-current portion	197,746	104,895
Current portion of long term debt	120,500	325,000
Accounts payable	1,085,936	551,926
Accrued payroll	161,834	62,966
Vacation payable	124,951	71,738
Deferred revenue	—	11,691
Accrued interest	102,274	46,700

Total Current Liabilities	1,959,908	1,404,083

Long-Term Liabilities
Capital leases-long-term portion	242,233	30,075
Notes payable	345,000	367,500
Due to Interpreting Services	—	46,583

Total Long-Term Liabilities	587,233	444,158

Total Liabilities	2,547,141	1,848,241

Stockholders' Equity (Deficit)
Additional paid in capital	8,982	—
Common Stock; no par value, 6,000,000 shares authorized, 4,088,000 and
4,070,000 shares issued and outstanding at December 31, 2004 and 2003	4,088	4,070
Retained deficit	(412,917)	(874,854)

Total Stockholders' Deficit	(399,847)	(870,784)

Total Liabilities and Stockholders' Deficit	$2,147,294	$977,457

HANDS ON VIDEO RELAY SERVICES, INC.

Statements of Operations
For the Years Ended December 31, 2004, 2003 and
For the Period November 1, 2002 (date of inception) to December 31, 2002

	2004	2003	2002
	As Restated	As Restated	As Restated

Revenues	$8,441,840	$4,519,056	50,849

Direct expenses	958,539	525,832	73,905

Direct gross profit (loss)	7,483,301	3,993,224	(23,056)

Selling and administrative expenses	6,881,355	4,126,253	282,467

Net Income (Loss) from Operations	601,946	(133,029)	(305,523)

Other Revenue (Expenses):
Start-up costs	—	—	(351,070)
Interest income	8,767	8,630	26
Interest expense	(137,711)	(90,534)	(1,754)
Loss on disposal of assets	(10,265)	—	—

Total Other Revenue (Expenses)	(139,209)	(81,904)	(352,798)

Net Income (Loss) Before Taxes	462,737	(214,933)	(658,321)

Income Tax Expense	800	1,600	—

Net Income (Loss)	$461,937	$(216,533)	$(658,321)

HANDS ON VIDEO RELAY SERVICES, INC.

Statements of Stockholders' Deficit
For the Years Ended December 31, 2004 and 2003
	Common Stock		Paid in Capital Stock	Retained Earnings (Accumulated
	Shares	Amount	Warrants	deficit)	Total
Balance at December 31, 2002,
as previously reported	4,070,000	$4,070	—	$(318,953)	$(314,883)

Prior Period Restatement	—	—	—	(339,368)	(339,368)

Balance at December 31, 2002,	4,070,000	4,070	—	(658,321)	(654,251)
as restated

Net Income (Loss)	—	—	—	(216,533)	(216,533)

Balance at December 31, 2003	4,070,000	4,070	—	(874,854)	(870,784)

Issuance of stock	18,000	18	8,982	—	9,000

Net Income (Loss)	—	—	—	461,937	461,937

Balance at December 31, 2004,	4,088,000	$4,088	8,982	$(412,917)	$(399,847)

HANDS ON VIDEO RELAY SERVICES, INC.
Statements of Cash Flows
For the Years Ended December 31, 2004, 2003 and
For the Period November 1, 2002 (date of inception) to December 31, 2002

	2004	2003	2002
Cash Flows From Operating Activities:	As Restated	As Restated	As Restated
Net income (loss)	$461,937	$(216,533)	$(658,321)
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation and amortization	230,873	91,074	8,437
Loss on disposal of assets	10,265	—
Compensation expense and startup costs apdi for with note payable	—	—	170,000
(Increase) decrease in:
Accounts receivable	(394,870)	(375,118)	(50,850)
Intercompany receivable	(179,005)	—	—
Loan to employees	(1,500)	—	—
Prepaid expenses	(13,926)	(24,148)	—
Receivables from shareholders	(9,000)	—	(905)
Increase (decrease) in:
Accounts payable	534,010	409,057	142,869
Accrued vacation	53,213	67,931	3,807
Accrued payroll	98,868	62,966	—
Deferred revenue	(11,691)	11,691	—
Due to Interpreting Services	(46,583)	(14,112)	—
Accrued interest	55,574	45,594	1,106

Net Cash Provided by (Used in) Operating Activities	788,165	58,402	(383,857)

Cash Flows From Investing Activities:
Deposits	(45,666)	(2,220)	—
Fixed assets purchased	(783,964)	(215,909)	(156,732)

Net Cash Provided by (Used in) Investing Activities	(829,630)	(218,129)	(156,732)

Cash Flows From Financing Activities:
Proceeds from Issuance of note	(227,000)	522,500	4,105
Issuance of common stock	9,000	—	—
Net proceeds (payments) for line of credit	(62,500)	(88,678)	317,845
Proceeds from (payments to) note payable - shareholder	—	(79,879)	79,817
Due to Interpreting Services	—	—	60,695
Net proceeds (payments) for shareholder receivable	(31,435)	(125,000)	—
Proceeds from capital lease obligations	553,330	176,457	82,993
Principal payment on capital lease obligations	(248,320)	(87,256)	(4,688)

Net Cash Provided by (Used in) Financing Activities	(6,925)	318,144	540,767

Net Increase (Decrease) in Cash	(48,390)	158,417	178

Cash and Cash Equivalents, Beginning of Period	158,595	178	—

Cash and Cash Equivalents, End of Period	$110,205	$158,595	$178

Supplemental Disclosure of Cash Flow Information:
Interest paid	$137,711	$90,534	3,877
State taxes paid	$800	$1,600	—
Acquisition of fixed assets through capital lease obligations	$553,330	$176,457	82,993

Note 1: Significant Accounting Policies

Description of Business

Hands on Video Relay Services, Inc. incorporated November 1, 2002. The Company provides a service that allows the deaf and hard-of- hearing to communicate effectively and naturally with the hearing world through American Sign Language (ASL). The Company uses the Internet to provide an audio/video link to a qualified Video Interpreter who acts as a translator between the visual language of ASL and the audio language of a hearing person.

Basis of Accounting for Recording Income

The Company prepares its financial statements on the accrual basis of accounting. Under this method of accounting, revenue is recognized when amounts are earned and when the amount and timing of the revenue can be reasonably estimated. Expenses are recognized when they occur.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all investments purchased with a maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk include cash and accounts receivable. Cash accounts at banks are insured by the FDIC for up to $100,000. Cash, at times, may exceed FDIC insured levels. The commercial bank that the Company has deposits with is recognized as creditworthy, high quality financial institutions.

Use of Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the shareholders are liable for individual income taxes on the Company’s taxable income.

Note 1: Significant Accounting Policies (continued)

Fixed Assets

Fixed assets are recorded at cost. Depreciation is computed using straight-line or accelerated methods at rates based on the estimated useful lives. Maintenance and repairs of fixed assets are charged to operations, and major improvements are capitalized. Upon retirement, sale, or other disposition of fixed assets, the costs and accumulated depreciation are eliminated from the accounts and any resulting gain or loss is included in operations.

Accounts Receivable

Accounts are charged to bad debt expense as they are deemed uncollectible based upon a periodic review of aging and collections. The Company considers accounts receivable to be fully collectible.

In accordance with a factoring agreement, the Company sells a significant portion of its accounts receivable to a factor without recourse. The factor charges the Company 1% of the gross face amount of each account purchased by Wells Fargo Business Credit, Inc. for invoices that are paid within 20 days. There is an additional charge of .025 of 1% for each additional day until the account is paid in full. Accounts receivable factored at December 31, 2004 and 2003 were $820,838 and $0, respectively.

Paid Time Off (PTO) Policy

The Company maintains a Paid Time Off (PTO) program that combines vacation and sick benefits into a single PTO policy. The PTO program is designed in response to employees’ need for time off. All regular full-time employees accrue PTO from the date of hire. The number of days accrued is dependent upon the employees' level. The following is the PTO schedule:

Years of service	PTO amount
0-1 year	14-25 days
2-3 years	20-30 days
4-5 years	25-35 days
6-9 years	30-35 days
10 + years	35 days

The amount accrued for the years ended December 31, 2004 and 2003 was $124,951 and $71,738, respectively.

Note 1: Significant Accounting Policies (continued)

Advertising Costs

Advertising costs are charged to operations when incurred. Advertising costs for the years ended December 31, 2004, 2003 and the initial period ended December 31, 2002 was $306,806, $56,597 and $13,464, respectively.

Stock-Based Compensation

The Company accounts for its stock-based awards to employees using the intrinsic value method under Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees.

Note 2: Employee Benefit Plan

The Company has a 401(k)/Profit Sharing Plan which provides that eligible employees may defer payment of taxes on a portion of their salary by making contributions to the plan through payroll deductions. At the discretion of the Board of Directors, the Company may make matching contributions to the plan. The Company did not make a contribution for the years ended December 31, 2004, 2003 and for the initial period ended December 31, 2002.

Note 3: Fixed Assets

Fixed Assets consists of the following:

	2004	2003

Computer Hardware	$649,161	$263,292
Computer Software	16,866	—
Equipment	51,506	43,149
Furniture & Fixtures	333,090	1,605
Leasehold Improvements	26,502	—
Video Equipment	15,269	30,284
	1,092,394	338,330
Less, accumulated depreciation	(308,975)	(97,736)
Net Fixed Assets	$783,419	$240,594

Depreciation expense for the years ended December 31, 2004, 2003 and for the initial period ended December 31, 2002 was $230,873, $91,074 and $8,437, respectively.

Note 4: Loan to Shareholder

The loan to shareholder is for loans the majority shareholder has taken out of the company as well as expenses paid on behalf of the shareholder. Interest on this loan started accruing at 7% in 2004 and the loan is expected to be paid back by 2006.

Note 5: Line of Credit

The Company owed $0 and $839 of interest on a line of credit as of December 31, 2004 and 2003. The Company has an open credit line with a limit of $250,000. This line of credit is secured by a certificate of deposit guaranteed by an unrelated party. The balance on this credit line as of December 31, 2004 and 2003 was $166,667 and $229,167, respectively. The interest rate at December 31, 2004 and 2003 was 5.50% and 4.25%, respectively. At December 31, 2004 and 2003, the Company owed $0 and $0 on a revolving line of credit.

Note 6: Professional Services Agreement

In December of 2004, the Company entered into an amended professional services agreement with an individual for his services in developing the HOVRS platform. The payment for these services equal 2% of the annual net income received by HOVRS, up to a maximum of $250,000. The Company accrues an amount each month based on the estimated revenue for the year.

Note 7: Operating Leases

The Company jointly sub-leases its administrative office facilities at 595 Menlo Drive in Rocklin, California with Hands On Sign Language Services, Inc. The term of the sublease commenced on January 27, 2003 and the term ended on July 25, 2004. In May of 2004, the company entered into a new lease agreement for the office facilities. The term of this lease is for three years commencing on August 1, 2004 and expiring on July 31, 2007. The lease has an option to extend the term of the lease for additional periods of two years. The Company also leases office space in Oakland and Temecula, California and in Vancouver, Washington. The leases expire on various dates from 2007-2009. The future minimum lease payments are as follows:

Year ending December 31,
2005	$425,609
2006	476,822
2007	376,956
2008	173,132
2009	109,053
Total	$1,561,572

Note 8: Capital Lease Obligations

The total capitalized cost of assets acquired under capital lease obligations was $778,468 and $225,138 as of December 31, 2004 and 2003, respectively. The accumulated depreciation of these assets was $224,650 and $56,223 as of December 31, 2004 and 2003, respectively. These assets are included in property and equipment in the accompanying financial statements. Depreciation expense incurred on these assets during the years ended December 31, 2004 and 2003 was $168,427 and $50,054, respectively.

The future minimum lease payments under these capital leases and the net present value of the future minimum lease payments are as follows for the year ended December 31, 2004:

2005	$281,298
2006	229,631
2007	65,125
Total lease payments	576,054
Amount representing interest	136,075
Present value of future minimum payments	$439,979
Current portion	$197,746
Long-term portion	242,233
$439,979

Note 9: Long-Term Debt

The Company has various convertible promissory notes payable to individuals. These notes require the Company to accrue interest from the date of the note at rates that vary from 7.5%-9.5%. The Company recorded interest expense of $60,142 and $47,739 on these notes for 2004 and 2003, respectively. The notes mature on various dates in 2005 and 2006. The notes are due and payable upon demand at any time after three years from the date of the note. The notes may be converted into shares of the Company common stock within one year at a price of $1.00 per share. If held more than one year, the notes may be converted into common stock at $2.00 per share, if held to maturity; the shares may be converted to common stock at $3.00 per share.

Note 10: Related Party Transactions

The Company holds several notes payable to employees. The total of these notes at December 31, 2004 and 2003 was $77,500 and $114,500, respectively. The notes bear interest from 7%-9 ½%, compounded annually.

Note 10: Related Party Transactions (continued)

Hands on Sign Language Services, Inc. (an S corporation) advanced funds to the Company to cover operating expenses. Shareholders of Hands On Sign Language Services, Inc. are also shareholders of the Company. The balance of amounts advanced to the Company at December 31, 2004 and 2003 totaled $0 and $46,583, respectively.

The Company holds a receivable in the amount of $179,005 from Hands On Sign Language Services, Inc. This receivable is a result of shared expenses between the two companies. The shared expenses consist of rent, utilities, payroll and other miscellaneous office expenses.

Note 11: Contingent Liability

Pending litigation - There was pending litigation against Hands On Video Relay Services, Inc. (HOVRS). The case was dismissed in August of 2005.

Vendor dispute - The Company is in discussions with a former vendor regarding a software license agreement and revenue share contract. In September of 2004, the Company ceased paying the revenue share payments due to the vendor's failure to provide support as required under the agreement. The vendor disputes the Company's position and contends that the Company owed revenue share payments. The parties are still in discussion regarding a resolution of the dispute.

Note 12: Stock Options

The Company has established a stock option plan. Stock option awards may be granted only to Employees, Consultants and Directors. An incentive stock option may be granted only to a person who is an employee on the effective date of grant. Any person who is not an employee on the effective date of grant may be granted only nonstatutory stock options.

In July of 2004, the Company issued 575,000 stock options to various employees. There are two vesting schedules for the options issued. One schedule says that one-half (1/2) of the shares subject to the option vest one year after the vesting commencement date and the remaining shares vest at the rate of one forty-eighth (1/48) for each month of the optionees continuous service, until all such shares are vested. The other vesting schedule says that one third (1/3) of the shares subject to the option vest one year after the vesting commencement date and the remaining shares vest at the rate of one-third (1/3) for each full year of the optionee's continuous service, until all shares are vested. Options granted in 2004 had nominal value at date of issue, and no compensatory value was recorded.

Note 13: Warrants

The Company has issued warrants to purchase 36,000 shares of Common Stock of the Company. The warrants expire on various dates in 2005 and 2006. One individual exercised his warrants in December of 2004 and purchased 18,000 shares of Company stock. The purchase price was $9,000, resulting in $8,982 of additional paid in capital. In March of 2005, the Company issued additional warrants to purchase 41,000 shares of Common Stock. These warrants expire in 2015.

Note 14: Termination of Consulting Services

In September of 2004, the Company entered into an agreement with a former contractor to pay him $242,000 for terminating the Consulting Services Agreement. The payments are due as follows: a lump sum payment of $26,000 within ten days of effective date of agreement, monthly payments of $13,500 beginning the first month after the effective date until paid in full. The outstanding balance at December 31, 2004 was $175,500. This amount is included in accounts payable.

Note 15: Prior Period Adjustment

The accompanying financial statements have been restated to correct an error in the initial period ending December 31, 2002. During 2005, it was discovered that the company inappropriately capitalized its startup costs. These costs should have been expensed in the period incurred. The correction resulted in an increase in net loss of $339,368. The 2003 and 2004 financial statements were also restated to eliminate the amortization expense related to the capitalized startup costs. For the years ended December 31, 2004 and 2003, $152,130 and $81,916 in amortization expense was added back into net income (loss).

Note 16: Subsequent Events

New office lease - In January of 2005 the Company entered into a lease agreement for office space in Temecula, California in order to open another call center. The lease commences on May 1, 2005 and is for a term of 3 years. Annual rent will start at $40,348.80 per year and increase over the life of the lease to $43,222.56.

Business combination and additional debt - The Company is currently in discussions with a third party regarding a possible combination or other strategic relationship. In connection with such discussions, on May 2, 2005, the Company executed a Short Term Loan Agreement with this third party that requires the third party to advance up to an aggregate of $500,000 to the Borrower, for certain purposes upon one or more requests. The amount that the Company may borrow under the Loan Agreement may increase by up to another $500,000, for an aggregate of $1,000,000, under certain circumstances. All amounts that the third party advances to the Company will be secured, initially, by the assets acquired with such funds and will bear interest at the prime rate in effect at the date of each loan.

In July of 2005, the Company entered into an agreement to merge with the third party.

Stock options - In March of 2005, the Company issued 118,000 stock options. There are four vesting schedules for the options issued. One schedule says that one-quarter (1/4) of the shares subject to the option vest one year after the vesting commencement date and the remaining shares vest at the rate of one forty-eighth (1/48) for each month thereafter, until all such shares are vested. The second vesting schedule says that one-half (1/2) of the shares subject to the option vest one year after the vesting commencement date and the remaining shares vest at the rate of one-sixth (1/6) for each month thereafter, until all shares are vested.

The third vesting schedule says that one-half (1/2) of the shares subject to the option vest one year after the vesting commencement date and the remaining shares vest at the rate of one forty-eighth (1/48) for each month thereafter, until all such shares are vested. The fourth vesting schedule says that one-twelfth (1/12) of the shares subject to the option vest on the vesting commencement date and the remaining shares vest at the rate of one-twelfth (1/12) for each month thereafter, until all such shares are vested.

In July of 2005, the FCC decreased the rate per minute fee that the Company could charge. The fee decreased from $7.596/minute to $6.644/minute. The new lower rate is in effect until June 30, 2006.

SUPPLEMENTAL INFORMATION

HANDS ON VIDEO RELAY SERVICES, INC.

Statements of Operating Expenses
For the Years Ended December 31, 2004, 2003 and
For the Period November 1, 2002 (date of inception) to December 31, 2002

	2004	2003	2002
	As Restated	As Restated	As Restated

Advertising & Promotion	$306,806	$56,597	13,464
Automobile	28,509	12,645	723
Bad debt expense	—	250	—
Bank credit card fees	98,192	43,731	171
Building expense	27,666	14,188	260
Company events	21,977	12,796	511
Computer expense	26,032	109,750	11,704
Depreciation & amortization	230,873	91,074	8,437
Dues & subscriptions	6,031	16,681	134
Education & training	51,565	63,485	24,965
Employee benefits	306,335	176,640	4,423
Equipment lease	25,995	6,315	3,489
Gifts	10,344	2,055	1,176
Insurance	1,679	4,705	116
Meals & entertainment	44,931	31,150	8,422
Miscellaneous expense	40,294	15,587	3,174
Office supplies & postage	105,033	59,049	7,219
Outside services	1,153,658	941,489	143,341
Payroll tax expense	279,318	144,652	2,744
Relocation expense	17,274	37,882	—
Rent	157,830	82,031	2,328
Taxes & licenses	175,957	49,011	—
Telephone & pagers	374,355	191,227	30,975
Travel	159,463	105,163	4,608
Utilities	51,042	35,683	120
Wages	3,180,196	1,822,417	9,963

Total Operating Expenses	$6,881,355	$4,126,253	$282,467

HANDS ON SIGN LANGUAGE SERVICE, INC.

FINANCIAL STATEMENTS AND SUPPLEMENTAL INFORMATION

YEARS ENDED DECEMBER 31,
2004, 2003 and 2002

HANDS ON SIGN LANGUAGE SERVICES, INC.

Independent Auditor’s Report

To the Board of Directors and Stockholders
of Hands On Sign Language Services, Inc.
Rocklin, California

We have audited the accompanying balance sheets of Hands On Sign Language Services, Inc. (an S Corporation) as of December 31, 2004 and 2003, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hands On Sign Language Services, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information listed in the table of contents is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The 2002 financial information was reviewed by us, our report thereon, dated April 23, 2003, stated we were not aware of any material modifications that should be made to those statements for them to be in conformity with generally accepted accounting principles. However, a review is substantially less in scope than an audit and does not provide a basis for the expression of an opinion on the financial statements taken as a whole.

BARTIG, BASLER & RAY, CPAs, INC.
Roseville, CA
March 24, 2005
(except for Note 7,
as to which the date is December 9, 2005)

1520 Eureka Road, Suite 100, Roseville, CA 95661 i www.bbr.neti (916) 784-7800 i FAX (916) 784-7850
1885 South Arlington Avenue, Suite 105, Reno, NV 89509-3370 i (775) 323-7122 i FAX (775) 323-1174
Member: American Institute of Certified Public Accountants, Private Companies Practice Section, California Society of Certified Public Accountants,
Nevada Society of Certified Public Accountants, PKF North American Network

HANDS ON SIGN LANGUAGE SERVICES, INC.
Balance Sheets
December 31, 2004 and 2003
	2004	2003
ASSETS

Current Assets:
Cash	$48,953	$1,213
Accounts receivable	228,687	143,681
Employee loans	11,835	2,719
Refundable deposits	1,200	2,861
Prepaid expenses	8,667	1,091

Total Current Assets	299,342	151,565

Non-Current Assets:
Fixed Assets, net of accumulated depreciation of $30,923 in 2004 and $145,267 in 2003	4,394	38,236
Lease deposit	—	15,000
Due from Video Relay Services	—	46,583

Total Non-Current Assets	4,394	99,819

Total Assets	$303,736	$251,384

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Line of credit	9,999	14,620
Accounts payable	66,921	77,132
Payroll and payroll taxes payable	31,274	14,729
Uninvoiced interpreter services	—	2,056
Intercompany payable	179,005	—
Other current liabilities	3,967	4,816

Total Current Liabilities	291,166	113,353

Stockholders' Equity
Common Stock; no par value, 400 shares authorized, 400 shares issued and outstanding	1	1

Retained earnings	12,569	138,030

Total Stockholders' Equity	12,570	138,031

Total Liabilities and Stockholders' Equity	$303,736	$251,384

HANDS ON SIGN LANGUAGE SERVICES, INC.

Statements of Operations
For the Years Ended December 31, 2004, 2003 and 2002

			Unaudited
	2004	2003	2002

Revenues	$1,478,399	$1,678,911	$2,211,686

Direct expenses	910,102	964,018	1,408,547

Direct Gross Profit	568,297	714,893	803,139

Selling and administrative expenses	658,598	585,102	660,565

Net Income (Loss) from Operations	(90,301)	129,791	142,574

Other Revenue (Expenses):
Interest income	13	4	535
Interest expense	—	(2,657)	(9,162)
Loss on disposal of assets	(33,045)	—	—

Total Other Revenue (Expenses)	(33,032)	(2,653)	(8,627)

Net Income (Loss) Before Taxes	(123,333)	127,138	133,947

Income Tax Expense	2,128	840	800

Net Income (Loss)	$(125,461)	$126,298	$133,147

HANDS ON SIGN LANGUAGE SERVICES, INC.

Statements of Stockholders' Equity
For the Years Ended December 31, 2004 and 2003

	Common Stock		Retained
	Shares	Amount	Earnings	Total

Balance at December 31, 2002,	400	$1	$11,732	$11,733

Net Income (Loss)	—	—	126,298	126,298

Balance at December 31, 2003	400	1	138,030	138,031

Net Income (Loss)	—	—	(125,461)	(125,461)

Balance at December 31, 2004,	400	$1	$12,569	$12,570

HANDS ON SIGN LANGUAGE SERVICES, INC.
Statements of Cash Flows
For the Years Ended December 31, 2004 and 2003
			Unaudited
	2004	2003	2002

Cash Flows From Operating Activities:
Net income (loss)	$(125,461)	$126,298	$133,946
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation and amortization	3,949	8,673	13,773
Loss on disposal of assets	33,045	—	—
(Increase) decrease in:
Accounts receivable	(85,006)	81,690	(84,362)
Employee loan	(9,116)	7,629	1,453
Prepaid expenses	(7,576)	(1,091)	4,039
Refundable deposit	1,661	(1,661)	(1,200)
Increase (decrease) in:
Accounts payable	(10,211)	(136,053)	110,598
Payroll and payroll taxes payable	16,545	963	3,538
Uninvoiced interpreter services	(2,056)	(49,293)	41,278
Intercompany payable	179,005	—	—
Other current liabilities	(849)	(16,991)	6,174

Net Cash Provided (Used) by Operating Activities	(6,070)	20,164	229,237

Cash Flows From Investing Activities:
Fixed assets purchased	(3,152)	(4,090)	(8,170)
Loan to Video Relay Services	46,583	14,112	(60,695)
Increase (decrease) in loan to shareholder	—	69,019	(62,540)
Loan to employees	—	(2,719)	—
Lease deposit	15,000	(13,339)	—
Issuance of common stock	—	—	1
Payment of loan fees	—	754	—

Net Cash Flows Provided (Used) By Investing Activities	58,431	63,737	(131,404)

Cash Flows From Financing Activities:
Payment on line of credit	(4,621)	(52,860)	(21,694)
Principal payment of long-term debt	—	(9,229)	(33,848)
Distribution to shareholders	—	—	(124,611)

Net Cash Provided (Used) in Financing Activities	(4,621)	(62,089)	(180,153)

Net Increase (decrease) in Cash	47,740	21,812	(82,320)

Cash and Cash Equivalents Beginning of Year	1,213	(20,599)	61,721

Cash and Cash Equivalents End of Year	$48,953	$1,213	$(20,599)

Note 1: Significant Accounting Policies

Description of Business

Hands on Sign Language was founded as a sole proprietorship in October of 1990. On July 1, 2002, the Company began operating as a subchapter S corporation. The Company provides sign language interpreters to the deaf and hard of hearing communities. With the increased awareness and compliance throughout the nation regarding federal and state laws pertaining to individuals with disabilities, the deaf and hard of hearing communities' desire for reliable sign language interpreting and training has escalated dramatically.

Basis of Accounting for Recording Income

The Company prepares its financial statements on the accrual basis of accounting. Under this method of accounting, revenue is recognized when amounts are earned and when the amount and timing of the revenue can be reasonably estimated. Expenses are recognized when they occur.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all investments purchased with a maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk include cash and accounts receivable. Cash accounts at banks are insured by the FDIC for up to $100,000. Cash, at times, may exceed FDIC insured levels. The commercial bank that the Company has deposits with are recognized as creditworthy, high quality financial institutions.

Substantially all of the Company’s clients are located in the Northern California area. Accordingly, the Company is dependent upon the economic health of this area.

Use of Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 1: Significant Accounting Policies (continued)

Income Taxes

The Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the shareholders are liable for individual income taxes on the Company's taxable income.

Fixed Assets

Fixed assets are recorded at cost. Depreciation is computed using straight-line or accelerated methods at rates based on the estimated useful lives. Maintenance and repairs of fixed assets are charged to operations, and major improvements are capitalized. Upon retirement, sale, or other disposition of fixed assets, the costs and accumulated depreciation are eliminated from the accounts and any resulting gain or loss is included in operations.

Accounts Receivable

The Company uses the specific write-off method of accounting for bad debts which recognizes bad debt expense at the time the account is deemed worthless. Therefore, an allowance for doubtful accounts is not reflected in these financial statements.

In accordance with a factoring agreement, the Company sells a significant portion of its accounts receivable to a factor without recourse. The factor charges the Company 1% of the gross face amount of each account purchased by Wells Fargo Business Credit, Inc. for invoices that are paid within 20 days. There is an additional charge of .025 of 1% for each additional day until the account is paid in full. Accounts receivable factored at December 31, 2004 and 2003 were $0 and $42,362, respectively.

Paid Time Off (PTO) Policy

The Company maintains a Paid Time Off (PTO) program that combines vacation and sick benefits into a single PTO policy. The PTO program is designed in response to employees’ need for time off. All regular full-time employees accrue PTO from the date of hire. The number of days accrued is dependent upon the employees' level. The following is the PTO schedule:

Years of service	PTO amount
0-1 year	14-25 days
2-3 years	20-30 days
4-5 years	25-35 days
6-9 years	30-35 days
10 + years	35 days

Note 1: Significant Accounting Policies (continued)

Paid Time Off (PTO) Policy (continued)

The amount accrued for years ended December 31, 2004 and 2003 was $10,520 and $14,795, respectively.

Advertising Costs

Advertising costs are charged to operations when incurred. Advertising costs for the years ended December 31, 2004, 2003 and 2002 were $4,691, $14,391 and $14,391, respectively.

Note 2: Employee Benefit Plan

The Company has a 401(k) Profit Sharing Plan which provides that eligible employees may defer payment of taxes on a portion of their salary by making contributions to the plan through payroll deductions. At the discretion of the Board of Directors, the Company may make matching contributions to the plan.

Note 3: Fixed Assets

Fixed Assets consists of the following:

	2004	2003

Computer	$32,752	$42,197
Equipment	2,565	123,764
Furniture & Fixtures	—	17,542
	35,317	183,503
Less, accumulated depreciation	(30,923)	(145,267)
Net Fixed Assets	$4,394	$38,236

Depreciation expenses for the years ended December 31, 2004, 2003 and 2002 was $3,949, $8,673 and $13,773, respectively.

Note 4: Line of Credit

The Company owed $9,999 and $9,858 on a line of credit with an available $10,000 limit as of December 31, 2004 and 2003, respectively. The interest rate at December 31, 2004 and 2003 was 14.75% and 14.25%, respectively. As of December 31, 2004 and 2003, the Company owed $0 and $4,762, respectively, on a revolving line of credit with an available limit of $40,000. The interest rate at December 31, 2003 was 6.75%.

Note 5: Operating Lease

The Company jointly sub-leases its administrative and operating facilities at 595 Menlo Drive in Rocklin, California with Hands On Video Relay Services, Inc. The term of the sublease commenced on January 27, 2003 and the term ended on July 25, 2004. In May of 2004, the company entered into a new lease agreement for the office facilities. The term of this lease is for three years commencing upon August 1, 2004 and expiring on July 31, 2007. The lease has an option to extend the term of the lease for additional periods of two years. The future minimum lease payments are as follows:

Year ending December 31,
2005	$16,360
2006	18,315
2007	11,452
Total	$46,127

The Company shares this office space with Hands On Video Relay Services, Inc. (a related party). The Company is 6% responsible for the lease payments and Hands On Video Relay Services, Inc. is 94% responsible for the lease payments. Both companies are listed on the lease.

Note 6: Related Party Transactions

Hands On Video Relay Services, Inc. (an S corporation) began operations during 2002. Shareholders of Hands On Video Relay Services, Inc. are also shareholders of the Company. The Company advanced Hands On Video Relay Services, Inc. funds to cover operating expenses. Amounts advanced for the years ended December 31, 2004 and 2003 totaled $0 and $46,583, respectively. At December 31, 2004, the Company owed Hands On Video Relay Services, Inc. $179,005 for operating expenses it shares with Hands On Video Relay Services.

Note 7: Subsequent Event

Business combination and additional debt - The Company is currently in discussions with a third party regarding a possible combination or other strategic relationship. In connection with such discussions, on May 2, 2005, the Company executed a Short Term Loan Agreement with this third party that requires the third party to advance up to an aggregate of $500,000 to the Borrower, for certain purposes upon one or more requests. The amount that the Company may borrow under the Loan Agreement may increase by up to another $500,000, for an aggregate of $1,000,000, under certain circumstances. All amounts that the third party advances to the Company will be secured, initially, by the assets acquired with such funds and will bear interest at the prime rate in effect at the date of each loan. In July of 2005, the Company entered into an agreement to merge with the third party.

SUPPLEMENTAL INFORMATION

The accompanying notes are an integral part of these financial statements.

HANDS ON SIGN LANGUAGE SERVICES, INC.

Statements of Operating Expenses
For the Years Ended December 31, 2004, 2003 and 2002

			Unaudited
	2004	2003	2002

Advertising & Promotion	$4,691	$14,795	$14,391
Automobile	6,075	9,742	10,358
Bad debts	—	33,766	8,027
Bank credit card fees	12,420	16,862	6,898
Company events	185	2,655	1,928
Computer expense	8,402	3,429	474
Depreciation and amortization	3,949	8,673	13,773
Dues & subscriptions	6,480	8,972	13,788
Education & training	1,357	3,257	471
Employee benefits	41,184	26,456	28,735
Equipment rental	—	454	743
Fines & penalties	—	288	3,251
Insurance	3,581	17,433	13,945
Meals & entertainment	940	1,950	—
Miscellaneous expense	282	1,097	193
Office supplies & postage	10,480	10,230	21,540
Outside services	42,474	27,293	28,675
Payroll tax expense	32,796	36,412	20,160
Relocation expense	260	242	—
Rent	22,529	35,156	20,391
Repair and maintenance	10,647	6,081	1,300
Taxes & licenses	147	82	1,191
Telephone & Pagers	40,941	38,246	38,907
Travel	9,586	7,537	2,476
Utilities	8,473	15,293	2,163
Wages	390,719	258,701	406,787

Total Operating Expenses	$658,598	$585,102	$660,565

The accompanying notes are an integral part of these financial statements.

 HANDS ON VIDEO RELAY SERVICES, INC.

BALANCE SHEETS
(In thousands, except share and per share data)

	September 30, 2005	December 31, 2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$—	$110
Accounts receivable, net	468	832
Other receivables	66	179
Prepaid expenses and other current assets	721	38
Total current assets	1,255	1,159
Property, equipment and leasehold improvements, net	877	783
Other assets	230	205
	$2,362	$2,147

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,675	$1,085
Accrued expenses	416	389
Other current liabilities	646	486
Total current liabilities	2,737	1,960
Other liabilities	577	587

Commitments and contingencies

Stockholders' equity:
Common stock, $.001 par value, issued: 4,121,333 in 2005 and 4,088,000 in 2004	4	4
Additional paid-in capital	11	9
Accumulated deficit	(967)	(413)
Total stockholders' equity	(952)	(400)
	$2,362	$2,147

The accompanying notes are an integral part of these financial statements.

HANDS ON VIDEO RELAY SERVICES, INC.

STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues:
Video Relay Service	$2,325	$2,022	$8,143	$5,758
Other	1	33	1	93
	2,326	1,913	8,144	5,851
Costs and expenses:
Cost of video relay service	1,118	714	3,240	1,943
Sales and marketing	303	221	825	442
General and administrative	1,041	880	3,421	2,365
Research and development	249	174	739	485
Depreciation and amortization	87	67	262	173
	2,798	2,056	8,487	5,408
Profit (loss) from operations	-472	-34	(343)	443
Other income (expense):
Settlement gains (losses), nett	—	—	—	—
Interest income (expense), net	(68)	(62)	(211)	(152)
Total other income (expense), net	(68)	(62)	(211)	(152)
Net profit (loss)	$(540)	$(96)	$(554)	$291

Basic net loss per share	$(0.13)	$(0.02)	$(0.14)	$0.07
Diluted net loss per share	$(0.13)	$(0.02)	$(0.14)	$0.07
Weighted average shares used in computation of basic net loss per share	4,101,262	4,088,000	4,092,518	4,087,489
Weighted average shares used in computation of diluted net loss per share	4,101,262	4,088,000	4,092,518	4,087,617

The accompanying notes are an integral part of these financial statements.

HANDS ON VIDEO RELAY SERVICES, INC.

STATEMENTS OF CASH FLOWS

(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2005	2004
Operating activities
Net loss	$(554)	$291
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of fixed assets	262	173
Changes in operating assets and liabilities:
Increase in accounts receivable	364	(456)
Decrease in other receivables	113	—
Increase in prepaid expenses and other current assets	(708)	(107)
Increase (decrease) in accounts payable	587	324
Increase (decrease) in accrued expenses	27	70
Increase (decrease) in other liabilities	15	326
Net cash used in operating activities	106	621

Investing activities
Purchase of property, equipment and leasehold improvements	(356)	(803)
Acquisition of intangible assets	—	—
Net cash used in investing activities	(356)	(803)

Financing activities
Issuance of common stock for exercise of stock options and warrants	2	—
Payments made on capital lease obligations	135	—
Net cash (used in) provided by financing activities	137	—

Net increase (decrease) in cash and cash equivalents	(113)	(182)
Cash and cash equivalents at beginning of period	110	159
Cash and cash equivalents at end of period	$(3)	$(23)

Supplemental Disclosure of Non-Cash Investing Activities:
Common stock issued in connection with conversion of bridge note	$—	$—
Common stock issued in connection with vendor settlements	$—	$—
Application of deferred financing costs against proceeds from the sale of stock	$—	$—
Acquisition of equipment through capital leases	$—	$—

The accompanying notes are an integral part of these financial statements.

HANDS ON VIDEO RELAY SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)
(In thousands, except share and per share data)

Note 1 - Basis of Presentation:

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States requiring management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period presented. In the opinion of the Company’s management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring adjustments except as otherwise disclosed herein) which the Company considers necessary for the fair presentation of its financial position as of September 30, 2005, the results of its operations for the three and nine month periods ended September 30, 2005 and 2004 and its cash flows for the nine month periods ended September 30, 2005 and 2004.

The Company provides a service that allows the dead and hard-of-hearing to communicate effectively through American Sign Language (ASL). The Company uses the Internet to provide an audio/video link to a qualified Video Interpreter who acts as a translator between the visual language of ASL and the audio language of a hearing person.

The Company prepares its financial statements on the accrual basis of accounting. Accordingly, revenue is recognized as the service is provided and expenses are recognized as incurred

Results for the interim period are not necessarily indicative of results that may be expected for the entire year or for any other interim period.

Note 2 - Earnings Per Share:

The Company computes net loss per share under the provisions of SFAS No. 128, "Earnings per Share" (SFAS 128), and SEC Staff Accounting Bulletin No. 98 (SAB 98).

Under the provisions of SFAS 128 and SAB 98, basic loss per share is computed by dividing the Company’s net loss for the period by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share excludes potential common shares if the effect is anti-dilutive. Diluted loss per share is determined in the same manner as basic loss per share except that the number of shares is increased assuming exercise of dilutive stock options and warrants using the treasury stock method.

Note 3 - Contingencies:

The Company is currently involved in pending litigation which it does not believe the outcome of which will result in a significant effect on the financial statements of HOVRS.

The Company is currently in discussions with a former vendor regarding a software license agreement and revenue share contract. In September of 2004, the Company ceased paying the revenue share payments due to the vendor’s failure to provide support as required under the agreement. The vendor disputes the Company’s position and contends that the Company owes revenue share payments. The parties are still in discussion regarding resolution of the dispute. Accordingly, the Company continues to accrue liabilities under the agreement.

Note 4 - Short Term Loan Agreement:

On May 2, 2005, the Company entered into a short term loan agreement with a third party. The Company may borrow up to an aggregate of $1,000 under the loan agreement under certain circumstances. All amounts that the Company is advanced under the agreement will be secured, initially, by the assets acquired with such funds and will bear interest at a defined prime rate. If the Company breaches any material provision of any definitive agreement, the balance of principal and accrued interest will become immediately due and payable and the Company will grant the third party a broader security interest in substantially all of its assets until amounts due under the loan agreement are paid. As of September 30, 2005, the Company had borrowed $350 under the loan agreement.

Note 5 - Merger Agreement:

On July 6, 2005, the Company entered into an Agreement and Plan of Reorganization with a third party. Under the agreement, the Company will be merged into a newly formed acquisition subsidiary of the third party, and the shareholders of the Company will receive a number of shares of the third party’s common stock approximately equal to the number of shares of the Company's common stock outstanding immediately prior to the closing. Completion of the merger is subject to shareholder approval by the shareholders of the third party and the Company, and other customary closing conditions. Pursuant to the agreement, the principal shareholders of the Company have agreed to vote their shares in favor of the merger.

On October 28, 2005, the Company executed a Waiver and Supplemental Agreement with the third party, modifying the Agreement and Plan of Reorganization, dated as of July 6, 2005, between the Company and the third party. Such modifications permit the Company to raise up to $2,000 through the issuance of new securities or the sale of securities currently held by certain shareholders, through December 31, 2005 (the amount may be increased beyond $2,000 and such date may be extended under certain circumstances). Any securities so issued must convert automatically into common stock of the Company, and then the third party, upon the closing of the Merger. Additionally, the purchasers of any of the Company’s securities will be required to agree to vote in favor of the Merger and to waive any appraisal rights that such purchasers may have. Any funds raised by the Company through the sale of securities prior to the Merger will be used to pay transaction expenses incurred in connection with the Merger and/or to pay other liabilities of the Company.

HANDS ON SIGN LANGUAGE SERVICES, INC.

BALANCE SHEETS
(In thousands, except share and per share data)

	September 30, 2005	December 31, 2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4	$49
Accounts receivable, net	271	229
Other receivables	0	13
Prepaid expenses and other current assets	15	9
Total current assets	290	300
Property, equipment and leasehold improvements, net	5	4
Other assets	1	0
	296	304

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$97	$67
Accrued expenses	110	31
Other current liabilities	74	193
Total current liabilities	281	291
Other liabilities	0	0

Commitments and contingencies

Stockholders' equity:
Common stock, $.001 par value, issued: 400 in 2005 and 400 in 2004	1	1
Additional paid-in capital	0	0
Accumulated earnings	15	13
Total stockholders' equity	15	13
	296	304

The accompanying notes are an integral part of these financial statements.

HANDS ON SIGN LANGUAGE SERVICES, INC.

STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues:
Community Interpreting Service	$399	$352	$1,187	$1,144
Other	—	—	—	—
	399	352	1,187	1,144
Costs and expenses:
Cost of community interpreting service	239	248	756	774
Sales and marketing	—	—	11	5
General and administrative	126	145	415	404
Research and development	—	—	—	—
Depreciation and amortization	1	2	2	7
	366	393	1,184	1,190
Profit (loss) from operations	33	(41)	3	(46)
Other income (expense):
Settlement gains (losses), nett	—	—	—	—
Interest income (expense), net	—	—	—	—
Total other income (expense), net	—	—	—	—
Net profit (loss)	$33	$(41)	$3	$(46)

Basic net loss per share	$82.50	$(102.50)	$7.50	$(115.00)
Diluted net loss per share	$82.50	$(102.50)	$7.50	$(115.00)
Weighted average shares used in computation of basic net loss per share	400	400	400	400
Weighted average shares used in computation of diluted net loss per share	400	400	400	400

The accompanying notes are an integral part of these financial statements.

HANDS ON SIGN LANGUAGE SERVICES, INC.

STATEMENTS OF CASH FLOWS

(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2005	2004

Operating activities
Net loss	$3	$(46)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of fixed assets	2	3
Amortization of other intangible assets
Amortization of deferred financing costs
Amortization of discount on bridge note payable
Provision for losses on accounts receivable
Common stock issued for interest expense
Settlement gains, net
Changes in operating assets and liabilities:
Increase in accounts receivable	(42)	(160)
Decrease in other receivables	13	4
Increase in merchandise inventories	-	-
Increase in prepaid expenses and other current assets	(7)	(5)
Increase (decrease) in accounts payable	30	49
Increase (decrease) in accrued expenses	79	128
Increase (decrease) in other liabilities	(119)	(8)
Net cash used in operating activities	(41)	(35)

Investing activities
Change in other assets and restricted cash
Purchase of property, equipment and leasehold improvements	(3)	-
Acquisition of intangible assets	-	-
Net cash used in investing activities	(3)	-

Financing activities
Issuance of common stock, net of related expenses	-	-
Issuance of common stock for exercise of stock options and warrants	-	-
Purchase of treasury stock	-	-
Increase in deferred financing costs	-	-
Payments made on capital lease obligations	-	-
Net cash (used in) provided by financing activities	-	-

Net increase (decrease) in cash and cash equivalents	(44)	(35)
Cash and cash equivalents at beginning of period	48	1
Cash and cash equivalents at end of period	$4	$(34)

Supplemental Disclosure of Non-Cash Investing Activities:
Common stock issued in connection with conversion of bridge note
Common stock issued in connection with vendor settlements
Application of deferred financing costs against proceeds from the sale of stock
Acquisition of equipment through capital leases

The accompanying notes are an integral part of these financial statements.

HANDS ON SIGN LANGUAGE SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)
(In thousands, except share and per share data)

Note 1 - Basis of Presentation:

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States requiring management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period presented. In the opinion of the Company’s management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring adjustments except as otherwise disclosed herein) which the Company considers necessary for the fair presentation of its financial position as of September 30, 2005, the results of its operations for the three and nine month periods ended September 30, 2005 and 2004 and its cash flows for the nine month periods ended September 30, 2005 and 2004.

The Company provides a service that allows the dead and hard-of-hearing to communicate effectively through American Sign Language (ASL). The Company uses the Internet to provide an audio/video link to a qualified Community Interpreter who acts as a translator between the visual language of ASL and the audio language of a hearing person.

The Company prepares its financial statements on the accrual basis of accounting. Accordingly, revenue is recognized as the service is provided and expenses are recognized as incurred

Results for the interim period are not necessarily indicative of results that may be expected for the entire year or for any other interim period.

Note 2 - Earnings Per Share:

The Company computes net loss per share under the provisions of SFAS No. 128, "Earnings per Share" (SFAS 128), and SEC Staff Accounting Bulletin No. 98 (SAB 98).

Under the provisions of SFAS 128 and SAB 98, basic loss per share is computed by dividing the Company’s net loss for the period by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share excludes potential common shares if the effect is anti-dilutive. Diluted loss per share is determined in the same manner as basic loss per share except that the number of shares is increased assuming exercise of dilutive stock options and warrants using the treasury stock method. As the Company had a net loss, the impact of the assumed exercise of the stock options and warrants is anti-dilutive and as such, these amounts have been excluded from the calculation of diluted loss per share. For the nine months ended September 30, 2005 and 2004, 400 and 400 of common stock equivalent shares, respectively, were excluded from the computation of diluted net loss per share, respectively.

Note 3 - Merger Agreement:

On July 6, 2005, the Company entered into an Agreement and Plan of Reorganization with a third party. Under the agreement, the Company will be merged into a newly formed acquisition subsidiary of the third party, and the shareholders of the Company will receive a number of shares of the third party’s common stock approximately equal to the number of shares of the Company's common stock outstanding immediately prior to the closing. Completion of the merger is subject to shareholder approval by the shareholders of the third party and the Company, and other customary closing conditions. Pursuant to the agreement, the principal shareholders of the Company have agreed to vote their shares in favor of the merger.

On October 28, 2005, the Company executed a Waiver and Supplemental Agreement with the third party, modifying the Agreement and Plan of Reorganization, dated as of July 6, 2005, between the Company and the third party. Such modifications permit the Company to raise up to $2,000 through the issuance of new securities or the sale of securities currently held by certain shareholders, through December 31, 2005 (the amount may be increased beyond $2,000 and such date may be extended under certain circumstances). Any securities so issued must convert automatically into common stock of the Company, and then the third party, upon the closing of the Merger. Additionally, the purchasers of any of the Company’s securities will be required to agree to vote in favor of the Merger and to waive any appraisal rights that such purchasers may have. Any funds raised by the Company through the sale of securities prior to the Merger will be used to pay transaction expenses incurred in connection with the Merger and/or to pay other liabilities of the Company.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined consolidated statements of operations give effect to the merger of GoAmerica, Inc. with Hands On (VRS and SLS). The financial statements presented below were derived from: (a) the audited financial statements for the Company for the year ended December 31, 2004; (b) the unaudited financial statements of the Company as of and for the nine month period ended September 30, 2005; (c) the audited financial statements of Hands On (VRS and SLS) for the year ended December 31, 2004 and (d) the unaudited financial statements of Hands On (VRS and SLS) for the nine month period ended September 30, 2005. The unaudited pro forma condensed combined consolidated statements of operations give effect to the transaction as though they each occurred on the beginning of the respective periods presented. The unaudited pro forma condensed combined consolidated balance sheet gives effect to the merger as though it occurred on September 30, 2005.

The unaudited pro forma condensed combined consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the Company's audited financial statements for the year ended December 31, 2004, which are incorporated herein by reference, and the Company's unaudited financial statements as of and for the nine months ended September 30, 2005, which were included in the Company's Quarterly Report on Form 10-Q filed with the Commission and the Hands On (VRS and SLS) financial statements, which are presented elsewhere herein.  None of the pro forma consolidated financial statements included herein purport to be indicative of the Company's results of operations that would have occurred had the transaction been completed as of or at the beginning of the periods presented, nor do such statements purport to indicate the Company's results of operations at any future date or for any future period.

The pro forma adjustments are based upon a preliminary valuation of Hands On (VRS and SLS) assets and liabilities. The final allocation of the purchase price will be determined based upon a determination of the fair value of Hands On (VRS and SLS) tangible and identifiable intangible assets acquired and liabilities assumed. The actual results of operations will differ, perhaps significantly from the unaudited pro forma amounts reflected because of a variety of factors, including access to additional information and changes in value not currently identified.

GOAMERICA, INC. AND HANDS ON
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
As of September 30, 2005

	Historical	Historical	Historical	Pro forma		Pro Forma
(In thousands)	Company	VRS	SLS	Adjustments		Combined

Assets
Current assets:
Cash and cash equivalents	$4,937	$—	$4	$—		$4,941
Accounts receivable, net	1,560	468	271	—		2,299
Note Receivable	—	66	—	—		66
Merchandise inventories	334	—	—	—		334
Prepaid expenses and other	356	721	15	—		1,092
Total current assets	7,187	1,255	290	—		8,732

Restricted cash	300	—	—	—		300
Property, equipment and leasehold improvements, net	755	877	5	—		1,637
Goodwill	6,000	—	—	5,650	(A)	11,650
Trade names and other intangible assets	75	—	—	3,767	(A)	3,842
Other assets	591	230	1	(550)	(A,B)	272
	$14,908	$2,362	$296	$8,867		$26,433

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$670	$1,675	$97	$—		$2,442
Accrued expenses and other payables	336	563	110	—		1,009
Intercompany account	—	276	74	(350)	(B)	—
Capital lease obligations	37	223	—	—		260
Deferred revenue	86	—	—	—		86
Total current liabilities	1,129	2,737	281	(350)		3,797

Other long term liabilities	—	577	—	—		577

Stockholders' equity (deficit):
Common stock	21	4	—	11	(A)	36
Additional paid—in capital	285,856	11	—	8,254	(A)	294,121
Accumulated deficit	(271,912)	(967)	15	952	(A)	(271,912)
Treasury Stock, at cost	(186)	—	—	—		(186)
Total stockholders' equity (deficit)	13,779	(952)	15	9,217		22,059
	$14,908	$2,362	$296	$8,867		$26,433

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements, which are an integral part of these statements.

GOAMERICA, INC. AND HANDS ON
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
For the nine months ended September 30, 2005

(In thousands, except for share and per share data)	Historical	Historical	Historical	Pro forma		Pro Forma
	Company	VRS	SLS	Adjustments		Combined

Revenues:
Subscriber	$1,967	$—	$—	$—		$1,967
Prepaid services	2,452	—	—	—		2,452
Relay services	774	8,144	—	—		8,918
Interpreting services	—	—	1,187	—		1,187
Equipment	361	—	—	—		361
Other	676	—	—	—		676
	6,230	8,144	1,187	—		15,561

Costs and expenses:
Cost of subscriber revenue	727	—	—	—		727
Cost of prepaid services	2,663	—	—	—		2,663
Cost of relay services	—	3,240	—	—		3,240
Cost of interpreting services	—	—	756	—		756
Cost of equipment sales	436	—	—	—		436
Cost of network operations	243	—	—	—		243
Sales and marketing	773	825	11	—		1,609
General and administrative	3,336	3,421	415	—		7,172
Research and development	255	739	—	—		994
Depreciation and amortization	375	262	2	—		639
Amortization of intangibles	564	—	—	942	(A)	1,506
	9,372	8,487	1,184	942		19,985
Loss from operations	(3,142)	(343)	3	(942)		(4,424)

Other income (expense):
Interest income (expense), net	105	(211)	—	—		(106)
Total other income (expense)	105	(211)	—	—		(106)

Net loss	$(3,037)	$(554)	$3	$(942)		$(4,530)

Pro forma loss per common share
Basic	$(1.45)					$(1.46)
Diluted	$(1.45)					$(1.25)

Pro forma weighted average number of common shares
Basic	2,093,445			1,000,956	(B)	3,094,401
Diluted	2,093,445			1,539,933	(C)	3,633,378

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements, which are an integral part of these statements.

GOAMERICA, INC. AND HANDS ON
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2004

(In thousands, except for share and per share data)	Historical	Historical	Historical	Pro forma		Pro Forma
	Company	VRS	SLS	Adjustments		Combined

Revenues:
Subscriber	$5,588	$—	$—	$—		$5,588
Relay services	—	8,442	—	—		8,442
Interpreting services	—	—	1,478	—		1,478
Equipment	181	—	—	—		181
Other	453	—	—	—		453
	6,222	8,442	1,478	—		16,142
Costs and expenses:
Cost of subscriber revenue	2,539	—	—	—		2,539
Cost of relay services	—	4,725	—	—		4,725
Cost of interpreting services	—	—	1,375	—		1,375
Cost of equipment sales	260	—	—	—		260
Cost of network operations	733	400	50	—		1,183
Cost of other revenue	201	—	—	—		201
Sales and marketing	597	321	5	—		923
General and administrative	5,625	2,092	134	—		7,851
Research and development	507	—	—	—		507
Depreciation and amortization	804	301	4	—		1,109
Amortization of intangibles	682	—	—	1,256	(A)	1,938
	11,948	7,839	1,568	1,256		22,611
(Loss) Income from operations	(5,726)	603	(90)	(1,256)		(6,469)

Other income (expense):
Settlement gains, net	1,494	—	—	—		1,494
Loss on sale of assets	—	(10)	(33)	—		(43)
Interest (expense) income, net	(944)	(130)	—	—		(1,074)
Total other income (expense)	550	(140)	(33)	—		377

(Loss) Income before income taxes	(5,176)	463	(123)	(1,256)		(6,092)

Income tax (expense) benefit	732	(1)	(2)	—		729

Net (Loss) Income	$(4,444)	$462	$(125)	$(1,256)		$(5,363)

Pro forma loss per common share
Basic	$(2.49)					$(1.92)
Diluted	$(2.49)					$(1.61)

Pro forma weighted average number of common shares
Basic	1,785,403			1,000,956	(B)	2,786,359
Diluted	1,785,403			1,539,933	(C)	3,325,336

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements, which are an integral part of these statements.

GoAmerica, Inc. and Hands On
Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements
(In thousands, except share and per share data)

Note 1. Basis of Pro Forma Presentation

On July 6, 2005, the Company entered into an Agreement and Plan of Reorganization with Hands On. Under the agreement, the two Hands On entities will merge with two newly formed acquisition subsidiaries of the Company, and the shareholders of Hands On will receive a number of shares of the Company's common stock approximately equal to the number of shares of the Company's common stock outstanding immediately prior to the closing. Completion of the merger is subject to shareholder approval by the shareholders of the Company and Hands On, and other customary closing conditions. Pursuant to the agreement, the principal shareholders of Hands On have agreed to vote their shares in favor of the merger.

On October 28, 2005, the Company executed a Waiver and Supplemental Agreement with Hands On, modifying the Agreement and Plan of Reorganization, dated as of July 6, 2005, between the Company and Hands On. Such modifications permit Hands On to raise up to $2,000 through the issuance of new Hands On securities or the sale of Hands On securities currently held by certain shareholders, through December 31, 2005 (the amount may be increased beyond $2,000 and such date may be extended under certain circumstances). Any Hands On securities so issued must convert automatically into common stock of Hands On, and then GoAmerica, upon the closing of the Merger. Additionally, the purchasers of any Hands On securities will be required to agree to vote in favor of the Merger and to waive any appraisal rights that such purchasers may have. Any funds raised by Hands On through the sale of Hands On securities prior to the Merger will be used to pay transaction expenses incurred in connection with the Merger and/or to pay other liabilities of Hands On.

The estimated total purchase price of the merger based an average market price per share of GoAmerica’s common stock of $5.16 is as follows:

Value of GoAmerica common stock issued	$7,942
Assumption of Hands On options	338
Estimated GoAmerica direct transaction costs	200
Total estimated purchase price	$8,480

Under the purchase method of accounting, the total estimated purchase price, as shown in the table above, is allocated to Hands On net tangible assets based on their estimated fair values as of the date of the completion of the merger. The fair value of these assets is subject to change based on additional information that may come to our attention, restructuring decisions made upon completion of the merger or results of the fund raising effort referenced above. The preliminary estimated purchase price is allocated as follows:

Identifiable intangible assets	$3,767
Goodwill	5,650
Net tangible asset deficiency	(937)
Total estimated purchase price	$8,480

Note 2. Pro Forma Adjustments

For purposes of determining the pro forma effect of the merger of Hands On on the Company's statements of operations for the year ended December 31, 2004 and the nine months ended September 30, 2005, the following adjustments have been made:

(A)	Reflects the amortization of other intangible assets over a period of three years.

(B)	Reflects 1,539,933 shares issued in connection with the merger reduced by 538,977 shares that are held in escrow.

(C)	Reflects 1,539,933 shares issued in connection with the merger.

For purposes of determining the pro forma effect of the merger of Hands On on the Company's consolidated balance sheet as of September 30, 2005, the following adjustments have been made:

(A)	Reflects the recording of the purchase price of Hands On and the elimination of their historical stockholders' deficiency as of the date of the merger.

(B)	Reflects the elimination of advances to Hands On under the short term loan agreement.

Note 3. Reclassifications

Certain amounts related to Hands On results of operations have been reclassified to conform with pro forma presentation.

LEGAL MATTERS

The validity of the shares of GoAmerica common stock to be issued in the mergers has been passed upon for GoAmerica by Lowenstein Sandler PC, counsel to GoAmerica. Lowenstein Sandler PC will also render the opinion to GoAmerica referred to under “THE MERGER - Material Federal Income Tax Consequences.”

EXPERTS

The consolidated financial statements of GoAmerica, Inc appearing in the GoAmerica, Inc. Annual Report (Form 10-K) for the year ended December 31, 2004, have been audited by WithumSmith+Brown, P.C., independent registered public accountants as set forth in their report thereon included in GoAmerica, Inc.’s Annual Report on Form 10-K and incorporated by reference in this joint proxy statement/prospectus by reference. Such consolidated financial statements are incorporated in this joint proxy statement/prospectus by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of VRS as of December 31, 2004 and 2003 and for the years ended December 31, 2004 and 2003 and for the period from November 1, 2002 to December 31,2002 presented herein have been audited by Bartig, Basler & Ray, independent public accountants, whose report is included in this joint proxy statement and prospectus and given upon their authority as experts in accounting and auditing.

The consolidated financial statements of SLS as of December 31, 2004 and 2003 and for each of the two years in the period ended December 31, 2004 presented herein have been audited by Bartig, Basler & Ray, independent public accountants, whose report is included in this joint proxy statement and prospectus and given upon their authority as experts in accounting and auditing.

OTHER BUSINESS

As of the date of this joint proxy statement and prospectus, we know of no matters that will be presented for consideration at the stockholder meetings other than as described in this joint proxy statement and prospectus. However, if any other matter is to be voted upon, the form of proxies submitted to stockholders of GoAmerica, VRS and SLS shall be deemed to confer authority to the individuals named as proxies to vote the shares represented by such proxies as to any such matters according to their best judgment.

WHERE YOU CAN FIND MORE INFORMATION

GoAmerica filed a registration statement on Form S-4 to register with the SEC the GoAmerica common stock to be issued to the stockholders of VRS and SLS in the mergers. This joint proxy statement and prospectus is a part of that registration statement and constitutes a prospectus of GoAmerica in addition to being a proxy statement of VRS and SLS for their respective special meetings of stockholders and a proxy statement of GoAmerica for GoAmerica’s special meeting of stockholders. As allowed by SEC rules, this joint proxy statement and prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this document.

In addition, GoAmerica files reports, joint proxy statements and other information with the SEC under the Securities Exchange Act of 1934. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following location of the SEC:

Public Reference Room
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

You also may obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet world wide web site that contains reports, joint proxy statements and other information about issuers, like GoAmerica, who file electronically with the SEC. The address of that site is http://www.sec.gov.

The SEC allows GoAmerica to “incorporate by reference” information in this document. This means that GoAmerica can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

This document incorporates by reference the documents listed below that GoAmerica previously filed with the SEC. They contain important information about GoAmerica and its financial condition. A copy of GoAmerica’s Annual Report on Form 10-K for the year ended December 31, 2004 and a copy of GoAmerica’s Quarterly Report on Form 10-Q for the period ended September 30, 2005 are being sent to stockholders of GoAmerica, VRS and SLS along with this joint proxy statement and prospectus.

GOAMERICA, INC.
Commission File No. 0-29359

Report	Applicable Period/As of Date; Other Information

Annual Report on Form 10-K and Amendment No. 1 to the 10-K	Year ended December 31, 2004
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2005, June 30, 2005 and September 30, 2005
Current Reports on Form 8-K	Filed May 6, 2005, July 6, 2005 and November 3, 2005
Registration Statement on Form 8-A	Description of Common Stock (Filed February 7, 2000)

You can obtain any of the documents incorporated by reference in this document through GoAmerica, or from the SEC through the SEC’s web site at the address described above. Documents incorporated by reference are available from GoAmerica without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following addresses:

433 Hackensack Avenue
Hackensack, New Jersey 07601
Telephone: (201) 996-1717
Attention: Wayne D. Smith,
Executive Vice President and General Counsel

IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY FEBRUARY 14, 2006 TO RECEIVE THEM BEFORE THE SPECIAL MEETING. If you request from us any documents incorporated by reference in this document, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

STOCKHOLDERS' PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in GoAmerica's proxy materials for presentation at the Company's 2006 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to the Company at its offices at 433 Hackensack Avenue, Hackensack, New Jersey 07601, not later than July 22, 2006.

Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in GoAmerica’s proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to have provided advanced notice of such proposal to the Company at the aforementioned address not later than June 22, 2006.

GoAmerica reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, if a stockholder notifies the Company in a time or manner inconsistent with the Company's by-laws of an intent to present a proposal at the Company's 2006 annual meeting (and for any reason the proposal is voted upon at that annual meeting), the Company's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write us at 433 Hackensack Avenue, Hackensack, New Jersey 07601, or call us at (201) 996-1717. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

By order of the board of directors

Daniel R. Luis
Chief Executive Officer

Hackensack, New Jersey

January 18, 2006

A COPY OF GOAMERICA, INC.’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, IS BEING SENT TO STOCKHOLDERS ALONG WITH THIS JOINT PROXY STATEMENT AND PROSPECTUS. FOR ADDITIONAL COPIES OF THE FORM 10-K, OR FOR COPIES OF EXHIBITS TO THE 10-K, PLEASE SEND YOUR WRITTEN REQUEST TO INVESTOR RELATIONS DEPARTMENT, GOAMERICA, INC., 433 HACKENSACK AVENUE, HACKENSACK, NEW JERSEY 07601. A REASONABLE FEE MAY BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

We have authorized no one to give you any information or to make any representation about the mergers or our companies that differs from or adds to the information contained in this document or in the documents GoAmerica has publicly filed with the SEC. Therefore, if anyone should give you any different or additional information, you should not rely on it.

If you live in a jurisdiction where it is unlawful to offer to exchange or sell, or to ask for offers to exchange or buy, the securities offered by this document, or to ask for proxies, or if you are a person to whom it is unlawful to direct these activities, then the offer presented by this document does not extend to you.

The information contained in this document speaks only as of the date indicated on the cover of this document, unless the information specifically indicates that another date applies.

                                    ANNEX A

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                GOAMERICA, INC.,
                             a Delaware Corporation
                                  ("Acquirer"),

                         HOVRS ACQUISITION CORPORATION,
                             a Delaware Corporation
                               ("VRS Merger Sub"),

                         HOSLS ACQUISITION CORPORATION,
                            a California Corporation
                               ("SLS Merger Sub"),

                      HANDS ON VIDEO RELAY SERVICES, INC.,
                             a Delaware Corporation
                                    ("VRS"),

                     HANDS ON SIGN LANGUAGE SERVICES, INC.,
                            a California Corporation
                                    ("SLS"),

                    RONALD E. OBRAY, AS SHAREHOLDERS' AGENT,

                                       AND

                                 DENISE E. OBRAY

                                  July 6, 2005

                                      -i-

                                   (continued)

4.    Representations and Warranties of Acquirer, VRS Merger Sub and

                                      -ii-

                                   (continued)

                                     -iii-

                                   (continued)

      7.2   Additional Conditions to the Obligations of Acquirer,

                                      -iv-

                                   (continued)

EXHIBIT A  Employment Agreement
EXHIBIT B  Registration Rights Agreement
EXHIBIT C  Certificate of Merger - VRS
EXHIBIT D  Certificates of Approval - SLS
EXHIBIT E  Escrow Agreement

                                      -v-

                      AGREEMENT AND PLAN OF REORGANIZATION

      This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of July 6, 2005 by and among GOAMERICA, INC, a Delaware corporation ("Acquirer"), HOVRS ACQUISITION CORPORATION, a Delaware corporation
("VRS Merger Sub") and wholly owned subsidiary of Acquirer, HOSLS ACQUISITION
CORPORATION, a California corporation ("SLS Merger Sub") and wholly owned subsidiary of Acquirer, HANDS ON VIDEO RELAY SERVICES, INC., a Delaware
corporation ("VRS"), HANDS ON SIGN LANGUAGE SERVICES, INC., a California
corporation ("SLS"), RONALD E. OBRAY, a principal shareholder of each of VRS and
SLS ("Shareholders' Agent") and DENISE E. OBRAY, the spouse of the Shareholders'
Agent and also a principal shareholder of each of VRS and SLS.

                                    RECITALS

      A. The Boards of Directors of VRS, SLS, Acquirer, VRS Merger Sub and SLS
Merger Sub believe it is in the best interests of their respective companies and the shareholders of their respective companies that VRS and VRS Merger Sub combine into a single company through the statutory merger of VRS Merger Sub with and into VRS (the "VRS Merger Transaction") and SLS and SLS Merger Sub
combine into a single company through the statutory merger of SLS Merger Sub with and into SLS (the "SLS Merger Transaction", and, together with the VRS
Merger Transaction, the "Merger") and, in furtherance thereof, have approved the
Merger.

      B. Pursuant to the Merger, among other things, the outstanding shares of
VRS common stock, $.001 par value ("VRS Common Stock"), the outstanding shares of SLS common stock, $.001 par value ("SLS Common Stock"), certain outstanding promissory notes of VRS (the "VRS Notes"), the outstanding warrants to purchase capital stock of VRS (the "VRS Warrants") and the outstanding options to purchase capital stock of VRS (the "VRS Options") shall be converted into the right to receive shares of the common stock of Acquirer (the "Acquirer Common
Stock"), upon the terms and subject to the conditions set forth herein.

      C. The parties hereto desire to make certain representations and warranties and other agreements in connection with the Merger.

      D. As a condition and inducement to the parties' willingness to enter into this Agreement, Ronald E. Obray has entered into an employment agreement with
Acquirer (the "Employment Agreement"), in the form attached hereto as Exhibit A, such Employment Agreement to be effective upon the consummation of the Merger.

      E. As a condition and inducement to the parties' willingness to enter into this Agreement, Ronald E. Obray and Denise E. Obray (together, the "Affiliates")
have each entered into a Registration Rights Agreement (the "Registration Rights
Agreement") with Acquirer, in the form attached hereto as Exhibit B, providing for the registration of Acquirer Common Stock to be acquired by the Affiliates in connection with the Merger in the circumstances described in such
Registration Rights Agreement and in Section 6.18 hereof.

      F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of
1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code.

                                      -1-

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.    Definitions. As used in this Agreement, any capitalized term shall have the meaning contained in the section that defines such term.

2.    The Merger.

      2.1   The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as
Exhibit C and the Certificates of Approval attached hereto as Exhibit D
(collectively the "Agreements of Merger") and the applicable provisions of the
Delaware General Corporation Law ("Delaware Law") and the California
Corporations Code ("California Law"), VRS Merger Sub shall be merged with and into VRS, the separate corporate existence of VRS Merger Sub shall cease and VRS shall continue as the surviving corporation (the "VRS Surviving Corporation"), and SLS Merger Sub shall be merged with and into SLS, the separate corporate existence of SLS Merger Sub shall cease and SLS shall continue as the surviving corporation (the "SLS Surviving Corporation").

      2.2   Closing; Effective Time. The closing of the transactions
contemplated hereby (the "Closing") shall take place as soon as practicable, but no later than two (2) business days, after the satisfaction or waiver of each of the conditions set forth in Sections 7.1, 7.2 and 7.3 hereof, or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Lowenstein Sandler, Roseland, New Jersey, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing each of the
Agreements of Merger, together with any required certificates, including any
Certificate of Merger, with the Secretary of State of Delaware and the Secretary of State of California, as appropriate, in accordance with the relevant provisions of Delaware Law and California Law, as applicable (the time of such filing being the "Effective Time"), as may be necessary to effectuate the
Merger.

      2.3   Effect of the Merger. At the Effective Time, the effect of the
Merger shall be as provided in this Agreement, the Agreements of Merger and the applicable provisions of California Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (i) all the property, rights, privileges, powers and franchises of VRS and VRS Merger
Sub shall vest in the VRS Surviving Corporation, and all debts, liabilities and duties of VRS and VRS Merger Sub shall become the debts, liabilities and duties of the VRS Surviving Corporation, and (ii) all the property, rights, privileges, powers and franchises of SLS and SLS Merger Sub shall vest in the SLS Surviving
Corporation, and all debts, liabilities and duties of SLS and SLS Merger Sub shall become the debts, liabilities and duties of the SLS Surviving Corporation.

                                      -2-

      2.4   Articles of Incorporation; Bylaws.

            (a)   At the Effective Time, (i) the Certificate of Incorporation of
the VRS Surviving Corporation shall be amended and restated in its entirety to read as the Certificate of Incorporation of VRS Merger Sub as in effect immediately prior to the Effective Time; provided, however, that Article First of the Certificate of Incorporation of the VRS Surviving Corporation shall be amended to read as follows: "The name of the corporation is Hands On Video Relay
Services, Inc.", and (ii) the Articles of Incorporation of the SLS Surviving
Corporation shall be amended and restated in its entirety to read as the
Articles of Incorporation of SLS Merger Sub as in effect immediately prior to the Effective Time; provided, however, that Article I of the Articles of
Incorporation of the SLS Surviving Corporation shall be amended to read as follows: "The name of the corporation is Hands On Sign Language Services, Inc."

            (b)   The Bylaws of VRS Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the VRS Surviving Corporation until thereafter amended, and the Bylaws of SLS Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the SLS
Surviving Corporation until thereafter amended.

      2.5   Directors and Officers. At the Effective Time, (i) the directors and officers of VRS Merger Sub immediately prior to the Effective Time shall be the directors and officers of the VRS Surviving Corporation, to serve until their respective successors are duly elected or appointed and qualified, and (ii) the directors and officers of SLS Merger Sub immediately prior to the Effective Time shall be the directors and officers of the SLS Surviving Corporation, to serve until their respective successors are duly elected or appointed and qualified.
Effective immediately prior to the Effective Time, Acquirer shall appoint to
Acquirer's Board of Directors, Ronald E. Obray and three other persons designated by Ronald E. Obray (which three persons shall meet the director independence standards established by the Nasdaq Marketplace Rules) and one person to be designated by Ronald E. Obray and Acquirer, and all other directors then serving on Acquirer's Board of Directors other than the Acquirer's chief executive officer and three other persons designated by Acquirer shall resign.
It is intended that, subject to the exercise by Acquirer's Board of Directors of its fiduciary duties, such Ronald E. Obray and his three designees will be nominated for reelection at the respective annual meetings of shareholders of
Acquirer at which the terms of such newly appointed directors will expire.

      2.6   Effect on VRS and SLS Securities. At the Effective Time, by virtue of the Merger and without any action on the part of VRS Merger Sub, SLS Merger
Sub, VRS, SLS or the holders of any securities of VRS or SLS (collectively, the
"Target Shareholders"), the Target Shareholders shall receive the number of shares of Acquirer Common Stock or such other rights or consideration as described below (subject to the Escrow Fund provisions of Section 9.1).

            (a)   For the purposes of this Agreement, the following terms shall have the following meanings:

      "SLS Aggregate Merger Consideration Shares" shall mean a number of shares of Acquirer Common Stock equal to 20% of the total number of issued and outstanding shares of Acquirer Common Stock immediately prior to the Effective
Time.

                                      -3-

      "VRS Aggregate Merger Consideration Shares" shall mean a number of shares of Acquirer Common Stock equal to 80% of the total number of issued and outstanding shares of Acquirer Common Stock immediately prior to the Effective
Time.

      "SLS Base Shares" shall mean the total number of shares of SLS Common
Stock outstanding immediately prior to the Effective Time.

      "VRS Base Shares" shall mean the total number of shares of VRS Common
Stock outstanding immediately prior to the Effective Time.

      "VRS Diluting Shares" shall mean the total number of shares of VRS Common
Stock that are issuable upon (i) the exercise of all vested VRS Options outstanding immediately prior to the Effective Time and (ii) the exercise of all
VRS Warrants outstanding immediately prior to the Effective Time.

      "VRS Fully Diluted Shares" shall mean the sum of the VRS Base Shares and the VRS Diluting Shares.

      "VRS Note Consideration Shares" shall mean the number of shares of
Acquirer Common Stock equal to (i) the product of multiplying the aggregate principal amount (not to exceed $75,000 in aggregate principal amount unless the condition set forth in Section 7.2(e) with respect to the VRS Notes shall have been waived by Acquirer) and unpaid accrued interest thereon under the VRS Notes outstanding immediately prior to the Effective Time that are not Converting VRS
Notes (as defined in Section 2.6(e)) times 1.5, divided by (ii) the Average
Closing Price.

      "Targets' Working Capital Deficit Shares" shall mean the number of shares of Acquirer Common Stock equal to (i) the amount of Targets' Working Capital
Deficit as of the date of this Agreement (determined in accordance with the provisions contained herein), divided by (ii) the Special Average Closing Price.

      "Targets' Working Capital Deficit" shall mean the amount by which the
Targets' Total Current Liabilities exceed the Targets' Total Currents Assets as of the date of this Agreement.

      "Targets' Total Current Assets" shall mean all of the Targets' current assets as determined according to generally accepted accounting principles consistent with Targets' past accounting practices, but excluding the note receivable from the Shareholders' Agent and any prepaid legal expenses incurred by Targets in connection with the Merger, as set forth on the June 30 Balance
Sheet.

      "Targets' Total Current Liabilities" shall mean all of the Targets'
current liabilities as determined according to generally accepted accounting principles consistent with Targets' past accounting practices, but excluding obligations under the VRS Notes and obligations under that certain Short Term
Loan Agreement previously entered into by the Targets and Acquirer, as set forth on the June 30 Balance Sheet.

      "Targets' Total Long Term Liabilities" shall mean all of the Targets' long term liabilities as determined according to generally accepted accounting principles consistent with Targets' past accounting practices, but excluding obligations under the VRS Notes, as set forth on the June 30 Balance Sheet.

                                      -4-

      "Targets' Total Long Term Liabilities Shares" shall mean the number of shares of Acquirer Common Stock equal to (i) the amount by which Targets' Total
Long Term Liabilities as of the date of this Agreement (determined in accordance with the provisions contained herein) exceed $500,000, divided by (ii) the
Special Average Closing Price.

      "Dissenting Shares" shall mean the total number of shares of VRS Common
Stock or SLS Common Stock held by holders who have demanded and perfected their respective rights for appraisal of such shares with respect to the Merger in accordance with Delaware or California Law, as applicable, and who, as of the
Effective Time, have not effectively withdrawn or lost such rights to appraisal.

      "Average Closing Price" shall mean the average of the closing prices of
Acquirer Common Stock as reported on the Nasdaq Small Cap Market during the twenty trading days ending one day prior to the Effective Time.

      "Special Average Closing Price" shall mean the average of the closing prices of Acquirer Common Stock as reported on the Nasdaq Small Cap Market during the twenty trading days ending one day prior to July 6, 2005.

            (b)   Targets' Balance Sheet as of June 30, 2005. No later than 20 business days after the July 6, 2005 execution date of this Agreement, Targets will provide Acquirer with a balance sheet of the Targets (the "June 30 Balance
Sheet") as of June 30, 2005 including a calculation of the Targets' Working
Capital Deficit, if any, as of June 30, 2005 in accordance with the definitions set forth above, along with documentation to support such calculation. Acquirer shall have 15 business days after receipt of Targets' calculation (the "Review
Period") to review such June 30 Balance Sheet and Targets' Working Capital
Deficit calculation. During the Review Period, Targets shall make available to
Acquirer such documents and other information as Acquirer shall reasonably request in order to review such calculation. If Acquirer and Targets do not agree on the amount, if any, of Targets' Working Capital Deficit during the
Review Period, then immediately following the expiration of the Review Period,
Acquirer and Targets shall submit the matter to a mutually agreed upon accounting firm. Such accounting firm will determine the amount, if any, of
Targets' Working Capital Deficit as of June 30, 2005 in accordance with the provisions of this Agreement during the 20 business days following the expiration of the Review Period. Acquirer and Targets shall provide such accounting firm with all information reasonably requested by such accounting firm and shall each pay one half of the fees and expenses of such accounting firm. The determination of such accounting firm as to the amount, if any, of
Targets' Working Capital Deficit as of the June 30, 2005 shall be conclusive and binding on the parties hereto.

            (c)   VRS Base Shares. In the aggregate, the holders of VRS Base
Shares who are not Dissenting Shareholders (as hereinafter defined) will receive a number of shares of Acquirer Common Stock (the "Aggregate VRS Conversion
Number") equal to the product of multiplying (i) the VRS Base Share Fraction (as defined below) times (ii) the result of subtracting the VRS Note Consideration
Shares, the Targets' Working Capital Deficit Shares and the Targets' Total Long

                                      -5-

Term Liabilities Shares from the VRS Aggregate Merger Consideration Shares. For purposes of this Agreement, the "VRS Base Share Fraction" equals the quotient calculated by dividing (i) the VRS Base Shares minus the VRS Dissenting Shares by (ii) the VRS Fully Diluted Shares. Accordingly, for each VRS Base Share that is not a VRS Dissenting Share, the holder thereof will receive a number of shares of Acquirer Common Stock equal to the quotient calculated by dividing (i)
the Aggregate VRS Conversion Number by (ii) the number of VRS Base Shares minus the VRS Dissenting Shares (the "VRS Per Share Conversion Number").

            (d)   SLS Base Shares. For each of their SLS Base Shares, the
shareholders of SLS who are not Dissenting Shareholders will receive a number of shares of Acquirer Common Stock equal to the quotient calculated by dividing (i)
the SLS Aggregate Merger Consideration Shares by (ii) the number of SLS Base
Shares (the "SLS Per Share Conversion Number").

            (e)   VRS Notes. Each holder of a VRS Note that has consented to conversion of such VRS Note into shares of Acquirer Common Stock at the
Effective Time as contemplated in Section 6.9(b) (each, a "Converting VRS Note")
shall, at the Effective Time, receive the number of shares of Acquirer Common
Stock equal to the quotient calculated by dividing (i) the sum of the principal amount of such VRS Note plus all accrued interest under such VRS Note as of the
Effective Time by (ii) the Average Closing Price. At the Effective Time,
Acquirer will assume each VRS Note outstanding immediately prior to the
Effective Time that is not a Converting VRS Note, provided that Acquirer shall not assume more than $75,000 in aggregate principal amount of VRS Notes unless the condition set forth in Section 7.2(e) with respect to the VRS Notes shall have been waived by Acquirer. Prior to the Effective Time, Targets will use their reasonable best efforts to obtain the consent of all of the holders of VRS
Notes to the conversion of all of such VRS Notes into shares of Acquirer Common
Stock at the Effective Time, in accordance with Section 6.9(b) hereof.

            (f)   VRS Warrants. At the Effective Time, Acquirer will assume each
VRS Warrant outstanding immediately prior to the Effective Time and, after the
Effective Time, each VRS Warrant shall represent the right to receive a number of shares of Acquirer Common Stock equal to the result determined by multiplying the number of shares of VRS Common Stock subject to such VRS Warrant by the VRS
Per Share Consideration Number.

            (g)   VRS Options. At the Effective Time, pursuant to the terms of the VRS Option Plan (as defined in Section 3.5), Acquirer will assume each unvested VRS Option and each vested VRS Option outstanding immediately prior to the Effective Time, provided, however, that the number of shares of Acquirer
Common Stock issuable upon exercise of such assumed unvested VRS Options shall not exceed 65,000 shares of Acquirer Common Stock. After the Effective Time, such former VRS Options shall represent the right to receive a number of shares of Acquirer Common Stock equal to the result determined by multiplying the number of shares of VRS Common Stock subject to such VRS Option by the VRS Per
Share Consideration Number.

            (h)   Capital Stock of VRS Merger Sub and SLS Merger Sub. At the
Effective Time, each share of common stock of VRS Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the VRS Surviving Corporation. Each stock certificate of VRS Merger Sub

                                      -6-

evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the VRS Surviving Corporation. At the Effective
Time, each share of common stock of SLS Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the SLS Surviving Corporation. Each stock certificate of SLS Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the SLS Surviving Corporation.

            (i)   Adjustments. The number of shares of Acquirer Common Stock issuable in the Merger shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquirer Common Stock, VRS Common
Stock, or SLS Common Stock), reorganization, recapitalization or other like change with respect to Acquirer Common Stock, VRS Common Stock or SLS Common
Stock occurring after the date hereof and prior to the Effective Time.

            (j)   Fractional Shares. No fraction of a share of Acquirer Common
Stock shall be issued, but in lieu thereof any Target Shareholder who would otherwise be entitled to a fraction of a share of Acquirer Common Stock (after aggregating all fractional shares of Acquirer Common Stock to be received by such holder) shall receive from Acquirer an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by
(ii) the Average Closing Price. The fractional share interests of each Target
Shareholder shall be aggregated, so that no Target Shareholder shall receive cash in respect of fractional share interests in an amount greater than the value of one full share of Acquirer Common Stock. Payment to Target Shareholders
of such cash in lieu of fractional shares of Acquirer Common Stock otherwise issuable hereunder shall be made to the Target Shareholders by Acquirer as soon as practicable after the Effective Time, but in any event no later than 30 days after the Effective Time, provided that the Target Shareholders have delivered to Acquirer their certificates in accordance with Section 2.7(b) or complied with the provisions of Section 2.9.

            (k)   Dissenters' Rights. Notwithstanding any provision of this
Agreement to the contrary, Dissenting Shares, if any, shall not be converted into shares of Acquirer Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to California Law or Delaware Law, as the case may be. VRS and SLS shall give Acquirer prompt notice of any demand received by VRS or SLS to require VRS or SLS to purchase shares of Common Stock of VRS or SLS, and Acquirer shall have the right to direct and participate in all negotiations and proceedings with respect to such demand. Each of VRS and
SLS agree that, except with the prior written consent of Acquirer, or as required under the California Law or Delaware Law, as applicable, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting
Shareholder") who, pursuant to the provisions of California Law or Delaware Law, as applicable, becomes entitled to payment of the fair value for shares of VRS
Common Stock or SLS Common Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquirer shall issue and deliver, upon surrender by such shareholder of a certificate or certificates representing shares of VRS Common Stock or SLS Common Stock (or compliance with Section 2.9), as the case may be, the number of shares of Acquirer Common Stock to which such shareholder would otherwise be entitled under this Section 2.6 less the number of shares of such Acquirer Common Stock otherwise issuable to such shareholder to be deposited in the Escrow Fund pursuant to Section 9.1 hereof.

                                      -7-

      2.7   Delivery of Securities.

            (a)   Exchange Agent. American Stock Transfer & Trust Company shall act as exchange agent (the "Exchange Agent") in the Merger.

            (b)   Delivery of Securities. At the Closing, each Target
Shareholder shall deliver to Acquirer certificates for the shares of VRS Common
Stock and SLS Common Stock, the VRS Warrants and the VRS Notes (collectively,
"Target Securities") held by such Target Shareholder, against delivery by
Acquirer of irrevocable instructions to the Exchange Agent to issue share certificates representing the shares of Acquirer Common Stock to be issued to the Target Shareholders pursuant to Section 2.6, net of any Escrow Shares allocable to the Affiliates.

            (c)   Acquirer Instructions to Exchange Agent. Provided that the
Target Shareholder has fulfilled its delivery obligations under Section 2.7(b),
Acquirer shall, on the Closing Date, issue irrevocable instructions to the
Exchange Agent to issue certificates representing the shares of Acquirer Common
Stock that such Target Shareholder is entitled to receive pursuant to Section
2,6 hereof, provided however, that certificates representing the Escrow Shares shall be retained by the Escrow Agent in accordance with the provisions of the
Escrow Agreement.

            (d)   Transfers of Ownership. At the Effective Time, the stock
transfer books of VRS and SLS shall be closed, and there shall be no further registration of transfers of VRS Common Stock or SLS Common Stock thereafter. If any certificate for shares of Acquirer Common Stock is to be issued in a name other than that in which the security surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the securities so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquirer or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquirer Common Stock in any name other than that of the registered holder of the security surrendered, or established to the satisfaction of Acquirer or any agent designated by it that such tax has been paid or is not payable.

            (e)   Dissenting Shares. The provisions of this Section 2.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Acquirer under this Section 2.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of Acquirer Common Stock to which such holder is entitled pursuant to Section 2.6 hereof.

            (f)   Escrow. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 9.1 hereof, Acquirer shall cause to be distributed to the Escrow Agent (as defined in Section 9.1(b)
hereof) a certificate or certificates representing 10% of the aggregate number of shares of Acquirer Common Stock to be issued at the Closing, all of which

                                      -8-

shares shall come from the shares of Acquirer Common Stock that would otherwise be deliverable to the Affiliates (the "Escrow Shares") (which shall be registered in the name of the Escrow Agent as nominee for the Affiliates). The
Escrow shares shall be beneficially owned by such Affiliates and such Escrow
Shares shall be held in escrow and shall be available to compensate Acquirer for certain damages as provided in Section 9. To the extent not used for such purposes, such shares shall be released, all as provided in Section 9.3.

      2.8   No Further Ownership Rights in Target Securities. The shares of
Acquirer Common Stock delivered upon the surrender for exchange of Target
Securities in accordance with the terms hereof (including any dividends, distributions or cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of
Target Securities, and there shall be no further registration of transfers on the records of the VRS Surviving Corporation or SLS Surviving Corporation of
shares of Target Securities which were outstanding immediately prior to the
Effective Time. If, after the Effective Time, Target Securities are presented to the VRS Surviving Corporation or SLS Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.8.

      2.9   Lost, Stolen or Destroyed Target Securities. In the event any Target
Securities shall have been lost, stolen or destroyed, Acquirer shall, upon delivery of an affidavit of that fact by the holder of such Target Security, issue irrevocable instructions to the Exchange Agent to issue share certificates representing the shares of Acquirer Common Stock to be issued to the owner of, and in exchange for, such lost, stolen or destroyed Target Security, provided, however, that Acquirer may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Target Security to provide Acquirer with an indemnity agreement against any claim that may be made against Acquirer, the VRS Surviving
Corporation, the SLS Surviving Corporation, or the Exchange Agent with respect to the Target Securities alleged to have been lost, stolen or destroyed.

      2.10  Tax Consequences. The parties hereto intend that the Merger shall constitute a "reorganization" within the meaning of Section 368 of the Code.

      2.11  Taking of Necessary Action; Further Action. Each of Acquirer, VRS
Merger Sub, SLS Merger Sub, VRS and SLS will take all such reasonable and lawful action as may be necessary or desirable in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, to vest the VRS Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of VRS and VRS Merger Sub, and to vest the SLS Surviving
Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of SLS and SLS Merger Sub the officers and directors of VRS, SLS, VRS Merger Sub and SLS Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

3.    Representations and Warranties of VRS, SLS and Shareholders' Agent. Each
of VRS and SLS (collectively, the "Targets") represents and warrants to
Acquirer, VRS Merger Sub and SLS Merger Sub, that the statements contained in this Section 3 are true and correct, and Ronald E Obray represents and warrants

                                      -9-

to Acquirer, VRS Merger Sub and SLS Merger Sub, that the statements contained in
Section 3.10 are true and correct, in either case except as disclosed in a document of even date herewith and delivered by Targets to Acquirer on the date hereof referring to the representations and warranties in this Agreement (the
"Target Disclosure Schedule").

      3.1   Organization, Standing and Power. VRS is a corporation duly organized, validly existing and in good standing under the laws of the state of
Delaware. SLS is a corporation duly organized, validly existing and in good standing under the laws of the state of California. Each Target has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material
Adverse Effect (as defined in Section 10.2) on each Target. Each Target has delivered a true and correct copy of its Articles of Incorporation or
Certificate of Incorporation, as the case may be, and Bylaws or other charter documents (collectively, "Charter Documents"), as applicable, of each Target, each as amended to date, to Acquirer. Neither Target is in violation of any of the provisions of its Charter Documents. Neither Target has any Subsidiaries (as
defined in Section 10.2). Except as set forth on Section 3.1 of the Target
Disclosure Schedule, neither Target owns directly or indirectly any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

      3.2   Authority. Each Target has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each Target subject only to the approval of the Merger by each Target's shareholders as contemplated by Section
6.1. The affirmative vote of the holders of a majority of the shares of each
Target's common stock outstanding on the record date for the Written Consents of
Shareholders relating to this Agreement is the only vote of the holders of either Target's capital stock necessary under Delaware Law, in the case of the
VRS, and California Law, in the case of the SLS, to approve this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Target and constitutes the valid and binding obligation of each Target enforceable against each Target in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by each Target do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under
(a) any provision of the Charter Documents of either Target, as amended; or (b)
any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to either Target or any of their properties or assets, in the case of clause (b), except for such conflicts, violations, defaults, rights of termination, cancellation or acceleration as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on either Target. No consent,

                                      -10-

approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to either Target in connection with the execution and delivery of this
Agreement by either Target or the consummation by either Target of the transactions contemplated hereby, except for (a) the filing of the Agreements of
Merger, together with the required officers' certificates, and the filing of the
Certificates of Merger, each as provided in Section 2.2; (b) filings required under the Securities Act of 1933, as amended (the "Securities Act"); (c) such filings as may be required under applicable state securities laws and the securities laws of any foreign country; (d) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended
("HSR"); and (e) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect on the Targets and could not reasonably be expected to prevent, or materially alter or delay, any of the transactions contemplated by this Agreement.

      3.3   Governmental Authorization. Targets have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (a) pursuant to which either Target currently operates or holds any interest in any of its properties; or (b) that is required for the operation of a Target's business or the holding of any such interest and all of such authorizations are in full force and effect except where the failure to obtain or have any such authorizations could not reasonably be expected to have a Material Adverse Effect on the Targets.

      3.4   Financial Statements.

            (a)   Targets have delivered to Acquirer the audited financial
statements of each Target for each of the fiscal years ended December 31, 2003 and 2004, respectively, and unaudited financial statements of each Target on a consolidated basis as at and for the five-month period ended May 31, 2005
(collectively, the "Target Financial Statements"). The Target Financial
Statements have been prepared in accordance with generally accepted accounting principles (except that the unaudited financial statements do not contain footnotes and are subject to normal recurring year-end audit adjustments, the effect of which will not, individually or in the aggregate, be materially adverse) applied on a consistent basis throughout the periods presented and consistent with each other. The Target Financial Statements fairly present the consolidated financial condition, operating results and cash flow of Targets as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of the unaudited
Target Financial Statements.

            (b)   Targets maintain and will continue to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i)
transactions are executed with management's general or specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of financial statements of each Target and to maintain accountability for assets; (iii)
access to each Target's assets is permitted only in accordance with management's authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither Target is a party to or otherwise involved in any "off-balance sheet arrangements" (as defined in Item 303 of Regulation
S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                      -11-

            3.5   Capital Structure. The authorized capital stock of VRS
consists of 10,000,000 shares of VRS Common Stock, of which there were issued and outstanding 4,088,000 shares as of the close of business on the date hereof, and the authorized capital stock of SLS consists of 100,000 shares of SLS Common
Stock, of which there were issued and outstanding 200 shares as of the close of business on the date hereof. All outstanding shares of VRS Common Stock and SLS
Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Charter
Documents of either Target or any agreement to which either Target is a party or by which it is bound. As of the close of business on the date hereof, there were
995,000 shares of VRS Common Stock reserved for issuance under the Hands On
Video Relay Services, Inc. 2004 Stock Plan (the "VRS Option Plan"), of which
693,000 shares were subject to outstanding options and 302,000 shares were reserved for future option grants. As of that same date, there were 77,000 shares of VRS Common Stock reserved for issuance upon the exercise of outstanding VRS Warrants, and the VRS Warrants are held in the amounts and by the persons set forth in Section 3.5 of the Target Disclosure Schedule. Targets
have delivered to Acquirer true and complete copies of each warrant and warrant agreement evidencing each VRS Warrant and each form of agreement or stock option plan evidencing each VRS Option. Except for the rights created pursuant to this
Agreement, certain VRS Notes as set forth in Section 3.5 to the Target
Disclosure Schedule, and the rights otherwise disclosed in this Section 3.5 or in Section 3.5 of the Target Disclosure Schedule, there are no other options, warrants, calls, rights, commitments or agreements of any character to which either Target is a party or by which it is bound, obligating either Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of VRS Common Stock or SLS Common
Stock or obligating either Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no other contracts, commitments or agreements relating to voting, purchase or sale of either Target's capital stock (a) between or among either Target and any of its shareholders; and (b) to the Targets' knowledge, between or among any of Targets' shareholders.

            3.6   Absence of Certain Changes. Since December 31, 2004 (the
"Target Balance Sheet Date"), Targets have conducted its business in the ordinary course consistent with past practice and there has not occurred (a) any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a Material Adverse
Effect on Targets; (b) any acquisition, sale or transfer of any material asset of either Target other than in the ordinary course of business and consistent with past practice; (c) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by either Target or any revaluation by either Target of any of its assets; (d) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of either Target or any direct or indirect redemption, purchase or other acquisition by either Target of any of its shares of capital stock; (e)
any Target Material Contract (as defined in Section 3.14) entered into by either
Target, other than in the ordinary course of business and as provided to
Acquirer, or any material amendment or termination of, or default under, any
Target Material Contract to which either Target is a party or by which it is

                                      -12-

bound; (f) any amendment or change to the Charter Documents of either Target;
(g) any increase in or modification of the compensation or benefits payable or to become payable by either Target to any of its directors or employees, other than in the ordinary course of business consistent with past practice; or (h)
any negotiation or agreement by either Target to do any of the things described in the preceding clauses (a) through (g) (other than negotiations with Acquirer and its representatives regarding the transactions contemplated by this
Agreement). At the Effective Time, there will be no accrued but unpaid dividends on shares of either Target's capital stock.

      3.7   Absence of Undisclosed Liabilities. Neither Target has material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (a) those set forth or adequately provided for in the balance sheets of VRS and SLS as of the Target Balance Sheet Date (the "Target
Balance Sheets"); (b) those incurred in the ordinary course of business and not required to be set forth in the Target Balance Sheets under generally accepted accounting principles; (c) those incurred in the ordinary course of business since the Target Balance Sheet Date and consistent with past practice; and (d)
those incurred in connection with the execution of this Agreement.

      3.8   Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or, to the knowledge of Targets, investigation pending before any Governmental Entity, foreign or domestic, or, to the knowledge of Targets, threatened against either Target or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a
Material Adverse Effect on Targets. There is no judgment, decree or order against either Target, or, to the knowledge of Targets, any of its respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this
Agreement, or that could reasonably be expected to have a Material Adverse
Effect on Targets. All litigation to which either Target is a party (or, to the knowledge of Targets, threatened to become a party) is described in Section 3.8 of the Target Disclosure Schedule.

      3.9   Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon either Target that has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Targets, any acquisition of property by Targets or the conduct of business by Targets as currently conducted or as proposed to be conducted by Targets.

      3.10  Intellectual Property.

            (a)   For purposes of this Agreement, "Intellectual Property" means:

                  (i)   all issued patents, reissued or reexamined patents,
revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name
(collectively, "Issued Patents");

                  (ii)  all published or unpublished nonprovisional and
provisional patent applications, reexamination proceedings, invention disclosures and records of invention (collectively "Patent Applications" and, with the Issued Patents, the "Patents");

                                      -13-

                  (iii) all copyrights, semiconductor topography and mask work rights (including all rights of authorship, use, publication, reproduction, distribution, performance and transformation and moral rights and rights of ownership with respect to copyrightable works, semiconductor topography works and mask works), and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions
(collectively, "Copyrights");

                  (iv) trademarks, registered trademarks, applications for
registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names (collectively,
"Trademarks") and domain name registrations;

                  (v) all trade secrets and proprietary information (including with respect to technology, ideas, inventions, designs, manufacturing and operating specifications, know-how, formulae, technical data, computer programs, hardware, software and processes); and

                  (vi) all other intellectual property rights and protections, worldwide.

            (b)   Each Target owns and has good and marketable title to, or
possesses legally enforceable rights to use, all Intellectual Property that is both used in and material to the business of such Target as currently conducted and as proposed to be conducted by such Target. The Intellectual Property owned by or licensed to each Target collectively constitutes all of the material
Intellectual Property necessary to enable such Target to conduct its business as such business is currently being conducted by such Target.

            (c)   For the purposes of this Agreement, "Target Intellectual
Property" means Intellectual Property incorporated into any product of Targets or otherwise used in the business of Targets (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $10,000 on standard terms and conditions, as modified for
Targets' operations). Section 3.10(c) of the Target Disclosure Schedule lists:

                  (i) the following Target Intellectual Property to the extent owned by either Target: (A) all Issued Patents and Patent Applications, (B) all
registered Trademarks and pending trademark applications and (C) all registered
Copyrights, including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed; and

                  (ii) the following agreements relating to each of the products of Targets (the "Target Products") or Target Intellectual Property: all (A)
agreements granting any right to distribute or sublicense a Target Product on any exclusive or non-exclusive basis; (B) any exclusive or non-exclusive licenses of Intellectual Property to or from either Target; (C) agreements pursuant to which the amounts actually paid or payable under firm commitments to either Target are $15,000 or more; (D) joint development agreements; ; (E)
agreements pursuant to which either of the Targets grants any ownership right to any Target Intellectual Property; (F) any order of a court of competent jurisdiction relating to Target Intellectual Property; (G) any option to purchase or obtain a license to any Target Intellectual Property owned by either of the Targets; and (H) agreements pursuant to which either of the Targets grants any party any rights to access source code or to use source code to create derivative works of Target Products.

                                      -14-

            (d)   Section 3.10(d) of the Target Disclosure Schedule contains an accurate list as of the date of this Agreement of all licenses, sublicenses and other agreements to which either Target is a party and pursuant to which either
Target is authorized to use any Intellectual Property that is owned by any third party and material to the business of the Targets, excluding "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $10,000 on standard terms and conditions ("Third Party
Target Intellectual Property").

            (e)   To the knowledge of Targets, there is no unauthorized use, disclosure, infringement or misappropriation of any Target Intellectual
Property, including any Third Party Target Intellectual Property, by any third party, including any employee or former employee of either Target, other than such uses, disclosures, infringements or misappropriations as could not, individually or in the aggregate, reasonably be expected to have a Material
Adverse Effect on Targets. Except as disclosed in Section 3.10(e) of the Target
Disclosure Schedule, neither Target has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual
Property, other than indemnification provisions contained in standard sales or other agreements to end users arising in the ordinary course of business, the forms of which have been delivered to Acquirer or its counsel. Except pursuant to the agreements disclosed in Section 3.10(d) of the Target Disclosure
Schedule, there are no royalties, fees or other payments payable by Targets to any party by reason of the ownership, use, sale or disposition of Third Party
Target Intellectual Property.

            (f)   Other than with respect to matters which have been fully
resolved, settled and, if applicable, fully paid, prior to the date hereof, neither Target has knowledge of, and neither Target has received written or oral notice asserting any breach by either Target of any license, sublicense or other agreement relating to the Target Intellectual Property or Third Party Target
Intellectual Property. Neither the execution, delivery or performance of this
Agreement or any ancillary agreement contemplated hereby nor the consummation of the Merger or any of the transactions contemplated by this Agreement will contravene, conflict with or result in any limitation on Acquirer's right to own or use any Target Intellectual Property, including any Third Party Target
Intellectual Property.

            (g)   To the knowledge of Targets, all Patents, registered
Trademarks and registered Copyrights owned by Targets are valid and subsisting.
With respect to any Patents owned by Targets, all maintenance and annual fees have been fully paid. Other than with respect to matters which have been fully resolved, settled and, if applicable, fully paid prior to the date hereof,
Targets have no knowledge of, and neither Target has received any written or oral assertion of, any actual, alleged, possible or potential infringement, misappropriation or unlawful use by Targets of any Intellectual Property owned by any third party, and there is no proceeding pending or threatened with respect to the foregoing. There is no proceeding pending or threatened with respect to, nor has either Target received any written claim or demand that challenges, the legality, validity, enforceability or ownership of any item of
Target Intellectual Property that is owned by either of the Targets,. Neither
Target has brought a proceeding alleging infringement of Target Intellectual
Property or breach of any license or agreement involving Intellectual Property against any third party.

                                      -15-

            (h)   All current and former officers and employees of each Target, to the extent the duties of such officers and employees involve the handling of confidential information of Acquirer or the creation of Intellectual Property, have executed and delivered to such Target an agreement regarding the protection of proprietary information and the assignment or exclusive license to such
Target of any Intellectual Property arising from services performed for such
Target by such persons, the form of which has been supplied to Acquirer. To the knowledge of Targets, no employee of either Target is in violation of any term relating to Intellectual Property or confidentiality contained in any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee with either Target. To the knowledge of Targets, no current or former officer, director or employee of either Target has any right, claim or interest in or with respect to any Target
Intellectual Property owned by either Target.

            (i)   Targets have taken commercially reasonable measures and
precautions necessary to protect and maintain the confidentiality of all Target
Intellectual Property (except such Target Intellectual Property whose value would not be materially impaired by public disclosure). All disclosure to a third party of any trade secrets that are material to the businesses of and owned by either Target has been pursuant to the terms of a written agreement between such Target and such third party.

            (j)   Except as set forth in Section 3.10(j) of the Target
Disclosure Schedule and except for any claims that have been resolved prior to the date hereof, no product liability claims have been communicated in writing to or, to Targets' knowledge, threatened against either Target.

            (k)   A complete list of each of the Target Products and Targets'
proprietary software that is material to their respective businesses ("Target
Software"), together with a brief description of each, is set forth in Section
3.10(k) of the Target Disclosure Schedule.

            (l)   To the knowledge of Targets, neither Target is subject to any proceeding or outstanding decree, order, judgment or stipulation restricting in any manner the use, transfer or licensing of any Target Intellectual Property owned by either Target, or which may affect the validity, use or enforceability of such Target Intellectual Property.

            (m)   To the knowledge of Targets, no Public Software (as defined below) forms a material part of the any Target Products, services provided by
Targets ("Target Services") or Target Intellectual Property, and no Public
Software was or is (A) both used in connection with, and material to, the development of any Target Product, Target Service or Target Intellectual
Property or (B) in any material respect is incorporated into, in whole or in part, or has been distributed with, in whole or in part, any Target Product,
Target Service or Target Intellectual Property. As used in this Section 3.10(m),
"Public Software" means any software that is distributed as free software (as defined by the Free Software Foundation), open source software (e.g., Linux or software distributed under any license approved by the Open Source Initiative as

                                      -16-

set forth www.opensource.org) or similar licensing or distribution models which requires the distribution of source code to licensees, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i)
GNU's General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the
Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the
Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the
Sun Industry Standards License (SISL); (vii) the BSD License; or (viii) the
Apache License.

      3.11  Interested Party Transactions. Neither Target is indebted to any director, officer, employee or agent of either Target (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to either Target. There have been no transactions during the two-year period ending on the date hereof that would require disclosure if either Target were subject to disclosure under Item 404 of Regulation S-K under the Securities Act.

      3.12  Minute Books. The minute book of each Target contains a materially complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of such Target through the date of this Agreement, and reflects all transactions referred to in such minutes accurately in all material respects.

      3.13  Complete Copies of Materials. All copies of documents delivered or made available by Targets to Acquirer in connection with Acquirer's due diligence review of Targets have been true and complete copies of each such document.

      3.14  Target Material Contracts. All of the Target Material Contracts (as
defined in this Section 3.14) are listed in Section 3.14 of the Target
Disclosure Schedule. With respect to the Target Material Contracts: (a) each
Target Material Contract is legal, valid, binding and enforceable and in full force and effect with respect to the Target party thereto, and, to Targets'
knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; (b) each
Target Material Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Effective
Time in accordance with its terms as in effect prior to the Effective Time, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (c) neither Targets nor, to Targets' knowledge, any other party is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default by either Target or, to Targets'
knowledge, by any such other party, or permit termination, modification or acceleration, under such Target Material Contract, subject to such exceptions as could not, individually or in the aggregate, reasonably be expected to have a
Material Adverse Effect on Targets. Neither Target is a party to any oral contract, agreement or other arrangement. "Target Material Contract" means any contract, agreement or commitment to which either Target is a party (a) with expected receipts or expenditures in excess of $15,000; (b) required to be listed pursuant to Section 3.10(d) or Section 3.21; (c) requiring either Target to indemnify any party; (d) granting any exclusive rights to any party; (e)
evidencing indebtedness for borrowed or loaned money of $15,000 or more,

                                      -17-

including guarantees of such indebtedness; or (f) that could reasonably be expected to have a Material Adverse Effect on Targets if breached by the Target party thereto in such a manner as would (I) permit any other party to cancel or terminate the same (with or without notice or passage of time); (II) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from either Target; or
(III) give rise to a right of acceleration of any material obligation or loss of any material benefit under such Target Material Contract.

      3.15  Inventory. The Targets have no inventory as of the Target Balance
Sheet Date. Any inventory acquired subsequent to such date and prior to the
Closing shall be acquired and maintained in the ordinary course of business, shall be of good and merchantable quality, and will consist of items of a quantity and quality usable or salable in the ordinary course of business. The values at which any inventories will be carried will reflect an inventory valuation policy of the Targets which is in accordance with generally accepted accounting principles applied on a consistent basis. The Targets are not under any material liability or obligation with respect to the return of any item of inventory in the possession of wholesalers, retailers or other customers. Since the Target Balance Sheet Date, adequate provision has been made on the books of
Targets in the ordinary course of business in accordance with generally accepted accounting principles applied on a consistent basis to provide for all material slow-moving, obsolete or unusable inventories to their estimated useful or scrap values, and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage.

      3.16  Accounts Receivable. Subject to any reserves set forth therein, the accounts receivable shown on the Target Financial Statements are valid and genuine, have arisen solely out of bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business consistent with past practices in each case with persons other than affiliates, are not subject to any prior assignment, lien or security interest, and to Targets' knowledge are not subject to valid defenses, set-offs or counter claims. The accounts receivable are collectible in accordance with their terms at their recorded amounts, subject only to the reserve for doubtful accounts on the Target Financial Statements.

      3.17  Customers and Suppliers. As of the date hereof, no customer that individually accounted for more than 5% of either Target's gross revenues during the 12-month period preceding the date hereof and no supplier of either Target that individually accounted for more than 5% of such Target's purchases during the 12-month period preceding the date hereof has canceled or otherwise terminated, or made any written threat to either Target to cancel or otherwise terminate its relationship with such Target or has at any time on or after the
Target Balance Sheet Date, decreased materially its services or supplies to either Target in the case of any supplier, or its usage of the services or products of either Target in the case of such customer, and to Targets'
knowledge, no such supplier or customer has indicated either orally or in writing that it intends to cancel or otherwise terminate its relationship with either Target or to decrease materially its services or supplies to either
Target or its usage of the services or products of either Target, as the case may be. Neither Target has knowingly breached, so as to provide a benefit to a
Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of either
Target.

                                      -18-

      3.18  Employees and Consultants. Section 3.18 of the Target Disclosure
Schedule contains a list of the names of all employees (including without limitation part-time employees and temporary employees), leased employees, independent contractors and consultants of Targets, together with their respective salaries or wages, other compensation, dates of employment and positions.

      3.19  Title to Property. Each Target has good and marketable title to all of its properties, interests in properties and assets, real and personal, reflected in the Target Balance Sheets or acquired after the Target Balance
Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests therein, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (a) the lien of current taxes not yet due and payable; (b) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties; (c) liens securing debt that is reflected on the Target Balance Sheets or listed in Section 3.19 of the Target
Disclosure Schedule; and (d) such other mortgages, liens, pledges, charges or encumbrances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Targets. The plants, property and equipment of Each Target that are used in the operations of such Target's business are in all material respects in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of
Targets are reflected in the Target Balance Sheets to the extent required by generally accepted accounting principles. All leases to which either Target is a party are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally; and general principles of equity, regardless of whether asserted in a proceeding in equity or at law. True and correct copies of all such leases have been provided to Acquirer. Targets own no real property.

      3.20  Environmental Matters.

            (a)   The following terms shall be defined as follows:

                  (i)   "Environmental Laws" shall mean any applicable foreign,
federal, state or local governmental laws (including common laws), statutes, ordinances, codes, regulations, rules, policies, permits, licenses, certificates, approvals, judgments, decrees, orders, directives, or requirements that pertain to the protection of the environment, protection of public health and safety, or protection of worker health and safety, or that pertain to the handling, use, manufacturing, processing, storage, treatment, transportation, discharge, release, emission, disposal, re-use, recycling, or other contact or involvement with Hazardous Materials (as defined in Section 3.19(a)(ii), including, without limitation, the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as
amended ("CERCLA"), and the federal Resource Conservation and Recovery Act, 42
U.S.C. Section 6901, et seq., as amended ("RCRA").

                                      -19-

                  (ii) "Hazardous Materials" shall mean any material, chemical, compound, substance, mixture or by-product that is identified, defined, designated, listed, restricted or otherwise regulated under Environmental Laws as a "hazardous constituent," "hazardous substance," "hazardous material,"
"acutely hazardous material," "extremely hazardous material," "hazardous waste,"
"hazardous waste constituent," "acutely hazardous waste," "extremely hazardous waste," "infectious waste," "medical waste," "biomedical waste," "pollutant,"
"toxic pollutant," "contaminant" or any other formulation or terminology intended to classify or identify substances, constituents, materials or wastes by reason of properties that are deleterious to the environment, natural resources, worker health and safety, or public health and safety, including without limitation ignitability, corrosivity, reactivity, carcinogenicity, toxicity and reproductive toxicity. The term "Hazardous Materials" shall include without limitation any "hazardous substances" as defined, listed, designated or regulated under CERCLA, any "hazardous wastes" or "solid wastes" as defined, listed, designated or regulated under RCRA, any asbestos or asbestos-containing materials, any polychlorinated biphenyls, and any petroleum or hydrocarbonic substance, fraction, distillate or by-product.

            (b)   To the knowledge of Targets, each Target is and has been in material compliance with all Environmental Laws relating to the properties or facilities used, leased or occupied by such Target at any time (collectively,
"Targets' Facilities;" such properties or facilities currently used, leased or occupied by either Target are defined herein as "Targets' Current Facilities"), and no discharge, emission, release, leak or spill of Hazardous Materials has occurred at any of Targets' Facilities during Targets' occupancy thereof that may or will give rise to a material liability of either Target under
Environmental Laws. To Targets' knowledge, (i) there are no Hazardous Materials
(including without limitation asbestos) present in the surface waters, structures, groundwaters or soils of or beneath any of Targets' Current
Facilities, (ii) there neither are nor have been any aboveground or underground storage tanks for Hazardous Materials at Targets' Current Facilities, and (iii)
no Target employee or other person has claimed that either Target is liable for alleged injury or illness resulting from an alleged exposure to a Hazardous
Material. Except as set forth in Section 3.20 of the Target Disclosure Schedule, no civil, criminal or administrative action, proceeding or investigation is pending against either Target, or, to Targets' knowledge, threatened against either Target, with respect to Hazardous Materials or Environmental Laws; and
neither Target is aware of any facts or circumstances that could form the basis for assertion of a claim against either Target or that could form the basis for liability of either Target, regarding Hazardous Materials or regarding actual or potential noncompliance with Environmental Laws.

      3.21  Taxes.

            (a)   "Tax" (and, with correlative meaning, "Taxes") shall mean any of the following charges imposed by or payable to any governmental authority:
any income, gross receipts, license, payroll, employment, excise, severance, stamp, business, occupation, premium, windfall profits, environmental (including
Taxes under section 59A of the Code), capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, production, sales, use, transfer, registration, ad valorem, or value added tax, any alternative or add-on minimum tax, any estimated tax, and any levy, impost, duty, assessment or withholding in the nature of a tax, in each case including any interest, penalty, or addition thereto, whether disputed or not, and including any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                                      -20-

            (b)   "Tax Return" shall mean any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, and any amendment thereof, to be filed (whether on a mandatory or elective basis) with any governmental authority responsible for the imposition or collection of Taxes.

            (c)   Each Target has prepared and timely filed all Tax Returns
required to be filed by such Target for any period ending on or before the
Closing Date. All Tax Returns filed by each Target are true and correct in all material respects and have been completed in accordance with applicable law, and all Taxes shown to be due on such Tax Returns have been timely paid.

            (d)   Each Target, as of the Effective Time, (i) will have paid all
Taxes shown to be payable on such Tax Returns covered by Section 3.21(c), and
(ii) will have withheld with respect to its employees all Taxes required to be withheld.

            (e)   There is no Tax deficiency outstanding or assessed or, to
Targets' knowledge, proposed against either Target that is not reflected as a liability on the Target Balance Sheets, nor has either Target executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (f)   Neither Target has liabilities for unpaid Taxes that have not been accrued for or reserved on the Target Balance Sheets, whether asserted or unasserted, contingent or otherwise and neither Target has knowledge of any basis for the assertion of any such liability attributable to either Target, its assets or operations.

            (g)   Neither Target is a party to any tax-sharing agreement or
similar arrangement with any other party. Neither Target has any material liability for any Taxes of any person, other than such Target, under the
Treasury Regulation section 1.1502-6 or any comparable provision of state, local or foreign law, as a transferee or successor, by contract, or otherwise.

            (h)   Neither Target's Tax Returns have been audited by a government or taxing authority, nor is any such audit in process or pending, and neither
Target has been notified of any request for such an audit or other examination.

            (i)   Neither Target has been a member of an affiliated group of corporations filing a consolidated federal income Tax Return.

            (j)   Each Target has disclosed to Acquirer (i) any Tax exemption,
Tax holiday or other Tax-sparing arrangement that such Target has in any jurisdiction, including the nature, amount and lengths of such Tax exemption,
Tax holiday or other Tax-sparing arrangement; and (ii) any expatriate tax programs or policies affecting such Target. Each Target is in compliance in all material respects with all terms and conditions required to maintain such Tax exemption, Tax holiday or other Tax-sparing arrangement or order of any governmental entity and the consummation of the transactions contemplated hereby will not have any adverse effect on the continuing validity and effectiveness of any such Tax exemption, Tax holiday or other Tax-sparing arrangement or order.

                                      -21-

            (k)   Each Target has made available to Acquirer copies of all
Returns filed for all periods since such Target's inception.

            (l)   Neither Target has filed any consent agreement under Section
341(f) of the Code nor agreed to have Section 341(f)(4) apply to any disposition of assets owned by such Target.

            (m)   Neither Target is, or has been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of section 897(c)(2) of the Code.

            (n)   Neither Target is a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of such Target that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code by such Target or the VRS Merger Sub or SLS Merger Sub as an expense under applicable law.

            (o)   Schedule 3.21(o) contains a list enumerating each jurisdiction in which either Target is required to pay Taxes or file Tax Returns and specifying the type of Taxes paid and Tax Returns filed in that jurisdiction.

            (p)   Each Target (i) has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes from the wages or salaries of employees and independent contractors,
(ii) has paid over to the proper governmental authorities all amounts required to be so withheld and (iii) is not liable for any Taxes for failure to comply with such laws, rules and regulations.

            (q)   Neither Target has distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code. No stock of either Target has been distributed in a transaction satisfying the requirements of Section 355 of the Code.

      3.22  Employee Benefit Plans.

            (a)   Section 3.22 of the Target Disclosure Schedule contains a
complete and accurate list of each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, fringe benefits, cafeteria benefits or other benefits, whether written or unwritten, including without limitation each "employee benefit plan" within the meaning of Section
3(3) of the Employee Retirement Income Security Act of 1974, as amended
("ERISA"), which is or has been sponsored, maintained, contributed to, or required to be contributed to by either Target and, with respect to any such plans which are subject to Code Section 401(a), any trade or business (whether or not incorporated) that is or at any relevant time was treated as a single employer with either Target within the meaning of Section 414(b), (c), (m) or
(o) of the Code, (an "ERISA Affiliate") for the benefit of any person who performs or who has performed services for either Target or with respect to which either Target or any ERISA Affiliate has or may have any liability
(including without limitation contingent liability) or obligation (collectively, the "Target Employee Plans").

                                      -22-

            (b)   Documents. Each Target has furnished to Acquirer true and
complete copies of documents embodying each of the Target Employee Plans and related plan documents, including without limitation trust documents, group annuity contracts, plan amendments, insurance policies or contracts, participant agreements, employee booklets, administrative service agreements, summary plan descriptions, compliance and nondiscrimination tests for the last three plan years, standard COBRA forms and related notices, registration statements and prospectuses and, to the extent still in its possession, any material employee communications relating thereto. With respect to each Target Employee Plan that is subject to ERISA reporting requirements, Targets have provided copies of the
Form 5500 reports filed for the last five plan years. Targets have furnished
Acquirer with the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Target Employee Plan, and to Targets'
knowledge nothing has occurred since the issuance of each such letter that could reasonably be expected to cause the loss of the tax-qualified status of any
Target Employee Plan subject to Code Section 401(a).

            (c)   Compliance. (i) Each Target Employee Plan has been
administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations
(including ERISA and the Code), except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Targets;
and Targets and each ERISA Affiliate have performed all material obligations required to be performed by them under, are not in material respect in default under or violation of and have no knowledge of any material default or violation by any other party to, any of the Target Employee Plans; (ii) any Target
Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all currently effective amendments to the Code, or has time remaining to apply under applicable Treasury Regulations or Internal Revenue Service pronouncements for a determination or opinion letter and to make any amendments necessary to obtain a favorable determination or opinion letter; (iii) none of the Target Employee
Plans promises or provides retiree medical or other retiree welfare benefits to any person (except to the extent required to comply with "COBRA" (as defined in paragraph (e) below) or any similar state law); (iv) there has been no non-exempt "prohibited transaction," as such term is defined in Section 406 of
ERISA or Section 4975 of the Code, with respect to any Target Employee Plan; (v)
neither Target nor any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any Target Employee Plan; (vi) all contributions required to be made by either
Target or any ERISA Affiliate to any Target Employee Plan have been paid or accrued; (vii) with respect to each Target Employee Plan, no "reportable event"
within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to
Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or
ERISA has occurred; (viii) each Target Employee Plan subject to ERISA has prepared in good faith and timely filed all requisite governmental reports, which were true and correct as of the date filed, and has properly and timely filed and distributed or posted all notices and reports to employees required to

                                      -23-

be filed, distributed or posted with respect to each such Target Employee Plan;
(ix) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Targets is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or
United States Department of Labor; (x) there has been no amendment to, written interpretation or announcement by either Target or any ERISA Affiliate that would materially increase the expense of maintaining any Target Employee Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Target Financial Statements; and (xi) no
Target Employee Plan is required to comply with any foreign law.

            (d)   No Title IV or Multiemployer Plan. Neither Target nor any
ERISA Affiliate has ever maintained, established, sponsored, participated in, contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including without limitation any contingent liability)
under any "multiemployer plan" (as defined in Section 3(37) of ERISA) or to any
"pension plan" (as defined in Section 3(2) of ERISA) subject to Title IV of
ERISA or Section 412 of the Code. Neither Target nor any ERISA Affiliate has any
actual or potential withdrawal liability (including without limitation any contingent liability) for any complete or partial withdrawal (as defined in
Sections 4203 and 4205 of ERISA) from any multiemployer plan.

            (e)   COBRA, FMLA, HIPAA, Cancer Rights. With respect to each Target
Employee Plan, each Target has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget
Reconciliation Act of 1985 ("COBRA") and the regulations thereunder or any state law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the
regulations thereunder; (iii) the applicable requirements of the Health
Insurance Portability and Accountability Act of 1996 ("HIPAA"); and (iv) the
applicable requirements of the Cancer Rights Act of 1998, except to the extent that such failure to comply could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Targets. Neither Target has
any material unsatisfied obligations to any employees, former employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage extension or continuation.

            (f)   Effect of Transaction. The consummation of the transactions contemplated by this Agreement will not either alone or in conjunction with an individual's termination of employment or service or a change in the terms and conditions of employment or service (i) entitle any current or former employee or other service provider of either Target or any ERISA Affiliate to severance benefits or any other payment (including without limitation unemployment compensation, golden parachute, bonus or benefits under any Target Employee
Plan), except as expressly provided in this Agreement; or (ii) accelerate the time of payment or vesting of any such benefits or increase the amount of compensation due any such employee or service provider. No benefit payable or that may become payable by either Target pursuant to any Target Employee Plan or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 280G of the Code. Each Target
Employee Plan can be amended, terminated or otherwise discontinued after the
Effective Time in accordance with its terms, without material liability to
Acquirer or either Target other than ordinary administration expenses typically incurred in a termination event.

                                      -24-

      3.23  Employee Matters. Each Target is in compliance with all currently applicable laws and regulations respecting terms and conditions of employment, including without limitation applicant and employee background checking, immigration laws, discrimination laws, verification of employment eligibility, employee leave laws, classification of workers as employees and independent contractors, wage and hour laws, and occupational safety and health laws, except for such noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Targets. There are no proceedings pending or, to Targets' knowledge, reasonably expected or threatened, between either Target, on the one hand, and any or all of its current or former employees, on the other hand, which proceedings could reasonably be expected to have, a Material Adverse Effect on such Target, including without limitation any claims for actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability, or similar tortious conduct, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic disadvantage. There are no claims pending, or, to Targets' knowledge, reasonably expected or threatened, against either Target under any workers'
compensation or long-term disability plan or policy. Neither Target has any material unsatisfied obligations to any employees, former employees, or qualified beneficiaries pursuant to COBRA, HIPAA, or any state law governing health care coverage extension or continuation. Neither Target is a party to any collective bargaining agreement or other labor union contract, nor does either
Target know of any activities or proceedings of any labor union to organize its employees. Each Target has provided all employees with all wages, benefits, relocation benefits, stock options, bonuses and incentives, and all other compensation that became due and payable through the date of this Agreement. No
"mass layoff", "plant closing" or similar event as defined by the Worker
Adjustment and Notification Act (29 U.S.C. ss. 2101 et seq.) with respect to each Target has occurred.

      3.24  Insurance. Each Target has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of such Target. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.
All premiums due and payable under all such policies and bonds have been paid and each Target is otherwise in compliance in all material respects with the terms of such policies and bonds. Neither Target has knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

      3.25  Compliance With Laws. Each Target has complied with, is not in violation of and has not received any notices of violation with respect to, any federal state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on Targets.

      3.26  Brokers' and Finders' Fee. Neither Target has entered into any arrangement or agreement with any broker, finder or investment banker that would be entitled to brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges from either Target in connection with the
Merger, this Agreement or any transaction contemplated hereby.

                                      -25-

      3.27  Privacy Policies and Web Site Terms and Conditions.

            (a)   For purposes of this Section 3.27:

                  (i) "Target Sites" means all of Targets' public sites on the
World Wide Web; and

                  (ii) "Target Privacy Statements" means, collectively, any and all of Targets' privacy policies published on the Target Sites or otherwise made available by either Target regarding the collection, retention, use and distribution of the personal information of individuals, including, without limitation, from visitors of any of the Target Sites ("Individuals").

            (b)   Each Target is in material compliance with (i) the Target
Privacy Statements as applicable to any given set of personal information collected by such Target from Individuals; and (ii) all applicable privacy laws and regulations regarding the collection, retention, use and disclosure of personal information.

            (c)   Neither Target has received written notice of any claims or controversies regarding the Target Privacy Statements or the implementation thereof.

      3.28  International Trade Matters. Each Target is, and at all times has been, in material compliance with and has not been and is not in material violation of any International Trade Law (defined below), including but not limited to, all laws and regulations related to the import and export of commodities, software, and technology from and into the United States, and the payment of required duties and tariffs in connection with same. Neither Target has a basis to expect, nor has any of them or any other person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice, or other communication from any governmental body of any actual or potential violation or failure to comply with any International Trade Law.
"International Trade Law" shall mean U.S. statutes, laws and regulations applicable to international transactions, including, but not limited to, the
Export Administration Act, the Export Administration Regulations, the Foreign
Corrupt Practices Act, the Arms Export Control Act, the International Traffic in
Arms Regulations, the International Emergency Economic Powers Act, the Trading
with the Enemy Act, the U.S. Customs laws and regulations, the Foreign Asset
Control Regulations, and any regulations or orders issued thereunder.

      3.29  Registration Statement and Proxy Statement. None of the information to be supplied by either Target or any of its accountants, counsel or other authorized representatives for inclusion in (a) the Registration Statement (as defined in Section 6.2(b)) or (b) the Joint Proxy Statement (as defined in
Section 6.1(b)) will, in the case of the Joint Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy
Statement and any amendments or supplements thereto, and at the time of the meetings of the shareholders of Targets to be held in connection with the
Merger, or, in the case of the Registration Statement and any amendments thereto, at the time it is declared effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not

                                      -26-

misleading, it being understood and agreed that no representation or warranty is made by either Target with respect to any information supplied by Acquirer or its accountants, counsel or other authorized representatives. If at any time prior to the Effective Time any event with respect to either Target or their officers and directors shall occur which is or should be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Registration
Statement, such event shall be so described and the presentation in such amendment or supplement of such information will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading in any material respect or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

      3.30  Representations Complete. None of the representations or warranties made by either Target herein or in any Schedule or Exhibit hereto, including the
Target Disclosure Schedule, or certificate furnished by either Target pursuant to this Agreement or any written statement furnished to Acquirer pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contain, or will contain at the
Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

      3.31  Board Approval. The Boards of Directors of each Target, by resolutions duly adopted at meetings duly called and held and not subsequently rescinded or modified in any way, have duly (i) approved this Agreement and the
Merger and (ii) recommended that the shareholders of each Target approve this
Agreement, the Merger and the other transactions contemplated hereby.

4.    Representations and Warranties of Acquirer, VRS Merger Sub and SLS Merger
Sub. Acquirer, VRS Merger Sub and SLS Merger Sub represent and warrant to VRS and SLS and the Target Shareholders that the statements contained in this
Section 4 are true and correct, except as disclosed in a document of even date herewith and delivered by Acquirer to Target on the date hereof referring to the representations and warranties in this Agreement (the "Acquirer Disclosure
Schedule"). For purposes of the representations and warranties set forth in this
Section 4 only, unless the context otherwise requires, the term "Acquirer" shall mean the "Acquirer and its Subsidiaries, taken as a whole".

      4.1   Organization, Standing and Power. Each of Acquirer and VRS Merger
Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. SLS Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of
California. Except as described in Section 4.21 of the Acquirer Disclosure
Schedule, every other Subsidiary of Acquirer is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Acquirer has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on Acquirer. Acquirer has delivered a true and correct copy of the Charter Documents of Acquirer, VRS Merger Sub, SLS
Merger Sub and any other Subsidiary of Acquirer, each as amended to date, to
Targets. Neither Acquirer, VRS Merger Sub, SLS Merger Sub nor any other
Subsidiary of Acquirer is in violation of any of the provisions of its Charter
Documents.

                                      -27-

      4.2   Authority. Acquirer, VRS Merger Sub and SLS Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, or will have been by the Closing, duly authorized by all necessary corporate action on the part of Acquirer, VRS Merger Sub and SLS Merger Sub.
This Agreement has been duly executed and delivered by Acquirer, VRS Merger Sub and SLS Merger Sub and constitutes the valid and binding obligations of
Acquirer, VRS Merger Sub and SLS Merger Sub enforceable against Acquirer, VRS
Merger Sub and SLS Merger Sub in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by Acquirer, VRS Merger Sub and SLS Merger Sub do
not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (a) any provision of the Charter Documents of Acquirer, VRS Merger
Sub and SLS Merger Sub or any of their Subsidiaries, as amended; or (b) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquirer, VRS Merger Sub and SLS
Merger Sub or any of their Subsidiaries or their properties or assets in the case of clause (b), except for such conflicts, violations, defaults, rights of termination, cancellation or acceleration as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Acquirer.
No consent, approval, order or authorization of or registration, declaration or filing with any Governmental Entity is required by or with respect to Acquirer,
VRS Merger Sub and SLS Merger Sub or any of their Subsidiaries in connection with the execution and delivery of this Agreement by Acquirer, VRS Merger Sub and SLS Merger Sub or the consummation by Acquirer, VRS Merger Sub and SLS
Merger Sub of the transactions contemplated hereby, except for (a) the filing of the Agreements of Merger, together with the required officers' certificates, and the filing of the Certificates of Merger, each as provided in Section 2.2; (b)
filings required under the Securities Act; (c) filings required under the
Exchange Act, (d) filings required by the National Association of Securities
Dealers ("NASD"); (d) such filings as may be required under applicable state securities laws and the securities laws of any foreign country; (e) such filings as may be required under HSR; (f) the filing with the Nasdaq Small Cap Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquirer Common Stock issuable in exchange for the Target Securities in the
Merger and upon exercise of options under the VRS Option Plan assumed by
Acquirer; and (g) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect on Acquirer and could not reasonably be expected to prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

                                      -28-

      4.3   Governmental Authorization. Acquirer has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (a) pursuant to which Acquirer currently operates or holds any interest in any of its properties; or (b) that is required for the operation of Acquirer's business or the holding of any such interest and all of such authorizations are in full force and effect except where the failure to obtain or have any such authorizations could not reasonably be expected to have a Material Adverse Effect on Acquirer.

      4.4   Financial Statements.

            (a)   Acquirer has delivered to the Targets the audited financial statements of Acquirer on a consolidated basis for each of the fiscal years ended December 31, 2002, 2003 and 2004, respectively, and unaudited financial statements of Acquirer on a consolidated basis as at and for the five-month period ended May 31, 2005 (collectively, the "Acquirer Financial Statements").
The Acquirer Financial Statements have been prepared in accordance with generally accepted accounting principles (except that the unaudited financial statements do not contain footnotes and are subject to normal recurring year-end audit adjustments, the effect of which will not, individually or in the aggregate, be materially adverse) applied on a consistent basis throughout the periods presented and consistent with each other. The Acquirer Financial
Statements fairly present the consolidated financial condition, operating results and cash flow of Acquirer as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of the unaudited Acquirer Financial Statements.

            (b)   Acquirer maintains and will continue to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i)
transactions are executed with management's general or specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of consolidated financial statements of Acquirer and to maintain accountability for assets; (iii) access to Acquirer's assets is permitted only in accordance with management's authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Acquirer is not party to or otherwise involved in any "off-balance sheet arrangements" (as defined in Item 303 of
Regulation S-K under the Exchange Act).

      4.5   Capital Structure.

            (a)   The authorized capital stock of Acquirer consists of
200,000,000 shares of Acquirer Common Stock, of which 2,093,451 shares were issued and outstanding as of the close of business on the date hereof. All outstanding shares of Acquirer Common Stock have been duly authorized, validly issued, fully paid and are nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Charter Documents of Acquirer or any agreement to which Acquirer is a party or by which it is bound. As of the close of business on the date hereof, Acquirer has reserved 269,774 shares of Acquirer
Common Stock for issuance to employees, directors and independent contractors pursuant to the Acquirer's Stock Option Plan (the "Acquirer Option Plan"), of
which 212,746 shares are subject to outstanding, unexercised options.

                                      -29-

            (b)   Section 4.5(b) of the Acquirer Disclosure Schedule sets forth a list of each Subsidiary of Acquirer and its jurisdiction of organization. All of the outstanding shares of capital stock of each Subsidiary of Acquirer (i)
have been duly authorized, validly issued, fully paid and are nonassessable, and are not subject to preemptive rights or rights of first refusal created by statute, the Charter Documents of any Subsidiary of Acquirer or any agreement to which any Subsidiary of Acquirer is a party or by which it is bound, and (ii)
are owned by Acquirer, by another Subsidiary of Acquirer or by Acquirer and another Subsidiary of Acquirer, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever.

            (c)   Except for the rights created pursuant to this Agreement and the rights otherwise disclosed in this Section 4.5 or in Section 4.5 of the
Acquirer Disclosure Schedule, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Acquirer or any
Subsidiary of Acquirer is a party or by which any of them is bound obligating any of them to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of their capital stock or obligating Acquirer or any Subsidiary of Acquirer to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no other contracts, commitments or agreements relating to voting, purchase or sale of the capital stock of Acquirer or any Subsidiary of Acquirer (a) between or among Acquirer or any Subsidiary of Acquirer or any of their shareholders; and
(b) to Acquirer's knowledge, between or among any of Acquirer's shareholders.

      4.6   Absence of Certain Changes. Since December 31, 2004 (the "Acquirer
Balance Sheet Date"), Acquirer has conducted its business in the ordinary course consistent with past practice and there has not occurred (a) any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect on
Acquirer; (b) any acquisition, sale or transfer of any material asset of
Acquirer other than in the ordinary course of business and consistent with past practice; (c) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Acquirer or any revaluation by Acquirer of any of its assets; (d) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Acquirer or any direct or indirect redemption, purchase or other acquisition by Acquirer of any of its shares of capital stock; (e) any Acquirer Material
Contract (as defined in Section 4.14) entered into by Acquirer, other than in the ordinary course of business and as provided to Targets, or any material amendment or termination of, or default under, any Acquirer Material Contract to which Acquirer is a party or by which it is bound; (f) any amendment or change to the Charter Documents of Acquirer, VRS Merger Sub, SLS Merger Sub or any of
their Subsidiaries; (g) any increase in or modification of the compensation or benefits payable or to become payable by Acquirer to any of its directors or employees, other than in the ordinary course of business consistent with past practice; or (h) any negotiation or agreement by Acquirer to do any of the things described in the preceding clauses (a) through (g) (other than negotiations with Targets and their representatives regarding the transactions contemplated by this Agreement). At the Effective Time, there will be no accrued but unpaid dividends on shares of Acquirer's capital stock.

                                      -30-

      4.7   Absence of Undisclosed Liabilities. Acquirer has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (a) those set forth or adequately provided for in the consolidated balance sheets of Acquirer as of the Acquirer Balance Sheet Date
(the "Acquirer Balance Sheet"); (b) those incurred in the ordinary course of business and not required to be set forth in the Acquirer Balance Sheet under generally accepted accounting principles; (c) those incurred in the ordinary course of business since the Acquirer Balance Sheet Date and consistent with past practice; and (d) those incurred in connection with the execution of this
Agreement.

      4.8   Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or, to the knowledge of Acquirer, investigation pending before any Governmental Entity, foreign or domestic, or, to the knowledge of Acquirer, threatened against Acquirer or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a
Material Adverse Effect on Acquirer. There is no judgment, decree or order against Acquirer, or, to the knowledge of Acquirer, any of its respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this
Agreement, or that could reasonably be expected to have a Material Adverse
Effect on Acquirer. All litigation to which Acquirer is a party (or, to the knowledge of Acquirer, threatened to become a party) is described in Section 4.8 of the Acquirer Disclosure Schedule.

      4.9   Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Acquirer that has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Acquirer, any acquisition of property by Acquirer or the conduct of business by Acquirer as currently conducted or as proposed to be conducted by Acquirer.

      4.10  Intellectual Property.

            (a)   [Intentionally Omitted]

            (b)   Acquirer owns and has good and marketable title to, or
possesses legally enforceable rights to use, all Intellectual Property that is both used in and material to the business of Acquirer as currently conducted and as proposed to be conducted by Acquirer. The Intellectual Property owned by and licensed to Acquirer collectively constitutes all of the material Intellectual
Property necessary to enable Acquirer to conduct its business as such business is currently being conducted by Acquirer.

            (c)   For the purposes of this Agreement, "Acquirer Intellectual
Property" means Intellectual Property incorporated into any product of Acquirer or otherwise used in the business of Acquirer (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $10,000 on standard terms and conditions, as modified for
Acquirer's operations). Section 4.10(c) of the Acquirer Disclosure Schedule
lists:

                  (i) the following Acquirer Intellectual Property to the extent owned by Acquirer: (A) all Issued Patents and Patent Applications, (B) all
registered Trademarks and pending trademark applications and (C) all registered
Copyrights, including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed; and

                                      -31-

                  (ii) the following agreements relating to each of the products of Acquirer (the "Acquirer Products") or Acquirer Intellectual Property: all (A)
agreements granting any right to distribute or sublicense a Acquirer Product on any exclusive or non-exclusive basis; (B) any exclusive or non-exclusive licenses of Intellectual Property to or from Acquirer; (C) agreements pursuant to which the amounts actually paid or payable under firm commitments to Acquirer are $25,000 or more; (D) joint development agreements; (E) agreements pursuant to which Acquirer grants any ownership right to any Acquirer Intellectual
Property; (F) any order of a court of competent jurisdiction relating to
Acquirer Intellectual Property; (G) any option to purchase or obtain a license to any Acquirer Intellectual Property owned by Acquirer; and (H) agreements pursuant to which Acquirer grants any party any rights to access source code or to use source code to create derivative works of Acquirer Products.

            (d)   Section 4.10(d) of the Acquirer Disclosure Schedule contains an accurate list as of the date of this Agreement of all licenses, sublicenses and other agreements to which Acquirer is a party and pursuant to which Acquirer is authorized to use any Intellectual Property that is owned by any third party and material to the business of Acquirer, excluding "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $10,000 on standard terms and conditions ("Third Party
Acquirer Intellectual Property").

            (e)   To the knowledge of Acquirer, there is no unauthorized use, disclosure, infringement or misappropriation of any Acquirer Intellectual
Property, including any Third Party Acquirer Intellectual Property, by any third party, including any employee or former employee of Acquirer, other than such uses, disclosures, infringements or misappropriations as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on
Acquirer. Except as disclosed in Section 4.10(e) of the Acquirer Disclosure
Schedule, Acquirer has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in standard sales or other agreements to end users arising in the ordinary course of business, the forms of which have been delivered to Targets or their counsel. Except pursuant to agreements disclosed in Section 4.10(d) of the Acquirer Disclosure Schedule, there are no royalties, fees or other payments payable by Acquirer to any party by reason of the ownership, use, sale or disposition of Third Party Acquirer Intellectual
Property.

            (f)   Other than with respect to matters which have been fully
resolved, settled and, if applicable, fully paid, prior to the date hereof,
Acquirer has no knowledge of, and has not received, written or oral notice asserting any breach by Acquirer of any license, sublicense or other agreement relating to the Acquirer Intellectual Property or Third Party Acquirer
Intellectual Property. Neither the execution, delivery or performance of this
Agreement or any ancillary agreement contemplated hereby nor the consummation of the Merger or any of the transactions contemplated by this Agreement will contravene, conflict with or result in any limitation on Acquirer's right to own or use any Acquirer Intellectual Property, including any Third Party Acquirer
Intellectual Property.

                                      -32-

            (g)   To the knowledge of Acquirer, all Patents, registered
Trademarks and registered Copyrights owned by Acquirer are valid and subsisting.
With respect to any Patents owned by Acquirer, all maintenance and annual fees have been fully paid. Other than with respect to matters which have been fully resolved, settled, and, if applicable, fully paid, prior to the date hereof,
Acquirer has no knowledge of, and has not received any written or oral assertion of, any actual, alleged, possible or potential infringement, misappropriation or unlawful use by Acquirer of any Intellectual Property owned by any third party, and there is no proceeding pending or threatened with respect to the foregoing.
There is no proceeding pending or threatened with respect to, nor has Acquirer received any written claim or demand that challenges, the legality, validity, enforceability or ownership of any item of Acquirer Intellectual Property that is owned by Acquirer. Acquirer has not brought a proceeding alleging infringement of Acquirer Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

            (h)   All current and former officers and employees of Acquirer, to the extent the duties of such officers and employees primarily involve the handling of confidential information of Acquirer or the creation of Intellectual
Property, have executed and delivered to Acquirer an agreement regarding the protection of proprietary information and the assignment to Acquirer of any
Intellectual Property arising from services performed for Acquirer by such persons, the form of which has been supplied to Targets. To the knowledge of
Acquirer, no employee of Acquirer is in violation of any term relating to
Intellectual Property or confidentiality contained in any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee with Acquirer. To the knowledge of
Acquirer, no current or former officer, director or employee of Acquirer has any right, claim or interest in or with respect to any Acquirer Intellectual
Property owned by Acquirer.

            (i)   Acquirer has taken commercially reasonable measures and
precautions necessary to protect and maintain the confidentiality of all
Acquirer Intellectual Property (except such Acquirer Intellectual Property whose value would not be materially impaired by public disclosure). All disclosure to a third party of any trade secrets that are material to the business of and owned by Acquirer has been pursuant to the terms of a written agreement between
Acquirer and such third party.

            (j)   Except as set forth in Section 4.10(j) of the Acquirer
Disclosure Schedule and except for any claims that have been resolved prior to the date hereof, no product liability claims have been communicated in writing to or, to Acquirer's knowledge, threatened against Acquirer.

            (k)   A complete list of each of the Acquirer Products and
Acquirer's proprietary software that is material to its business ("Acquirer
Software"), together with a brief description of each, is set forth in Section
4.10(k) of the Acquirer Disclosure Schedule.

            (l)   To the knowledge of Acquirer, Acquirer is not subject to any proceeding or outstanding decree, order, judgment or stipulation restricting in any manner the use, transfer or licensing of any Acquirer Intellectual Property owned by Acquirer, or which may affect the validity, use or enforceability of such Acquirer Intellectual Property.

                                      -33-

            (m)   To the knowledge of Acquirer, no Public Software (as defined below) forms a material part of the any Acquirer Products, services provided by
Acquirer ("Acquirer Services") or Acquirer Intellectual Property, and no Public
Software was or is (A) both used in connection with, and material to, the development of any Acquirer Product, Acquirer Service or Acquirer Intellectual
Property or (B) in any material respect is incorporated into, in whole or in part, or has been distributed with, in whole or in part, any Acquirer Product,
Acquirer Service or Acquirer Intellectual Property. As used in this Section
4.10(m), "Public Software" means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software (as defined by the Free Software Foundation), open source software
(e.g., Linux or software distributed under any license approved by the Open
Source Initiative as set forth www.opensource.org) or similar licensing or distribution models which requires the distribution of source code to licensees, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU's General Public License (GPL) or Lesser/Library GPL (LGPL);
(ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv)
the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi)
the Sun Industry Standards License (SISL); (vii) the BSD License; or (viii) the
Apache License.

      4.11  Interested Party Transactions. Acquirer is not indebted to any director, officer, employee or agent of Acquirer (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Acquirer. There have been no transactions during the two-year period ending on the date hereof that would require disclosure under
Item 404 of Regulation S-K under the Securities Act, except those transactions described in the Acquirer SEC Documents.

      4.12  Minute Books. The minute book of Acquirer contains a materially complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Acquirer through the date of this Agreement, and reflects all transactions referred to in such minutes accurately in all material respects.

      4.13  Complete Copies of Materials. All copies of documents delivered or made available by Acquirer to Targets in connection with Targets' due diligence review of Acquirer have been true and complete copies of each such document.

      4.14  Acquirer Material Contracts. All Acquirer Material Contracts (as
defined below in this Section 4.14) are listed in Section 4.14 of the Acquirer
Disclosure Schedule. With respect to the Acquirer Material Contracts: (a) each
Acquirer Material Contracts is legal, valid, binding and enforceable and in full force and effect with respect to Acquirer, and, to Acquirer's knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; (b) each Acquirer Material
Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Effective Time in accordance with its terms as in effect prior to the Effective Time, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (c)
neither Acquirer nor, to Acquirer's knowledge, any other party is in breach or

                                      -34-

default, and no event has occurred that with notice or lapse of time would constitute a breach or default by Acquirer or, to Acquirer's knowledge, by any such other party, or permit termination, modification or acceleration, under such Acquirer Material Contract, subject to such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material
Adverse Effect on Acquirer. Acquirer is not a party to any oral contract, agreement or other arrangement. "Acquirer Material Contract" means any contract, agreement or commitment to which Acquirer is a party (a) with expected receipts or expenditures in excess of $25,000; (b) required to be listed pursuant to
Section 4.10(d) or Section 4.22; (c) requiring Acquirer to indemnify any party;
(d) granting any exclusive rights to any party; (e) evidencing indebtedness for borrowed or loaned money of $25,000 or more, including guarantees of such indebtedness; or (f) that could reasonably be expected to have a Material
Adverse Effect on Acquirer if breached by Acquirer in such a manner as would (I)
permit any other party to cancel or terminate the same (with or without notice or passage of time); (II) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from Acquirer; or (III) give rise to a right of acceleration of any material obligation or loss of any material benefit under such Acquirer Material Contract.

      4.15  Inventory. The inventories shown on the Acquirer Balance Sheet or thereafter acquired by Acquirer, were acquired and maintained in the ordinary course of business, are of good and merchantable quality, and consist of items of a quantity and quality usable or salable in the ordinary course of business.
Since the Acquirer Balance Sheet Date, Acquirer has continued to replenish inventories in a normal and customary manner consistent with past practices. The values at which inventories are carried reflect the inventory valuation policy of Acquirer, which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis. Acquirer is not under any material liability or obligation with respect to the return of any item of inventory in the possession of wholesalers, retailers or other customers. Since the Acquirer Balance Sheet Date, adequate provision has been made on the books of Acquirer in the ordinary course of business in accordance with generally accepted accounting principles applied on a consistent basis to provide for all material slow-moving, obsolete or unusable inventories to their estimated useful or scrap values, and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage.

      4.16  Accounts Receivable. Subject to any reserves set forth therein, the accounts receivable shown on the Acquirer Financial Statements are valid and genuine, have arisen solely out of bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business consistent with past practices in each case with persons other than affiliates, are not subject to any prior assignment, lien or security interest, and to Acquirer's knowledge are not subject to valid defenses, set-offs or counter claims. The accounts receivable are collectible in accordance with their terms at their recorded amounts, subject only to the reserve for doubtful accounts on the Acquirer Financial Statements.

      4.17  Customers and Suppliers. As of the date hereof, no customer that individually accounted for more than 5% of Acquirer's gross revenues during the
12-month period preceding the date hereof and no supplier of Acquirer that individually accounted for more than 5% of Acquirer's purchases during the
12-month period preceding the date hereof has canceled or otherwise terminated,

                                      -35-

or made any written threat to Acquirer to cancel or otherwise terminate its relationship with Acquirer or has at any time on or after the Acquirer Balance
Sheet Date, decreased materially its services or supplies to Acquirer in the case of any such supplier, or its usage of the services or products of Acquirer in the case of such customer, and to Acquirer's knowledge no such supplier or customer has indicated either orally or in writing that it intends to cancel or otherwise terminate its relationship with Acquirer or to decrease materially its services or supplies to Acquirer or its usage of the services or products of
Acquirer, as the case may be. Acquirer has not knowingly breached, so as to provide a benefit to Acquirer that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Acquirer.

      4.18  Employees and Consultants. Section 4.18 of the Acquirer Disclosure
Schedule contains a list of the names of all employees (including without limitation part-time employees and temporary employees), leased employees, independent contractors and consultants of Acquirer, together with their respective salaries or wages, other compensation, dates of employment and positions.

      4.19  Title to Property. Acquirer has good and marketable title to all of its properties, interests in properties and assets, real and personal, reflected in the Acquirer Balance Sheet or acquired after the Acquirer Balance Sheet Date
(except properties, interests in properties and assets sold or otherwise disposed of since the Acquirer Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests therein, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (a) the lien of current taxes not yet due and payable; (b) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties; (c) liens securing debt that is reflected on the Acquirer Balance Sheet or listed in Section 4.19 of the
Acquirer Disclosure Schedule; and (d) such other mortgages, liens, pledges, charges or encumbrances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Acquirer. The plants, property and equipment of Acquirer that are used in the operations of
Acquirer's business are in all material respects in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of Acquirer are reflected in the Acquirer Balance Sheet to the extent required by generally accepted accounting principles. All leases to which Acquirer is a party are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally; and general principles of equity, regardless of whether asserted in a proceeding in equity or at law. True and correct copies of all such leases have been provided to Acquirer. Acquirer owns no real property.

      4.20  Environmental Matters.

            (a)   Acquirer is and has been in material compliance with all
Environmental Laws (as defined in Section 3.19) relating to the properties or facilities used, leased or occupied by Acquirer at any time (collectively,
"Acquirer's Facilities;" such properties or facilities currently used, leased or occupied by Acquirer are defined herein as "Acquirer's Current Facilities"), and no discharge, emission, release, leak or spill of Hazardous Materials (as defined in Section 3.19) has occurred at any of Acquirer's Facilities that may

                                      -36-

or will give rise to a material liability of Acquirer under Environmental Laws.
To Acquirer's knowledge, except as set forth in Section 4.20 of the Acquirer
Disclosure Schedule, (i) there are no Hazardous Materials (including without limitation asbestos) present in the surface waters, structures, groundwaters or soils of or beneath any of Acquirer's Current Facilities, (ii) there neither are nor have been any aboveground or underground storage tanks for Hazardous
Materials at Acquirer's Current Facilities and (iii) no Acquirer employee or other person has claimed that Acquirer is liable for alleged injury or illness resulting from an alleged exposure to a Hazardous Material. Except as set forth in Section 4.20 of the Acquirer Disclosure Schedule, no civil, criminal or administrative action, proceeding or investigation is pending against Acquirer, or, to Acquirer's knowledge, threatened against Acquirer, with respect to
Hazardous Materials or Environmental Laws; and Acquirer is not aware of any facts or circumstances that could form the basis for assertion of a claim against Acquirer or that could form the basis for liability of Acquirer, regarding Hazardous Materials or regarding actual or potential noncompliance with Environmental Laws.

      4.21  Taxes.

            (a)   Acquirer has prepared and timely filed all Tax Returns
required to be filed by Acquirer for any period ending on or before the Closing
Date. All Tax Returns filed by Acquirer are true and correct in all material respects and have been completed in accordance with applicable law, and all
Taxes shown to be due on such Tax Returns have been timely paid.

            (b)   Tax Acquirer, as of the Effective Time, (i) will have paid all
Taxes shown to be payable on such Tax Returns covered by Section 4.21(a), and
(ii) will have withheld with respect to its employees all Taxes required to be withheld.

            (c)   There is no Tax deficiency outstanding or assessed or, to
Acquirer's knowledge, proposed against Acquirer that is not reflected as a liability on the Acquirer Balance Sheet, nor has Acquirer executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (d)   Acquirer has no liabilities for unpaid Taxes that have not been accrued for or reserved on the Acquirer Balance Sheet, whether asserted or unasserted, contingent or otherwise and Acquirer has no knowledge of any basis for the assertion of any such liability attributable to Acquirer, its assets or operations.

            (e)   Acquirer is not a party to any tax-sharing agreement or
similar arrangement with any other party. Acquirer has no material liability for any Tax of any person other than Acquirer, under Treasury Regulation section
1.1502-6 or any comparable provision of state, local or foreign law, as a transferee or successor, by contract or otherwise.

            (f)   Acquirer's Returns have never been audited by a government or taxing authority, nor is any such audit in process or pending, and Acquirer has not been notified of any request for such an audit or other examination.

            (g)   Acquirer has never been a member of an affiliated group of corporations filing a consolidated federal income Tax Return.

                                      -37-

            (h)   Acquirer has disclosed to Targets (i) any Tax exemption, Tax holiday or other Tax-sparing arrangement that Acquirer has in any jurisdiction, including the nature, amount and lengths of such Tax exemption, Tax holiday or other Tax-sparing arrangement; and (ii) any expatriate tax programs or policies affecting Acquirer. Acquirer is in compliance in all material respects with all terms and conditions required to maintain such Tax exemption, Tax holiday or other Tax-sparing arrangement or order of any governmental entity and the consummation of the transactions contemplated hereby will not have any adverse effect on the continuing validity and effectiveness of any such Tax exemption,
Tax holiday or other Tax-sparing arrangement or order.

            (i)   Acquirer has made available to Targets copies of all Returns filed by Acquirer for all periods since Acquirer's inception.

            (j)   Acquirer has not filed any consent agreement under Section
341(f) of the Code or agreed to have Section 341(f)(4) apply to any disposition of assets owned by Acquirer.

            (k)   Acquirer is not, nor has Acquirer been during the applicable period specified in section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of section 897(c)(2) of the
Code.

            (l)   Acquirer is not a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Acquirer that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code by Acquirer as
an expense under applicable law.

            (m)   Schedule 4.21(m) contains a list enumerating each jurisdiction in which Acquirer is required to pay Taxes or file Tax Returns and specifying the type of Taxes paid and Tax Returns filed in that jurisdiction.

            (n)   Acquirer (i) has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes from the wages or salaries of employees and independent contractors,
(ii) has paid over to the proper governmental authorities all amounts required to be so withheld and (iii) is not liable for any Taxes for failure to comply with such laws, rules and regulations.

            (o)   Acquirer has not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code. No stock of
Acquirer has been distributed in a transaction satisfying the requirements of
Section 355 of the Code.

      4.22  Employee Benefit Plans.

            (a)   Section 4.22(a) of the Acquirer Disclosure Schedule contains a complete and accurate list of each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, fringe benefits, cafeteria benefits or other benefits, whether written or unwritten, including

                                      -38-

without limitation each "employee benefit plan" within the meaning of Section
3(3) of the Employee Retirement Income Security Act of 1974, as amended
("ERISA"), which is or has been sponsored, maintained, contributed to, or required to be contributed to by Acquirer and, with respect to any such plans which are subject to Code Section 401(a), any trade or business (whether or not incorporated) that is or at any relevant time was treated as a single employer with Acquirer within the meaning of Section 414(b), (c), (m) or (o) of the Code,
(an "ERISA Affiliate") for the benefit of any person who performs or who has performed services for Acquirer or with respect to which Acquirer or any ERISA
Affiliate has or may have any liability (including without limitation contingent liability) or obligation (collectively, the "Acquirer Employee Plans").

            (b)   Documents. Acquirer has furnished to Targets true and complete copies of documents embodying each of the Acquirer Employee Plans and related plan documents, including without limitation trust documents, group annuity contracts, plan amendments, insurance policies or contracts, participant agreements, employee booklets, administrative service agreements, summary plan descriptions, compliance and nondiscrimination tests for the last three plan years, standard COBRA forms and related notices, registration statements and prospectuses and, to the extent still in its possession, any material employee communications relating thereto. With respect to each Acquirer Employee Plan that is subject to ERISA reporting requirements, Acquirer has provided Targets with copies of the Form 5500 reports filed for the last five plan years.
Acquirer has furnished Targets with the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Acquirer
Employee Plan, and to Acquirer's knowledge nothing has occurred since the issuance of each such letter that could reasonably be expected to cause the loss of the tax-qualified status of any Acquirer Employee Plan subject to Code
Section 401(a).

            (c)   Compliance. (i) Each Acquirer Employee Plan has been
administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations
(including ERISA and the Code), except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquirer;
and Acquirer and each ERISA Affiliate have performed all material obligations required to be performed by them under, are not in material respect in default under or violation of and have no knowledge of any material default or violation by any other party to, any of the Acquirer Employee Plans; (ii) any Acquirer
Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all currently effective amendments to the Code, or has time remaining to apply under applicable Treasury Regulations or Internal Revenue Service pronouncements for a determination or opinion letter and to make any amendments necessary to obtain a favorable determination or opinion letter; (iii) none of the Acquirer Employee
Plans promises or provides retiree medical or other retiree welfare benefits to any person (except to the extent required to comply with COBRA or any similar state law); (iv) there has been no non-exempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Acquirer Employee Plan; (v) none of Acquirer or any ERISA
Affiliate is subject to any liability or penalty under Sections 4976 through
4980 of the Code or Title I of ERISA with respect to any Acquirer Employee Plan;
(vi) all contributions required to be made by Acquirer or any ERISA Affiliate to any Acquirer Employee Plan have been paid or accrued; (vii) with respect to each
Acquirer Employee Plan, no "reportable event" within the meaning of Section 4043

                                      -39-

of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (viii)
each Acquirer Employee Plan subject to ERISA has prepared in good faith and timely filed all requisite governmental reports, which were true and correct as of the date filed, and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Acquirer Employee Plan; (ix) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of
Acquirer is threatened, against or with respect to any such Acquirer Employee
Plan, including any audit or inquiry by the IRS or United States Department of
Labor; (x) there has been no amendment to, written interpretation or announcement by Acquirer or any ERISA Affiliate that would materially increase the expense of maintaining any Acquirer Employee Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Acquirer Financial Statements; and (xi) no Acquirer Employee Plan is
required to comply with any foreign law.

            (d)   No Title IV or Multiemployer Plan. Neither Acquirer nor any
ERISA Affiliate has ever maintained, established, sponsored, participated in, contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including without limitation any contingent liability)
under any "multiemployer plan" (as defined in Section 3(37) of ERISA) or to any
"pension plan" (as defined in Section 3(2) of ERISA) subject to Title IV of
ERISA or Section 412 of the Code. None of Acquirer or any ERISA Affiliate has
any actual or potential withdrawal liability (including without limitation any contingent liability) for any complete or partial withdrawal (as defined in
Sections 4203 and 4205 of ERISA) from any multiemployer plan.

            (e)   COBRA, FMLA, HIPAA, Cancer Rights. With respect to each
Acquirer Employee Plan, Acquirer has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget
Reconciliation Act of 1985 ("COBRA") and the regulations thereunder or any state law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the
regulations thereunder; (iii) the applicable requirements of the Health
Insurance Portability and Accountability Act of 1996 ("HIPAA"); and (iv) the
applicable requirements of the Cancer Rights Act of 1998, except to the extent that such failure to comply could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Acquirer. Acquirer has no material unsatisfied obligations to any employees, former employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage extension or continuation.

            (f)   Effect of Transaction. The consummation of the transactions contemplated by this Agreement will not either alone or in conjunction with an individual's termination of employment or service or a change in the terms and conditions of employment or service (i) entitle any current or former employee or other service provider of Acquirer or any ERISA Affiliate to severance benefits or any other payment (including without limitation unemployment compensation, golden parachute, bonus or benefits under any Acquirer Employee
Plan), except as expressly provided in this Agreement; or (ii) accelerate the time of payment or vesting of any such benefits or increase the amount of compensation due any such employee or service provider. No benefit payable or

                                      -40-

that may become payable by Acquirer pursuant to any Acquirer Employee Plan or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 280G of the Code. Each Acquirer
Employee Plan can be amended, terminated or otherwise discontinued after the
Effective Time in accordance with its terms, without material liability to
Acquirer or Acquirer other than ordinary administration expenses typically incurred in a termination event.

      4.23  Employee Matters. Acquirer is in compliance with all currently applicable laws and regulations respecting terms and conditions of employment, including without limitation applicant and employee background checking, immigration laws, discrimination laws, verification of employment eligibility, employee leave laws, classification of workers as employees and independent contractors, wage and hour laws, and occupational safety and health laws, except for such noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquirer. There are no proceedings pending or, to Acquirer's knowledge, reasonably expected or threatened, between Acquirer, on the one hand, and any or all of its current or former employees, on the other hand, which proceedings could reasonably be expected to have, a Material Adverse Effect on Acquirer, including without limitation any claims for actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability, or similar tortious conduct, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic disadvantage. There are no claims pending, or, to Acquirer's knowledge, reasonably expected or threatened, against Acquirer under any workers' compensation or long-term disability plan or policy. Acquirer has no material unsatisfied obligations to any employees, former employees, or qualified beneficiaries pursuant to COBRA,
HIPAA, or any state law governing health care coverage extension or continuation. Acquirer is not a party to any collective bargaining agreement or other labor union contract, nor does Acquirer know of any activities or proceedings of any labor union to organize its employees. Acquirer has provided all employees with all wages, benefits, relocation benefits, stock options, bonuses and incentives, and all other compensation that became due and payable through the date of this Agreement. No "mass layoff", "plant closing" or similar event as defined by the Worker Adjustment and Notification Act (29 U.S.C. ss.
2101 et seq.) with respect to Acquirer has occurred.

      4.24  Insurance. Acquirer has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Acquirer. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Acquirer is otherwise in compliance in all material respects with the terms of such policies and bonds. Acquirer has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

      4.25  Compliance With Laws. Acquirer has complied with, is not in violation of and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on Acquirer.

                                      -41-

      4.26  Brokers' and Finders' Fee. Acquirer has not entered into any arrangement or agreement with any broker, finder or investment banker that would be entitled to brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges from Acquirer in connection with the
Merger, this Agreement or any transaction contemplated hereby.

      4.27  Privacy Policies and Web Site Terms and Conditions.

            (a)   For purposes of this Section 4.27:

                  (i) "Acquirer Sites" means all of Acquirer's public sites on the World Wide Web; and

                  (ii) "Acquirer Privacy Statements" means, collectively, any and all of Acquirer's privacy policies published on the Acquirer Sites or otherwise made available by Acquirer regarding the collection, retention, use and distribution of the personal information of individuals, including, without limitation, from visitors of any of the Acquirer Sites ("Acquirer Individuals").

            (b)   Acquirer is in material compliance with (i) the Acquirer
Privacy Statements as applicable to any given set of personal information collected by Acquirer from Acquirer Individuals; and (ii) all applicable privacy laws and regulations regarding the collection, retention, use and disclosure of personal information.

            (c)   Acquirer has not received any written notice of any claims or controversies regarding the Acquirer Privacy Statements or the implementation thereof.

      4.28  International Trade Matters. Acquirer is, and at all times has been, in material compliance with and has not been and is not in material violation of any International Trade Law (defined below), including but not limited to, all laws and regulations related to the import and export of commodities, software, and technology from and into the United States, and the payment of required duties and tariffs in connection with same. Acquirer has no basis to expect, nor has any of them or any other person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice, or other communication from any governmental body of any actual or potential violation or failure to comply with any International Trade Law. "International Trade Law"
shall mean U.S. statutes, laws and regulations applicable to international transactions, including, but not limited to, the Export Administration Act, the
Export Administration Regulations, the Foreign Corrupt Practices Act, the Arms
Export Control Act, the International Traffic in Arms Regulations, the
International Emergency Economic Powers Act, the Trading with the Enemy Act, the
U.S. Customs laws and regulations, the Foreign Asset Control Regulations, and any regulations or orders issued thereunder.

      4.29  Registration Statement and Proxy Statement. None of the information to be supplied by Acquirer or any of its accountants, counsel or other authorized representatives for inclusion in (a) the Registration Statement or
(b) the Joint Proxy Statement will, in the case of the Joint Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the
Joint Proxy Statement and any amendments or supplements thereto and at the time of the meeting of the shareholders of Acquirer to be held in connection with the

                                      -42-

Merger, or, in the case of the Registration Statement and any amendments thereto, at the time it is declared effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, it being understood and agreed that no representation or warranty is made by Acquirer with respect to any information supplied by Targets or their its accountants, counsel or other authorized representatives. If at any time prior to the Effective Time any event with respect to Acquirer or any of its
Subsidiaries, or any of their officers and directors, shall occur which is or should be described in an amendment of, or a supplement to, the Joint Proxy
Statement or the Registration Statement, such event shall be so described and the presentation in such amendment or supplement of such information will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading in any material respect or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading. The Registration Statement will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act.

      4.30  Board Approval. The Board of Directors of Acquirer, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) approved this Agreement and the Merger and
(ii) recommended that the shareholders of Acquirer approve the Acquirer Proposal
(as defined in Section 6.2(a)).

      4.31  SEC Documents.

            (a)   Acquirer has timely filed each statement, report, registration statement (with the prospectus in the form required to be filed pursuant to Rule
424(b) of the Securities Act), definitive proxy statement, and other filing required to be filed with the SEC by Acquirer, and, prior to the Effective Time,
Acquirer will file any additional documents required to be filed with the SEC by
Acquirer prior to the Effective Time (such documents filed by the Acquire since
January 1, 2002, collectively, the "Acquirer SEC Documents"). In addition,
Acquirer has made available to Target all exhibits to the Acquirer SEC Documents filed prior to the date hereof that are (a) requested by Target; and (b) not available in complete form through EDGAR ("Requested Confidential Exhibits") and will promptly make available to Target all Requested Confidential Exhibits to any additional Acquirer SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Acquirer SEC Documents have been so filed. As of their respective filing dates, the Acquirer SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act and none of the Acquirer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquirer SEC Document prior to the date hereof.

            (b)   The financial statements of Acquirer, including the notes
thereto, included in the Acquirer SEC Documents (the "Acquirer SEC Financial
Statements"), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC

                                      -43-

with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other
(except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Acquirer SEC Financial Statements fairly present the consolidated financial condition, operating results and cash flow of Acquirer and its Subsidiaries at the dates and during the periods presented therein
(subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Acquirer accounting policies except as described in the notes to the Acquirer SEC Financial Statements.

      4.32  Issuance of Shares. The issuance and delivery of the Acquirer Common
Stock in the Merger in accordance with this Agreement shall be, at or prior to the Effective Time, duly authorized by all necessary corporate action on the part of Acquirer, and, when issued at the Effective Time as contemplated hereby, such shares of Acquirer Common Stock will be duly and validly issued, fully paid and nonassessable. Such Acquirer Common Stock, when so issued and delivered in accordance with the provisions of this Agreement, shall be free and clear of all liens and encumbrances and adverse claims, other than restrictions on transfer created by applicable securities laws and will not have been issued in violation of any preemptive rights or rights of first refusal or similar rights.

      4.33  Interim Operations of VRS Merger Sub and SLS Merger Sub. Each of VRS
Merger Sub and SLS Merger Sub were formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

      4.34  Representations Complete. None of the representations or warranties made by Acquirer, VRS Merger Sub or SLS Merger Sub herein or in any Schedule hereto, including the Acquirer Disclosure Schedule, or certificate furnished by
Acquirer, VRS Merger Sub or SLS Merger Sub pursuant to this Agreement or any written statement furnished to Target pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

5.    Conduct Prior to the Effective Time.

      5.1   Conduct of Business. During the period from the date of this
Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each Target agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Acquirer), and
Acquirer agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Targets): (a) to carry on its business in the usual regular and ordinary course in substantially the same manner as heretofore conducted; (b) to pay its debts and Taxes when due (subject to good faith disputes over such debts or Taxes); (c) to pay or perform other material obligations when due; and (d) to use all reasonable efforts to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with material

                                      -44-

customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each party agrees to promptly notify the other parties hereto of (a) any material event or occurrence not in the ordinary course of such party's business, and of any event which could reasonably be expected to have a Material Adverse Effect on such party; and (b)
any material change in its capitalization as set forth in this Agreement
(including the schedules hereto). Without limiting the foregoing, except as expressly contemplated by this Agreement, the Target Disclosure Schedule or the
Acquirer Disclosure Schedule, neither Target shall cause or permit any of the following without the prior written consent of Acquirer (which consent, with respect to clause (k) below, will not be unreasonably withheld by Acquirer), and
Acquirer shall not cause or permit any of the following without the prior written consent of the Targets:

            (a)   Charter Documents. Cause or permit any amendments to its
Charter Documents;

            (b)   Dividends; Changes in Capital Stock. Declare or pay any
dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except (i) from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it, and (ii) that either Target with positive working capital may make distributions to such Target's shareholders, provided that such distribution shall not cause the Targets to have, as of the date of such distribution, a Targets' Working Capital Deficit
(calculated pursuant to the definition of the Targets' Working Capital Deficit), and provided further, that the Targets' Working Capital Deficit that exists as of the date of this Agreement shall reduce the number of shares of Acquirer
Common Stock to be issued in the Merger, as set forth in Section 2.6 hereof;

            (c)   Stock Option Plans, Etc. Accelerate, amend or change the
period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

            (d)   Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities other than the issuance of shares of Common Stock by
Targets or Acquirer pursuant to the exercise of stock options, warrants or other rights outstanding as of the date of this Agreement;

            (e)   Intellectual Property. Transfer to any person or entity any rights to its Intellectual Property other than granting licenses in the ordinary course of business consistent with past practice;

                                      -45-

            (f)   Exclusive Rights. Other than in the ordinary course of
business consistent with past practice, enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of such party's products or Intellectual Property;

            (g)   Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets that are material, individually or in the aggregate, to its business, taken as a whole , other than in the ordinary course of business consistent with past practice;

            (h)   Indebtedness. Incur any indebtedness for borrowed money, or guarantee any such indebtedness, or issue or sell any debt securities or guaranty any debt securities of others, in excess of $25,000 in the aggregate;

            (i)   Agreements. Other than in the ordinary course of business, enter into, terminate or amend, in a manner that will adversely affect the business of such party, (i) any agreement involving the obligation to pay or the right to receive $10,000 or more, (ii) any agreement relating to the license, transfer or other disposition or acquisition of Intellectual Property rights or rights to market or sell such party's products or (iii) any other agreement material to the business or prospects of such party or that is or would be a
Target Material Contract or Acquirer Material Contract, as the case may be;

            (j)   Payment of Obligations. Pay, discharge or satisfy, in an
amount in excess of $15,000 in the aggregate with respect to Targets and $25,000 in the aggregate with respect to Acquirer, any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise)
arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the
Target Financial Statements or Acquirer Financial Statements, as the case may be;

            (k)   Capital Expenditures. With respect to Acquirer, make any
capital expenditures, capital additions or capital improvements, in excess of
$100,000 in the aggregate, and with respect to the Targets, make any capital expenditures, capital additions or capital improvements that are not agreed to by Acquirer and Targets;

            (l)   Insurance. Materially reduce the amount of any material
insurance coverage provided by existing insurance policies;

            (m)   Termination or Waiver. Terminate or waive any right of
substantial value, other than in the ordinary course of business;

            (n)   Employee Benefit Plans; New Hires; Pay Increases. Amend any
Target Employee Plan or adopt any plan that would constitute a Target Employee
Plan, or Amend any Acquirer Employee Plan or adopt any plan that would constitute an Acquirer Employee Plan, as the case may be, except in order to comply with applicable laws or regulations, or hire any new officer-level employee, pay any special bonus, special remuneration or special noncash benefit
(except payments and benefits made pursuant to written agreements outstanding on the date hereof), or materially increase the benefits, salaries or wage rates of its employees;

                                      -46-

            (o)   Severance Arrangements. Grant or pay any severance or
termination pay or benefits (i) to any director or officer or (ii) except for payments made pursuant to written agreements outstanding on the date hereof and disclosed on the Target Disclosure Schedule or Acquirer Disclosure Schedule, as
the case may be, to any other employee;

            (p)   Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where such party in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of such party's business, provided that such party consults with the other parties hereto prior to the filing of such a suit or (iii) for a breach of this Agreement;

            (q)   Acquisitions. Acquire or agree to acquire by merging with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets that are material individually or in the aggregate, to its business, taken as a whole;

            (r)   Taxes. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of
Taxes;

            (s)   Revaluation. Revalue any of its assets, including without
limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business or as required by changes in generally accepted accounting principles; or

            (t)   Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(s) above, or any action that would cause a material breach of its representations or warranties contained in this Agreement or prevent it from materially performing or cause it not to materially perform its covenants hereunder.

      5.2   No Solicitation.

            (a)   During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, neither
Target shall, directly or indirectly, through any officer, director, employee, representative or agent, (i) take any action to solicit, initiate, encourage or support any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock
(including without limitation by way of a tender offer, but excluding sales pursuant to any exercise of outstanding stock options granted under the VRS
Stock Option Plans) or similar transactions involving either Target, other than the transactions contemplated or expressly permitted by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a
"Target Transaction Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Target Transaction Proposal, or (iii) agree to, approve or recommend any Target Transaction Proposal.

                                      -47-

            (b)   Either Target shall notify Acquirer no later than twenty-four
(24) hours after receipt by such Target (or its advisors) of any Target
Transaction Proposal or any request for nonpublic information in connection with a Target Transaction Proposal or for access to the properties, books or records of Target by any person or entity that informs Target that it is considering making, or has made, a Target Transaction Proposal.

            (c)   During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, Acquirer shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) take any action to solicit, initiate, encourage or support any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock
(including without limitation by way of a tender offer, but excluding sales pursuant to any exercise of outstanding stock options granted under the Acquirer
Stock Option Plan) or similar transactions involving Acquirer, other than the transactions contemplated or expressly permitted by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an
"Acquirer Transaction Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquirer Transaction Proposal, or (iii) agree to, approve or recommend any Acquirer Transaction Proposal; provided, however, that nothing contained in this Agreement shall prevent the Acquirer or its Board of Directors from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquirer Transaction Proposal or (ii)(A) providing information in response to a request therefor by a person who, subsequent to the date hereof, makes an unsolicited bona fide written Acquirer Transaction Proposal if the
Acquirer's Board of Directors receives from the person so requesting such information an executed confidentiality agreement; or (B) engaging in any negotiations or discussions with any person who, subsequent to the date hereof, makes an unsolicited bona fide written Acquirer Transaction Proposal, if and only to the extent that, in each such case referred to in clause (A) or (B)
above, (i) the Board of Directors of the Acquirer, after consultation with outside legal counsel, determines in good faith that such action is legally necessary for the proper discharge of its fiduciary duties under applicable law and (ii) the Board of Directors of the Acquirer, after consultation with its financial advisor, determines in good faith that such Acquirer Transaction
Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the party making the proposal and would, if consummated, result in a transaction more favorable to the shareholders of the Acquirer as a group than the transaction contemplated by this Agreement.

            (d)   Acquirer shall notify Targets no later than twenty-four (24)
hours after receipt by Acquirer (or its advisors) of any Acquirer Transaction
Proposal or any request for nonpublic information in connection with an Acquirer
Transaction Proposal or for access to the properties, books or records of
Acquirer by any person or entity that informs Acquirer that it is considering making, or has made, an Acquirer Transaction Proposal.

      5.3   Ownership of Target Stock. The Affiliates agree that (i) until the
Effective Time, they will not sell, encumber or otherwise transfer any interests in the shares of SLS and VRS owned by such Affiliates as of the date hereof and
(ii) they will vote all of the shares of SLS and VRS owned by them in favor of the Merger.

                                      -48-

6.    Additional Agreements.

      6.1   Targets Shareholder Approval. Each Target, acting through its Board of Directors, in accordance with applicable law, its Charter Documents, as amended, will:

            (a)   duly call, give notice of, convene and hold a special meeting of its shareholders (the "Target Shareholders Meetings"), to be held (on a date selected by such Target in consultation with Acquirer) as soon as practicable after the Registration Statement is declared effective, for the purpose of submitting this Agreement, the Merger and the other transactions contemplated hereby for adoption and approval by the required vote of the holders of such
Target;

            (b)   cooperate with Acquirer in preparing and filing with the SEC as promptly as practicable after the date of this Agreement a Joint Proxy
Statement/Prospectus and related materials (the "Joint Proxy Statement") with respect to the Target Shareholders Meetings satisfying the requirements of the
Securities Act, and the Exchange Act, respond promptly to any comments raised by the SEC with respect to the preliminary version of the Joint Proxy Statement, use all its reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable and cause the definitive version of the Joint Proxy Statement to be mailed to its shareholders as soon as it is legally permitted to do so;

            (c)   provide Acquirer with the information concerning such Target required to be included in the Joint Proxy Statement and the Registration
Statement which information shall not, on the date the Joint Proxy Statement is first mailed to such Target's shareholders or at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading; and

            (d)   include in the Joint Proxy Statement the recommendation of the
Board of Directors of such Target that the shareholders of such Target vote in favor of adoption and approval of the Merger and the other transactions contemplated hereby.

      6.2   Acquirer Stockholder Approval. Acquirer, acting through its Board of
Directors, in accordance with applicable law, its Charter Documents and the rules and listing requirements of Nasdaq will:

            (a)   duly call, give notice of, convene and hold an annual or
special meeting of its stockholders (the "Acquirer Stockholders Meeting"), to be held as soon as practicable after the Registration Statement is declared effective, for the purpose of submitting the proposals adopted by the Board of
Directors of Acquirer to (i) issue shares of Acquirer Common Stock pursuant to the Merger and (ii) increase the number of shares of Acquirer Common Stock reserved under the Acquirer Option Plan or adopt a new stock option plan
(collectively, the "Acquirer Proposal") for adoption and approval by the required vote of the holders of Acquirer;

                                      -49-

            (b)   file with the SEC as promptly as practicable after the date of this Agreement, but in any event no later than 45 days following the date of this Agreement, a Registration Statement on Form S-4 (which will include the
Joint Proxy Statement) complying in all material respects with the Securities
Act and the Exchange Act registering the issuance of the Acquirer Common Stock proposed to be issued by Acquirer pursuant to the Merger (the "Registration
Statement"), respond promptly to any comments raised by the SEC with respect to the preliminary version of the Joint Proxy Statement or the Registration
Statement, use all its reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable and cause the definitive version of the Joint Proxy Statement to be mailed to its stockholders as soon as it is legally permitted to do so;

            (c)   provide Targets with the information concerning Acquirer, VRS
Merger Sub and SLS Merger Sub required to be included in the Joint Proxy
Statement and the Registration Statement which information shall not, on the date the Joint Proxy Statement is first mailed to Acquirer's stockholders or at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading; and

            (d)   except to the extent legally required for the discharge by the
Acquirer's Board of Directors of its fiduciary duties as advised by such Board's legal counsel, include in the Joint Proxy Statement (i) the recommendation of the Board of Directors of Acquirer that the stockholders of Acquirer vote in favor of adoption and approval of the Acquirer Proposal and (ii) the written opinion dated as of Orchard Partners, financial advisor to the Board of
Directors of Acquirer, to the effect that the Merger is fair, from a financial point of view, to Acquirer.

      6.3   Cooperation. Each party will promptly advise the others of its receipt of, and will promptly furnish the other parties with copies of, all comments received from the SEC with respect to the Registration Statement and the Joint Proxy Statement and will consult with the other party in responding to such comments.

      6.4   Proxy Materials. As promptly as practicable after the date of this
Agreement, but in any event no later than 45 days following the date of this
Agreement, Acquirer, VRS, SLS, VRS Merger Sub and SLS Merger Sub will prepare and file the Joint Proxy Statement that will be included in the Registration
Statement containing (i) the Joint Proxy Statement relating to proposals by the
Targets to be presented at the Target Shareholders Meetings and by Acquirer to
be presented at the Acquirer Shareholders Meeting, and (ii) a prospectus relating to the Acquirer Common Stock to be issued in connection with the
Merger. The Registration Statement and the Joint Proxy Statement will comply as to form in all material respects with all applicable laws, including the
Securities Act and the Exchange Act.

      6.5   Access to Information.

            (a)   Each Target shall afford Acquirer and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of such Target's properties, personnel, books, contracts, commitments and records and (ii) all other

                                      -50-

information concerning the business, properties and personnel of such Target as
Acquirer may reasonably request. Acquirer shall afford each Target and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of
Acquirer's properties, books, contracts, commitments and records and (ii) all other information concerning the business, properties and personnel of Acquirer as Target may reasonably request.

            (b)   Subject to compliance with applicable law, from the date
hereof until the Effective Time, each of Acquirer and each Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

      6.6   Confidentiality. The parties acknowledge that Acquirer and each
Target have previously executed a confidentiality agreement dated May 19, 2005
(the "Confidentiality Agreement"), which Confidentiality Agreement is hereby incorporated herein by reference and shall continue in full force and effect in accordance with its terms.

      6.7   Public Disclosure. Unless otherwise permitted by this Agreement,
Acquirer and Targets shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry)
regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with
Nasdaq.

      6.8   Regulatory Approval; Further Assurances.

            (a)   To the extent required by applicable law, each party shall use all reasonable efforts to file, as promptly as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Entity. Without limiting the generality of the foregoing, Targets and Acquirer shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act in connection with the Merger. Targets and Acquirer shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentations and (ii) any inquiries or requests received from any state attorney general or other Governmental Entity in connection with antitrust or related matters. Each of Targets and Acquirer shall (i) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any such Legal Proceeding and (iii) promptly inform the other party of any communication to or from the Federal Trade Commission, the
Department of Justice or any other Governmental Entity regarding the Merger.
Target and Acquirer will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or

                                      -51-

proposal made or submitted in connection with any legal proceeding under or relating to HSR or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Entity or by any legal requirement, in connection with any legal proceeding under or relating to HSR or any other federal or state antitrust or fair trade law or any other similar legal proceeding, each of Target and Acquirer will permit authorized representatives of the other party to be present at each meeting or conference relating to any such legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any
Governmental Entity in connection with any such legal proceeding.

            (b)   Subject to Section 6.8(c), Acquirer and the Targets shall use all reasonable efforts to take, or cause to be taken, all actions necessary to effectuate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to
Section 6.8(c), each party to this Agreement shall: (i) make any filings and give any notices required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement; (ii) use all reasonable efforts to obtain any consent required to be obtained (pursuant to any applicable legal requirement or contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this
Agreement; and (iii) use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Each party shall promptly deliver to the other a copy of each such filing made, each such notice given and each such consent obtained by such party during the period prior to the Effective
Time. Each party, at the reasonable request of the other party, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

            (c)   Notwithstanding anything to the contrary contained in this
Agreement, Acquirer shall not have any obligation under this Agreement to: (i)
dispose or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause either Target to dispose of any assets; (ii)
discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or commit to cause either Target to discontinue offering any product or service; (iii) license or otherwise make available, or cause any of its
Subsidiaries to license or otherwise make available, to any person, any technology, software or other Intellectual Property, or commit to cause either
Target to license or otherwise make available to any person any technology, software or other Intellectual Property; (iv) hold separate or cause any of its
Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or commit to cause either Target to hold separate any assets or operations; or (v) make or cause any of its Subsidiaries to make any commitment (to any Governmental Entity or otherwise) regarding its future operations or the future operations of Target.

      6.9   VRS Options, VRS Warrants and VRS Notes.

            (a)   Target Options and Warrants. At the Effective Time, each
outstanding VRS Option and each outstanding VRS Warrant will be assumed by
Acquirer. Section 6.9 of the Target Disclosure Schedule sets forth a true and complete list as of the date hereof of all holders of VRS Options and Warrants, including the number of shares of VRS Common Stock subject to each such VRS
Option and VRS Warrant, the exercise or vesting schedule, the exercise price per

                                      -52-

share and the term of each such VRS Option and VRS Warrant. On the Closing Date,
VRS shall deliver to Acquirer an updated Section 6.9 of the Target Disclosure
Schedule current as of such date. Each VRS Option and each VRS Warrant assumed by Acquirer under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the VRS Option Plan (with respect to the
VRS Options assumed) and any other document governing such VRS Option or VRS
Warrant immediately prior to the Effective Time, except that: (i) such VRS
Option or VRS Warrant will be exercisable for that number of whole shares
(rounded down to the nearest whole number) of Acquirer Common Stock determined as described in Section 2.6 hereof; (ii) the per share exercise price for the shares of Acquirer Common Stock issuable upon exercise of such VRS Option or VRS
Warrant will be equal to the quotient determined by dividing (x) the exercise price per share of VRS Common Stock at which such VRS Option or VRS Warrant was exercisable immediately prior to the Effective Time by (y) the VRS Per Share
Consideration Number, rounded up to the nearest whole tenth of a cent; and (iii)
any restriction on the exercisability of such VRS Option or VRS Warrant in effect immediately prior to the Effective Time will continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such VRS Option or VRS Warrant will remain unchanged. Consistent with the terms of the VRS Option Plan, the documents governing the outstanding VRS Options under the VRS Option Plan and the documents governing the outstanding VRS
Warrants, the Merger will not terminate any of the outstanding VRS Options or
VRS Warrants or accelerate the exercisability or vesting of such VRS Options or
VRS Warrants or the shares of Acquirer Common Stock underlying VRS Options or
VRS Warrants upon Acquirer's assumption thereof in the Merger. It is the intention of the parties that VRS Options so assumed by Acquirer will remain incentive stock options as defined in Section 422 of the Code to the extent such
VRS Options qualified as incentive stock options prior to the Effective Time.
Within ten (10) business days after the Effective Time, Acquirer will issue to each person who, immediately prior to the Effective Time, was a holder of an outstanding VRS Option under the VRS Option Plan or of an outstanding VRS
Warrant a document evidencing the assumption of such VRS Options and VRS
Warrants by Acquirer.

            (b)   Conversion of VRS Notes. VRS agrees to use reasonable best efforts to obtain, prior to the Closing Date, a binding written agreement, reasonably acceptable to Acquirer, from each holder of VRS Notes whereby such holder agrees that each VRS Note held by such holder shall, at the Effective
Time, be converted into the number of shares of Acquirer Common Stock as determined in Section 2.6. Acquirer shall assume any VRS Notes outstanding at the Effective Time (not to exceed $75,000 in aggregate principal amount unless the condition set forth in Section 7.2(e) with respect to the VRS Notes shall have been waived by Acquirer) with respect to those holders from whom the consents contemplated in this Section 6.9(b) have not been obtained.

      6.10  Form S-8. Acquirer agrees to file, no later than ten (10) days after the Closing, a registration statement on Form S-8 covering the shares of
Acquirer Common Stock issuable pursuant to the VRS Options assumed by Acquirer.
The Shareholders' Agent shall cooperate with and assist Acquirer in the preparation of such registration statement.

      6.11  Blue Sky Laws. Acquirer shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions applicable to the issuance of the Acquirer Common Stock in connection with the Merger. Each
Target shall use its commercially reasonable efforts to assist Acquirer to comply with the securities and blue sky laws of all jurisdictions applicable to the issuance of Acquirer Common Stock in connection with the Merger.

                                      -53-

      6.12  Escrow Agreement. On or before the Effective Time, Acquirer, VRS
Merger Sub, SLS Merger Sub, the Escrow Agent and the Shareholders' Agent will execute the Escrow Agreement contemplated by Section 9.1 in substantially the form attached as Exhibit E ("Escrow Agreement").

      6.13  Listing of Additional Shares. Prior to the Effective Time, Acquirer
shall file with the Nasdaq Stock Market a Notification Form for Listing of
Additional Shares with respect to the shares of Acquirer Common Stock issuable upon conversion of the Target Securities in the Merger or upon exercise of VRS
Options assumed by Acquirer in connection with the Merger. Prior to the
Effective Time, Acquirer shall cause the Acquirer Common Stock to be issued in the Merger to be authorized for listing on the Nasdaq Small Cap Market upon official notice of issuance.

      6.14  Reorganization. Acquirer and Target shall each use its best efforts to cause the business combination to be effected by the Merger to be qualified as a "reorganization" described in Section 368 of the Code and to obtain the opinion of its respective counsel contemplated by Sections 7.2(d) and 7.3(d).
The Targets (on the one hand), and Acquirer, VRS Merger Sub and SLS Merger Sub
(on the other hand) shall execute and deliver to both DLA Piper Rudnick Gray
Carey US LLP and Lowenstein Sandler PC a letter (each, a "Tax Representation
Letter") making reasonable and customary representations relating to certain Tax matters. The Tax Representation Letters shall be sufficient to enable each such counsel to render a Tax opinion to be filed as an exhibit to the Registration
Statement and the Tax opinions described in Sections 7.2(d) and 7.3(d) and shall be executed (and, if necessary, re-executed) and delivered at such time or times as reasonably requested by Acquirer including, without limitation, at Closing.

      6.15  Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

      6.16  Sorensen Litigation. Prior to the Effective Time, Targets shall use their best efforts to prosecute all of Targets' claims and defend all counterclaims in the civil litigation brought by Targets in which Targets claimed violation of certain non-disclosure agreements and unfair competition and related causes of action (the "Sorensen Litigation") until such litigation is concluded, and shall not settle the Sorensen Litigation without the prior written consent of Acquirer, which consent shall not be unreasonably withheld.
Prior to the Effective Time, Targets will keep Acquirer apprised of the status of the Sorensen Litigation, consult with Acquirer regarding decisions relating to the Sorensen Litigation, except as prohibited by limitations on Targets'
ability to disclose information regarding the Sorensen Litigation imposed by the court or the parties to such litigation, and continue to pay the legal fees and expenses relating to the Sorensen Litigation in the ordinary course as they are incurred. Any amounts received or payable in connection with the Sorensen
Litigation prior to the Effective Time shall not be distributed or distributable to any Target Shareholders. Following the Effective Time, Acquirer shall defend and indemnify Shareholders' Agent for any and all damages, liabilities,

                                      -54-

settlement payments, costs or other expenses, including attorneys' fees, incurred by Shareholders' Agent in connection with, or related to, the Sorensen
Litigation, except that Acquirer shall not indemnify Shareholders' Agent for (i)
any attorneys' fees incurred or relating to and payable by Shareholders' Agent individually (as opposed to by the Targets in providing a defense and indemnity)
prior to the Effective Time in prosecuting, defending or resolving the Sorensen
Litigation or (ii) for any settlement payments, costs or other expenses, including attorneys' fees, incurred by Shareholders' Agent individually following the Effective Time in prosecuting, defending or settling the Sorensen
Litigation that were not approved by Acquirer. Acquirer shall not settle or resolve any claims in the Sorensen Litigation against Shareholders' Agent in his individual capacity without Shareholders' Agent's consent, not to be unreasonably withheld.

      6.17  Real Property Holding Corporation. Pursuant to Treas. Reg. Sec.
1.897-2(h) and Treas. Reg. Sec. 1.1445-2(c)(3)(i), at the Closing each Target shall furnish to Acquirer a statement certifying that such Target is not, and has never been during the applicable period specified in Section
897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

      6.18  Rule 144 and Rule 145 Sales; Registration. Acquirer shall timely file all reports with the SEC in a timely manner to ensure compliance with the requirements of Rule 144(c) under the Securities Act and, for a period of 90 days after the Effective Time, shall not take any action that would restrict or limit, by contract or otherwise, the ability of the Affiliates to sell their shares of Acquirer Common Stock pursuant to Rule 144 and Rule 145 (in accordance with the other applicable provisions of the Securities Act and the Exchange
Act). The Affiliates shall not, in the aggregate, with respect to the Acquirer
Common Stock received by the Affiliates in connection with the Merger, (A)
during each of the two successive one-year periods immediately following the
Effective Time, sell, transfer or otherwise dispose of more than the greater of
(i) one percent (1%) of the largest number of shares of Acquirer Common Stock outstanding at any time during each such one year period and (ii) ten percent
(10%) of the number of shares of Acquirer Common Stock received by the
Affiliates in the Merger and (B) during each month in each of the eight quarters in the two successive one-year periods immediately following the Effective Time, sell, transfer or otherwise dispose of more than one half of one percent (0.5%)
of the largest number of shares of Acquirer Common Stock outstanding at any time during each such quarter. If at any time during the two year period immediately following the Effective Time, the Affiliates are not permitted by applicable law or otherwise to sell the shares of Acquirer Common Stock received by them in connection with the Merger under Rule 144 and Rule 145, then the Acquirer shall register such shares of Acquirer Common Stock received by the Affiliates in connection with the Merger which have not previously been sold or otherwise disposed of by such Affiliates in accordance with the terms of the Registration
Rights Agreement.

      6.19  Guaranty Releases. Acquirers shall take commercially reasonable efforts to cause, as soon as practicable following the Effective Time, the release of each guaranty set forth on Schedule 3.11 to the Target Disclosure
Schedule.

                                      -55-

7.    Conditions to the Merger.

      7.1   Conditions to Obligations of Each Party to Effect the Merger. The
respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

            (a)   Shareholder Approval. This Agreement and the Merger shall be approved by the shareholders of each Target by the requisite vote under Delaware law or California law, as applicable, and such Target's Charter Documents.

            (b)   No Injunctions or Restraints; Illegality. No temporary
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be and remain in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending, which could reasonably be expected to have a Material Adverse Effect on Acquirer, either individually or combined with the Surviving Corporation after the Effective Time, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

            (c)   Governmental Approval. Acquirer, VRS, SLS VRS Merger Sub and
SLS Merger Sub shall have timely obtained from each Governmental Entity all approvals, waivers and consents, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state blue sky laws and under HSR, other than filings and approvals relating to the Merger or affecting Acquirer's ownership of Targets or any of its properties if failure to obtain such approval, waiver or consent could not reasonably be expected to have a Material Adverse Effect on Acquirer after the
Effective Time.

            (d)   Effectiveness of the Registration Statement. The Registration
Statement shall have been declared effective by the SEC under the Securities
Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall, on or prior to the Effective Time, have been initiated or, to the knowledge of
Acquirer, VRS or SLS, threatened by the SEC. Acquirer shall have received all other federal or state securities permits and other authorizations (including approval by the requisite vote of Acquirer's shareholders) necessary to issue
Acquirer Common Stock in exchange for Target Securities and to consummate the
Merger.

            (e)   Employment Agreement. Acquirer and Ronald E. Obray shall have entered into the Employment Agreement in the form attached hereto as Exhibit A.

            (f)   Registration Rights Agreement. Acquirer, Ronald E. Obray and
Denise E. Obray shall have entered into the Registration Rights Agreement in the form attached hereto as Exhibit B.

                                      -56-

            (g)   Business Plan. Acquirer, VRS and SLS shall have completed a combined business plan that has been approved by the Boards of Directors of
Acquirer, VRS and SLS.

            (h)   No Governmental Litigation. There shall not be pending or
threatened any legal proceeding in which a Governmental Entity is or is threatened to become a party or is otherwise involved, and neither Acquirer nor either Target shall have received any communication from any Governmental Entity in which such Governmental Entity indicates the probability of commencing any legal proceeding or taking any other action: (i) challenging or seeking to restrain or prohibit the consummation of the Merger; (ii) relating to the Merger and seeking to obtain from Acquirer or any of its Subsidiaries, or either
Target, any damages or other relief that would be material to Acquirer; (iii)
seeking to prohibit or limit in any material respect Acquirer's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of either Target; or (iv) that would materially and adversely affect the right of Acquirer or Targets to own the assets or operate the business of Targets.

            (i)   No Other Litigation. There shall not be pending any legal
proceeding: (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement;
(ii) relating to the Merger and seeking to obtain from Acquirer or any of its
Subsidiaries, or Targets, any damages or other relief that would be material to
Acquirer; (iii) seeking to prohibit or limit in any material respect Acquirer's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to any shares of the capital stock of the Targets;
or (iv) which would affect adversely the right of Acquirer or Targets to own the assets or operate the business of Targets.

      7.2   Additional Conditions to the Obligations of Acquirer, VRS Merger Sub
and SLS Merger Sub. The obligations of Acquirer, VRS Merger Sub and SLS Merger
Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by
Acquirer:

            (a)   Representations, Warranties and Covenants. The representations and warranties of VRS, SLS, and the Shareholders' Agent in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and at and as of the Closing as though such representations and warranties were made on and as of such time (except for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date), disregarding for the purposes of such determination any "Material Adverse Effect" or other materiality qualifiers set forth in such representations and warranties, except for such failures of such representations and warranties regarding Targets, their business or properties to be so true and correct as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Targets.

            (b)   Performance of Obligations. Each of VRS and SLS shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.

            (c)   Certificate of Officers. Acquirer and Merger Sub shall have received a certificate executed on behalf of each Target by the Chief Executive
Officer and Chief Financial Officer of each Target certifying that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied.

                                      -57-

            (d)   Tax Opinion. Acquirer shall have received a written opinion from Acquirer's legal counsel to the effect that the Merger will be treated for
Federal income tax purposes as a reorganization within the meaning of Section
368 of the Code.

            (e)   Third Party Consents. All consents or approvals required to be obtained by either Target in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect, except where the failure to obtain any such consents or approvals could not individually or in the aggregate be reasonably expected to have a Material Adverse Effect on Targets. The aggregate principal amount of VRS Notes for which the holders thereof have not consented to conversion of such VRS Notes into shares of Acquirer Common Stock as contemplated by Section 6.9(b), shall not be in excess of $75,000.

            (f)   Opinion. Counsel for Targets shall have delivered to Acquirer an opinion, reasonably acceptable to Acquirer, covering such matters as are customary in transactions of the type described herein.

            (g)   No Material Adverse Change. There shall not have occurred any change in the financial condition, properties, assets (including intangible assets), liabilities, business, operations, results of operations of Target, taken as a whole, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Target.

            (h)   Escrow Agreement. Acquirer, Merger Sub, Target, Escrow Agent
and the Shareholders' Agent shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit E.

            (i)   Dissenters' Rights. Not more than five percent (5%) of the shares of the capital stock of the Targets outstanding immediately prior to the
Effective Time shall be eligible as Dissenting Shares.

      7.3   Additional Conditions to Obligations of Targets. The obligations of
VRS and SLS to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the
Effective Time of each of the following conditions, any of which may be waived, in writing, by VRS and SLS:

            (a)   Representations, Warranties and Covenants. The representations and warranties of Acquirer, VRS Merger Sub and SLS Merger Sub in this Agreement shall be true and correct in all respects on and as of the date of this
Agreement and at and as of the Closing as though such representations and warranties were made on and as of such time (except for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date), disregarding for the purposes of such determination any "Material Adverse Effect" or other materiality qualifiers set forth in such representations and warranties, except for such failures of such representations and warranties regarding Acquirer, its business or properties to be so true and correct as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect Acquirer,
VRS Merger Sub or SLS Merger Sub.

                                      -58-

            (b)   Performance of Obligations. Acquirer, VRS Merger Sub and SLS
Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing.

            (c)   Certificate of Officers. Target shall have received a
certificate executed on behalf of each of Acquirer, VRS Merger Sub and SLS
Merger Sub by the chief executive officer and chief financial officer of each of
Acquirer, VRS Merger Sub and SLS Merger Sub, respectively, certifying that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

            (d)   Tax Opinion. Targets shall have received a written opinion from Targets' legal counsel to the effect that the Merger will be treated for
Federal income tax purposes as a reorganization within the meaning of Section
368 of the Internal Revenue Code.

            (e)   Third Party Consents. All consents or approvals required to be obtained by Acquirer, VRS Merger Sub or SLS Merger Sub in connection with the
Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect, except where the failure to obtain any such consents or approvals could not individually or in the aggregate be reasonably expected to have a Material Adverse Effect on Acquirer, VRS Merger
Sub or SLS Merger Sub.

            (f)   Opinion. Counsel for Acquirer, VRS Merger Sub and SLS Merger
Sub shall have delivered to Targets an opinion, reasonably acceptable to
Targets, covering such matters as are customary in transactions of the type described herein.

            (g)   No Material Adverse Change. There shall not have occurred any change in the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of Acquirer that, individually or in the aggregate, could reasonably be expected to have a
Material Adverse Effect on Acquirer.

            (h)   Nasdaq Listing. The Acquirer Common Stock to be issued in the
Merger shall have been authorized for listing on the Nasdaq Small Cap Market upon official notice of issuance.

8.    Termination, Amendment and Waiver.

      8.1   Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Section 8.1(b) through Section 8.1(d), by written notice by the terminating party to the other party):

            (a)   by the mutual written consent of Acquirer and Targets;

            (b)   by Acquirer or Targets if the Merger shall not have been
consummated by January 31, 2006; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

                                      -59-

            (c)   by Acquirer or Targets if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, unless the party relying on such order, decree or ruling or other action has not complied in all material respects with its obligations under this Agreement;

            (d)   by Acquirer or Targets, if there has been a breach of any
representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in
Section 7.1 or 7.2 (in the case of termination by Acquirer) or Section 7.1 or
7.3 (in the case of termination by either Target) not to be satisfied and (ii)
shall not have been cured within ten (10) business days following receipt by the breaching party of written notice of such breach from the other party;

            (e)   by Acquirer or Targets, if the requisite votes by the
shareholders of the Targets and/or of the Acquirer in order to consummate the transactions described in this Agreement have not been obtained; or

            (f)   by the Acquirer, if the Acquirer's Board of Directors has
approved a definitive agreement reflecting an Acquirer Transaction Proposal (the
"Alternative Agreement"), but only if such Board of Directors, after consultation with legal counsel, determines in good faith that approving such
Alternative Agreement is necessary for the proper discharge of its fiduciary duties under applicable law and that the transactions contemplated by the
Alternative Agreement are reasonably likely to be consummated and would, if consummated, be more favorable to Acquirer's shareholders than the transactions described in this Agreement.

      8.2   Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, there shall be no liability or obligation on the part of Acquirer, VRS, SLS, VRS Merger Sub, SLS Merger Sub or their respective officers, directors, or shareholders, except to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided, however, that the provisions of Sections 6.6, 6.7, 6.15, and 10 shall remain in full force and effect and survive any termination of this Agreement.

      8.3   Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors. This
Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      8.4   Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of
Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                      -60-

9.    Escrow and Indemnification.

      9.1   Escrow Fund.

            (a)   At the Closing, the Escrow Shares shall be registered in the name of, and be deposited with, the escrow agent named in the Escrow Agreement
(the "Escrow Agent"), such deposit and any Additional Escrow Shares (as defined in Section 9.1(b) below) to constitute the "Escrow Fund" and to be governed by the terms set forth herein and in the Escrow Agreement attached hereto as
Exhibit E. The Escrow Fund shall be available to compensate Acquirer pursuant to the indemnification obligations of the shareholders of the Targets. In the event
Acquirer issues any Additional Escrow Shares, such shares will be issued in the name of the Escrow Agent and delivered to the Escrow Agent in the same manner as the Escrow Shares delivered at the Closing.

            (b)   Except for dividends paid in stock declared with respect to the Escrow Shares ("Additional Escrow Shares"), which shall be treated as Escrow
Shares pursuant to Section 2.7(f) hereof, any cash dividends, dividends payable in securities or other distributions of any kind made in respect of the Escrow
Shares will be delivered to the Affiliates on a pro rata basis. The Affiliates will have voting rights with respect to the Escrow Shares deposited in the
Escrow Fund so long as such Escrow Shares are held in escrow, and Acquirer will take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this
Agreement, the Affiliates will retain and will be able to exercise all other incidents of ownership of said Escrow Shares which are not inconsistent with the terms and conditions of this Agreement.

      9.2   Indemnification.

            (a)   Survival of Warranties. Except as otherwise specified herein, all representations and warranties made by Acquirer, VRS, SLS, VRS Merger Sub,
SLS Merger Sub, or the Shareholders' Agent herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing and continue in full force and effect until the first anniversary of the Closing
Date (the "Termination Date"). Notwithstanding anything in the foregoing to the contrary, the representations and warranties of the parties set forth in
Sections 3.21, 3.22, 4.21 and 4.22 shall survive until 60 days after the expiration of the applicable statute of limitations.

            (b)   Indemnification by Affiliates. Subject to the limitations set forth in this Section 9, the Affiliates will, jointly and severally, indemnify and hold harmless Acquirer, the VRS Surviving Corporation and SLS Surviving
Corporation and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may control Acquirer, the
VRS Surviving Corporation or the SLS Surviving Corporation within the meaning of the Securities Act (individually an "Acquirer Indemnified Party" and collectively the "Acquirer Indemnified Parties") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees,

                                      -61-

(collectively, "Damages") arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by VRS, SLS, or the Shareholders' Agent in this
Agreement, the Target Disclosure Schedule or any exhibit or schedule to this
Agreement. The Acquirer Indemnified Parties shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer. Claims against the Escrow Fund shall be the sole and exclusive remedy of the Acquirer
Indemnified Parties for any Damages hereunder, except with respect to Damages arising from breaches of the representations made in Sections 3.21 or 3.22, which shall not be so limited, and provided, however that there shall be no limitation on the liability of VRS, SLS or the Affiliates in connection with fraud, criminal activity or intentional breach of any representation or covenant contained in this Agreement by such party.

            (c)   Indemnification by Acquirer, VRS Merger Sub and SLS Merger
Sub. Subject to the limitations set forth in this Section 9, Acquirer, VRS
Merger Sub and SLS Merger Sub hereby agree to indemnify, defend and hold harmless VRS, SLS and the Target Shareholders and their respective officers, directors, agents, attorneys and employees, and each person who controls or may control either Target or such Target Shareholder (individually a "Target
Indemnified Party" and collectively, the "Target Indemnified Parties") from and against any and all Damages which arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Acquirer or Merger Sub in this
Agreement, the Acquirer Disclosure Schedule or any exhibit or schedule to this
Agreement. The Target Indemnified Parties shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer. The maximum amount of Damages for which the Acquirer, VRS Merger Sub and SLS Merger
Sub shall be liable hereunder is an amount equal to the fair market value of the
Escrow Shares on the Closing Date (determined by multiplying the number of
Escrow Shares by the Average Closing Price), except that Damages arising from breaches of the representations made in Sections 4.21 and 4.22 shall not be so limited, and provided, however, that there shall be no limitation on the liability of Acquirer, VRS Merger Sub or SLS Merger Sub in connection with fraud, criminal activity or intentional breach of any representation or covenant contained in this Agreement by such party.

            (d)   Threshold for Claims. No claim for Damages shall be made under
Section 9 unless the aggregate of Damages exceeds $25,000 for which claims are made hereunder by the Target Indemnified Parties or Acquirer Indemnified
Parties, as the case may be, in which case the Target Indemnified Parties or
Acquirer Indemnified Parties, as the case may be, shall be entitled to seek compensation for all Damages without regard to the limitation set forth in this
Section 9(d).

      9.3   Escrow Period; Release From Escrow.

            (a)   The Escrow Period shall terminate upon the expiration of
twelve months after the Effective Time; provided, however, that a portion of the
Escrow Fund that, in the reasonable judgment of Acquirer subject to the objection of the Shareholders' Agent and the subsequent arbitration of the matter in the manner provided in Section 9.7 hereto, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate (as defined in Section
9.4 below) delivered to the Escrow Agent prior to termination of the Escrow
Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved.

                                      -62-

            (b)   Within three (3) business days after the Termination Date (the
"Release Date"), the Escrow Agent shall release from escrow to the Affiliates their pro rata portion of the Escrow Shares and Additional Escrow Shares, less with respect to each such Affiliate the number of Escrow Shares and Additional
Shares with a value (as determined pursuant to Section 9.4) equal to the sum of
(i) such Affiliate's pro rata portion of any liability described in an Officer's
Certificate delivered to Acquirer in accordance with Section 9.4 and (ii) such
Affiliate's pro rata portion of any liability described in an Officer's
Certificate delivered to the Escrow Agent in accordance with Section 9.4 with respect to any pending but unresolved indemnification claims of Acquirer
Indemnified Party. Any Escrow Shares and Additional Escrow Shares held as a result of clause (ii) shall be released to the Affiliates or released to
Acquirer (as appropriate) promptly upon resolution of each specific indemnification claim involved. Acquirer will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate persons. No fractional shares shall be released and delivered from
Escrow to the Affiliates. In lieu of any fraction of an Escrow Share to which an
Affiliate would otherwise be entitled, such holder will receive from Acquirer an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by the Average Closing Price.

            (c)   No Escrow Shares or Additional Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by any Affiliate or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such shareholder, prior to the delivery to such Affiliate of such Affiliate's pro rata portion of the Escrow Fund by the Escrow Agent as provided herein.

            (d)   The Escrow Agent is hereby granted the power to effect any transfer of Escrow Shares contemplated by this Agreement. Acquirer will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

      9.4   Claims Upon Escrow Fund. Upon receipt by the Escrow Agent on or before the Release Date of a certificate signed by any executive officer of
Acquirer (an "Officer's Certificate") stating that Damages exist with respect to the indemnification obligations of the Affiliates set forth in Section 9.2(b), and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty, covenant or claim to which such item is related, the Escrow Agent shall, subject to the provisions of this Section 9, deliver to Acquirer out of the Escrow Fund, as promptly as practicable, Acquirer Common Stock or other assets held in the
Escrow Fund having a value equal to such Damages. For the purpose of compensating Acquirer for its Damages pursuant to this Agreement, the Acquirer
Common Stock in the Escrow Fund shall be valued at the Average Closing Price.

      9.5   Objections to Claims.

            (a)   At the time of delivery of any Officer's Certificate to the
Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agent. For a period of thirty (30) days after such

                                      -63-

delivery, the Escrow Agent shall make no delivery of Acquirer Common Stock or other property unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Acquirer
Common Stock or other property in the Escrow Fund in accordance with Section 9.4 hereof, provided that no such payment or delivery may be made if the
Shareholders' Agent shall object in a written statement to the claim made in the
Officer's Certificate, and such statement shall have been delivered to the
Escrow Agent and to Acquirer prior to the expiration of such thirty (30) day period.

            (b)   In case the Shareholders' Agent shall so object in writing to any claim or claims by Acquirer made in any Officer's Certificate, Acquirer shall have thirty (30) days to respond in a written statement to the objection of the Shareholders' Agent. If after such thirty (30) day period there remains a dispute as to any claims, the Shareholders' Agent and Acquirer shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and
Acquirer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent.
The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Acquirer Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

      9.6   Claims by Target Indemnitees.

            (a)   Subject to the provisions of this Section 9, upon receipt by
Acquirer of a certificate signed by the Shareholders' Agent (an "Agent
Certificate") stating that Damages exist with respect to the indemnification obligations of Acquirer, VRS Merger Sub and SLS Merger Sub set forth in Section
9.2(c) and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty, covenant or other claim to which such item is related, Acquirer shall, subject to the provisions of this Section 9, deliver a sum of cash equal to such Damages to the Shareholders' Agent as promptly as practicable.

            (b)   Acquirer shall have thirty (30) days after delivery of an
Agent Certificate to object to any claim or claims made by such Agent
Certificate in a written statement delivered to Shareholders' Agent. In case
Acquirer shall so object in writing to any claim or claims made by the
Shareholders' Agent in the Agent Certificate, the Shareholders Agent shall have thirty (30) days to respond in a written statement to the objection of Acquirer.
If after such thirty (30) day period there remains a dispute as to any claims, the Shareholders' Agent and Acquirer shall attempt in good faith for sixty (60)
days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Acquirer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. Acquirer shall, if agreed in such memorandum, make payment for claims or other disposition as agreed in such memorandum and such performance shall satisfy all of Acquirer's obligations as to such claim.

                                      -64-

      9.7   Resolution of Conflicts and Arbitration.

            (a)   If no agreement can be reached after good faith negotiation between the parties pursuant to Sections 9.5 or 9.6, either Acquirer or the
Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator.
Acquirer and the Shareholders' Agent shall agree on the arbitrator, provided that if Acquirer and the Shareholders' Agent cannot agree on such arbitrator, either Acquirer or Shareholders' Agent can request that Judicial Arbitration and
Mediation Services ("JAMS") select the arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with applicable law and with this
Agreement, and shall be supported by written findings of fact and conclusion of law which shall set forth the basis for the decision of the arbitrator. The decision of the arbitrator as to the validity and amount of any claim in such
Officer's Certificate or Agent Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 9 hereof, the Escrow Agent and the parties shall be entitled to act in accordance with such decision and the Escrow Agent shall be entitled to make or withhold payments out of the Escrow Fund in accordance therewith.

            (b)   Judgment upon any award rendered by the arbitrator may be
entered in any court having jurisdiction. Any such arbitration shall be held in
New York City, New York under the commercial rules then in effect of JAMS. The non-prevailing party to an arbitration shall pay its own expenses, the fees of the arbitrator, any administrative fee of JAMS, and the expenses, including attorneys' fees and costs, reasonably incurred by the other party to the arbitration. For purposes of this Section 9, in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate or
Agent Certificate, as the case may be, is at issue, the party seeking indemnification shall be deemed to be the non-prevailing party unless the arbitrators award the party seeking indemnification more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the person against whom indemnification is sought shall be deemed to be the non-prevailing party.

      9.8   Shareholders' Agent.

            (a)   The Shareholders' Agent shall be constituted and appointed as agent for and on behalf of the Affiliates to give and receive notices and communications, to authorize delivery to Acquirer of the Acquirer Common Stock or other property from the Escrow Fund in satisfaction of claims by Acquirer, to object to such deliveries, to make claims on behalf of the Target Shareholders pursuant to Section 9, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions

                                      -65-

necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. No bond shall be required of the Shareholders'
Agent, and the Shareholders' Agent shall receive no compensation for his services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Target Shareholders.

            (b)   The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholder' Agent while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Target
Shareholders shall severally indemnify and hold the Shareholders' Agent harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

            (c)   Acquirer acknowledges that the Shareholders' Agent may have a conflict of interest with respect to his duties as Shareholders' Agent, and in such regard the Shareholders' Agent has informed Acquirer that he will act in the best interests of the Target Shareholders.

      9.9   Actions of the Shareholders' Agent. A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all Target
Shareholders for whom shares of Acquirer Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Target Shareholder, and the Escrow Agent and Acquirer may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Target
Shareholder. The Escrow Agent and Acquirer are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

      9.10  Third-Party Claims. In the event Acquirer becomes aware of a third-party claim which Acquirer believes may result in a demand against the
Escrow Fund, Acquirer shall notify the Shareholders' Agent of such claim, and the Shareholders' Agent and the Target Shareholders for whom shares of Acquirer
Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim with the consent of Acquirer which shall not be unreasonably withheld. Acquirer shall have the right in its sole discretion to settle any such claim. In the event that the Shareholders' Agent has consented to any such settlement, the
Shareholders' Agent shall have no power or authority to object under any provision of Section 9 to the amount of any claim by Acquirer against the Escrow
Fund for indemnity with respect to such settlement.

10.   General Provisions.

      10.1  Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (i) upon receipt if delivered personally; (ii) three (3) business days after being mailed by registered or certified mail, postage prepaid, return receipt requested; (iii) one (1)
business day after it is sent by commercial overnight courier service; or (iv)
upon transmission if sent via facsimile with confirmation of receipt to the parties at the following address (or at such other address for a party as shall be specified upon like notice:

                                      -66-

            (a)   if to Acquirer, VRS Merger Sub or SLS Merger Sub, to:

                  GoAmerica, Inc.
                  433 Hackensack Avenue
                  Hackensack, NJ  07601
                  Attention:  CEO
                  Fax: 201-996-1772
                  Tel: 201-996-1717

                  with a copy to:

                  Lowenstein Sandler PC
                  65 Livingston Avenue
                  Roseland, NJ 07068
                  Attention:  Laura R. Kuntz
                  Fax: 973-597-2399
                  Tel: 973-597-2398

            (b)   if to Hands On Video Relay Services, Inc. or Hands On Sign
                  Language Services, Inc., to:

                  Hands On Video Relay Services, Inc. or
                  Hands On Sign Language Services, Inc.
                  595 Menlo Drive
                  Rocklin, CA 95765-3708
                  Attention: Ronald E. Obray
                  Fax: (916) 435-0624
                  Tel: (916) 435-3337

                  with a copy to:

                  DLA Piper Rudnick Gray Cary US LLP
                  400 Capitol Mall, Suite 2400
                  Sacramento, CA 95814
                  Attention:  Scott W. Pink
                  Fax: (916) 930-3201
                  Tel: (916) 930-3200

            (c)   if to Shareholders' Agent or Denise E. Obray, to:

                  Ronald E. Obray or Denise E. Obray
                  c/o Hands On Video Relay Services, Inc.
                  595 Menlo Drive
                  Rocklin, CA 95765-3708
                  Fax: (916) 435-0624
                  Tel: (916) 435-3337

                                      -67-

                  with a copy to:

                  DLA Piper Rudnick Gray Cary US LLP
                  400 Capitol Mall, Suite 2400
                  Sacramento, CA 95814
                  Attention:  Scott W. Pink
                  Fax: (916) 930-3201
                  Tel: (916) 930-3200

      10.2  Definitions. In this Agreement any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement any reference to a "Material Adverse
Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, business, prospects, operations, results of operations or of such entity and its subsidiaries, taken as a whole. In this Agreement any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters. In this Agreement, an entity shall be deemed to be a "Subsidiary" of a party if such party directly or indirectly owns, beneficially or of record, at least 50% of the outstanding equity or financial interests of such entity.

      10.3  Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      10.4  Entire Agreement; Nonassignability; Parties in Interest. This
Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the exhibits and schedules hereto, including the Target Disclosure Schedule and the Acquirer
Disclosure Schedule: (a) together constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof except for the Confidentiality Agreement and the short-term loan agreement (the "Loan Agreement") among the Acquirer and the Targets, both of which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with their terms; and (b) are not intended to confer upon any other person any rights or remedies hereunder and shall not be assigned by operation of law or otherwise without the written consent of the other party. The Acquirer, the Targets and the Shareholders' Agent acknowledge and agree that the Definitive Agreement referred to in the Loan Agreement shall mean this Agreement and hereby reaffirm the Terms of Repayment and other provisions of such Loan Agreement.

      10.5  Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this
Agreement will continue in full force and effect and the application of such

                                      -68-

provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      10.6  Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      10.7  Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of Delaware.

      10.8  Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this
Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      10.9  Enforcement. Each of the parties hereto agrees that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

      10.10 Amendment; Waiver. Any amendment or waiver of any of the terms or conditions of this Agreement must be in writing and must be duly executed by or on behalf of the party to be charged with such waiver. The failure of a party to exercise any of its rights hereunder or to insist upon strict adherence to any term or condition hereof on any one occasion shall not be construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to the terms and conditions of this Agreement at a later date. Further, no waiver of any of the terms and conditions of this Agreement shall be deemed to or shall constitute a waiver of any other term of condition hereof (whether or not similar).

      [remainder of this page intentionally blank - signature page follows]

                                      -69-

      IN WITNESS WHEREOF, Acquirer, VRS, SLS, VRS Merger Sub, SLS Merger Sub and
Shareholders' Agent have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

HANDS ON VIDEO RELAY SERVICES, INC.         GOAMERICA, INC.

By: /s/ Ronald E. Obray                     By: /s/ Daniel R. Luis
  -----------------------------------         ----------------------------------
    Ronald E. Obray                           Daniel R. Luis
    President                                 President and Chief Executive
                                              Officer

HANDS ON SIGN LANGUAGE SERVICES, INC.       HOVRS ACQUISITION CORPORATION

By: /s/ Ronald E. Obray                     By: /s/ Daniel R. Luis
  -----------------------------------         ----------------------------------
  Ronald E. Obray                             Daniel R. Luis
  President                                   President and Chief Executive
                                              Officer

                                            HOSLS ACQUISITION CORPORATION
SHAREHOLDERS' AGENT

/s/ Ronald E. Obray                         By: /s/ Daniel R. Luis
-------------------------------------         ----------------------------------
Ronald E. Obray                               Daniel R. Luis
                                              President and Chief Executive
                                              Officer

DENISE E. OBRAY

/s/ Denise E. Obray
-------------------------------------

                                      -70-

WAIVER AND SUPPLEMENTAL AGREEMENT

This Waiver and Supplemental Agreement is made as of October 28, 2005, among Hands On Video Relay Services, Inc., Hands On Sign Language Services, Inc. (collectively “Hands On”), Denise and Ronald Obray (collectively, the “Obrays”) and GoAmerica, Inc. (“GoAmerica).

The parties hereto agree as follows:

1.0 Background. The parties entered into an Agreement and Plan of Reorganization, dated as of July 6, 2005 (the “Merger Agreement”). All capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Merger Agreement. Hands On has requested a waiver from GoAmerica from certain provisions of the Merger Agreement to allow Hands On to raise a limited amount of capital from third-party sources through the issuance of new securities or the sale of securities currently held by the Obrays (collectively, “Securities Transactions”).

Both GoAmerica and Hands On are prohibited under Section 5.2 of the Merger Agreement from:

•
taking any action to solicit, initiate, encourage or support any inquiries that could lead to business deals with third parties, including mergers, asset sales, sales of capital stock or similar transactions; or

•	engaging in any discussions or negotiations or providing any information to any party regarding any these types of transactions.

Section 5.1 of the Merger Agreement provides that neither party may issue any securities without the prior consent of the other party. Finally, Section 5.3 of the Merger Agreement provides that the Obrays will not transfer or sell any of their interests in Hands On.

GoAmerica is willing to grant Hands On and the Obrays a waiver from these provisions of the Merger Agreement on the terms described below and Hands and the Obrays are willing to grant GoAmerica a limited waiver from Section 5.2 on the terms described below.

2.0 Terms of Waiver.

2.1 GoAmerica agrees that Hands On and the Obrays shall be permitted to raise up to $2.0 million (or, if GoAmerica consents, more than $2.0 million) through Securities Transactions during the period from the date this Waiver and Supplemental Agreement is signed through December 31, 2005, provided that if Hands On and the Obrays have a bona fide proposal for a Securities Transaction by December 31, 2005, the parties will agree to a reasonable extension of this date (consistent with Merger closing by the Closing Date) to consummate such Securities Transaction.

2.2 The Securities Transactions will be subject to the following conditions:

•
Only common stock, or securities that convert into common stock of Hands On, and then GoAmerica, automatically upon closing of the Merger with GoAmerica, will be sold. No debt or other obligations resulting from the sale of these securities will be outstanding following closing of the Merger.

•
Purchasers of these securities will be required as a condition to any sale to agree to vote in favor of the Merger with GoAmerica and to waive any appraisal rights which they may have so that the Obrays and the Purchasers will, in the aggregate, at all times hold sufficient shares of Hands On to ensure that the Merger will be approved by Hands On shareholders.

2.3 The funds raised by the Securities Transactions will be used by Hands On and the Obrays to pay transactions expenses incurred by Hands On and the Obrays in connection with the Merger Agreement and the Merger and to pay other liabilities of Hands On, provided that as long as all outstanding transaction expenses and past due liabilities of Hands On have been paid, Hands On shall continue to have the right to make distributions to Target Shareholders if the provisions of Section 5.1(b) of the Merger Agreement have been met. The parties acknowledge that Section 6.15 of the Merger Agreement provides that “whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.” To effectuate this provision, to the extent that any transaction expenses of Hands On and the Obrays remain outstanding as of the Effective Time of the Merger, by operation of law, GoAmerica shall assume such transaction expenses on the Closing Date, and the number of GoAmerica shares to be issued in the Merger will be reduced by a number of shares equal to (i) the product of multiplying the amount of such transaction expenses so assumed by GoAmerica times 2.0, divided by (ii) the Average Closing Price.

2.4 The Targets’ Working Capital Deficit described in the Merger Agreement shall be calculated as of the Closing Date (rather than as of June 30, 2005). Accordingly, all references in the Merger Agreement to the Targets' Working Capital Deficit as of the date of the Merger Agreement shall be construed to mean the Targets Working Capital Deficit as of the Closing Date, and the following terms in the Merger Agreement are hereby revised to read as follows:

“Targets’ Working Capital Deficit Shares” shall mean the number of shares of Acquirer Common Stock equal to (i) the amount of Targets’ Working Capital Deficit as of the Closing Date (determined in accordance with the provisions contained herein), divided by (ii) the Average Closing Price.

“Targets’ Working Capital Deficit” shall mean the amount by which the Targets’ Total Current Liabilities exceed the Targets’ Total Currents Assets as of the Closing Date.

“Targets’ Total Current Assets” shall mean all of the Targets’ current assets as determined according to generally accepted accounting principles consistent with Targets’ past accounting practices, but excluding the note receivable from the Shareholders’ Agent and any prepaid legal expenses incurred by Targets in connection with the Merger, as set forth on the Closing Date Balance Sheet.

“Targets’ Total Current Liabilities” shall mean all of the Targets’ current liabilities as determined according to generally accepted accounting principles consistent with Targets’ past accounting practices, but excluding obligations under the VRS Notes and obligations under that certain Short Term Loan Agreement previously entered into by the Targets and Acquirer, as set forth on the Closing Date Balance Sheet.

In addition, a Closing Date Balance Sheet of the Targets shall be prepared by Targets no later than 20 business days after the Closing Date, following the procedures (including, without limitation, the review procedure) described in Section 2.6(b) of the Merger Agreement with respect to the June 30 Balance Sheet. Since the exact amount of GoAmerica shares to be issued in the Merger cannot be calculated until the parties agree to the Closing Date Balance Sheet of the Targets, a new Section 10.11 is hereby added to the Merger Agreement to read as follows:

“10.11 Issuance of Acquirer Common Stock. Notwithstanding any other provision contained in this Agreement, twenty five (25%) of the shares of Acquirer Common Stock to be issued to Ron and Denise Obray in the Merger shall be delivered into escrow (the "Working Capital Deficit Escrow Shares") and shall not be released until the Closing Date Balance Sheet and, accordingly, the Targets’ Working Capital Deficit Shares, have been agreed to by the parties or otherwise determined in accordance with Section 2.6 (b) of the Merger Agreement.” Pending such determination, Ron and Denise Obray shall enjoy all rights and benefits of ownership of the Working Capital Deficit Escrow Shares, including, without limitation, all voting rights.

2.5 All other provisions in the Merger Agreement, including, without limitation, the adjustment for the VRS Note Considerations Shares, shall remain unchanged and in full force and effect.

2.6 GoAmerica and its representatives shall be permitted to contact, negotiate with and provide information to (subject to a confidentiality agreement), the third parties previously identified by GoAmerica to Hands On who have contacted GoAmerica since July 6, 2005 for the purpose of exploring possible business arrangements, provided that GoAmerica will apprise and involve in good faith Ronald Obray. Hands On and its representatives shall be permitted to contact, negotiate with and provide information to (subject to a confidentiality agreement), third parties (other than those referred to in the immediately preceding sentence) solely in connection with raising funds pursuant to Securities Transactions in accordance with the terms of this Waiver and Supplemental Agreement. Hands On will keep GoAmerica apprised of these discussions and all material terms.

3.0 Capital Expenditures. GoAmerica will continue loaning funds to Hands On (up to an additional $650,000) solely for capital expenditures on the terms set forth in the Short Term Loan Agreement previously entered into by the parties provided that upon execution of this Waiver and Supplemental Agreement, (a) GoAmerica shall issue approximately $100,000 in payments to various Hands On creditors or vendors specified by Hands On on or about the date of execution of this Waiver and Supplemental Agreement, and (b) any future capital expenditure for which Hands On seeks funds under the Short Term Loan Agreement is discussed with GoAmerica in advance of making any commitment, and GoAmerica agrees that the proposed capital expenditure is consistent with the Business Plan being developed jointly by GoAmerica and Hands On, which agreement shall not be unreasonably withheld. GoAmerica reserves the right to pay the vendors directly for these capital expenditures.

4.0 GoAmerica and Hands On Financial Information. GoAmerica agrees to provide Hands On, and Hands On agrees to provide GoAmerica with the following information promptly after such information becomes available:

•	the consolidated financial statements of the other party as of and for the nine months ended September 30, 2005;

•	to the extent available, a P&L breakdown for the various business units of each party;

•	minutes of all board meetings, and all board resolutions or written consents, which have not been provided to the other party; and

•	a copy of any agreement either party has with AOL regarding such party’s new IM service, which has not been provided to the other party.

Notwithstanding the foregoing, nothing herein shall limit or alter the parties' rights and obligationspursuant to Section 6.5 of the Merger Agreement.

5.0 Closing of the Merger. The parties agree to use their best efforts to close the Merger as soon as possible (and in any event prior to January 31, 2006). Hands On and the Obrays agree that upon satisfaction of the conditions precedent to the Merger described in the Merger Agreement, they will consummate the Merger regardless of whether or not their fundraising efforts permitted by this Waiver and Supplement have been successful.

6.0 Governing Law. This Waiver and Supplemental Agreement shall be governed by and construed in accordance with the internal laws of Delaware.

IN WITNESS WHEREOF the parties have signed this Waiver and Supplemental Agreement as of the date first above written.

HANDS ON VIDEO RELAY SERVICES, INC.

By:	/s/ Ronald Obray

HANDS ON SIGN LANGUAGE SERVICES, INC.

By:	/s/ Ronald Obray

/s/ Ronald Obray
Ronald Obray

/s/ Denise Obray
Denise Obray

GOAMERICA, INC.

By:	/s/ Daniel R. Luis
Daniel R. Luis
Chief Executive Officer

ANNEX B

ORCHARD PARTNERS, INC.
Fairness Opinions, Business Appraisals, Advice in M&A

339 Main Street
Concord, MA 01742
TEL (978) 369-8200
FAX (978) 369-6911
jjohnson@orchardpartnersinc.com
July 6, 2005

Board of Directors
GoAmerica, Inc.
433 Hackensack Ave (3rd Floor)
Hackensack, NJ 07601

Members of the Board of Directors:

You have asked Orchard Partners, Inc. (“Orchard”) to advise you with respect to the fairness, from a financial point of view, to the holders of the common stock of GoAmerica, Inc. (the “Company”) of the Merger Consideration (as defined below) to be issued by the Company pursuant to the terms of the Agreement and Plan of Reorganization (the “Agreement”), dated as of July 6, 2005, between the Company, Hands On Video Relay Services, Inc. (“VRS”), Hands On Sign Language Service, Inc. (“SLS”), Ronald E. Obray and Denise E. Obray. The Merger Consideration is defined as approximately 1.9 million shares of the Company’s common stock, subject to adjustments described in the Agreement for notes, working capital, long term liabilities and stockholder options and warrants.

In arriving at the opinion set forth below, Orchard has, among other things:

-	Reviewed the financial terms and conditions of a draft, dated June 22, 2005, of the Agreement;
-	Conducted discussions with members of senior management of the Company, VRS, and SLS concerning their respective businesses, operations, assets, financial condition and prospects;
-	Visited the business offices of VRS and SLS in Rocklin, CA;
-	Reviewed certain historical publicly available business and financial information related to the Company;
-	Reviewed the audited financial statements for VRS for the years ending December 31, 2003 and 2004;
-	Reviewed the audited financial statements for SLS for the years ending December 31, 2003 and 2004;
-	Reviewed the audited financial statements for VRS for the period November 1, 2002 (date of inception) to December 31, 2002;
-	Reviewed the reviewed financial statements for SLS for the year ending December 31, 2002;
-	Reviewed various financial forecasts, year-to-date results and other data provided to Orchard by the Company, VRS and SLS related to their businesses;
-	Reviewed historical market prices and trading volume for the Company’s publicly traded stock;
-	Reviewed the results of operations of VRS and SLS and compared them with those of certain publicly traded companies that Orchard deemed to be relevant;
-	Considered, to the extent publicly available, the financial terms of certain other business combinations and transactions which have recently been effected or announced;
-	Undertaken such other studies, analyses and investigations as Orchard deemed appropriate.

In preparing its opinion, Orchard has assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Orchard, discussed with or reviewed by us, or publicly available, and Orchard has not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company, VRS or SLS. In addition, Orchard has not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company, VRS or SLS. With respect to the financial forecast information furnished to Orchard or discussed with us by the Company, VRS and SLS, Orchard has assumed that it has been reasonably prepared and reflects the best currently available estimates and judgment of the management of the Company, VRS and SLS as to the expected future financial performance of the Company, VRS and SLS. Orchard assumes no responsibility for and expresses no view as to such forecasts or the assumptions on which they are based. Orchard has made no independent investigation of any legal matters and accounting advice given to the Company, VRS, and SLS and their boards of directors, including, without limitation, advice as to the accounting and tax consequences of the transaction. Orchard has assumed that the final form of the Agreement will be substantially similar to the draft documents reviewed by Orchard.

Orchard’s opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to Orchard as of the date hereof.

The Company has agreed to pay Orchard a fee of $50,000 for its opinion and has agreed to indemnify Orchard for certain liabilities arising out of Orchard’s engagement.

This opinion is for the use and benefit of the board of directors of the Company. Orchard’s opinion does not address the merits of the underlying decision by the Company to proceed with the Agreement and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote on the Agreement. Orchard was not requested to, and did not, solicit third party indications of interest in acquiring the Company. Orchard’s opinion does not address the relative merits of the Agreement as compared to alternative transactions or strategies that might be available to the Company.

On the basis of and subject to the foregoing, Orchard is of the opinion that, as of the date hereof, the Merger Consideration is fair from a financial point of view to the holders of the Company’s common stock.

Sincerely,

/s/ Orchard Partners, Inc.

ANNEX C

DELAWARE GENERAL CORPORATION LAW - SECTION 262 APPRAISAL RIGHTS

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX D

CALIFORNIA CORPORATIONS CODE - CHAPTER 13 DISSENTERS’ RIGHTS

§ 1300. Shareholder in short-form merger; Purchase at fair market value; “Dissenting shares”; “Dissenting shareholder”

(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

(b) As used in this chapter, “dissenting shares” means shares which come within all of the following descriptions:

(1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

(2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1)(without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c) As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.

§ 1301. Notice to holder of dissenting shares of reorganization approval; Demand for purchase of shares; Contents of demand

(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b) Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

§ 1302. Stamping or endorsing dissenting shares

Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

§ 1303. Dissenting shareholder entitled to agreed price with interest thereon; When price to be paid

(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

§ 1304. Action by dissenters to determine whether shares are dissenting shares or fair market value of dissenting shares or both; Joinder of shareholders; Consolidation of actions; Determination of issues; Appointment of appraisers

(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

§ 1305. Duty and report of appraisers; Court’s confirmation of report; Determination of fair market value by court; Judgment and payment; Appeal; Costs of action

(a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

§ 1306. Prevention of payment to holders of dissenting shares of fair market value; Effect

To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

§ 1307. Disposition of dividends upon dissenting shares

Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

§ 1308. Rights and privileges of dissenting shares; Withdrawal of demand for payment

Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

§ 1309. When dissenting shares lose their status

Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

(a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys’ fees.

(b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

(c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder’s demand for purchase of the dissenting shares.

§ 1310. Suspension of proceedings for compensation or valuation pending litigation

If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

§ 1311. Shares to which chapter inapplicable

This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

§ 1312. Attack on validity of reorganization or short-form merger; Rights of shareholders; Burden of proof

(a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

(b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder’s shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder’s shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days’ prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

(c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

WE HAVE AUTHORIZED NO ONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE MERGERS OR OUR COMPANIES THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN THE DOCUMENTS GOAMERICA HAS PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

IF YOU LIVE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS DOCUMENT, OR TO ASK FOR PROXIES, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE ACTIVITIES, THEN THE OFFER PRESENTED BY THIS DOCUMENT DOES NOT EXTEND TO YOU.

THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS DOCUMENT, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Article IX of our Bylaws specifies that we shall indemnify our directors, officers, employees and agents because he or she was or is a director, officer, employee or agent of GoAmerica or was or is serving at the request of GoAmerica as a director, officer, employee or agent of another entity to the full extent that such right of indemnity is permitted by the laws of the State of Delaware. This provision of the Bylaws is deemed to be a contract between GoAmerica and each director and officer who serves in such capacity at any time while such provision and the relevant provisions of the Delaware General Corporation Law are in effect, and any repeal or modification thereof shall not offset any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to limit the personal liability of members of its board of directors for violation of a director’s fiduciary duty of care. This Section does not, however, limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, or from any transaction in which the director derived an improper personal benefit. This Section also will have no effect on claims arising under the federal securities laws. GoAmerica’s Certificate of Incorporation limits the liability of our directors as authorized by Section 102(b)(7).

We have obtained liability insurance for the benefit of our directors and officers which provides coverage for losses of directors and officers for liabilities arising out of claims against such persons acting as directors or officers of GoAmerica (or any subsidiary thereof) due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by law.

Item 21. Exhibits and Financial Statement Schedules

(a)    Exhibits.

2.1
Agreement and Plan of Reorganization, dated as of July 6, 2005, by and among the Registrant, HOVRS Acquisition Corporation, HOSLS Acquisition Corporation, Hands On Video Relay Services, Inc., Hands On Sign Language Services, Inc., Ronald E. Obray and Denise E. Obray and Waiver and Supplemental Agreement, dated as of October 28, 2005. See Annex A of the joint proxy statement and prospectus included in this registration statement.

3.1	Restated Certificate of Incorporation of the Registrant is incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

3.2	By-laws of the Registrant are incorporated by reference to the Registrant’s Registration Statement on Form S-1 (No. 333-94801) which was declared effective on April 6, 2000.

5.1	Opinion of Lowenstein Sandler PC.

8.1	Opinion of Lowenstein Sandler PC, concerning tax matters.

23.1	Consent of WithumSmith + Brown, P.C.*

23.2	Consent of Lowenstein Sandler PC (contained in Exhibit 5.1 and Exhibit 8.1).

23.3	Consent of Orchard Partners, Inc.*

23.4	Consent of Bartig, Basler & Ray.*

23.5	Consent of John M. Gibbons

23.6	Consent of Janice L. Scites

23.7	Consent of David W. Warnes

24.1	Power of Attorney.*

99.1	Form of VRS and SLS Proxy Card.

99.2	Form of GoAmerica, Inc. Proxy Card.

* Previously filed.

(b)    Financial Statement Schedules.

All schedules are omitted because they are not applicable or because the required information is contained in the financial statements or notes thereto.

(c)    Report, Opinion or Appraisal.

Not applicable.

Item 22. Undertakings

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section l0(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

(g) The undersigned Registrant hereby undertakes:

1.	To file during any period in which offers and sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2.
That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey, on January 17, 2006.

GOAMERICA, INC.

By:	/s/ Daniel R. Luis
Daniel R. Luis
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registrant's registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	Chairman of the Board	January 17, 2006
Aaron Dobrinsky

/s/ Daniel R. Luis	Chief Executive Officer (Principal Executive Officer)	January 17, 2006
Daniel R. Luis

/s/ Donald G. Barnhart	Chief Financial Officer (Principal Financial and Accounting Officer)	January 17, 2006
Donald G. Barnhart

*	Director	January 17, 2006
Joseph Korb

*	Director	January 17, 2006
Alan Docter

*	Director	January 17, 2006
Mark Kristoff

*	Director	January 17, 2006
King Lee

*	Director	January 17, 2006
David Lyons

* By: /s/ Wayne D. Smith		January 17, 2006
Wayne D. Smith
Attorney-in-Fact

EXHIBIT INDEX

2.1
Agreement and Plan of Reorganization, dated as of July 6, 2005, by and among the Registrant, HOVRS Acquisition Corporation, HOSLS Acquisition Corporation, Hands On Video Relay Services, Inc., Hands On Sign Language Services, Inc., Ronald E. Obray and Denise E. Obray and Waiver and Supplemental Agreement, dated as of October 28, 2005. See Annex A of the joint proxy statement and prospectus included in this registration statement.

3.1	Restated Certificate of Incorporation of the Registrant is incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

3.2	By-laws of the Registrant are incorporated by reference to the Registrant’s Registration Statement on Form S-1 (No. 333-94801) which was declared effective on April 6, 2000.

5.1	Opinion of Lowenstein Sandler PC.

8.1	Opinion of Lowenstein Sandler PC, concerning tax matters.

23.1	Consent of WithumSmith + Brown, P.C.*

23.2	Consent of Lowenstein Sandler PC (contained in Exhibit 5.1 and Exhibit 8.1).

23.3	Consent of Orchard Partners, Inc.*

23.4	Consent of Bartig, Basler & Ray.*

23.5	Consent of John M. Gibbons

23.6	Consent of Janice L. Scites

23.7	Consent of David W. Warnes

24.1	Power of Attorney.*

99.1	Form of VRS and SLS Proxy Card.

99.2	Form of GoAmerica, Inc. Proxy Card.

* Previously filed